As filed with the Securities and Exchange Commission on February 1, 2024

Registration No. 333-273748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

AMENDMENT NO. 5
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

REDWOODS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	6770	86-2727441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor
New York, NY, 10106
Telephone: (646) 916-5315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Jiande Chen
Chief Executive Officer
1115 Broadway, 12th Floor
New York, NY, 10106
Telephone: (646) 916-5315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Paul Goodman Cyruli Shanks & Zizmor LLP 420 Lexington Ave New York, NY 10170 (212) 661-6800

___________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2024

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
REDWOODS ACQUISITION CORP.
AND
PROSPECTUS FOR UP TO [•] SHARES OF COMMON STOCK OF
REDWOODS ACQUISITION CORP.

Dear Redwoods Acquisition Corp. Stockholders,

On behalf of the Redwoods board of directors (the “Redwoods Board”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of Redwoods Acquisition Corp., a Delaware corporation (“Redwoods,” “we” or “our”), to be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On May 30, 2023, Redwoods entered into a business combination agreement, as amended pursuant to Amendment No. 1 thereto dated as of November 4, 2023 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), by and among Redwoods, Anew Medical Sub, Inc., a Wyoming corporation and direct, wholly owned subsidiary of Redwoods (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (the “ANEW”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into ANEW, with ANEW surviving such merger as a wholly owned subsidiary of Redwoods (the “Merger,” and the transactions contemplated by the Business Combination Agreement, the “Transactions”). Following the consummation of the Transactions, Redwoods will change its name to ANEW MEDICAL, INC. The new public entity following the consummation of the Transactions is referred to herein as the “Combined Company.”

Subject to the terms of the Business Combination Agreement, Redwoods will acquire all of the outstanding equity interests of ANEW in exchange for shares of Redwoods’ common stock, par value $0.0001 per share (the “Common Stock”), in exchange for 6,000,000 shares valued at $10 per share, based on an implied ANEW equity value of $60,000,000 (the “Merger Consideration”), to be paid to ANEW stockholders at the effective time of the Merger. In addition, certain ANEW stockholders will be issued up to 5,000,000 additional shares of Redwoods’ Common Stock (the “Contingent Consideration Shares”), each valued at $10 per share, or an aggregate equity value of $50,000,000, which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the Closing; (ii) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the Closing; and (iii) 1,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the Closing. Assuming all the conditions for the issuance of the Contingent Consideration Shares are satisfied, the sum of the Merger Consideration and the Contingent Consideration will be $110,000,000, assuming a price of $10 per share. See the section entitled “Proposal No. 1 — The Business Combination Proposal — General — Merger Consideration.”

At the special meeting, Redwoods stockholders will be asked to consider and vote upon:

(1)    Proposal No. 1 — a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus — we refer to this proposal as the “business combination proposal”;

(2)    Proposal No. 2 — a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3)    Proposal No. 3 — a proposal to approve, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements —  we refer to this proposal as the “governance proposal”;

(4)    Proposal No. 4 — a proposal to approve and adopt the ANEW MEDICAL, INC. 2023 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder  — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex G;

(5)    Proposal No. 5 — a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement  — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 6 — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”;

(7)    Proposal No. 7 — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Redwoods common stock at the close of business on [•], 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Redwoods Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of Redwoods and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the Redwoods Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Redwoods stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Redwoods Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Redwoods stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

All Redwoods stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Redwoods’ units, common stock, warrants and rights are currently listed on the Nasdaq Global Market under the symbols RWODU, RWOD, RWODW and RWODR, respectively. In connection with the Transactions, Redwoods has applied to have the common stock and warrants of the Combined Company listed on The Nasdaq Stock Market LLC (“Nasdaq”), and it will change its name to ANEW MEDICAL, INC. Upon the closing of the Transactions, we expect that the Combined Company’s common stock and warrants will begin trading on Nasdaq under the symbols “[_]” and “[_].WS” respectively. Redwoods’ publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each public right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination and will no longer trade as a separate security.

Pursuant to Redwoods’ current certificate of incorporation, a holder of public shares may demand that Redwoods redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they submit a written request that such shares be redeemed for cash to the transfer agent and deliver the shares to the transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Redwoods will redeem each public share for a full pro rata portion of the trust account holding the proceeds from Redwoods’ initial public offering, calculated as of two business days prior to the consummation of the business combination.

Redwoods is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and has elected to comply with certain reduced public company reporting requirements.

Redwoods will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Redwoods IPO, (b) in which Redwoods has total annual gross revenue of at least $1.07 billion, or (c) in which Redwoods is deemed to be a large accelerated filer, which means the market value of Redwoods’ common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which Redwoods has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

This proxy statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the special meeting of Redwoods’ stockholders. We encourage you to carefully read this entire document, including the Annexes attached hereto. In particular, when you consider the recommendation regarding these proposals by the board of directors of Redwoods, you should keep in mind that Redwoods’ directors and officers have interests in the Transactions that are different from or in addition to, or may conflict with, your interests as a stockholder. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating Redwoods. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 19.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The Transactions described in the accompanying proxy statement/prospectus have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the merits or fairness of the business combination or related Transactions, or passed upon the accuracy or adequacy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
Jiande Chen
Chairman of the Board of Directors

[•], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE REDWOODS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO REDWOODS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF REDWOODS STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/prospectus is dated [•], 2023 and is first being mailed to Redwoods stockholders on or about [•], 2023.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Redwoods or ANEW. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Redwoods or ANEW since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

REDWOODS ACQUISITION CORP.
1115 Broadway, 12th Floor
New York, NY 10010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2023

TO THE STOCKHOLDERS OF REDWOODS ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Redwoods Acquisition Corp., a Delaware corporation (“Redwoods,” “we” or “our”), will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On behalf of Redwoods’ board of directors (the “Redwoods Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1)    Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus — we refer to this proposal as the “business combination proposal”;

(2)    Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3)    Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4)    Proposal No. 4 — a proposal to approve and adopt the ANEW MEDICAL, INC. 2023 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex G;

(5)    Proposal No. 5 — To consider and vote upon a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 6 — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

(7)    Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Redwoods common stock at the close of business on [•], 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Redwoods Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of Redwoods and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the Redwoods Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Redwoods stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Redwoods Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Redwoods stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Pursuant to Redwoods’ current certificate of incorporation, a holder of public shares may demand that Redwoods redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they submit a written request that such shares be redeemed for cash to the transfer agent and deliver the shares to the transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Redwoods will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination.

All Redwoods stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
Jiande Chen
Chairman of the Board of Directors

[•], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE REDWOODS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO REDWOODS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF REDWOODS STOCKHOLDERS —  REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

i

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“amended and restated bylaws” are to the form of amended and restated bylaws of ANEW MEDICAL, INC., attached as Annex C;

“ANEW” or “ANEW MEDICAL” are to ANEW MEDICAL, INC., a Wyoming corporation formerly known as Strategic Asset Leasing Inc.

“ANEW Principal Shareholders” are to Joseph Sinkule, Jon McGarity, Shalom Hirschman and Samuel Zentman.

“Closing” are to the consummation of the Transactions;

“Closing Date” are to the date on which the Transactions are consummated;

“Combined Company” are to the new public entity following the consummation of the Transactions, the name of which shall be ANEW MEDICAL, INC.;

“Combined Company’s Common Stock” are to shares of common stock, par value $0.0001 per share, of the Combined Company;

“Combined Company Warrants” are to all issued and outstanding warrants to purchase shares of the Combined Company’s Common Stock immediately following the Closing of the Merger;

“common stock” are to Redwood Common Stock and founder shares;

“completion window” are to the period following the completion of Redwoods’ IPO at the end of which, if Redwoods has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted tax and working capital withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions. The completion window ends on February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter);

“current bylaws” are to Redwoods’ bylaws in effect as of the date of this proxy statement/ prospectus;

“current certificate of incorporation” are to Redwoods’ amended and restated certificate of incorporation (as amended by the First Charter Amendment) in effect as of the date of this proxy statement/prospectus;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Redwoods” are to Redwoods Acquisition Corp., a Delaware Corporation;

“Redwoods IPO” are to the initial public offering by Redwoods which closed on April 4, 2022;

“Redwood Common Stock” are, prior to consummation of the Transactions, to Redwood Common Stock, par value $0.0001 per share and, following consummation of the Transactions, to the common stock, par value $0.0001 per share of the Combined Company;

“Effective Time” are to the date and time that the Merger becomes effective;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Charter Amendment” are to the amendment to Redwoods’ amended and restated certificate of incorporation, dated April 4, 2023, pursuant to which Redwoods is permitted to extend the date by which Redwoods must consummate a business combination from April 4, 2023 (the date that is 12 months from the closing date of Redwoods’ IPO) to July 4, 2023 (the date that is 15 months from the closing date of Redwoods’ IPO) (the “Amended Date”) and on a monthly basis up to five times from the Amended Date to December 4, 2023 (the date that is 20 months from the closing date of the IPO) by (i) depositing $360,000 into Redwoods’ trust account for the three month extension from April 4, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $120,000 for each subsequent one-month extension from the Amended Date to December 4, 2023;

“founder shares” are to shares Redwood Common Stock issued to the Sponsor prior to the consummation of the Redwoods IPO;

“GAAP” are to accounting principles generally accepted in the United States of America;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Incentive Plan” are to the ANEW MEDICAL, INC. 2023 Stock Incentive Plan;

“Insiders” are to Jiande Chen, Edward Cong Wang, Raymond J. Gibbs, Wei Kwang Ng, and Hong Li;

“Lock-Up Agreement” are to the Lock-Up Agreement, dated as of May 30, 2023, by and among Redwoods and certain other parties thereto;

“Merger” are to the merger of Merger Sub and ANEW, with ANEW surviving such merger as a wholly owned subsidiary of Redwoods;

“Business Combination Agreement” are to that certain business combination agreement, dated as of May 30, 2023, by and among Redwoods, ANEW and Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;

“Merger Consideration” are to the aggregate consideration to be paid to the stockholders of ANEW pursuant to the Business Combination Agreement;

“Nasdaq” are to The Nasdaq Stock Market LLC;

“private units” are to Redwoods’ units issued to the Sponsor in a private placement simultaneously with the closing of the Redwoods IPO;

“private shares” are to the shares of Redwoods Common Stock included in the private units;

“private rights” are to Redwoods’ rights included in the private units;

“private warrants” are to Redwoods’ warrants included in the private units;

“pro forma” are to giving pro forma effect to the Transactions and the other related events contemplated by the Business Combination Agreement;

“public shares” are to shares of Redwood Common Stock sold as part of the units in the Redwoods IPO (whether they were purchased in the Redwoods IPO or thereafter in the open market);

“public stockholders” are to the holders of Redwoods’ public shares, including the Sponsor and Redwoods’ officers and directors to the extent the Sponsor and Redwoods’ officers or directors purchase public shares, provided that Each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to Redwoods’ warrants sold as part of the units in the Redwoods IPO (whether they were purchased in the Redwoods IPO or thereafter in the open market);

“public rights” refer to rights to receive one-tenth (1/10) of one (1) Redwoods Common Stock upon consummation of Redwoods’ initial business combination.

“rights” are to the public rights and the private rights.

“SEC” are to the United States Securities and Exchange Commission;

“Second Charter Amendment” are to the amendment to Redwoods’ amended and restated certificate of incorporation, dated April 4, 2023, pursuant to which Redwoods is permitted to extend the date by which Redwoods must consummate a business combination on a monthly basis up to twelve times from December 4, 2023 to December 4, 2024 by depositing $35,000 for each monthly extension;

“Securities Act” are to the Securities Act of 1933, as amended;

“Sponsor” are to Redwoods Capital LLC, a Delaware limited liability company, in which certain of Redwoods’ directors and officers hold membership interests;

“Sponsor Support Agreement” are to the Amended and Restated Sponsor Support Agreement, dated as of December 29, 2023, by and among Redwoods, ANEW, the Sponsor and the other parties thereto;

“Transactions” are to the Merger, together with the other transactions contemplated by the Business Combination Agreement and the related agreements;

“trust account” are to the trust account of Redwoods that holds the proceeds from the Redwoods IPO;

“ANEW” are to ANEW MEDICAL, INC., a Wyoming corporation;

“ANEW Common Stock” are to the common stock, par value $0.001 per share, of ANEW;

“ANEW stockholders” are to the stockholders of ANEW MEDICAL, INC.;

“Voting and Support Agreement” are to Voting and Support Agreement, dated as of May 30, 2023, by and among Redwoods, ANEW and the other parties named therein;

“warrants” are to the public warrants and the private warrants; and

“WBCA” are to the Wyoming Business Corporations Act.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to Redwoods stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.     Why am I receiving this proxy statement/prospectus?

A.      Redwoods and ANEW have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and Redwoods encourages its stockholders to read it in its entirety. Redwoods’ stockholders are being asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for the Merger of Merger Sub with and into ANEW, with ANEW surviving such merger as a wholly owned subsidiary of Redwoods. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

This proxy statement/prospectus and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q.     When and where is the Special Meeting?

A.     The special meeting will be held via live webcast on [•], 2023 at [•] a.m. Eastern Time. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

Q.     What are the proposals on which I am being asked to vote at the special meeting?

A.     The stockholders of Redwoods will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately, in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

4.      a proposal to approve and adopt the Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

5.      a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement. Please see the section entitled “Proposal No. 5 — The Director Election Proposal”;

6.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

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7.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Redwoods will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.     Why is Redwoods proposing the business combination?

A.     Redwoods was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On April 4, 2022, Redwoods consummated the initial public offering of 10,000,000 units (the “public units”), each public unit consisting of one share of Redwoods Common Stock, one public warrant and one public right. The public units were sold at an offering price of $10.00 per public unit, generating gross proceeds of $100,000,000. Redwoods granted the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any.

Simultaneously with the closing of the Redwoods IPO, Redwoods sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), the representative of the underwriters in the IPO, in a private placement, 377,500 units and 100,000 units, respectively (the “private units”), at $10.00 per private unit, generating total gross proceeds of $4,775,000. The private units are identical to the public units, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by their initial purchasers or their permitted transferees.

On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 public units at a price of $10.00 per public unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, Redwoods consummated the sale of an additional aggregate of 52,500 private units with the Sponsor and Chardan at a price of $10.00 per private unit, generating total proceeds of $525,000.

On March 31, 2023, Redwoods held a special meeting of the stockholders at which the stockholders approved a proposal to amend its Amended and Restated Certificate of Incorporation (the “First Charter Amendment”) to allow Redwoods to extend the date by which Redwoods must consummate a business combination from April 4, 2023 (the date that is 12 months from the closing date of Redwoods’ IPO) to July 4, 2023 (the date that is 15 months from the closing date of Redwoods’ IPO) (the “Amended Date”) and on a monthly basis up to five times from the Amended Date to December 4, 2023 (the date that is 20 months from the closing date of the IPO) by (i) depositing $360,000 into Redwoods’ trust account for the three month extension from April 4, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $120,000 for each subsequent one-month extension from the Amended Date to December 4, 2023. In addition, the stockholders elected to redeem an aggregate of 6,103,350 shares, or 53.1%, of Redwood Common Stock in connection with the First Charter Amendment. As a result, an aggregate of $63,169,451 (or approximately $10.35 per share) was removed from Redwoods’ trust account to pay such stockholders and 5,396,650 shares of Redwood Common Stock were issued and outstanding following such redemption. Redwoods made a cash contribution of $360,000 to the trust account for the Initial Extension and subsequently deposited $120,000 per month into the trust account to further extend the business combination period from July 4, 2023 to December 4, 2023.

On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024. As of [•], 2024, the record date for the special meeting, there was approximately $[•] held in the trust account.

The Redwoods Board conducted extensive due diligence on ANEW’s business, financial condition, management team, and future growth prospects in executing upon and achieving its business plan. The Redwoods Board considered the results of the diligence review, including [_]. As a result, Redwoods believes that a business combination with ANEW will provide Redwoods stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Redwoods Board of Directors’ Reasons for Approval of the Transactions.”

Q.     Why is Redwoods providing stockholders with the opportunity to vote on the business combination?

A.     Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of the business combination.

Q.     What will happen in the business combination?

A.     Pursuant to the Business Combination Agreement, and upon the terms and subject to the conditions set forth therein, Redwoods will acquire ANEW in a series of transactions we collectively refer to as the “business combination” or the “Transactions.” At the closing of the business combination contemplated by the Business Combination Agreement, among other things, Merger Sub will merge with and into ANEW, with ANEW surviving the Merger as a wholly owned subsidiary of Redwoods.

Q.     Following the business combination, will the Combined Company’s securities continue to trade on a stock exchange?

A.     Yes. We have applied to have the Combined Company’s common stock and public warrants listed on Nasdaq. In connection with the business combination, Redwoods will change its name to ANEW MEDICAL, INC., and upon the Closing, we expect that and the Combined Company’s common stock and warrants will begin trading on Nasdaq under the symbols “[_]” and “[_].WS” respectively. As a result, Redwoods’ publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each public right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination and will no longer trade as a separate security. Under the terms of the Business Combination Agreement, the closing condition that the Combined Company’s securities be approved for listing on Nasdaq may be waived without recirculation or resolicitation. Redwoods’ stockholders will not have certainty as to whether the Combined Company’s securities will be listed on a national securities exchange following the Business Combination at the time they vote on the Business Combination Proposal or decide whether to redeem their Public Shares in connection with the Business Combination Proposal.

Q.     Following the business combination, what will be the Combined Company’s liquidity position?

A.     Following the closing of the business combination, assuming no Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $10.4 million and working capital of $7.7 million on its balance sheet. Assuming 50% Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $1.4 million and a working capital deficit of $1.2 million on its balance sheet. Assuming the maximum Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $.8 million and a working capital deficit of $5.9 million on its balance sheet to fund operations.

The management teams of Redwoods and ANEW are continuing to analyze the available financing options based on cost, amount available under the facility and future effects that any financing would have on the capitalization of the Combined Company. Redwoods, Redwoods’s sponsor, ANEW and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger. The Combined Company intends to use any funds raised in connection with the Business Combination to pay the transaction expenses and to fund its anticipated clinical trials and operations into 2025. As of the date of this proxy statement/prospectus, the estimated transaction expenses for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PIPE financings fees, PCAOB auditor fees and other fees payable by Redwoods and ANEW are approximately $1,290,000 and $2,695,000, respectively. In addition, $4,312,500 of the Redwoods deferred underwriting fees are due at closing. The aggregate fees due at closing are approximately $8,297,500.

Accordingly, assuming no Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $10.4 million and working capital of $7.7 million on its balance sheet after deducting transaction expenses after the closing. Assuming 50% Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $1.4 million and a working capital deficit of $1.2 million on its balance sheet after deducting transaction expenses after the closing. Assuming the maximum Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected cash of $.8 million of cash and a working capital deficit of $5.9 million on its balance sheet to fund operations and owe approximately $8,297,500 in cash for the transactions fees. The fees will be a liability of the combined company after closing. The ANEW management team is attempting to complete a PIPE and/or other financing arrangement to pay these fees at closing. There is no firm commitment for a PIPE financing or other financing arrangement. There is no minimum cash condition for closing under the Merger Agreement. In addition, the Redwoods charter does not have a net tangible asset requirement and, being listed on Nasdaq Global Market, Redwoods is not required to have any minimum stockholders equity for Nasdaq listing purposes.

Q.     How will the business combination impact the shares of Redwoods outstanding after the business combination?

A.     Upon completion of the Transactions, we anticipate that: (1) ANEW stockholders are expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock, and (3) Redwoods’ public stockholders will retain an ownership interest of [_]% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that all public stockholders exercise their redemption rights in connection with the Transactions, and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current Redwoods stockholders in the Combined Company will be different.

Q.     Will the management of ANEW change in the business combination?

A.     We anticipate that all of the executive officers of ANEW and its board of directors will remain with the Combined Company. Please see the sections entitled “Proposal No. 5 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q.     What equity stake will current Redwoods stockholders and ANEW stockholders hold in the Combined Company immediately after the consummation of the Transactions?

A.     As of the date of this proxy statement/prospectus, there are (i) 5,165,194 shares of common stock issued and outstanding, which includes the 2,875,000 founder shares held by the Sponsor, 530,000 private shares and the 1,760,194 public shares and (ii) 12,030,000 warrants issued and outstanding, which includes the 530,000 private warrants held by the Sponsor and the 11,500,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Redwood Common Stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Transactions) the Redwoods fully diluted share capital would be [_] common stock equivalents.

Upon completion of the Transactions, we anticipate that under the maximum redemption scenario: (1) ANEW stockholders are expected to hold an ownership interest of 54.7% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of 31.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (3) Sponsor stockholders will retain an ownership interest of 10.5% of the issued and outstanding shares of the Combined Company’s Common Stock, (4) Chardan will retain an ownership interest of 1.2% of the issued and outstanding shares of the Combined Company’s Common Stock, and (5) Del Mar Global Advisors Limited will retain an ownership interest of 2.2% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that all public stockholders exercise their redemption rights in connection with the Transactions and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current Redwoods stockholders in the Combined Company will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming Minimum Redemptions(a)(h)		Assuming 50% Redemptions(h)		Assuming Maximum Redemptions(b)(h)
Non-redeeming Redwoods shareholders(c)	2,910,194	22.9%	2,030,097	17.1%	1,150,000	10.5%
Sponsor(d)	3,445,500	27.1%	3,445,500	29.1%	3,445,500	31.4%
Chardan(e)	126,500	1.0%	126,500	1.1%	126,500	1.2%
ANEW stockholders(f)	6,000,000	47.2%	6,000,000	50.7%	6,000,000	54.7%
Del Mar Global Advisors Limited(g)	240,000	1.8%	240,000	2.0%	240,000	2.2%
Total number of shares outstanding	12,722,194	100.0%	11,842,097	100.0%	10,962,000	100.0%

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(a)      Assumes no redemptions.

(b)      Assumes 100% redemptions.

(c)      The shares held by the non-redeeming stockholders of RWOD include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,150,000 shares of common stock underlying the public rights included in the public units.

(d)      The shares held by the Sponsor include (i) 2,875,000 founder shares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, and (iv) 87,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(e)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units and (ii) 11,500 private shares underlying the private rights included in the private units.

(f)      Consists of shares issued as Merger Consideration in the Business Combination, assuming no issuance of earn-out shares.

(g)      Shares issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods.

(h)      There is no dilution associated with Section 5.18 of the Business Combination Agreement at closing. All transactions fees will either be paid in cash or become a liability of the combined company.

See the subsection entitled “Summary of the Proxy Statement/Prospectus —  Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Q.     What conditions must be satisfied to complete the Business Combination?

A.     There are a number of closing conditions in the Business Combination Agreement, including the expiration or termination of the applicable waiting period under the HSR Act and the approval by the stockholders of Redwoods of the business combination proposal, the Nasdaq proposal, the charter proposal, the incentive plan proposal and the director proposal. The receipt of proceeds of a PIPE Investment is not a closing condition however and there can be no assurance that one or more PIPE Investments will occur by the Closing of the Business Combination. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Business Combination Agreement.”

Q.     Are there any arrangements to help ensure that Redwoods will have sufficient funds, together with the proceeds in its trust account and from the PIPE Investment, to fund the aggregate purchase price?

A.      There is no minimum cash condition under the Merger Agreement. As of the date of this proxy statement, Redwoods and ANEW have not entered into any agreements relating to transaction financing for the proposed Merger nor have any PIPE investors been identified. The management teams of Redwoods and ANEW are continuing to analyze the available financing options based on cost, amount made available under the financing and future effects that any financing would have on the capitalization of the Combined Company. Redwoods, Redwoods’ sponsor, ANEW and their respective directors, officers and affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger. Redwoods will disclose the terms of any PIPE investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Q.     What happens if I sell my shares of Redwood Common Stock before the special meeting?

A.     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Redwood Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Redwood Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Redwood Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.     What constitutes a quorum at the special meeting?

A.     A majority of the voting power of all issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting, [•] shares of our common stock would be required to be present at the special meeting to achieve a quorum.

Redwoods’ bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Q.     What vote is required to approve the proposals presented at the special meeting?

A.     The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” such proposals.

The approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of Redwoods’ outstanding shares of common stock. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of Redwoods’ common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the [_] director nominees who receive the most affirmative votes will be elected. Redwoods stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Q.     How many votes do I have at the special meeting?

A.     Our stockholders are entitled to one vote on Each proposal presented at the special meeting for each share of common stock held of record as of [•], 2023, the record date for the special meeting. As of the close of business on the record date, there were [•] outstanding shares of our common stock.

Q.     Why is Redwoods proposing the governance proposal?

A.     As required by applicable SEC guidance, Redwoods is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the second amended and restated certificate of incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the charter proposal, but pursuant to SEC guidance, Redwoods is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on Redwoods and the Redwoods Board (separate and apart from the approval of the charter proposal). Furthermore, the business combination is not conditioned on the separate approval of the governance proposal (separate and apart from approval of the charter proposal). Please see the section entitled “Proposal No. 3 — The Governance Proposal.”

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Q.     Do I have redemption rights?

A.     If you are a holder of public shares, you have the right to demand that Redwoods redeem such shares for a pro rata portion of the cash held in Redwoods’ trust account. Redwoods sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Q.     How do I exercise my redemption rights?

A.     If you are a holder of public shares and wish to exercise your redemption rights, you must submit a written request that your shares be redeemed for cash to the transfer agent and deliver the shares to the transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting) physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $[•] or $[•] per share, as of [•], 2023, the record date for the special meeting). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the business combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of Redwoods’ public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to Redwoods’ transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Redwoods’ transfer agent return the shares (physically or electronically). You may make such request by contacting Redwoods’ transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by Redwoods’ transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to prior to 5:00 p.m. Eastern time on the second business day preceding the vote at the special meeting.

If a redemption demand is properly made as described above, then, if the business combination is consummated, Redwoods will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of Redwoods common stock for cash.

Q.     How do the Public Warrants differ from the private warrants and what are the related risks for any public warrant holders post business combination?

A.     The Public Warrants are identical to the private warrants, except that so long as they are held by the Sponsor or any of its permitted transferees, the private warrants: (i) may be exercised for cash or on a cashless basis in accordance with the terms of the warrant agreement, (ii) may not be transferred, assigned or sold until the completion by the Company of an initial business combination, and (iii) shall not be redeemable by the Company.

Following the Closing, the Combined Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you. The Combined Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of Redwoods common stock equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the Public Warrants become redeemable by the Combined Company, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Combined Company may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of Redwoods’ initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Historical trading prices for shares of Redwoods common stock have varied between a low of approximately $[_] per share on [_], 2022 to a high of approximately $[_] per share on [_], 2023 but have not approached the $16.50 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the Public Warrants would become redeemable). In the event that, after the Transactions, the Combined Company elects to redeem all of the redeemable warrants as described above, the Combined Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated March 30, 2022, between Redwoods and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC. Please see “Risk Factors — Even if Redwoods consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — Redwoods may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its Redwood Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Redwood Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the Redwood Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Redwood Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Redwood Common Stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its Redwood Common Stock for cash.

Q.     Is the Business Combination Expected to be Taxable to ANEW Stockholders?

A.     For U.S. federal income tax purposes, it is expected that the Merger will qualify as either (a) a tax-deferred reorganization within the meaning of Section 368(a) of the Code or (b) a tax-deferred contribution described in Section 351(a) of the Code. However, if certain requirements are not satisfied, the Merger would be treated, for U.S. federal income tax purposes, as a taxable exchange by the shareholders of ANEW Common Stock for Redwoods Common Stock. See “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of ANEW Common Stock” for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

Q.     Do I have appraisal rights if I object to the proposed business combination?

A.     No. Neither Redwoods stockholders nor its unit or warrant holders have appraisal rights in connection with the business combination under the DGCL. Please see the section entitled “Special Meeting of Redwoods Stockholders — Appraisal Rights.”

Q.     What happens to the funds deposited in the trust account after consummation of the business combination?

A.     The net proceeds of the Redwoods IPO, a total of $116,150,000, were placed in the trust account immediately following the Redwoods IPO. On December 21, 2022, Redwoods held a special meeting of the stockholders at which the stockholders approved the First Charter Amendment. In addition, the stockholders elected to redeem an aggregate of 6,103,350 shares, or 53.1%, of Redwood Common Stock in connection with the First Charter Amendment. As a result, an aggregate of $63,169,451 (or approximately $10.35 per share) was removed from Redwoods’ trust account to pay such stockholders and 5,396,650 shares of Redwood Common Stock were issued and outstanding following such redemption. See “— Why is Redwoods proposing the business combination?” for additional details. Redwoods made a cash contribution of $360,000 to the trust account for the Initial Extension and subsequently deposited $120,000 per month into the trust account to further extend the business combination period from July 4, 2023 to December 4, 2023. On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024. As of [•], 2024, the record date for the special meeting, there was approximately $[•] held in the trust account. After consummation of the business combination, the funds in the trust account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination (including aggregate fees of up to $4,312,500 as deferred underwriting commissions) and to fund the Merger Consideration.

Q.     What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.     Redwoods’ public stockholders may vote in favor of the business combination and still exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

Q.     What happens if the business combination is not consummated?

A.     If Redwoods does not complete the business combination with ANEW for whatever reason, Redwoods would search for another target business with which to complete a business combination. If Redwoods does not complete a business combination with ANEW or another target business by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter), Redwoods must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account divided by the number of outstanding public shares. The Sponsor and the Insiders have no redemption rights in the event a business combination is not effected in the completion window, and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Redwoods’ outstanding warrants. Accordingly, the warrants will be worthless.

Q.     How does the Sponsor intend to vote on the proposals?

A.     The Sponsor owns of record and is entitled to vote an aggregate of 35.39% and the Insiders hold approximately 2.0% of the outstanding shares of Redwoods’ common stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date, in favor of the Transactions. The Sponsor and Insiders may have interests in the Transactions that may conflict with your interests as a stockholder, see the sections entitled “Summary of the Proxy statement/prospectus — Interests of Certain Persons in the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q.     When do you expect the business combination to be completed?

A.     It is currently anticipated that the business combination will be consummated promptly following the Redwoods special meeting which is set for [•], 2023, subject to the satisfaction of customary closing conditions; however, such meeting could be adjourned, as described above. For a description of the conditions to the completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Transactions.”

Q:     What fees are payable to Chardan in connection with the business combination?

A:     Chardan Capital Markets LLC, which served as an underwriter of the Redwoods IPO in March 2022, was independently retained bv each of Redwoods (in April of 2022) and by ANEW (in October of 2022), as its respective M&A and capital markets advisor in connection with business combinations and related transactions that each was considering, including (eventually) the Transactions. When Redwoods and ANEW commenced discussions in March of 2023 related to the Transactions, Redwoods and ANEW consented to such dual representation in connection with the Transactions and waived any conflicts of interest arising therefrom. On August 25, 2023, Redwoods received Chardan’s formal resignation from its previous engagement as Redwood’s M&A and capital markets advisor in connection with the Transactions and of the fees to which Chardan would have been entitled for such engagement upon the closing of the Transactions. Chardan’s letter indicated that it would continue its representation of ANEW in connection with the Transactions and that Chardan was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus. Upon the closing of the Transactions, Chardan will be entitled to $4,312,500 in deferred IPO underwriting commissions from Redwoods. In addition, Chardan will be entitled to receive from ANEW an M&A advisory fee of $2,500,000 upon the closing of the Transactions plus and an additional $1,900,000 M&A advisory fee from ANEW to the extent that Redwoods issues the 5,000,000 Contingent Consideration Shares after the Closing. The aggregate fees payable to Chardan that are contingent on completion of the Business Combination from both Redwoods and ANEW are $6,812,500 and, in the event that all of the Contingent Consideration Shares are issued after Closing, Chardan will earn up to $8,712,500. Chardan is also acting as ANEW’s financial advisor with respect to any financings in connection with the Transactions such as a PIPE, and will earn a fee based on any proceeds raised therefrom. Finally, Chardan invested (at the time of Redwoods’ IPO) approximately $1,150,000 for its 115,000 private units to purchase shares of Redwood Common Stock, which private units will expire worthless if a business combination is not consummated within its completion window. The foregoing interests (and, prior to its resignation as Redwoods’ M&A and capital markets advisor, the additional fees to which Chardan would have been entitled in such role upon consummation of the Transactions) may have influenced Chardan’s evaluation of the Merger and may continue to influence Chardan’s support for the Merger. As such, Chardan may have been incentivized, and may remain incentivized, to advise Redwoods and ANEW to complete the Merger even if such transaction is not favorable to Redwoods’ stockholders. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests. For additional information, see “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Proposal No.1 — The Business Combination Proposal — Background of Redwoods’ and ANEW’s Financial Advisor.”

The amount of deferred underwriting fees to which Chardan is entitled will not be adjusted to account for redemptions of Redwoods common stock by the public stockholders. Accordingly, the amount of the effective deferred underwriting fee due upon consummation of the Business Combination as a percentage of the aggregate proceeds remaining in the trust account will increase as the number of shares of Redwoods common stock redeemed increases.

The following table sets forth information regarding the hypothetical effective underwriting fee payable to Chardan upon completion of the Business Combination as a percentage of the amount in the trust account under the indicated redemption scenarios:

	Assuming Minimum Redemptions		Percentage of Proceeds Remaining in Trust Account	Assuming 50% Redemptions		Percentage of Proceeds Remaining in Trust Account	Assuming Maximum Redemptions		Percentage of Proceeds Remaining in Trust Account
Unredeemed Public Shares		[•]			[•]			[•]
Proceeds remaining in the trust account following redemptions(1)	$	[•]		$	[•]		$	[•]
Fees due to Chardan upon the consummation of the Business Combination	$	[•]	[•]%	$	[•]	[•]%	$	[•]	—

____________

(1)      Based on the amount in the trust account as of [•], 2023. Assumes a per-share redemption value of $[•].

Q.     What do I need to do now?

A.     Redwoods urges you to read carefully and consider the information contained in this proxy statement/ prospectus, including the Annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of Redwoods. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.     How do I vote?

A.     The special meeting will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

If you are a holder of record of Redwoods common stock on [•], 2023, the record date for the special meeting, you may vote at the special meeting via the virtual meeting platform or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q.     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Stockholders of record may send a later-dated, signed proxy card to Redwoods’ transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Redwoods’ transfer agent, which must be received prior to the vote at the special meeting.

Q.     What happens if I fail to take any action with respect to the special meeting?

A.     If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders, the business combination will be consummated in accordance with the terms of the Business Combination Agreement. If you fail to take any action with respect to the special meeting and the business combination is not approved, we will not consummate the business combination.

Q.     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” Each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.     What should I do if I receive more than one set of voting materials?

A.     Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return Each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Redwoods shares.

Q.     Who can help answer my questions?

A      If you have questions about the Transactions or if you need additional copies of the proxy statement/ prospectus or the enclosed proxy card you should contact:

Redwoods Acquisition Corp.
1115 Broadway, 12th Floor
New York, NY 10010
Tel: (646) 916-5315
or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: [•]

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about Redwoods from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to Redwoods’ transfer agent at the address below prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). See the section entitled “Proposal No. 1 — The Business Combination Proposal — Redemption Rights.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
(212) 509-4000

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Business Combination Agreement.”

The Parties

Redwoods

Redwoods Acquisition Corp. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. Redwoods was incorporated under the laws of Delaware on March 16, 2021.

On April 4, 2022, Redwoods completed its initial public offering of units, with each unit consisting of one share of Redwoods Common Stock, one public warrant and one public right, raising total gross proceeds of approximately $116,150,000. Since the Redwoods IPO, Redwoods’ activity has been limited to the evaluation of business combination candidates.

On April 4, 2022, Redwoods consummated the initial public offering of 10,000,000 units (the “public units”), each public unit consisting of one share of Redwoods Common Stock, one public warrant and one public right. The public units were sold at an offering price of $10.00 per public unit, generating gross proceeds of $100,000,000. Redwoods granted the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any.

Simultaneously with the closing of the Redwoods IPO, Redwoods sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), the representative of the underwriters in the IPO, in a private placement, 377,500 units and 100,000 units, respectively (the “private units”), at $10.00 per private unit, generating total gross proceeds of $4,775,000. The private units are identical to the public units, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by their initial purchasers or their permitted transferees.

On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 public units at a price of $10.00 per public unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, Redwoods consummated the sale of an additional aggregate of 52,500 private units with the Sponsor and Chardan at a price of $10.00 per private unit, generating total proceeds of $525,000.

On March 31, 2023, Redwoods held a special meeting of the stockholders at which the stockholders approved a proposal to amend its Amended and Restated Certificate of Incorporation (the “First Charter Amendment”) to allow Redwoods to extend the date by which Redwoods must consummate a business combination from April 4, 2023 (the date that is 12 months from the closing date of Redwoods’ IPO) to July 4, 2023 (the date that is 15 months from the closing date of Redwoods’ IPO) (the “Amended Date”) and on a monthly basis up to five times from the Amended Date to December 4, 2023 (the date that is 20 months from the closing date of the IPO) by (i) depositing $360,000 into Redwoods’ trust account for the three month extension from April 4, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $120,000 for each subsequent one-month extension from the Amended Date to December 4, 2023. In addition, the stockholders elected to redeem an aggregate of [    ] shares of Redwood Common Stock in connection with the First Charter Amendment. As a result, an aggregate of $[    ] (or approximately $[    ] per share) was removed from Redwoods’ trust account to pay such stockholders and [    ] shares of Redwood Common Stock were issued and outstanding following such redemption. Redwoods made a cash contribution of $360,000 to the trust account for the Initial Extension and subsequently deposited $120,000 per month into the trust account to further extend the business combination period from July 4, 2023 to December 4, 2023. On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust

Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024. As of [•], 2024, the record date for the special meeting, there was approximately $[•] held in the trust account.

Redwoods’ units, common stock, warrants and rights are listed on the Nasdaq under the symbols RWODU, RWOD, RWODW and RWODR, respectively. Upon the Closing, we expect that the Combined Company’s common stock and public warrants will begin trading on Nasdaq under the symbols “[    ]” and “[    ].WS,” respectively.

The mailing address of Redwoods’ principal executive office is 1115 Broadway, 12th Floor, New York, NY 10010. Its telephone number is (646) 916-5315. After the consummation of the business combination, its principal executive office will be that of ANEW.

Merger Sub

Anew Medical Sub, Inc. is a wholly owned subsidiary of Redwoods formed solely for the purpose of effectuating the Merger described herein. Merger Sub was incorporated under the laws of Wyoming as a corporation on May 12, 2023. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 1115 Broadway, 12th Floor, New York, NY 10010. Its telephone number is (646) 916-5315. After the consummation of the business combination, Merger Sub will cease to exist as a separate legal entity.

ANEW

ANEW MEDICAL, INC. is a Wyoming corporation originally formed in Nevada on August 2, 2004 as Technigen Corp. On February 27, 2006, the company changed its name to Vision Dynamics Inc and on May 22, 2006, the company changed its name to Mommoth Energy Group, Inc. On March 5, 2013, the company as re-domiciled in Wyoming and on October 2, 2014 changed its name to Strategic Asset Leasing Inc. On January 4, 2022, Strategic Asset Leasing, Inc. (“LEAS”) officially changed its name to ANEW MEDICAL, INC. under the rules of the State of Wyoming. However, this name change has not been declared effective by FINRA. LEAS is referred to this proxy statement/prospectus supplement as “ANEW MEDICAL, INC.,” “ANEW” or “ANEW MEDICAL”. Upon closing of the Business Combination, the Combined Company’s name will be changed to ANEW MEDICAL, INC. On November 1, 2021, the company acquired ANEW Oncology, Inc., a Delaware corporation as a wholly-owned subsidiary.

ANEW MEDICAL is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. The company has assembled a portfolio of gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. The lead product candidates are the gene therapy candidate for ALS therapy termed AMI-202 (“AAV.myo-s-KL”), and the gene therapy candidate for Alzheimer’s diseases termed AMI-101 (“AAV9-s-KL”). All of these candidates are in pre-clinical development.

The company plans on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic.

The mailing address of ANEW MEDICAL’s principal executive office is 13576 Walnut Street Omaha, NE 68144. Its telephone number is (402) 239 5556.

ANEW MEDICAL’s common stock is currently traded on the Pink market tier of the OTC Markets Group under the trading symbol “LEAS.” The closing price of ANEW MEDICAL’s common stock on [_], 2023 was $[_].

Emerging Growth Company

Redwoods is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Redwoods’ securities less attractive as a result, there may be a less active trading market for Redwoods’ securities and the prices of its securities may be more volatile.

Redwoods will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Redwoods IPO, (b) in which Redwoods has total annual gross revenue of at least $1.07 billion, or (c) in which Redwoods is deemed to be a large accelerated filer, which means the market value of Redwoods’ common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which Redwoods has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

Business Combination Agreement

The summary of the material provisions of the Business Combination Agreement set forth below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Business Combination Agreement and Amendment No. 1 thereto, copies of which are attached to this proxy statement/prospectus as Annex A and Annex AA, and which are incorporated by reference in this proxy statement/prospectus. All stockholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the business combination.

Structure of the Transactions

On May 30, 2023, Redwoods entered into the Business Combination Agreement, as amended pursuant to Amendment No. 1 thereto dated as of November 4, 2023, with Merger Sub and ANEW. Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction by which Merger Sub will merge with and into ANEW with ANEW surviving such merger as a wholly owned subsidiary of Redwoods.

Merger Consideration

Redwoods will acquire all of the outstanding equity interests of ANEW in exchange for shares of Redwoods’ common stock, par value $0.0001 per share (the “Common Stock”), based on an implied ANEW equity value of $60,000,000 valued at $10 per share (the “Merger Consideration”), to be paid to ANEW stockholders at the effective time of the Merger. In addition, certain ANEW stockholders will be issued additional shares of Redwoods’ Common Stock (the “Contingent Consideration Shares”), which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the Closing; (ii) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the Closing; and (iii) 1,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the Closing. Assuming a Closing Date of [    ], 2023, we expect that the per share Merger Consideration to stockholders of ANEW will be approximately [    ] shares of Redwood Common Stock in exchange for each issued and outstanding share of ANEW Common Stock. See the section entitled “Proposal No. 1 — The Business Combination Proposal — General — Merger Consideration.” See the section entitled “Proposal No. 1 — The Business Combination Proposal — General — Merger Consideration.”

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of ANEW, Redwoods and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at the Closing, except for those covenants and agreements that, by their terms, contemplate performance after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things reasonably necessary to consummate and make effective, as promptly as reasonably practicable, the Merger.

Transaction Financing Arrangements

As soon as practicable after the execution and delivery of the Business Combination Agreement, ANEW plans to enter into definitive agreements on terms and conditions satisfactory to Redwoods (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase shares of Redwoods’ Common Stock at a purchase price of ten dollars ($10.00) per share (the “PIPE Investment”). There is no minimum cash condition for closing under the Merger Agreement. There is no firm commitment for a PIPE financing. As of the date of this proxy statement/prospectus, Redwoods and ANEW have not entered into any agreements relating to transaction financing for the proposed Merger nor have any PIPE Investors been identified. The management teams of Redwoods and ANEW are continuing to analyze the available financing options based on cost, amount made available under the financing and future effects that any financing would have on the capitalization of the Combined Company. Redwoods, Redwoods’ sponsor, ANEW and their respective directors, officers and affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger. Redwoods will disclose the terms of any PIPE Investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of Redwoods’ stockholders (the “Company Stockholder Approval”), the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) and ANEW’s stockholders (the “ANEW Stockholder Approval”); (ii) the expiration or termination of the applicable waiting period (or any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of an ANEW Material Adverse Effect or Company Material Adverse Effect (each, as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing; (iv) Redwoods’ initial listing application with Nasdaq in connection with the transactions contemplated by the Business Combination Agreement having been approved and, immediately following the effective time of the Merger, Redwoods has satisfied any applicable initial and continuing listing requirements of Nasdaq and the shares of Redwoods’ Common Stock have been approved for listing on Nasdaq, subject only to official notice of the issuance thereof; (v) the S-4 Registration Statement (as defined below) having become effective, no stop order has been issued by the Securities and Exchange Commission (the “SEC”) and remains in effect with respect to the S-4 Registration Statement, and no proceeding seeking such a stop order has been threatened or initiated by the SEC and remains pending; and (vi) no applicable governmental, regulatory or administrative authority having issued an order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement (including the Closing).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by mutual written consent of Redwoods and ANEW; (ii) by Redwoods or ANEW, if ANEW or Redwoods or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured or cannot be cured within the earlier of (a) 15 days of notice thereof, and (b) March 4, 2024 (the “Termination Date”); provided, that a breach of the covenants or obligations of the other party (ANEW, on one hand, or Redwoods or Merger Sub, on the other hand) seeking to terminate the Business Combination Agreement did not proximately cause the failure to consummate the Merger; (iii) by Redwoods or ANEW, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement; (iv) by Redwoods or ANEW if Redwoods’ stockholder meeting to vote on the Merger has concluded and Redwoods Stockholder Approval was not obtained; or (v) by Redwoods giving notice to ANEW, within 14 days of May 30, 2023 in its sole discretion, in the event that Redwoods is not satisfied with the results of ANEW’s due diligence review.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference, and the foregoing descriptions of the Business Combination Agreement and the Merger do not purport to be complete and are qualified in their entirety by references thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification.

Waiver to Business Combination Agreement

On December 29, 2023, Redwoods waived the requirement for a PIPE Investment under Section 5.17 of the Business Combination Agreement and ANEW waived the requirement for Redwoods to raise additional funds to pay expenses under Section 5.18(b) of the Business Combination Agreement. Notwithstanding, the management teams of Redwoods and ANEW are continuing to analyze the available financing options and Redwoods will disclose the terms of any PIPE investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Company Lock-Up Agreement

In connection with the execution of the Business Combination Agreement, ANEW and Joseph Sinkule, Jon McGarity, Shalom Hirschman and Samuel Zentman (the “ANEW Principal Shareholders”) entered into a Lock-Up Agreement (the “Company Lock-up Agreement”) pursuant to which, among other things, the ANEW Principal Shareholders agreed, for a period of six months following consummation of the business combination, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of Redwoods. “Lock-up Shares” shall mean, with respect to each ANEW Principal Shareholder, (i) the shares of common stock of Redwoods beneficially owned by such holder as of Closing, (ii) any shares of Redwoods common stock issuable upon the exercise of options or warrants to purchase Redwoods common stock held by such Holder immediately after the effective time of the Business Combination Agreement (along with such options or warrants themselves), (iii) any shares of common stock of Redwoods acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Redwoods common stock held by such holder immediately after the effective time of the Business Combination Agreement (along with such securities themselves) and (iv) any Contingent Consideration Shares to the extent issued pursuant to the Business Combination Agreement.

The foregoing description of the Company Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Lock-up Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”) and other Persons party thereto (“Other Company Insiders”, and together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with Redwoods and ANEW (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor and its affiliates agreed to vote, at any meeting of the stockholders of Redwoods and in any action by written consent of the stockholders of Redwoods, all of such Sponsor’s 2,875,000 shares of common stock (the “Founder Shares”) and 530,000 private units, each consisting of one share of common stock (each such share, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, (the “Private Units”), (i) in favor of (a) the Business Combination Agreement and each ancillary document to which Redwoods is a party and the transactions contemplated thereby and (b) the other proposals that Redwoods and ANEW agreed in the Business Combination Agreement shall be submitted at such meeting for approval by Redwoods’ stockholders together with the proposal to obtain Redwoods Stockholder Approval, (ii) approval of Redwoods’ Amended and Restated Certificate of Incorporation and Bylaws (the “Required Transaction Proposals”) and (iii) against any other action that would reasonably be expected to impede, interfere with or adversely affect the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Supporter Shares held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing his, her or its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or claim, to the fullest extent permitted by applicable law, any anti-dilution protection pursuant to the organizational documents of Redwoods in connection with the Merger.

The Sponsor Support Agreement restricts the ability of Company Insiders to sell, transfer or dispose of, directly or indirectly, its shares of Common Stock converted into or received by such Company Insider as a result of the Merger (the “Sponsor Lock-up”). The Company Insiders’ Common Stock will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the business combination and the remaining 50% of the Redwood Insiders’ Common Stock will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the business combination, or earlier, in either case, if, subsequent to the business combination, Redwoods completes a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to Redwoods officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or

(7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

ANEW Stockholder Voting and Support Agreement

In connection with the execution of the Business Combination Agreement, the ANEW Principal Shareholders entered into a voting and support agreement with Redwoods (the “ANEW Voting and Support Agreement”). Under the ANEW Voting and Support Agreement, each ANEW Principal Shareholders agreed that, at any meeting of ANEW’s stockholders related to the transactions contemplated by the Business Combination Agreement, each such ANEW Principal Shareholders will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Business Combination Agreement and the transactions contemplated thereby, and authorize and approve any amendment to ANEW’s governing documents that is deemed necessary or advisable by ANEW to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The ANEW Voting and Support Agreement also restricts the ANEW Principal Shareholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the ANEW Voting and Support Agreement in a form reasonably acceptable to Redwoods.

The foregoing description of the ANEW Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the ANEW Voting and Support Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

The ANEW Principal Shareholders, the Sponsor, directors and officers of Redwoods (collectively, the “Founder Holders”), and Chardan Capital Markets LLC (“Chardan”), will enter into the Registration Rights Agreement with the Combined Company. An aggregate of [_] shares of Redwoods common stock will be entitled to registration (the “Registrable Securities”) pursuant to the Registration Rights Agreement, which consist of 3,115,000 founder shares and private shares held by the Sponsor, [_] representative shares and private shares held by Chardan, and [_] shares of common stock to be issued to the ANEW Principal Shareholders as Merger Consideration. Up to an additional [_] shares of common stock may be entitled to registration under the Registration Rights Agreement in the event that the Contingent Consideration Shares vest in accordance with the terms of the Merger Agreement. At any time and from time to time after the Closing, either (i) ANEW Principal Shareholders or (ii) the Founder Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The ANEW Principal Shareholders and the Founder Holders are respectively entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Combined Company will bear the expenses incurred in connection with the filing of any registration statements under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.5 hereto, and the terms of which are incorporated herein by reference.

Incentive Plan

On [    ], the Redwoods Board approved a new equity incentive plan, the ANEW MEDICAL, INC. 2023 Stock Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to enhance our ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Combined

Company by providing these individuals with equity ownership and other incentive opportunities. Stockholders are being asked to consider and approve the Incentive Plan, which will reserve approximately [    ] million shares of our common stock for issuance pursuant to future grants made under the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan.”

Impact of the Business Combination on the Combined Company’s Public Float

As of the date of this proxy statement/prospectus, there are (i) 5,165,194 shares of common stock issued and outstanding, which includes the 2,875,000 founder shares held by the Sponsor, 530,000 private shares and the 1,760,194 public shares and (ii) 12,030,000 warrants issued and outstanding, which includes the 530,000 private units held by the Sponsor and Chardan, and the 11,500,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Redwood Common Stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Transactions) the Redwoods fully diluted share capital would be [    ] common stock equivalents.

Upon completion of the Transactions, we anticipate that under the maximum redemption scenario: (1) ANEW stockholders are expected to hold an ownership interest of 54.7% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of 31.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (3) Sponsor stockholders will retain an ownership interest of 10.5% of the issued and outstanding shares of the Combined Company’s Common Stock, (4) Chardan will retain an ownership interest of 1.2% of the issued and outstanding shares of the Combined Company’s Common Stock, and (5) Del Mar Global Advisors Limited will retain an ownership interest of 2.2% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that all public stockholders exercise their redemption rights in connection with the Transactions, and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current Redwoods stockholders in the Combined Company will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming Minimum Redemptions(a)(h)		Assuming 50% Redemptions(h)		Assuming Maximum Redemptions(b)(h)
Non-redeeming Redwoods shareholders(c)	2,910,194	22.9%	2,030,097	17.1%	1,150,000	10.5%
Sponsor(d)	3,445,500	27.1%	3,445,500	29.1%	3,445,500	31.4%
Chardan(e)	126,500	1.0%	126,500	1.1%	126,500	1.2%
ANEW stockholders(f)	6,000,000	47.2%	6,000,000	50.7%	6,000,000	54.7%
Del Mar Global Advisors Limited(g)	240,000	1.8%	240,000	2.0%	240,000	2.2%
Total number of shares outstanding	12,722,194	100.0%	11,842,097	100.0%	10,962,000	100.0%

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(a)      Assumes no redemptions.

(b)      Assumes 100% redemptions.

(c)      The shares held by the non-redeeming stockholders of RWOD include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,150,000 shares of common stock underlying the public rights included in the public units.

(d)      The shares held by the Sponsor include (i) 2,875,000 founder shares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, and (iv) 87,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(e)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units and (ii) 11,500 private shares underlying the private rights included in the private units.

(f)      Consists of shares issued as Merger Consideration in the Business Combination, assuming no issuance of earn-out shares.

(g)      Shares issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods.

(h)      There is no dilution associated with Section 5.18 of the Business Combination Agreement at closing. All transactions fees will either be paid in cash or become a liability of the combined company.

See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Impact of the Business Combination on the Combined Company’s Liquidity

Following the closing of the business combination, assuming no Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $10.4 million and working capital of $7.7 million on its balance sheet. Assuming 50% Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $1.4 million and a working capital deficit of $1.2 million on its balance sheet. Assuming the maximum Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $.8 million and a working capital deficit of $5.9 million on its balance sheet to fund operations.

The management teams of Redwoods and ANEW are continuing to analyze the available financing options based on cost, amount available under the facility and future effects that any financing would have on the capitalization of the Combined Company. Redwoods, Redwoods’s sponsor, ANEW and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger. The Combined Company intends to use any funds raised in connection with the Business Combination to pay the transaction expenses and to fund its anticipated clinical trials and operations into 2025. As of the date of this proxy statement/prospectus, the estimated transaction expenses for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PIPE financings fees, PCAOB auditor fees and other fees payable by Redwoods and ANEW are approximately $1,290,000 and $2,695,000, respectively. In addition, $4,312,500 of the Redwoods deferred underwriting fees are due at closing. The aggregate fees due at closing are approximately $8,297,500.

Matters Being Voted On

The stockholders of Redwoods will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

4.      a proposal to approve and adopt the ANEW MEDICAL, INC. 2023 Stock Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

5.      a proposal to elect [    ] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement. Please see the section entitled “Proposal No. 5 — The Director Election Proposal”;

6.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

7.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of Redwoods’ Stockholders

The special meeting of stockholders of Redwoods will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and if necessary, the adjournment proposal to permit further solicitation and vote of proxies if Redwoods is not able to consummate the Transactions.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Redwoods common stock at the close of business on [•], 2023, which is the record date for the special meeting. Stockholders will have one vote for each share of Redwoods common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Redwoods warrants do not have voting rights. On the record date, there were [•] shares of Redwoods common stock outstanding, of which [•] were public shares with the rest being held by the Sponsor.

Quorum and Vote of Redwoods Stockholders

A quorum of Redwoods stockholders is necessary to hold a valid meeting. A quorum will be present at the Redwoods special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor owns of record and is entitled to vote 35.39% and the Insiders hold approximately 2.0% of the outstanding shares of Redwoods common stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•        the approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the business combination proposal, the governance proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal;

•        the approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of Redwoods’ outstanding shares of common stock. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal; and

•        directors are elected by a plurality of all of the votes cast by holders of shares of Redwoods’ common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the [    ] director nominees who receive the most affirmative votes will be elected. Redwoods stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Abstentions will have the same effect as a vote “against” the charter proposal, but will have no effect on the other proposals. Please note that holders of the public shares cannot seek redemption of their shares for cash unless they affirmatively vote “for” or “against” the business combination proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Redemption Rights

Pursuant to Redwoods’ current certificate of incorporation, a holder of public shares may demand that Redwoods redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they submit a written request that such shares be redeemed for cash to the transfer agent and deliver the shares to the transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Redwoods will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination. As of [•], 2023, the record date for the special meeting, this would amount to approximately $[•] per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Redwoods common stock for cash and will no longer own the shares. Please see the section entitled “Special Meeting of Redwoods Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

Holders of Redwoods warrants will not have redemption rights with respect to such securities.

Appraisal Rights

Redwoods stockholders, Redwoods unitholders and Redwoods warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Redwoods has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Redwoods Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

The Sponsor and its affiliates have invested an aggregate of approximately $[_] million, including investments in founder shares, private units, promissory notes, advances, and unpaid fees under the administrative services agreement, which it stands to forfeit and lose if Redwoods is unable to complete a business combination prior to February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter). In addition to the founder shares held directly by our directors and officers, certain officers and directors have pecuniary interests in the foregoing investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Redwoods will receive any interest in the Transactions other than the interests they owned prior to the Transactions or as described herein.

Certain of Redwoods’ directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of Redwoods’ stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Transactions and in unanimously approving, as members of the Redwoods Board, the Merger Agreement and the transactions contemplated therein, including the Transactions (as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Redwoods’ Board of Directors’ Reasons for Approval of the Transactions” beginning on page 76). The Redwoods Board concluded that the potential benefits that it expected Redwoods and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. When you consider the recommendation of the Redwoods Board in favor of approval of the Merger, you should keep in mind that Redwoods’ directors and officers have interests in the Transactions that are different from, or in addition to, your interests as a stockholder, including:

•        If the Transactions or another business combination are not consummated by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter), Redwoods will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Redwoods Board, dissolving and liquidating. In such event, the 2,875,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[•] based upon the closing price of $[•] per share on the Nasdaq on [•], 2023, the record date for the special meeting. Such founder shares are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Sponsor Support Agreement.” As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of Redwoods common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of Redwoods common stock experience a negative rate of return on their investments in the common stock.

•        The Sponsor and Chardan purchased an aggregate of 530,000 private units from Redwoods for an aggregate purchase price of $5,300,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the Redwoods IPO. A portion of the proceeds Redwoods received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $[•] based upon the closing price of $[•] per warrant on the Nasdaq on [•], 2023, the record date for the special meeting. The private units will become worthless if Redwoods does not consummate a business combination by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter). Such private units are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal — Sponsor Support Agreement.”

•        On March 22, 2023, March 30, 2023, June 28, 2023, August 29, 2023, September 25, 2023, and November 27, 2023, the Sponsor provided a loan, in the form of a promissory note issued by Redwoods to the Sponsor dated as of such date, of up to $150,000, $360,000, $360,000, $150,000, $120,000 and $400,000, respectively, and on November 1, 2023, the Sponsor provided an advance of $120,000 to Redwoods to be used for transaction costs related to the Business Combination.

•        Redwoods entered into an Administrative Services Agreement pursuant to which it pays the Sponsor a total of $10,000 per month for office space, administrative and support services. As of the date hereof, there is an aggregate of $[_] due under the Administrative Services Agreement, which will be paid upon closing the Business Combination.

•        If Redwoods is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or claims of vendors or other entities that may be owed money by Redwoods for services rendered or contracted for or products sold to Redwoods. If Redwoods consummates a business combination, on the other hand, Redwoods will be liable for all such claims. Redwoods is not aware of any such claims as of the date hereof.

•        Redwoods’ officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Redwoods’ behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $[    ] in the aggregate. However, if Redwoods fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Redwoods may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        Redwoods amended and restated certificate of incorporation provides that Redwoods renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of Redwoods management on the one hand, and Redwoods, on the other hand, or the participation of which would breach any existing legal obligation, under applicable law or otherwise, of a member of Redwoods management to any other entity. Redwoods is not aware of any such corporate opportunities not being offered to Redwoods and does not believe that waiver of the corporate opportunities doctrine has materially affected Redwoods’ search for an acquisition target or will materially affect Redwoods’ ability to complete an initial business combination.

•        Edward Cong Wang, the Chief Financial Officer of Redwoods, is expected to become a member of the board of directors of the Combined Company after the consummation of the Transactions, and may in the future receive cash compensation, stock options or stock awards that the Combined Company determines to pay to its directors.

The foregoing interests may influence the officers and directors of Redwoods to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests.

The Sponsor and the directors and officers of Redwoods have no ownership interests in ANEW. In addition, the Sponsor and its affiliates have not made any current investments or have any interests in businesses that compete directly or indirectly with Redwoods or ANEW. The Sponsor and the directors and officers of Redwoods have no ownership interests in ANEW. The following table summarizes the current pre-existing fiduciary or contractual obligations of our officers and directors and the Sponsor:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Jiande Chen	IMAX China	Entertainment technology	Director
	Beijing Cultural Investment Development Group Co., Ltd.	Investment management	Director
Edward Cong Wang	Pacifico Acquisition Corp.	SPAC	Chief Executive Officer and Director
	The Balloch (Holding)Group	Financial and banking services	Managing Partner
Raymond J. Gibbs	Pacifico Acquisition Corp.	SPAC	Director
	University of Manchester — Graphene Engineering Innovation Centre	Graphene research and development	Leader
	planarTECH LLC	Materials solutions	Chairman
Wei Kwang Ng	Parcel Santa Pte Ltd (Singapore)	Parcel delivery logistics	Chief Operating Officer
Hong Li	Sycamore Asset Management	Investment management	Chief Executive Officer
Sponsor	N/A	N/A	N/A

In addition to the interests of our Sponsor, and directors and officers in the transactions contemplated by the Merger Agreement, Chardan Capital Markets LLC, which served as an underwriter of the Redwoods IPO in March 2022, was independently retained as M&A and capital markets advisor by each of Redwoods (in April of 2022) and ANEW (in October of 2022) in connection with possible business combinations and related transactions that each was considering, including (eventually) the Transactions. When Redwoods and ANEW commenced discussions in March of 2023 related to the Transactions, Redwoods and ANEW consented to such dual representation in connection with the Transactions and waived any conflicts of interest arising therefrom. On August 25, 2023, Redwoods received Chardan’s formal resignation from its previous engagement as Redwood’s M&A and capital markets advisor in connection with the Transactions and of the fees to which Chardan would have been entitled for such engagement upon the closing of the Transactions. Chardan’s letter indicated that it would continue its representation of ANEW in connection with the Transactions and that Chardan was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus. Upon the closing of the Transactions, Chardan will be entitled to $4,312,500 in deferred IPO underwriting commissions from Redwoods. In addition, Chardan will be entitled to receive from ANEW an M&A advisory fee of $2,500,000 upon the closing of the Transactions plus and an additional $1,900,000 M&A advisory fee from ANEW to the extent that Redwoods issues the 5,000,000 Contingent Consideration Shares after the Closing. The aggregate fees payable to Chardan that are contingent on completion of the Business Combination from both Redwoods and ANEW are $6,812,500 and, in the event that all of the Contingent Consideration Shares are issued after Closing, Chardan will earn up to $8,712,500. Chardan is also acting as ANEW’s financial advisor with respect to any financings in connection with the Transactions such as a PIPE, and will earn a fee based on any proceeds raised therefrom. Finally, Chardan invested (at the time of Redwoods’ IPO) approximately $1,150,000 for its 115,000 private units to purchase shares of Redwood Common Stock. which private units will expire worthless if a business combination is not consummated within its completion window. The foregoing interests (and, prior to its resignation as Redwoods’ M&A and capital markets advisor, the additional fees to which Chardan would have been entitled in such role upon consummation of the Transactions) may have influenced Chardan’s evaluation of the Merger and may continue to influence Chardan’s support for the Merger. As such, Chardan may have been incentivized, and may remain incentivized, to advise Redwoods and ANEW to complete the Merger even if such transaction is not favorable to Redwoods’ stockholders. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests. For additional information, see “Proposal No.1 — The Business Combination Proposal — Background of Redwoods’ and ANEW’s Financial Advisor”.

Board of Directors following the Business Combination

Upon consummation of the Transactions, [    ] directors will be elected to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement.

Please see the sections entitled “Proposal No. 5 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Recommendation to Stockholders

The Redwoods Board believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Redwoods’ stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the Redwoods Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Redwoods stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Redwoods Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Redwoods stockholders that they vote “FOR” the proposals presented at the special meeting.

Emerging Growth Company

Redwoods is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Redwoods’ securities less attractive as a result, there may be a less active trading market for Redwoods’ securities and the prices of its securities may be more volatile.

Redwoods will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Redwoods IPO, (b) in which Redwoods has total annual gross revenue of at least $1.07 billion, or (c) in which Redwoods is deemed to be a large accelerated filer, which means the market value of Redwoods’ common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which Redwoods has issued more than $1.00 billion in non-convertible debt during the prior three-year period.

Tax Consequences of the Business Combination

For a description of certain U.S. federal income tax consequences of the Transactions and the exercise of redemption rights, please see the information set forth in “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Redemption to Redwoods Stockholders.”

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Redwoods is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of ANEW with the Transactions treated as the equivalent of ANEW issuing shares for the net assets of Redwoods, accompanied by a recapitalization. The net assets of Redwoods will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of ANEW in future reports of the Combined Company. See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Expected Accounting Treatment of the Transactions.”

Regulatory Matters

Neither Redwoods nor ANEW is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Risk Factors

In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” These risks include, but are not limited to the following:

•        ANEW is an early stage biotechnology company. Our products will require extensive further development and regulatory approval before they can be commercialized, if at all.

•        Health epidemics have had, and could in the future have, an adverse impact on ANEW’s business, operations, and the markets and communities in which we, our partners and customers operate.

•        ANEW may not be successful in raising additional capital necessary to meet expected increases in working capital needs and we may not be able to continue our business operations.

•        ANEW’s market is competitive and dynamic and new competing products and services could be introduced at any time that could result in reduced profit margins and loss of market share.

•        ANEW’s plans for growth will place significant demands upon its resources and if ANEW is unsuccessful in achieving its plan for growth, its business could be harmed.

•        ANEW’s products and biotechnologies will require ongoing research and development and may experience unforeseen problems or delays and ANEW may not have the funds necessary to continue their development, which could lead ANEW’s business to fail.

•        ANEW’s success depends on its ability to develop new and enhanced products.

•        The failure to attract, hire, retain and motivate key personnel could have a significant adverse impact on ANEW’s operations.

•        Negative public opinion of gene therapy and increased regulatory scrutiny of gene therapy and genetic research may adversely impact the development or commercial success of ANEW’s current and future product candidates.

•        ANEW primarily relies on collaborations with Reliance Life Sciences Ltd. (“RLS”) and Universitat Autònoma de Barcelona (“UAB”), for Anew Medical’s preclinical research and development programs.

•        ANEW faces significant competition in the area of biosimilar biologics from other biotechnology and pharmaceutical companies.

•        ANEW uses AAV and lentiviral vectors, and lipid nanoparticles to delivery some gene therapies, but others may have property rights to these vectors that ANEW may need to license.

•        ANEW has incurred significant net losses since inception and anticipates that it will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

•        The Sponsor, certain members of the Redwoods Board and certain Redwoods officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement/prospectus.

•        Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a business combination is not consummated. It has also agreed to pay for any liquidation expenses if a business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

•        If Redwoods is unable to complete the Transactions or another initial business combination by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter), Redwoods will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Redwoods Board, dissolving and liquidating. In such event, third parties may bring claims against Redwoods and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.10 per share.

•        Redwoods’ stockholders will experience dilution as a consequence of, among other transactions, the issuance of Redwood Common Stock as consideration in the business combination. Having a minority share position may reduce the influence that Redwoods’ current stockholders have on the management of Redwoods.

•        The Sponsor will beneficially own a significant equity interest in Redwoods and may take actions that conflict with your interests.

•        Redwoods and ANEW have incurred and expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Redwoods if the business combination is not completed.

•        Even if Redwoods consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

•        Redwoods and ANEW will be subject to business uncertainties and contractual restrictions while the business combination is pending.

•        If Redwoods’ due diligence investigation of the ANEW business was inadequate, then stockholders of Redwoods following the business combination could lose some or all of their investment.

•        A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

•        Legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express Redwoods’ and ANEW’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits of the Transactions, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which ANEW operates. Such forward-looking statements are based on available current market material and Redwoods’ and ANEW’s current expectations, beliefs and forecasts concerning future developments and their potential effects on the Transactions, ANEW and Redwoods. Factors that may impact such forward-looking statements include:

•        changes in domestic and foreign business, market, financial, political and legal conditions;

•        the inability of the parties to successfully or timely consummate the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company or the expected benefits of the proposed transactions or that the approval of the stockholders of Redwoods or ANEW is not obtained;

•        the outcome of any legal proceedings that may be instituted against ANEW or Redwoods following announcement of the proposed transactions;

•        failure to realize the anticipated benefits of the proposed transactions;

•        ANEW’s ability to successfully initiate and complete necessary trials and the sufficiency of clinical data generated for purposes of obtaining necessary marketing approvals from the FDA and comparable foreign regulatory authorities;

•        risks related to the timing of expected business milestones and commercial launch, including ANEW’s ability to mass produce the finished therapeutic product.

•        the effects of competition on ANEW’s future business;

•        ANEW’s ability to rapidly innovate;

•        ANEW’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team;

•        ANEW’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm;

•        ANEW’s ability to manage expenses;

•        the amount of redemption requests made by Redwoods’ public stockholders;

•        the ability of Redwoods or the Combined Company to issue equity or equity-linked securities in connection with the proposed transactions or in the future;

•        the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

•        the impact of the global COVID-19 pandemic on ANEW and Redwoods results of operations, financial performance or other financial metrics, or on any of the foregoing risks;

•        other factors disclosed in this proxy statement/prospectus; and

•        those factors discussed in Redwoods’ Annual Report on Form 10-K, as amended, under the heading “Risk Factors,” and other documents of Redwoods filed, or to be filed, with the SEC.

There can be no assurance that future developments affecting Redwoods and/or ANEW will be those that Redwoods or ANEW has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either Redwoods’ or ANEW’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those discussed in these forward-looking statements. Redwoods and ANEW will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/ prospectus may adversely affect Redwoods and ANEW.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. The following risk factors apply to the business and operations of ANEW and will also apply to the business and operations of the Combined Company following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Redwoods or ANEW may face additional risks and uncertainties that are not presently known to us or ANEW, or that we or ANEW currently deem immaterial, which may also impair our or ANEW’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to ANEW’s Business and Operations Following the Business Combination

ANEW’s business is subject to a number of risks of which you should be aware before making decision to invest in ANEW’s common stock

These risks are more fully described in this “Risk Factors” section, including the following:

•        ANEW has incurred significant losses since ANEW’s inception. ANEW expects to incur losses over the next several years and may never achieve or maintain profitability.

•        ANEW will need substantial additional funding to meet ANEW’s financial obligations and to pursue ANEW’s business objectives.

•        ANEW currently primarily relies on ANEW’s collaborations with Reliance Life Sciences Ltd. (“RLS”) and Universitat Autònoma de Barcelona (“UAB”), for ANEW’s preclinical research and development programs.

•        Negative public opinion of gene therapy and increased regulatory scrutiny of gene therapy and genetic research may adversely impact the development or commercial success of ANEW’s current and future product candidates.

•        ANEW faces significant competition in the area of biosimilar biologics from other biotechnology and pharmaceutical companies.

•        ANEW uses AAV and lentiviral vectors, and lipid nanoparticles to delivery some gene therapies, but others may have property rights to these vectors that ANEW may need to license.

ANEW is dependent on the success of ANEW’s biosimilar and gene therapy product candidates, which are still in early stages of development.

ANEW currently has no products that are approved for commercial sale and may never be able to develop marketable products. ANEW expects that a substantial portion of ANEW’s efforts and expenditures over the next few years will be devoted to the development of ANEW’s biosimilar product candidates, which are in the early stages of clinical development, and the gene therapy product candidates, all of which are in pre-clinical development. Accordingly, ANEW’s business currently depends heavily on the successful development, regulatory approval and commercialization of these product candidates. ANEW cannot be certain that any of ANEW’s product candidates will receive regulatory approval or be successfully commercialized even if ANEW receives regulatory approval.

ANEW will require additional capital to fund ANEW’s operations, and if ANEW fails to obtain necessary financing, ANEW may not be able to complete the development and commercialization of ANEW’s product candidates.

ANEW expect to continue to incur significant operating and net losses, as well as negative cash flows from operations, for the foreseeable future as ANEW continues to develop ANEW’s gene therapy product candidates and prepare for potential future regulatory approvals and commercialization of ANEW’s products. ANEW has not generated any revenue to date and does not expect to generate product revenue unless and until ANEW successfully completes development and obtain regulatory approval for at least one of ANEW’s gene therapy product candidates. ANEW’s current cash and cash equivalents balance will also not be sufficient to complete all necessary development activities and commercially launch ANEW’s products.

ANEW is unable to estimate the actual funds ANEW will require for development and any approved marketing and commercialization activities

ANEW expects to spend substantial amounts to complete the development of, seek regulatory approvals for and commercialize ANEW’s product candidates. Because the length of time and activities associated with successful development of ANEW’s product candidates is highly uncertain, ANEW is unable to estimate the actual funds ANEW will require for development and any approved marketing and commercialization activities. ANEW’s future funding requirements, both near and long- term, will depend on many factors, including, but not limited to:

•        the progress, timing, costs and results of ANEW’s clinical trials of ANEW’s product candidates;

•        the outcome, timing and cost of meeting regulatory requirements;

•        the achievement of certain development, regulatory and commercialization milestones

•        the cost of filing, prosecuting, defending and enforcing ANEW’s patent claims and other intellectual property rights;

•        the cost of obtaining necessary intellectual property and defending potential intellectual property disputes s brought by third parties against ANEW;

•        the effect of competing technological and market developments;

•        the cost and timing of completion of clinical-stage and commercial-scale manufacturing activities;

•        the cost of establishing sales, marketing and distribution capabilities for ANEW’s product candidates; and

•        the initiation, progress, timing and results of ANEW’s commercialization of ANEW’s product candidates.

ANEW may be required to make significant payments to third parties under the agreements pursuant to which ANEW acquired ANEW’s gene therapy and biosimilar product candidates.

Under ANEW’s agreements with RLS and UAB, ANEW is subject to significant obligations, including payment obligations upon achievement of specified milestones and payments based on product sales, as well as other material obligations. Some of these milestones require ANEW to make payments prior to generating any product sales. ANEW may not have sufficient funds available to meet ANEW’s obligations at such time as any of these payments become due, in which case ANEW’s development efforts would be harmed. Further, failure to make these payments or to meet ANEW’s other material obligations may result in ANEW’s counterparties pursuing various remedies under those agreements that could harm ANEW’s operations.

ANEW is highly dependent on the services of ANEW’s key executives and personnel, including ANEW’s Chief Executive Officer, Dr. Joseph Sinkule (Pharm. D.) and if ANEW is not able to retain these members of ANEW’s management or recruit additional management, clinical and scientific personnel, ANEW’s business will suffer.

ANEW is highly dependent on the principal members of ANEW’s management and scientific and technical staff, particularly, ANEW’s Chief Executive Officer, Dr. Joseph Sinkule. Dr. Sinkule’s current employment agreement with ANEW’s company expires in 2024. The loss of service of any of ANEW’s management or key scientific and business management staff could harm ANEW’s business. In addition, ANEW is dependent on ANEW’s continued ability to attract, retain and motivate highly qualified additional management, clinical and scientific personnel. If ANEW is not able to retain ANEW’s management and to attract, on acceptable terms, additional qualified personnel necessary for the continued development of ANEW’s business, ANEW may not be able to sustain ANEW’s operations or grow.

ANEW needs to attract and retain key personnel.

ANEW may not be able to attract or retain qualified management and commercial, scientific and clinical personnel due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, and the cost of living. If ANEW is not able to attract and retain necessary personnel to accomplish ANEW’s business objectives, ANEW may experience constraints that will impede the achievement of ANEW’s development objectives, ANEW’s ability to raise additional capital and ANEW’s ability to implement ANEW’s business strategy.

ANEW’s senior management and key employees may terminate their position with ANEW at any time. If ANEW loses one or more members of ANEW’s senior management team or key employees, ANEW’s ability to successfully implement ANEW’s business strategy could be seriously harmed. Replacing these individuals may be difficult, cause disruption, and may take an extended period of time because of the limited number of individuals in ANEW’s industry with the breadth of skills and experience required to develop, gain regulatory approval of and commercialize products successfully. Competition to hire from this limited pool is intense, and ANEW may be unable to hire, train, retain or motivate additional key personnel. ANEW does not maintain “key person” insurance for any of ANEW’s executives or other employees.

Many of the other biopharmaceutical companies that ANEW competes against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer history in the industry than ANEW does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high- quality candidates and consultants than what ANEW has to offer. If ANEW is unable to continue to attract and retain high-quality personnel and consultants, the rate and success at which ANEW can discover and develop product candidates, ANEW’s ability to effectively manage any future growth and ANEW’s business will be limited.

ANEW’s employees, independent contractors, principal investigators, consultants, commercial collaborators, manufacturers, service providers and other vendors, or those of ANEW’s affiliates, may engage in misconduct or other improper activities.

Misconduct by any of these parties could include intentional, reckless and/or negligent conduct or other unauthorized activities that violate the laws and regulations, including those of the FDA and other similar regulatory bodies that require the reporting of true, complete and accurate information; manufacturing standards; federal, state and foreign healthcare fraud and abuse laws and data privacy; or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing, bribery, corruption, antitrust violations, and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. It is not always possible to identify and deter employee or third-party misconduct, and the precautions ANEW takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting ANEW from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

Additionally, ANEW is subject to the risk that a person or government agency could allege such fraud or other misconduct, even if none occurred. If any of ANEW’s employees, independent contractors, principal investigators, consultants, commercial collaborators, manufacturers, service providers or other vendors, or those of ANEW’s affiliates, are alleged or found to be in violation of any such regulatory standards or requirements, or become subject to a corporate integrity agreement or similar agreement and curtailment of ANEW’s operations, it could have a significant impact on ANEW’s business and financial results, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, suspension or delay in clinical trials, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, FDA debarment, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and oversight, any of which could adversely affect ANEW’s ability to operate ANEW’s business and ANEW’s results of operations.

Operation of ANEW’s business internationally exposes ANEW to business, regulatory, political, operational, financial and economic risks associated with doing business in various jurisdictions globally.

ANEW’s business strategy includes establishing and maintaining operations and certain key third party arrangements in various jurisdictions around the world. Doing business internationally involves a number of risks, including:

•        multiple, conflicting and changing laws and regulations such as tax laws, export and import restrictions, employment laws, anti-bribery and anti- corruption laws, regulatory requirements and other governmental approvals, permits and licenses;

•        failure by ANEW or ANEW’s distributors to obtain appropriate licenses or regulatory approvals for the sale or use of ANEW’s product candidates, if approved, in various countries;

•        difficulties in managing foreign operations;

•        unexpected changes in tariffs or trade barriers;

•        complexities associated with managing multiple payor-reimbursement regimes or self- pay systems;

•        financial risks, such as longer payment cycles, difficulty enforcing contracts and collecting accounts receivable and exposure to foreign currency exchange rate fluctuations;

•        reduced protection for intellectual property rights;

•        reduced protection of contractual rights in the event of bankruptcy or insolvency of the other contracting party;

•        natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, including the recent COVID-19 pandemic and related shelter-in-place orders, travel, social distancing and quarantine policies, boycotts, curtailment of trade and other business restrictions;

•        failure to comply with foreign laws, regulations, standards and regulatory guidance governing the collection, use, disclosure, retention, security and transfer of personal data, including the European Union General Data Privacy Regulation (“GDPR”); and

•        failure to comply with anti-bribery and anti-corruption laws including the Foreign Corrupt Practices Act, including its books and records provisions and its anti-bribery provisions, including by failing to maintain accurate information and control over sales and distributors’ activities.

Any of these risks, if encountered, could significantly harm ANEW’s current or future international operations and, consequently, negatively impact ANEW’s financial condition, results of operations and cash flows.

Risks Related to Development of Biosimilar Biologics and Cell and Gene Therapies.

If ANEW is unable to obtain regulatory approval for, or successfully commercialize, bevacizumab-anew, or rituximab-anew, ANEW’s business will be harmed.

Biosimilar product development is a highly speculative undertaking and involves a substantial degree of risk. ANEW has initiated preparatory activities for ANEW’s confirmatory Phase 3 clinical trial of bevacizumab-anew (Avastin) biosimilar candidate, and rituximab-anew (Rituxan/Mabthera) candidate. It may be several years, if ever, before ANEW completes Phase 3 clinical trials and has a product candidate ready to file for market approval with the relevant regulatory agencies. If ANEW obtains regulatory approval to market a biosimilar product candidate, ANEW’s future revenue will depend upon the size of any markets in which ANEW’s product candidates may receive approval and ANEW’s ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors and adequate market share for ANEW’s product candidates in those markets. Even if one or more of ANEW’s product candidates gain regulatory approval and are commercialized, ANEW may never become profitable. Our biosimilar product candidates are for versions of products for which other approved biosimilar competitors are already being marketed. Thus, even if approved, our products will face significant established competition from both the original branded version of our products, as well as from other already-approved biosimilar products. ANEW cannot be certain that any of ANEW’s product candidates will be successful in clinical trials or receive regulatory approval. Further, ANEW’s product candidates may not receive regulatory approval even if they are successful in clinical trials. If ANEW does not receive regulatory approvals for ANEW’s product candidates, ANEW may not be able to continue ANEW’s operations.

The evolving regulatory approval processes of the FDA, EMA and comparable foreign authorities are lengthy, time-consuming, rigorous and inherently unpredictable. If ANEW and ANEW’s collaboration partners are ultimately unable to obtain regulatory approval for ANEW’s product candidates, ANEW’s business will be harmed.

The research, development, testing, manufacturing, labeling, packaging, approval, promotion, advertising, storage, marketing, distribution, post-approval monitoring and reporting and export and import of biologic products are subject to extensive regulation by the FDA and other regulatory authorities in the United States, by the EMA and Competent Authorities in the EEA, and by other regulatory authorities in other countries, where regulations differ from country to country. ANEW is not permitted to market ANEW’s product candidates in the United States until ANEW receives approval from the FDA, or in the EEA until ANEW receives European Commission or EEA Competent Authority approvals.

The exact amount of time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, may take years and depends upon numerous factors, which may not be within ANEW’s control. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which could cause delays in the approval or the decision not to approve an application. ANEW has not obtained regulatory approval for any of ANEW’s product candidates, and it is possible that none of ANEW’s current or future product candidates will ever obtain regulatory approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in ANEW’s failure to obtain regulatory approval to market any of ANEW’s product candidates, which would significantly harm ANEW’s business. Moreover, any delays in the commencement or completion of clinical testing could significantly impact ANEW’s product development costs and commercial return potential, and could result in the need for additional financing.

In addition, if ANEW changes the regulatory pathway through which ANEW intends to seek approval of any of ANEW’s product candidates, or alter their composition or method of manufacturing, ANEW may have to conduct additional clinical trials, which may delay ANEW’s ability to submit a marketing application for the product. Even if ANEW or ANEW’s collaboration partners were to obtain approval for any of ANEW’s product candidates, regulatory agencies may limit the scope of such approval for fewer or more limited indications than ANEW requests, may grant approval contingent on the completion of costly additional clinical trials or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing could harm the commercial prospects for ANEW’s product candidates.

The results of previous clinical trials may not be predictive of future results, and the results of ANEW’s future clinical trials may not satisfy the requirements of the FDA, EMA or other foreign regulatory agencies.

Clinical failure can occur at any stage of clinical development. Clinical trials may produce negative or inconclusive results, and ANEW or any of ANEW’s current and future collaborators may decide, or regulators may require ANEW, to conduct additional clinical or preclinical testing. ANEW will be required to demonstrate with substantial evidence through well-controlled clinical trials that ANEW’s product candidates are as safe and effective for use for a specific indication(s) and in a specific patient population (s) before ANEW can seek regulatory approvals for their commercial sale. Success in early clinical trials does not mean that future larger registration clinical trials will be successful because product candidates in later-stage clinical trials may fail to demonstrate safety and efficacy to the satisfaction of the FDA, EMA and other foreign regulatory agencies despite having progressed through initial clinical trials. Product candidates that have shown promising results in early clinical trials may still fail in subsequent confirmatory clinical trials. Similarly, the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical industry, including those with greater resources and experience than ANEW, have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials.

In addition, the design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. ANEW may be unable to design and execute a clinical trial to support regulatory approval. In some instances, there can be significant variability in safety or efficacy results between different trials of the same product candidate due to numerous factors, including but not limited to changes in trial protocols, differences in size and type of the patient populations, adherence to the dosing regimen and the rate of dropout among clinical trial participants.

Further, ANEW’s product candidates may not be approved even if they achieve their primary endpoints in Phase 3 clinical trials or registration trials. The FDA, EMA and other foreign regulatory agencies may disagree with ANEW’s trial design and ANEW’s interpretation of data from preclinical studies and clinical trials. In addition, any of these regulatory authorities may change the requirements for the approval of a product candidate even after reviewing and providing comments or advice on a protocol for a Phase 3 clinical trial that has the potential to result in FDA or other agencies’ approval. ANEW initially intends to seek approval for bevacizumab-anew for the treatment of metastatic colorectal cancer and metastatic lung cancer. ANEW plans to extrapolate to all other indications in the approved product labeling of the reference product based on the sensitive population agreed by the FDA and EMA in the confirmatory clinical study. During review of the registration application, ANEW’s justification for the extrapolation may not be accepted. Any of the regulatory authorities may approve a product candidate for fewer indications than ANEW requests or may grant approval contingent on the performance of costly post-marketing clinical trials. In addition, the FDA, EMA and other foreign regulatory agencies may not approve the additional indication extrapolations that ANEW believes would be necessary or desirable for the successful commercialization of ANEW’s product candidates.

ANEW’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval.

As with most pharmaceutical products, use of ANEW’s product candidates could be associated with side effects or adverse events, which can vary in severity and frequency. Side effects or adverse events associated with the use of ANEW’s product candidates may be observed at any time, including in clinical trials or when a product is commercialized. Undesirable side effects caused by ANEW’s product candidates could cause ANEW or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or foreign authorities. Additionally, results of ANEW’s studies could reveal a high and unacceptable severity and prevalence of side effects, toxicity or other safety issues, and could require ANEW to perform additional studies or halt development or sale of these product candidates or expose ANEW to product liability lawsuits that will harm ANEW’s business. In such an event, ANEW may be required by regulatory agencies to conduct additional animal or human studies regarding the safety and efficacy of ANEW’s product candidates that ANEW has not planned or anticipated or ANEW’s studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order ANEW to cease further development of or deny or withdraw approval of ANEW’s product candidates for any or all targeted indications. There can be no assurance that ANEW will resolve any issues related to any product-related adverse events to the satisfaction of the FDA or any other regulatory agency in a timely manner, if ever, which could harm ANEW’s business, prospects and financial condition.

Additionally, if one or more of ANEW’s product candidates receives marketing approval, and ANEW or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result.

If ANEW receives approval, regulatory agencies require that ANEW report certain information about adverse medical events.

The timing of ANEW’s obligation to report would be triggered by the date ANEW become aware of the adverse event as well as the nature of the event. ANEW may fail to report adverse events ANEW becomes aware of within the prescribed timeframe. ANEW may also fail to appreciate that ANEW has become aware of a reportable adverse event, especially if it is not reported to ANEW as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of ANEW’s products. If ANEW fails to comply with ANEW’s reporting obligations, the FDA, EMA or other foreign regulatory agencies could take action including but not limited to criminal prosecution, the imposition of civil monetary penalties, seizure of ANEW’s products or delay in approval or clearance of future products.

If other biosimilars of bevacizumab (Avastin) or rituximab-anew (Rituxan/Mabthera) are determined to be interchangeable and ANEW’s biosimilar product candidates for these reference products are not, ANEW’s business would suffer.

The FDA or other relevant regulatory authorities may determine that a proposed biosimilar product is “interchangeable” with a reference product, meaning that the biosimilar product may be substituted for the reference product without the intervention of the healthcare provider who prescribed the reference product, if the application includes sufficient information to show that the product is biosimilar to the reference product and that it can be expected to produce the same clinical result as the reference product in any given patient. If the biosimilar product may be administered more than once to a patient, the applicant must demonstrate that the risk in terms of safety or diminished efficacy of alternating or switching between the biosimilar product and the reference product is not greater than the risk of using the reference product without such alternation or switch. To make a final determination of biosimilarity or interchangeability, regulatory authorities may require additional confirmatory information beyond what ANEW plans to initially submit in ANEW’s applications for approval, such as more in-depth analytical characterization, animal testing or further clinical trials. Provision of sufficient information for approval may prove. difficult and expensive.

ANEW cannot predict whether any of ANEW’s biosimilar product candidates will meet regulatory authority requirements for approval as a biosimilar product or as an interchangeable product in any jurisdiction. Furthermore, legislation governing interchangeability could differ by jurisdiction on a state or national level worldwide.

If product liability lawsuits are brought against ANEW, ANEW may incur substantial liabilities and may be required to limit commercialization of ANEW’s current or future product candidates, and ANEW’s insurance coverage may not be sufficient to satisfy any liability that may arise.

Drug-related side effects could affect patient recruitment for clinical trials, the ability of enrolled patients to complete ANEW’s studies or result in potential product liability claims. ANEW may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect ANEW against losses due to liability. A successful product liability claim or series of claims brought against ANEW could negatively impact ANEW’s results of operations and business. In addition, regardless of merit or eventual outcome, product liability claims may result in impairment of ANEW’s business reputation, withdrawal of clinical trial participants, costs due to related litigation, distraction of management’s attention from ANEW’s primary business, initiation of investigations by regulators, substantial monetary awards to patients or other claimants, the inability to commercialize ANEW’s product candidates and decreased demand for ANEW’s product candidates, if approved for commercial sale. Furthermore, ANEW may also not be able to take advantage of limitations on product liability lawsuits that apply to generic drug products, which could increase ANEW’s exposure to liability for products deemed to be dangerous or defective.

Even if ANEW obtains regulatory approval for a product candidate, ANEW’s products will remain subject to regulatory scrutiny.

If ANEW’s product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record- keeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. Manufacturers and manufacturing facilities are required to comply with extensive FDA, and comparable foreign regulatory authority, requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP, regulations. As such, ANEW will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any non-disclosure agreement, BLA or marketing authorization application, or MAA. Accordingly, ANEW and ANEW’s collaborators and suppliers must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

If a regulatory agency discovers previously unknown problems with an approved product, they may impose restrictions on that product.

If ANEW fails to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

•        issue untitled and warning letters;

•        impose civil or criminal penalties;

•        suspend or withdraw regulatory approval;

•        suspend any of ANEW’s ongoing clinical trials;

•        refuse to approve pending applications or supplements to approved applications submitted by ANEW;

•        impose restrictions on ANEW’s operations, including closing ANEW’s manufacturing facilities; or

•        seize or detain products or require a product recall.

If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of ANEW’s company and ANEW’s operating results will be negatively impacted.

ANEW faces intense competition and rapid technological change and the possibility that ANEW’s competitors may develop therapies that are similar, more advanced or more effective or less expensive than ours.

ANEW expects to enter highly competitive pharmaceutical markets. Successful competitors in the pharmaceutical markets have demonstrated the ability to effectively discover, obtain patents, develop, test and obtain regulatory approvals for products, as well as an ability to effectively commercialize, market and promote approved products. Numerous companies, universities and other research institutions are engaged in developing, patenting, manufacturing and marketing of products competitive with those that ANEW is developing. Many of these potential competitors are large, experienced pharmaceutical companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, personnel and marketing resources. These companies also have greater brand recognition and more experience in conducting preclinical testing and clinical trials of product candidates and obtaining FDA and other regulatory approvals of products.

ANEW has competitors both in the United States and internationally, including major multinational pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies. Some of the pharmaceutical and biotechnology companies ANEW expect to compete with include, for example, Sandoz International GmbH, or Sandoz, Hospira, Inc., or Hospira, Amgen Inc., Pfizer Inc., Boehringer Ingelheim GmbH, or Boehringer, Teva Pharmaceutical Industries, Ltd., Samsung Bioepis, Ltd. (a Merck/Biogen/Samsung biosimilar venture) and Hanwha Chemical Corporation, as well as other smaller companies such as Coherus Biosciences, Inc. and Celltrion, Inc. At least four such competitors have already obtained regulatory approval of, and have been marketing for several years their own biosimilar bevacizumab (Avastin) products. Similarly, there are at least three approved rituximab biosimilars that have been on the market for several years. ANEW will not be able to obtain regulatory approval of either of its biosimilar product candidates for several more years (if ever) and by that time there may be even more approved competing bevacizumab and rituximab biosimilar products on the market. which could materially harm ANEW’s ability to gain market share.

Many of ANEW’s competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations.

As a result, these companies may obtain regulatory approval more rapidly than ANEW is able to and may be more effective in selling and marketing their products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. ANEW’s competitors may also succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that ANEW may develop; they may also obtain patent protection that could block ANEW’s products; and they may obtain regulatory approval, product commercialization and market penetration earlier than ANEW does.

If an improved version of a reference product, such as Avastin, is developed or if the market for the reference product significantly declines, sales or potential sales of ANEW’s biosimilar product candidates may suffer.

Other companies may develop improved versions of a reference product or the innovator applicant may change the reference product formulation as part of a life cycle extension strategy and may obtain regulatory approval of the improved version under a new or supplemental Biologics License Application (BLA) filed with the applicable regulatory authority. If a competitor succeeds in obtaining an approval of an improved biologic product, it may capture a significant share of the collective market in the applicable jurisdiction and significantly reduce the potential size of the market for ANEW’s biosimilar product candidates. In addition, the improved product may be protected by additional patent rights that may subject ANEW’s follow-on biosimilar product to claims of infringement.

ANEW currently has no marketing and sales organization. If ANEW is unable to establish sales and marketing capabilities in jurisdictions for which ANEW chooses to retain commercialization rights, ANEW may be unable to generate any revenue.

To successfully commercialize any products that may result from ANEW’s development programs, ANEW will need to develop marketing and sales capabilities, either on ANEW’s own or with others. If ANEW’s product candidates receive regulatory approval, ANEW intends to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize ANEW’s product candidates in major markets where ANEW may choose to retain commercialization rights. Doing so will be expensive, difficult and time-consuming. Any failure or delay in the development of ANEW’s internal sales, marketing and distribution capabilities would adversely impact the commercialization of ANEW’s products.

Further, given ANEW’s lack of prior experience in marketing and selling biosimilar or gene therapy products, ANEW’s initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize ANEW’s product candidates. As such, ANEW may be required to hire substantially more sales representatives and medical support liaisons to adequately support the commercialization of ANEW’s product candidates or ANEW may incur excess costs as a result of hiring more sales representatives than necessary.

ANEW may need to enter into agreements with other companies that can provide capabilities and funds for the development and commercialization of ANEW’s product candidates. If ANEW is unsuccessful in forming or maintaining these agreements on favorable terms, ANEW’s business could be harmed.

Because ANEW has limited capabilities for late-stage product development, manufacturing, sales, marketing and distribution, ANEW has found it necessary to enter into agreements with other companies. Please see Section entitled “Intellectual Property — Our Licenses and Technology”.

In the future, ANEW may also find it necessary to enter into other agreements or joint ventures with major pharmaceutical companies to jointly develop and/or commercialize its product candidates. If ANEW is unable to secure or maintain such agreements ANEW may not have the capabilities necessary to continue or complete development of ANEW’s product candidates and bring them to market, which may have an adverse effect on ANEW’s business.

In addition to commercialization capabilities, ANEW may depend on ANEW’s agreements with other companies to provide substantial additional funding for development and potential commercialization of ANEW’s product candidates. ANEW may not be able to obtain funding on favorable terms, and if ANEW is not successful in doing so, ANEW may not have sufficient funds to develop a particular product candidate internally or to bring product candidates to market. As a result, ANEW’s business and operating results may be harmed.

The third-party coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit ANEW’s ability to market those products and decrease ANEW’s ability to generate revenue.

Pricing, coverage and reimbursement of ANEW’s biosimilar and gene therapy product candidates, if approved, may not be adequate to support ANEW’s commercial infrastructure. ANEW’s per-patient prices may not be sufficient to recover ANEW’s development and manufacturing costs and potentially achieve profitability. The availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as ours, if approved. Accordingly, sales of ANEW’s product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of ANEW’s product candidates will be paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations or reimbursed by government authorities, private health insurers and other third- party payors. If coverage and reimbursement are not available, or are available only at insufficient levels, ANEW may not be able to successfully commercialize ANEW’s product candidates.

There is significant uncertainty related to third-party coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs and biologics will be covered and reimbursed. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs and biologics. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for ANEW’s biosimilar product candidates, if approved. In addition, in the United States, no uniform policy of coverage and reimbursement for biologics or gene therapy exists among third-party payors. Therefore, coverage and reimbursement can differ significantly from payor to payor. As a result, the process for seeking favorable coverage determinations often is time-consuming and costly and may require ANEW to provide scientific and clinical support for the use of ANEW’s products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained. ANEW’s inability to promptly obtain coverage and profitable reimbursement rates from both government-funded and private payors for any approved products could have a material adverse effect on ANEW’s operating results, ANEW’s ability to raise capital needed to commercialize products and ANEW’s overall financial condition.

ANEW’s biosimilar product candidates, if approved, will face price competition from both the respective reference products and other biosimilars.

Successful competitors in the biosimilar market will likely have the ability to effectively compete on price through payors and their third-party administrators who exert downward pricing pressure. It is possible ANEW’s competitors’ compliance with price discounting demands in exchange for market share could exceed ANEW’s capacity to respond in kind and reduce market prices beyond ANEW’s expectations. In addition, the RPS may compete effectively on price and limit ANEW’s ability to accrue market share. Such practices may limit ANEW’s and ANEW’s collaboration partners’ ability to increase market share and will also impact profitability.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside ANEW’s control.

ANEW may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of ANEW’s clinical trials, and even once enrolled ANEW may be unable to retain a sufficient number of patients to complete any of ANEW’s trials. Patient enrollment and retention in clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, the effectiveness of ANEW’s patient recruitment efforts, the existing body of safety and efficacy data with respect to the study candidate, the perceived risks and benefits of gene therapy approaches for the treatment of neurological diseases, the number and nature of competing existing treatments for ANEW’s target indications, the number and nature of ongoing trials for other product candidates in development for ANEW’s target indications, perceived risk of the delivery procedure, patients with pre-existing conditions that preclude their participation in any trial, the proximity of patients to clinical sites and the eligibility criteria for the study. Furthermore, the negative results ANEW has reported in its biosimilar product clinical trials to date and any other negative results ANEW may report in clinical trials of any of ANEW’s gene therapy or biosimilar product candidates in the future may make it difficult or impossible to recruit and retain patients in other clinical trials of those product candidates. Similarly, negative results reported by ANEW’s competitors about their product candidates may negatively affect patient recruitment in ANEW’s clinical trials. Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on ANEW’s ability to develop ANEW’s product candidates or could render further development impossible. In addition, ANEW expect to rely on contract research organizations (CROs) and clinical trial sites to ensure proper and timely conduct of ANEW’s future clinical trials and, while ANEW intends to enter into agreements governing their services, ANEW will be limited in ANEW’s ability to control their actual performance.

ANEW’s AAV-based gene therapy product candidates and ANEW’s lentiviral-based gene therapy product candidate are based on new gene transfer technology, which makes it difficult to predict the time and cost of product candidate development and of subsequently obtaining regulatory approval.

The use of gene therapy in the treatment of Alzheimer’s and ALS is new but promising. ANEW may experience problems or delays in developing new gene therapy product candidates and such problems or delays may cause unanticipated costs, and such development problems may not be solvable. ANEW may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process for ANEW’s gene therapy product candidates from their current manufacturers, which may prevent ANEW from completing ANEW’s clinical studies or commercializing ANEW’s products on a timely or profitable basis, if at all.

In addition, the clinical trial requirements of the FDA and other foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary according to the type, complexity, novelty and intended use and market of such product candidates. The regulatory approval process for novel product candidates such as ours can be more expensive and take longer than for other, better known or more extensively studied product candidates. To date, only a limited number of gene therapies have received marketing authorization from the FDA or foreign regulatory authorities.

Since August 2017, the FDA has approved 32 cell and gene therapy products including two that utilized a lentiviral-based vector. It is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for ANEW’s gene therapy product candidates in either the United States, or other major markets or how long it will take to commercialize ANEW’s gene therapy product candidates, if any are approved. Approvals by foreign regulatory authorities may not be indicative of what the FDA may require for approval, and vice versa.

Clinical Development of our gene therapy candidates will require the development and use of new in vitro assays that can detect and measure different isoforms and metabolites of Klotho.

Our R&D program for our gene therapy products will requires us to develop and validate one or more assays to separate and individually measure the three isoforms (s-KL, m-KL, p-KL), and the two metabolites (KL1and KL2) of Klotho. If we encounter delays or are unable to successfully develop and obtain necessary regulatory approvals for such assays, we may be unable to develop our gene therapy candidates on a timely basis or at all.

Regulatory requirements governing gene therapy products have changed frequently and may continue to change in the future.

The FDA has established the Office of Tissues and Advanced Therapies within its Center for Biologics Evaluation and Research (“CBER”) to consolidate the review of gene therapy and related products, and has established the Cellular, Tissue and Gene Therapies Advisory Committee to advise the CBER in its review. If ANEW were to engage an NIH-funded institution, to conduct a clinical trial, that institution’s institutional biosafety committee as well as its IRB would need to review the proposed clinical trial to assess the safety of the trial. In addition, adverse developments in clinical trials of gene therapy products conducted by others may cause the FDA or other oversight bodies to change the requirements for approval of any of ANEW’s gene therapy product candidates. Similarly, foreign regulatory authorities may issue new guidelines concerning the development and marketing authorization for gene therapy medicinal products and require that ANEW comply with these new guidelines.

The FDA, NIH and the EMA have each expressed interest in further regulating biotechnology, including gene therapy and genetic testing.

Agencies at both the federal and state level in the United States, as well as the U.S. Congressional committees and other governments or governing agencies, have expressed interest in further regulating the biotechnology industry. Such action may delay or prevent commercialization of some or all of ANEW’s gene therapy product candidates. These regulatory review committees and advisory groups and any new guidelines they promulgate may lengthen the regulatory review process, require ANEW to perform additional studies, increase ANEW’s development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of these product candidates or lead to significant post- approval limitations or restrictions. As ANEW advance ANEW’s gene therapy product candidates, ANEW will be required to consult with these regulatory and advisory groups and comply with applicable guidelines. If ANEW fail to do so, ANEW may be required to delay or discontinue development of certain of ANEW’s gene therapy product candidates. These additional processes may result in a review and approval process that is longer than ANEW otherwise would have expected. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product to market could decrease ANEW’s ability to generate sufficient product revenue, and ANEW’s business, financial condition, results of operations and prospects would be materially and adversely affected.

Even if ANEW obtains FDA approval for ANEW’s gene therapy product candidates in the United States, ANEW may never obtain approval for or commercialize them in any other jurisdiction, which would limit ANEW’s ability to realize their full market potential.

In order to market any products in any particular jurisdiction, ANEW must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy. Approval by the FDA in the United States does not ensure approval by regulatory authorities in other countries or jurisdictions. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for ANEW and require additional nonclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of ANEW’s products in those countries.

Even if ANEW’s product candidates receive marketing approval, they may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

Even if ANEW’s product candidates receive marketing approval, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community, including due to the novelty of gene therapy products in general. If they do not achieve an adequate level of acceptance, ANEW may not generate significant product revenues and become profitable. The degree of market acceptance for ANEW’s product candidates, if approved for commercial sale, will depend on a number of factors, including but not limited to:

•        the efficacy and potential advantages compared to alternative treatments;

•        the effectiveness of sales and marketing efforts;

•        the cost of treatment in relation to alternative treatments;

•        ANEW’s ability to offer ANEW’s products for sale at competitive prices;

•        the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•        the ethical, social and legal concerns about gene therapy;

•        the availability of third-party coverage and adequate reimbursement and patients’ willingness to pay for ANEW’s products in the absence of such coverage and adequate reimbursement;

•        the prevalence and severity of any side effects; and

•        any restrictions on the use of ANEW’s product together with other medications.

The failure of any of ANEW’s product candidates, if approved, to find market acceptance would harm ANEW’s business and could require ANEW to seek additional financing.

Negative public opinion and increased regulatory scrutiny of gene therapy and genetic research may damage public perception of ANEW’s product candidates or adversely affect ANEW’s ability to conduct ANEW’s business or obtain regulatory approvals for ANEW’s product candidates.

Gene therapy remains a novel technology, with only a limited number of gene therapy products approved to date. Public perception may be influenced by claims that gene therapy is unsafe, unethical or immoral, and gene therapy may not gain the acceptance of the public or the medical community. In particular, ANEW’s success will depend upon the comfort level of physicians to prescribe ANEW’s product candidates, in lieu of, or in addition to, existing or standard treatments they are already familiar with and for which greater clinical data may be available.

More restrictive government regulations or negative public opinion would have a negative effect on ANEW’s business or financial condition and may delay or impair the development and commercialization of ANEW’s gene therapy product candidates. Earlier gene therapy trials led to several well-publicized adverse events, including cases of leukemia and death seen in such trials using earlier generation vectors. In addition, there is the potential risk of delayed adverse events following exposure to gene therapy products due to persistent biological activity of the genetic material or other components of products used to carry the genetic material. Gene therapy that targets a gene that is, or that near to another gene, that is important in cell growth or division could potentially enhance the risk of malignant transformation. If ANEW’s vectors demonstrate such an effect, ANEW may decide or be required to halt or delay further clinical development of ANEW’s AAV-based or lentiviral-based product candidates.

Adverse events in ANEW’s clinical studies, even if not ultimately attributable to ANEW’s product candidates (such as the many adverse events that typically arise from the conditioning process), or adverse events in other lentiviral gene therapy trials, and the resulting publicity, could result in increased governmental regulation, unfavorable public perception, potential regulatory delays in the testing or approval of ANEW’s product candidates, stricter labeling requirements for those product candidates that are approved and a decrease in demand for any such product candidates.

Increasing demand for compassionate use or expanded access of ANEW’s unapproved therapies could negatively affect ANEW’s reputation and harm ANEW’s business.

ANEW is developing ANEW’s gene therapy product candidates for life-threatening illnesses for which there are currently limited to no available therapeutic options. It is possible for individuals or groups to target companies with disruptive social media campaigns related to a request for access to unapproved drugs for patients with significant unmet medical need. If ANEW experience a similar social media campaign regarding ANEW’s decision to provide or not provide ANEW’s product candidates under an expanded access corporate policy, ANEW’s reputation may be negatively affected and ANEW’s business may be harmed.

Recent media attention to individual patients’ expanded access requests has resulted in the introduction of legislation at the local and national level referred to as “Right to Try” laws, such as the Right to Try Act, which are intended to give patients access to unapproved therapies. New and emerging legislation regarding expanded access to unapproved drugs for life-threatening illnesses could negatively impact ANEW’s business in the future.

A possible consequence of both activism and legislation in this area is the need for ANEW to initiate an unanticipated expanded access program or to make ANEW’s product candidates more widely available sooner than anticipated. ANEW is a small company with limited resources and unanticipated trials or access programs could result in diversion of resources from ANEW’s primary goals.

In addition, some patients who receive access to unapproved drugs through compassionate use or expanded access programs have life-threatening illnesses and have exhausted all other available therapies. The risk for serious adverse events in this patient population is high which could have a negative impact on the safety profile of ANEW’s product candidates could cause significant delays or an inability to successfully commercialize ANEW’s product candidates, which could materially harm ANEW’s business. If ANEW were to provide patients with ANEW’s product candidates under an expanded access program, ANEW may in the future need to restructure or pause ongoing compassionate use and/or expanded access programs in order to perform the controlled clinical trials required for regulatory approval and successful commercialization of ANEW’s product candidates, which could prompt adverse publicity or other disruptions related to current or potential participants in such programs.

Risks Related to ANEW’s Reliance on Third Parties

ANEW will rely on third parties to manufacture and quality control test ANEW’s product candidates, to conduct ANEW’s preclinical and clinical trials, and perform other tasks for ANEW.

ANEW plans to rely upon contract research organizations (CROs) and contract process development and manufacturing organizations (CDMOs) to monitor and manage manufacturing supply and collect and manage data for ANEW’s ongoing preclinical and clinical programs and ANEW will rely on these parties for quality product supply, logistics, and execution of ANEW’s preclinical and clinical trials and regulatory submissions, and ANEW can only control certain aspects of their activities. Nevertheless, ANEW is responsible for ensuring that each of ANEW’s studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific requirements and standards and ANEW’s reliance on the CROs does not relieve ANEW of ANEW’s regulatory responsibilities. If ANEW, or any of ANEW’s CROs/CDMOs, service providers or investigators fails to comply with applicable regulations or GCPs, the data generated in ANEW’s preclinical and clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require ANEW to perform additional preclinical and clinical trials before approving ANEW’s marketing applications. Failure to comply by any of the participating parties or ourselves with these regulations may require ANEW to repeat clinical trials, which would delay the regulatory approval process.

ANEW expects to depend on third parties for the commercialization of ANEW’s biosimilar and gene therapy product candidates in certain major markets outside the United States, and their failure to commercialize in those markets could harm ANEW’s business and operating results.

ANEW will try to maximize the value of ANEW’s product pipeline by retaining development and commercialization rights in the United States and continuing to selectively out-license to ex-U.S. markets. Accordingly, ANEW will need to identify third-parties and then negotiate the terms of the development and commercialization agreements for major ex-U.S. markets, such as the EU and Japan. ANEW may not be successful in identifying contract counterparties, and ANEW may not be able to reach agreements with such parties on terms that are as favorable to ANEW’s company as ANEW would anticipate. If these entities fail to exercise commercially reasonable efforts to market and sell ANEW’s products in their respective licensed jurisdictions or are otherwise ineffective in doing so, ANEW’s business will be harmed and ANEW may not be able to adequately remedy the harm through negotiation, litigation, arbitration or termination of the license agreements.

ANEW and RLS and ANEW’s gene therapy CDMO are subject to significant regulation with respect to manufacturing ANEW’s product candidates. RLS and the CDMO’s manufacturing facilities may not continue to meet regulatory requirements or may not be able to meet supply demands.

Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP and other applicable regulations. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of ANEW’s product candidates that may not be detectable in final product testing. ANEW must supply all necessary documentation in support of a BLA or MAA on a timely basis and must adhere to GLP and cGMP regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. In addition, the regulatory authorities may, at any time, audit or inspect ANEW’s manufacturing facility or ANEW’s associated quality systems for compliance with the regulations applicable to the activities being conducted. If ANEW’s facilities do not pass a pre-approval facility inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever. If RLS or other CDMOs fail to maintain regulatory compliance, the FDA or other applicable regulatory authority can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new biologic product, withdrawal of an approval or suspension of production. As a result, ANEW’s business, financial condition and results of operations may be harmed.

The regulatory authorities also may, at any time following approval of a product for sale, audit ANEW’s manufacturing facilities. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of ANEW’s product specifications or applicable regulations occurs independent of such an inspection or audit, the relevant regulatory authority may require remedial measures that may be costly and time-consuming for ANEW to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of ANEW’s facility. Any such remedial measures could harm ANEW’s business.

Risks Related to Intellectual Property

If ANEW infringes or is alleged to infringe intellectual property rights of third parties, ANEW’s business could be harmed. Third-party claims of intellectual property infringement may prevent or delay ANEW’s development and commercialization efforts.

ANEW’s commercial success depends in large part on avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the pharmaceutical industry, including patent infringement lawsuits, interferences, oppositions, inter partes review and reexamination proceedings before the U.S. Patent and Trademark Office, or USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which ANEW is developing product candidates. As the pharmaceutical industry expands and more patents are issued, the risk increases that ANEW’s product candidates may be subject to claims of infringement of the patent rights of third parties.

ANEW’s research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. The companies that originated the products for which ANEW intend to introduce biosimilar versions, such as Genentech, Inc., or Roche, as well as other competitors (including other companies developing biosimilars) have developed worldwide patent portfolios of varying sizes and breadth, many of which are in fields relating to ANEW’s business, and it may not always be clear to industry participants, including ANEW, which patents cover various types of products, formulations, manufacturing processes or methods of use.

Third parties may assert that ANEW is employing their proprietary technology without authorization.

There may be third-party patents or patent applications with claims to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of ANEW’s product candidates.

Moreover, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents covering ANEW’s product candidates. The existence of any patent with valid and enforceable claims covering one or more of ANEW’s product candidates could cause substantial delays in ANEW’s ability to introduce such product candidate into the U.S. market if the term of such patent extends beyond ANEW’s desired product launch date.

Moreover, ANEW may face claims from non-practicing third-party entities that have no relevant product revenue and against whom ANEW’s own patent portfolio may have no deterrent effect. In addition, the scope of patent claims is subject to interpretation by the courts. If ANEW is sued for patent infringement, ANEW would need to demonstrate that ANEW’s product candidates, methods of manufacture or methods of use either do not infringe the asserted patent claims or that the claims are invalid and/or unenforceable, and ANEW may not be successful. Even if ANEW is successful in litigation, ANEW may incur substantial costs and the time and attention of ANEW’s management and scientific personnel could be diverted, which could harm ANEW’s business. In addition, ANEW may not have sufficient resources to bring these actions to a successful conclusion.

Third parties could bring claims against ANEW that would cause ANEW to incur substantial expenses and, if successful against ANEW, could cause ANEW to pay substantial monetary damages.

The outcome of intellectual property litigation is subject to uncertainties that cannot be adequately quantified in advance. If a patent infringement suit were brought against ANEW, ANEW could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Ultimately, ANEW could be prevented from commercializing a product or be forced to cease some aspect of ANEW’s business operations if, as a result of actual or threatened patent infringement claims, ANEW is unable to enter into licenses on commercially acceptable terms or at all. If, as a result of patent infringement claims or to avoid potential claims, ANEW chooses or is required to seek licenses from third parties, these licenses may not be available on acceptable terms or at all. Even if ANEW is able to obtain a license, the license may obligate ANEW to pay substantial license fees or royalties or both, and the rights granted to ANEW might be nonexclusive, which could result in ANEW’s competitors gaining access to the same intellectual property.

Moreover, parties making claims against ANEW may obtain injunctive or other equitable relief, which could effectively block ANEW’s ability to further develop and commercialize one or more of ANEW’s product candidates. Defence of these claims, regardless of their merit, would likely involve substantial litigation expense and would likely be a substantial diversion of employee resources from ANEW’s business. In the event of a successful claim of infringement against ANEW, ANEW may, in addition to being blocked from the market, have to pay substantial monetary damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign ANEW’s infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

ANEW may not identify relevant patents or may incorrectly interpret the relevance, scope or expiration of a patent, which might adversely affect ANEW’s ability to develop and market ANEW’s products.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history.

Further, the identification of all patents and their expiration dates relevant to the production and sale of a reference product is extraordinarily complex and requires sophisticated legal knowledge in the relevant jurisdiction.

It may be impossible to identify all patents in all jurisdictions relevant to a marketed product. ANEW may not identify all relevant patents, or incorrectly determine their expiration dates, which may negatively impact ANEW’s ability to develop and market ANEW’s products. ANEW’s failure to identify and correctly interpret relevant patents may negatively impact ANEW’s ability to develop, market and commercialize ANEW’s products.

ANEW may become involved in lawsuits to protect or enforce any future patents, which could be expensive, time-consuming and unsuccessful.

ANEW may discover that competitors are infringing patents we have in-licenced or that may be granted to us in the future. Expensive and time-consuming litigation may be required to enforce ANEW’s in-licensed or future patents. If ANEW or one of ANEW’s collaboration partners were to initiate legal proceedings against a third party to enforce a patent covering one of ANEW’s product candidates, the defendant could counterclaim that the patent covering ANEW’s product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. The outcome following legal assertions of invalidity and unenforceability is unpredictable, and there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that ANEW does not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly and decide that ANEW does not have the right to stop the other party from using the invention at issue on the grounds that ANEW’s patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving ANEW’s patents could limit ANEW’s ability to assert ANEW’s patents against those parties or other competitors, and may curtail or preclude ANEW’s ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect ANEW’s competitive business position, business prospects and financial condition.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of ANEW’s confidential information could be compromised by disclosure during any litigation ANEW initiates to enforce ANEW’s in-licensed or future patents. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a negative impact on the price of ANEW’s common stock. Moreover, there can be no assurance that ANEW will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if ANEW ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of ANEW’s management and scientific personnel could outweigh any benefit ANEW receives as a result of the proceedings.

ANEW may be unable to obtain and maintain effective patent rights for ANEW’s product candidates or any future product candidates.

ANEW relies upon a combination of licensed patents, trade secret protection and confidentiality agreements to protect ANEW’s intellectual property related to ANEW’s product candidates and development programs. ANEW’s ability to enjoy any competitive advantages afforded by ANEW’s intellectual property depends in large part on ANEW’s ability to obtain and maintain patents and other intellectual property protection in the United States and in other countries with respect to various proprietary elements of ANEW’s product candidates, such as, for example, ANEW’s product formulations and processes for manufacturing ANEW’s product candidates and ANEW’s ability to maintain and control the confidentiality of ANEW’s trade secrets and confidential information critical to ANEW’s business.

Although it has not filed patents to date, ANEW plans to seek to protect ANEW’s proprietary position by filing patent applications in the United States and abroad related to ANEW’s products that are important to ANEW’s business. This process is expensive and time-consuming, and ANEW may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that ANEW will fail to identify patentable aspects of ANEW’s research and development output before it is too late to obtain patent protection. There is no guarantee that any patent application ANEW file will result in an issued patent having claims that protect ANEW’s products; and, as a result, ANEW may not be able to effectively prevent others from commercializing competitive products. Additionally, while the basic requirements for patentability are similar across jurisdictions, each jurisdiction has its own specific requirements for patentability. ANEW cannot guarantee that ANEW will obtain identical or similar patent protection covering ANEW’s products in all jurisdictions where ANEW files patent applications.

The patent positions of biopharmaceutical companies generally are highly uncertain and involve complex legal and factual questions for which legal principles remain unresolved. As a result, the claims that cover ANEW’s product candidates in the United States may not provide the same degree of protection as patent claims in other foreign countries. There is no assurance that all potentially relevant prior art relating to ANEW’s patents and patent applications has been found, considered or cited during patent prosecution, which can be used to invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover ANEW’s product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patent claims being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, ANEW’s patents may not adequately protect ANEW’s intellectual property, provide exclusivity for ANEW’s product candidates or prevent others from designing around ANEW’s claims. Any of these outcomes could impair ANEW’s ability to prevent competitors from using the technologies claimed in any patents issued to ANEW, which may have an adverse impact on ANEW’s business.

Patents granted by the European Patent Office may be opposed by any person within nine months from the publication of their grant and, in addition, may be challenged before national courts at any time. Furthermore, even if they are unchallenged, ANEW’s patents and patent applications may not adequately protect ANEW’s intellectual property or prevent others from designing around ANEW’s claims. If the breadth or strength of protection provided by the patents and patent applications ANEW hold, license or pursue with respect to ANEW’s product candidates is threatened, it could threaten ANEW’s ability to prevent third parties from using the same technologies that ANEW uses in ANEW’s product candidates.

Obtaining and, once patents are obtained, maintaining ANEW’s patent protection will depend on compliance with various procedural requirements, document submissions, fee payment and other requirements imposed by governmental patent agencies. ANEW’s patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. In certain cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case and it may materially affect ANEW’s business.

ANEW may not be able to protect ANEW’s intellectual property rights throughout the world.

Filing, prosecuting, defending and enforcing intellectual property on product candidates in all countries throughout the world would be prohibitively expensive, and ANEW’s intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Further, licensing partners may choose not to file patent applications in certain jurisdictions in which ANEW may obtain commercial rights, thereby precluding the possibility of later obtaining patent protection in these countries. Consequently, ANEW may not be able to prevent third parties from practicing ANEW’s inventions in all countries outside the United States or importing products made using ANEW’s inventions into the United States or other jurisdictions.

Risks Related to ANEW’s Business Operations

ANEW may not be successful in ANEW’s efforts to identify, develop or commercialize additional product candidates.

Although a substantial amount of ANEW’s effort will focus on the continued clinical testing, potential approval and commercialization of ANEW’s existing product candidates, the success of ANEW’s business also depends upon ANEW’s ability to identify, develop and commercialize additional product candidates. Research programs to identify new product candidates require substantial technical, financial and human resources. ANEW may focus ANEW’s efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. ANEW’s development efforts may fail to yield additional product candidates suitable for clinical development and commercialization for a number of reasons, including but not limited to the following:

•        ANEW may not be successful in identifying potential product candidates that pass ANEW’s strict screening criteria;

•        ANEW may not be able to overcome technological hurdles to development or a product candidate may not be capable of producing commercial quantities at an acceptable cost, or at all;

•        ANEW may not be able to patent “natural” or known human gene compositions of matter or use in treating or preventing diseases;

•        ANEW may not be able to assemble sufficient resources to acquire or discover additional product candidates;

•        ANEW’s product candidates may not succeed in preclinical or clinical testing;

•        ANEW’s potential product candidates may fail to show sufficient biosimilarity to reference molecules; and

•        competitors may develop alternatives that render ANEW’s product candidates obsolete or less attractive or the market for a product candidate may change such that a product candidate may not justify further development.

If any of these events occur, ANEW may be forced to abandon ANEW’s development efforts for a program or programs or ANEW may not be able to identify, develop or commercialize additional product candidates, which would harm ANEW’s business and could potentially cause ANEW to cease operations.

ANEW may be subject, directly or indirectly, to federal and state healthcare laws and regulations, including fraud and abuse, false claims, physician payment transparency and health information privacy and security laws. If ANEW is unable to comply or have not fully complied with such laws, ANEW could face substantial penalties.

If ANEW obtains FDA approval for any of ANEW’s product candidates and begins commercializing those products in the United States, ANEW’s operations may be directly or indirectly through ANEW’s customers subject to various federal and state fraud and abuse laws, including without limitation, the federal Anti-Kickback Statute, the federal False Claims Act and physician sunshine laws and regulations. These laws may impact, among other things, ANEW’s proposed sales, marketing and education programs. In addition, ANEW may be subject to patient data privacy and security regulation by both the federal government and the states in which ANEW conduct ANEW’s business.

If ANEW’s operations are found to be in violation of any laws or any other governmental regulations that apply to ANEW, ANEW may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of ANEW’s operations, any of which could adversely affect ANEW’s ability to operate ANEW’s business and ANEW’s results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if ANEW is successful in defending against any such actions that may be brought against ANEW, ANEW’s business may be impaired.

If ANEW fails to comply with environmental, health and safety laws and regulations, ANEW could become subject to fines or penalties or incur costs that could harm ANEW’s business.

ANEW’s research, development and manufacturing activities and ANEW’s third-party suppliers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of ANEW’s product candidates and other hazardous compounds. ANEW and ANEW’s suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at ANEW’s facilities pending their use and disposal. ANEW cannot eliminate the risk of contamination, which could cause an interruption of ANEW’s commercialization efforts, research, development and manufacturing efforts and business operations, and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although ANEW believes that the safety procedures utilized by ANEW for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, ANEW cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, ANEW may be held liable for any resulting damages and such liability could exceed ANEW’s resources and state or federal or other applicable authorities may curtail ANEW’s use of certain materials and/or interrupt ANEW’s business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. ANEW cannot predict the impact of such changes and cannot be certain of ANEW’s future compliance. ANEW does not currently carry biological or hazardous waste insurance coverage.

General Risks

ANEW is subject to a variety of stringent and changing privacy and data security laws, contractual obligations, self-regulatory schemes, government regulation, and standards related to data privacy and security. The actual or perceived failure by ANEW, ANEW’s partners, or vendors to comply with such obligations could harm ANEW’s reputation, subject ANEW to significant fines and liability, disrupt ANEW’s clinical trials, or otherwise adversely affect ANEW’s business.

ANEW collects, receives, stores, processes, uses, generates, transfers, discloses, make accessible, protects and shares personal information and other information, including information ANEW collect about patients and healthcare providers in connection with clinical trials in the U.S. and abroad, to operate ANEW’s business, for legal and marketing purposes, and for other business-related purposes.

There are numerous federal, state, local, and international laws, regulations, and guidance regarding privacy, and information use, storage and security, the number and scope of which is changing, subject to differing applications and interpretations, and which may be inconsistent or in conflict with other rules among jurisdictions. For example, US States have also begun to introduce more and more comprehensive privacy legislation. The California Consumer Privacy Act of 2018, or CCPA, affords consumers expanded privacy protections. Aspects of the CCPA and its interpretation and enforcement remain uncertain. The potential effects of the CCPA are far-reaching and may require ANEW to modify ANEW’s data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

ANEW is also subject to the terms of ANEW’s privacy and security policies, representations, certifications, standards, publications and frameworks, or Privacy Policies, and contractual obligations to third parties related to privacy, and information use, storage and security. While ANEW strive to comply with applicable data protection laws ANEW may at times fail to do so, or may be perceived to have failed to do so. Moreover, despite ANEW’s efforts, ANEW may not be successful in achieving compliance if ANEW’s personnel, partners or vendors do not comply with applicable laws, Privacy Policies and other obligations. In such event, such failure or perceived failure could: increase ANEW’s compliance and operational costs; expose ANEW to regulatory scrutiny, actions, fines and penalties; result in reputational harm; interrupt or stop clinical trials; result in litigation and liability; result in an inability to process personal information or to operate in certain jurisdictions; and cause a material adverse impact to business operations or financial results.

If ANEW’s security measures are compromised now, or in the future, or the security, confidentiality, integrity or availability of, ANEW’s information technology, software, services, communications or data is compromised, limited or fails, it could result in material harm to ANEW’s business.

In the ordinary course of ANEW’s business, ANEW may collect, process and store proprietary, confidential and sensitive information, including personal information (including health information), intellectual property, trade secrets, and proprietary business information owned or controlled by ourselves or other parties. ANEW may use third-party service providers and sub-processors to help ANEW operate ANEW’s business and engage in use of data on ANEW’s behalf. ANEW may also share sensitive information with ANEW’s partners or other third parties in conjunction with ANEW’s business. If ANEW, ANEW’s service providers, partners or other relevant third parties have experienced, or in the future experience, any security incident(s) that result in, any data loss, deletion or destruction, unauthorized access to, loss of, unauthorized acquisition or disclosure of, or compromise related to the security, confidentiality, integrity or availability of ANEW’s information technology, software, services, communications or data (or those of ANEW’s service providers, partners or other relevant third parties), it may have a material adverse effect on ANEW’s business, including without limitation, regulatory investigations or enforcement actions, litigation, indemnity obligations, negative publicity and financial loss. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in ANEW’s regulatory approval efforts and could require ANEW to incur substantial cost to recover or reproduce such data.

In addition, cyberattacks, malicious internet-based activity and online and offline fraud are prevalent and continue to increase. In addition to traditional computer “hackers,” threat actors, software bugs, malicious code (such as viruses and worms), employee theft or misuse, denial-of-service attacks (such as credential stuffing), and ransomware attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). ANEW may also be the subject of phishing attacks, viruses, malware installation, server malfunction, software or hardware failures, loss of data or other computer assets, adware or other similar issues.

ANEW may be required to expend significant resources, fundamentally change ANEW’s business activities and practices, or modify ANEW’s operations, including ANEW’s clinical trial activities or information technology, in an effort to protect against data breaches and to mitigate, detect, and remediate actual and potential vulnerabilities. Applicable laws may require ANEW to implement specific security measures or use industry-standard or reasonable measures to protect against data breaches. While ANEW has implemented security measures designed to protect against data breaches there can be no assurance that ANEW’s measures or those of ANEW’s service providers, partners and other third parties, will be effective in protecting against all data breaches and material adverse impacts that may arise from such breaches. The recovery systems, security protocols, network protection mechanisms and other security measures that ANEW (and the third parties that ANEW works with) have integrated into ANEW’s platform, systems, networks and physical facilities, which are designed to protect against, detect and minimize data breaches, may not be adequate to prevent or detect service interruption, system failure or data loss.

ANEW may not have adequate insurance coverage in the event of a Security Breach. ANEW cannot assure that ANEW’s existing coverage will be adequate or otherwise protect ANEW from or adequately mitigate liabilities or damages with respect to claims ANEW may experience, or that such coverage will continue to be available on acceptable terms or at all. The successful assertion of one or more large claims against ANEW that exceeds ANEW’s available insurance coverage, or results in changes to ANEW’s insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on ANEW’s business. In addition, ANEW cannot be sure that ANEW’s existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that ANEW’s insurers will not deny coverage as to any future claim.

Risks Related to Public Company Requirements

Becoming a public company through a merger rather than an underwritten offering presents risks to unaffiliated investors. If the Combined Company is required to take write-downs or write-offs, restructuring and impairment or other charges following the completion of the Transactions, it could have a significant negative effect on its financial condition, results of operations and the price of the Combined Company’s securities, which could cause the Combined Company’s shareholders to lose some or all of their investment.

Becoming a public company through a merger rather than an underwritten offering, as ANEW is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Therefore, investors are reliant on management for the accuracy of the disclosures. If management is not accurate in its disclosures or assessments, the Combined Company may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on the Combined Company’s liquidity, the fact that the Combined Company reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause the Combined Company to be unable to obtain future financing on favorable terms or at all.

ANEW’s management team has limited experience managing a public company.

Most members of ANEW’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. ANEW’s management team may not successfully or efficiently manage ANEW’s transition to a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from ANEW’s senior management and could divert their attention away from the day-to-day management of

ANEW’s business, which could adversely affect its business, results of operations, cash flows and financial condition. In addition, ANEW expects to hire additional personnel to support its operations as a public company, which will increase its operating costs in future periods.

The requirements of being a public company may strain ANEW’s resources and distract its management, which could make it difficult to manage its business, particularly after ANEW is no longer an “emerging growth company.”

Following the completion of the business combination, ANEW will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to ANEW and could have a negative effect on ANEW’s results of operations, financial condition or business.

As a public company, ANEW will be subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on ANEW’s systems and resources. The Exchange Act requires that ANEW file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that ANEW implement and maintain effective disclosure controls and procedures and internal controls over financial reporting. To implement, maintain and improve the effectiveness of its disclosure controls and procedures, ANEW will need to commit significant resources, hire additional staff and provide additional management oversight. ANEW will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining its growth also will require ANEW to commit additional management, operational and financial resources to identify new professionals to join it and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on ANEW’s results of operations, financial condition or business.

Following the completion of the business combination, the Combined Company will qualify as an “emerging growth company” as defined in the JOBS Act, and ANEW intends to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the combined company’s periodic reports and proxy statements. ANEW may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

ANEW’s independent registered public accounting firm will not be required to formally attest to the effectiveness of the combined company’s internal control over financial reporting until the later of its second annual report or the first annual report required to be filed with the SEC following the date the combined company is no longer an “emerging growth company” as defined in the JOBS Act.

When these exemptions cease to apply, ANEW expects to incur additional expenses and devote increased management effort toward ensuring compliance with them. ANEW cannot predict or estimate the amount of additional costs it may incur as a result of becoming a public company or the timing of such costs.

Risks Related to Redwoods and the Business Combination

The Sponsor and the Insiders have agreed to vote in favor of the business combination, regardless of how Redwoods’ public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and the Insiders have agreed to vote any shares of common stock owned by them in favor of the business combination proposal. As of the date of this proxy statement/prospectus, the Sponsor owns shares equal to approximately 35.39% and the Insiders hold approximately 2.0% of Redwoods’ issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the Redwoods Board and certain Redwoods officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement/prospectus.

When considering the Redwoods Board’s recommendation that our stockholders vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement/prospectus, our stockholders should be aware that the Sponsor and certain directors and officers of Redwoods have interests in the business combination that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•        the fact that the Sponsor and the Insiders have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the continued right of the Sponsor to hold Redwood Common Stock and the shares of Redwood Common Stock to be issued to the Sponsor upon exercise of its private units following the Transactions, subject to certain lock-up periods;

•        if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the completion window, the Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.10 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated within the completion window;

•        the fact that the Sponsor and the Insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination within the completion window; and

•        the fact that the Sponsor and Chardan paid an aggregate of approximately $5,300,000 for its 530,000 private units to purchase shares of Redwood Common Stock and that such private units will expire worthless if a business combination is not consummated within the completion window.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting ANEW, completing a business combination with ANEW and may influence their operation of the Combined Company following the business combination. This risk may become more acute as the deadline of February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter) for completing an initial business combination nears.

The Redwoods Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Redwoods stockholders that they vote “FOR” the proposals presented at the special meeting

The officers and directors of Redwoods and ANEW have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of Redwoods and ANEW participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of the Combined Company, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of the Combined Company, as well as potential direct or indirect interests arising from other business ventures they may be involved with. For more information concerning the interests of Redwoods and ANEW executive officers and directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement.

These interests, among others, may influence the officers and directors of Redwoods and ANEW to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests.

The nominal purchase price paid by the Sponsor and directors and officers of Redwoods for the founder shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the founder shares will be significantly greater than the amount the Sponsor and directors and officers of Redwoods paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of the Combined Company’s Common Stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of Redwoods for the founder shares may significantly dilute the implied value of the public shares in the event Redwoods completes an initial business combination. The dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their public shares. In addition, the value of the founder shares will be significantly greater than the amount the Sponsor and directors and officers of Redwoods paid to purchase such shares in the event we complete an initial business combination, even if the Merger causes the trading price of the Combined Company’s common stock to materially decline.

The Sponsor invested an aggregate of $[_] in Redwoods, comprised of the $25,000 purchase price for the founder shares and $5,300,000 purchase price for the private units. The amount held in Redwoods’ Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each share of the Combined Company’s common stock would have an implied value of $[_] per share upon consummation of the Transactions, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Transactions would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each founder share. At approximately $[_] per share, the [_] shares of the Combined Company’s common stock that the Sponsor would own upon consummation of the Transactions would have an aggregate implied value of $[_]. As a result, even if the trading price of the Combined Company’s common stock significantly declines, the value of the shares of common stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor and directors and officers of Redwoods could potentially recoup their entire investment even if the trading price of the Combined Company’s common stock after the initial business combination is as low as $[_] per share. As a result, the Sponsor is likely to earn a substantial profit on its investment upon disposition of shares of the Combined Company’s common stock even if the trading price of the Combined Company’s common stock declines after the consummation of the Transactions. The Sponsor and directors and officers of Redwoods may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating Redwoods.

Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the Nasdaq and we expect them to be listed on Nasdaq upon consummation of the business combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that the Combined Company will be able to comply with the continued listing standards of Nasdaq following the business combination. Additionally, in connection with the Business Combination, the Combined Company will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, the Combined Company’s stock price would generally be required to be at least $4.00 per share and the Combined Company will be required to have a minimum of 400 public holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on the Nasdaq Global Market. We cannot assure you that the Combined

Company will be able to meet those initial listing requirements, in which case ANEW will not be obligated to complete the Business Combination. However, under the terms of the Business Combination Agreement, the closing condition that the Combined Company’s securities be approved for listing on Nasdaq may be waived without recirculation or resolicitation. Redwoods’ stockholders will not have certainty as to whether the Combined Company’s securities will be listed on a national securities exchange following the Business Combination at the time they vote on the Business Combination Proposal or decide whether to redeem their Public Shares in connection with the Business Combination Proposal.

If, after the business combination, Nasdaq delists the Combined Company’s common stock from trading on its exchange for failure to meet the listing standards, Redwoods’ stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for Redwoods’ securities;

•        reduced liquidity for Redwoods’ securities;

•        a determination that Redwoods’ common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Redwoods’ securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a business combination is not consummated. It has also agreed to pay for any liquidation expenses if a business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

If the Transactions or another business combination are not consummated by Redwoods within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or claims of vendors or other entities that may be owed money by Redwoods for services rendered or contracted for or products sold to Redwoods. If Redwoods consummates a business combination, including the Transactions, on the other hand, Redwoods will be liable for all such claims. Redwoods is not aware of any such claims as of the date hereof. Neither Redwoods nor the Sponsor has any reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to Redwoods. Please see the section entitled “Other Information Related to Redwoods — Liquidation if no Business Combination” for further information. If Redwoods is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to advance Redwoods the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expense.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Transactions and to continue to pursue such business combination. Each of Redwoods’ officers and directors has an economic interest in shares of Redwoods’ common stock, warrants and rights to purchase shares of Redwoods’ common stock through his or her ownership of membership interests in the Sponsor, but does not beneficially own any of Redwoods’ common stock or warrants. In considering the recommendations of the Redwoods Board to vote for the business combination proposal and the other proposals described in this proxy statement/prospectus, Redwoods’ stockholders should consider these interests.

The exercise of Redwoods’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transactions may result in a conflict of interest when determining whether such changes to the terms of the Transactions or waivers of conditions are appropriate and in Redwoods’ stockholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Business Combination Agreement, would require Redwoods to agree to amend the Business Combination Agreement, to consent to certain actions taken by ANEW or to waive rights that Redwoods is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of ANEW’s business, a request by ANEW to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on ANEW’s business and would entitle Redwoods to terminate the Business Combination Agreement. In any of such circumstances, it would be at Redwoods’ discretion, acting through the Redwoods Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for Redwoods and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Redwoods does not believe there will be any material changes or waivers that Redwoods’ directors and officers would be likely to make after the mailing of this proxy statement/prospectus. Redwoods will circulate a new or amended proxy statement/prospectus or supplement thereto if changes to the terms of the Transactions that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If Redwoods is unable to complete the Transactions or another initial business combination by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter), Redwoods will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Redwoods Board, dissolving and liquidating. In such event, third parties may bring claims against Redwoods and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.10 per share.

Under the terms of Redwoods’ current certificate of incorporation, Redwoods must complete a business combination before the end of the completion window, or Redwoods must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Redwoods Board, dissolving and liquidating. In such event, third parties may bring claims against Redwoods. Although Redwoods has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Redwoods’ public stockholders. Redwoods is not aware of any such claims as of the date hereof. If Redwoods is unable to complete a business combination within the completion window, the executive officers have agreed they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or claims of vendors or other entities that may be owed money by Redwoods for services rendered or contracted for or products sold to Redwoods. However, they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.10 due to such claims.

Additionally, if Redwoods is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Redwoods otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Redwoods may not be able to return to its public stockholders at least $10.10 per share.

Redwoods’ stockholders may be held liable for claims by third parties against Redwoods to the extent of distributions received by them.

If Redwoods is unable to complete the Transactions or another business combination within the completion window, Redwoods will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Redwoods Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Redwoods cannot assure you that it will properly assess all claims that may be potentially brought against Redwoods. As such, Redwoods’ stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Redwoods cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Redwoods.

If Redwoods is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Redwoods’ stockholders. Furthermore, because Redwoods intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Redwoods Board may be viewed as having breached their fiduciary duties to Redwoods’ creditors and/or may have acted in bad faith, and thereby exposing itself and Redwoods to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Redwoods cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing Redwoods stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on Redwoods’ stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Redwoods or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Redwoods common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on Redwoods common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the special meeting. As of the date of this proxy statement/prospectus, no such transactions have occurred nor are they planned to occur.

Redwoods’ stockholders will experience dilution as a consequence of, among other transactions, the issuance of Redwood Common Stock as consideration in the business combination. Having a minority share position may reduce the influence that Redwoods’ current stockholders have on the management of Redwoods.

Upon completion of the Transactions, we anticipate that under the maximum redemption scenario: (1) ANEW stockholders are expected to hold an ownership interest of 54.7% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of 31.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (3) Sponsor stockholders will retain an ownership interest of 10.5% of the issued and outstanding shares of the Combined Company’s Common Stock, (4) Chardan will retain an ownership interest of 1.2% of the issued and outstanding shares of the Combined Company’s Common Stock, and (5) Del Mar Global Advisors Limited will retain an ownership interest of 2.2% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that all public stockholders exercise their redemption rights in connection with the Transactions and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current Redwoods stockholders in the Combined Company will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming Minimum Redemptions(a)(h)		Assuming 50% Redemptions(h)		Assuming Maximum Redemptions(b)(h)
Non-redeeming Redwoods shareholders(c)	2,910,194	22.9%	2,030,097	17.1%	1,150,000	10.5%
Sponsor(d)	3,445,500	27.1%	3,445,500	29.1%	3,445,500	31.4%
Chardan(e)	126,500	1.0%	126,500	1.1%	126,500	1.2%
ANEW stockholders(f)	6,000,000	47.2%	6,000,000	50.7%	6,000,000	54.7%
Del Mar Global Advisors Limited(g)	240,000	1.8%	240,000	2.0%	240,000	2.2%
Total number of shares outstanding	12,722,194	100.0%	11,842,097	100.0%	10,962,000	100.0%

____________

(a)      Assumes no redemptions.

(b)      Assumes 100% redemptions.

(c)      The shares held by the non-redeeming stockholders of RWOD include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,150,000 shares of common stock underlying the public rights included in the public units.

(d)      The shares held by the Sponsor include (i) 2,875,000 founder shares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, and (iv) 87,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(e)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units and (ii) 11,500 private shares underlying the private rights included in the private units.

(f)      Consists of shares issued as Merger Consideration in the Business Combination, assuming no issuance of earn-out shares.

(g)      Shares issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods.

(h)      There is no dilution associated with Section 5.18 of the Business Combination Agreement at closing. All transactions fees will either be paid in cash or become a liability of the combined company.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions, assuming (i) the exercise of all public and private warrants to purchase the Combined Company’s Common Stock and (ii) the issuance of all the earn-out shares to ANEW stockholders:

	Assuming Minimum Redemptions(a)		Assuming 50% Redemptions		Assuming Maximum Redemptions(b)
Non-redeeming Redwoods shareholders(c)	4,670,388	15.7%	2,910,194	10.4%	1,150,000	4.4%
Former RWOD stockholders who redeemed their IPO shares(d)	9,739,806	32.7%	9,739,806	34.8%	9,739,806	37.1%
Sponsor(e)	3,860,500	13.0%	3,860,500	13.8%	3,860,500	14.7%
Chardan(f)	241,500	0.8%	241,500	0.9%	241,500	0.9%
ANEW stockholders(g)	11,000,000	37.0%	11,000,000	39.2%	11,000,000	42.0%
Del Mar Global Advisors Limited(h)	240,000	0.8%	240,000	0.9%	240,000	0.9%
Total number of shares outstanding	29,752,194	100.0%	27,992,000	100.0%	26,231,806	100.0%

____________

(a)      Assumes no redemptions.

(b)      Assumes 100% redemptions.

(c)      The shares held by the non-redeeming stockholders of RWOD include (i) the 1,760,194 shares of common stock underlying the public units (subject to the assumptions set forth in the table), (ii) 1,150,000 shares of common stock underlying the public rights included in the public units, and (iii) 1,760,194 shares of common stock underlying the public warrants included in the public units.

(d)      The former stockholders of RWOD who previously redeemed their public shares in connection with the extension special meetings and/or the business combination meeting will retain all the public warrants purchased as part of the public units at IPO.

(e)      The shares held by the Sponsor include (i) 2,875,000 founder shares, which constitute all the issued and outstanding founder hares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, (iv) 415,000 shares of common stock underlying the private warrants included in the private units, (v) 114,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(f)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units, (ii) 11,500 private shares underlying the private rights included in the private units, and 115,000 shares of common stock underlying the private warrants included in the private units.

(g)      Consists of shares issued as Merger Consideration in the Business Combination, assuming the issuance of all the earn-out shares.

(h)      Shares issued to Del Mar Global Advisors Limited as a financial advisor compensation for Redwoods.

Having a minority ownership interest in the Combined Company may reduce the influence that Redwoods’ public stockholders have on the management of Redwoods. See the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Impact of the Business Combination on the Combined Company’s Public Float” and section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

A significant portion of the Combined Company’s Common Stock following the business combination will be restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of the Combined Company’s Common Stock to drop significantly, even if our business is doing well.

The market price of shares of the Combined Company’s Common Stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

After the business combination, it is anticipated that there will be outstanding (i) approximately [_] shares of the Combined Company’s Common Stock (assuming that no shares of Redwood Common Stock are elected to be redeemed by Redwoods stockholders) and (ii) warrants to purchase approximately [_] shares of the Combined Company’s Common Stock are not exercised.

Concurrently with the execution of the Business Combination Agreement, Redwoods and certain existing stockholders of ANEW who, in each case, will receive Redwoods Common Stock in connection with the Transactions, entered into a lock-up agreement to be effective upon the Closing, pursuant to which each of them agreed not to, without Redwoods’ prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Redwoods Common Stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares of Redwoods Common Stock, whether any of these transactions are to be settled by delivery of any such shares of Redwoods Common Stock, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of Redwoods for a period of six months following the Closing. However, following the expiration of such lock-up period, the Sponsor and the other lock-up parties will not be restricted from selling the Combined Company securities held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of the Combined Company’s Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Combined Company’s Common Stock. For a summary of the terms of the Lock-Up Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination —  Lock-Up Agreement.”

In addition, contingent upon the Closing, Redwoods and the Sponsor will amend and restate Redwoods’ existing Registration Rights Agreement to amend and restate the existing registration rights of the Sponsor and to grant holders of Redwoods Common Stock, including certain current ANEW stockholders (and their permitted transferees) following the Closing, certain registration rights with respect to securities of Redwoods, including: (i) the right to require Redwoods to register the registrable securities that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights for resale, pursuant to Rule 415 under the Securities Act; (ii) the right to initiate underwritten offerings, including block trades; (iii) a requirement that Redwoods file the Form S-1 with the SEC within 20 business days of the Closing; and (iv) a requirement that Redwoods pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. For a summary of the terms of the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Registration Rights Agreement.”

The Sponsor beneficially owns a significant equity interest in Redwoods, and will continue to own a significant interest in the Combined Company, and may take actions that conflict with your interests.

The interests of Sponsor may not align with the interests of Redwoods and its other stockholders. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with Redwoods. The Sponsor and its affiliates have not made any current investments or have any interests in businesses that compete directly or indirectly with Redwoods or ANEW. However, the Sponsor and its affiliates may also pursue acquisition opportunities that may be complementary to Redwoods’ business and, as a result, those acquisition opportunities may not be available to us. For a summary of the current fiduciary or contractual obligations of our officers and directors and the Sponsor, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination”.

We may issue additional shares of the Combined Company’s Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank could have the following effects:

•        your proportionate ownership interest in the Combined Company will decrease;

•        the relative voting strength of each previously outstanding share of common stock may be diminished; or

•        the market price of our shares of the Combined Company stock may decline.

We have no operating history and our results of operations and those of the Combined Company may differ significantly from the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus.

Redwoods is a blank check company with no operating history or results.

This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for the Combined Company. The unaudited pro forma condensed combined statement of loss of the Combined Company combines the historical audited results of operations of Redwoods.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Combined Company. Accordingly, the Combined Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Redwoods and ANEW have incurred and expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Redwoods if the business combination is not completed.

Redwoods and ANEW expect to incur significant costs associated with the business combination. Even if the business combination is not completed, Redwoods expects to incur approximately $[_] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Redwoods if the business combination is not completed.

Even if Redwoods consummates the Business Combination, there can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

Assuming the maximum redemption of [_] public shares, there will be 11,500,000 Public Warrants outstanding following the Closing, all of which will be held the redeeming stockholders. Such Public Warrants had an aggregate market value of $[_] million, based on the closing price of the Public Warrants on Nasdaq on [_], 2023 of $[_]. The exercise price for Public Warrants is $11.50 per share in each case. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated March 30, 2022, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of Redwoods common stock purchasable upon exercise of a Public Warrant.

Redwoods may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

Assuming the maximum redemption of [_] million public shares, there will be 11,500,000 Public Warrants outstanding following the Closing, all of which will be held the redeeming stockholders. Such Public Warrants had an aggregate market value of $[_], based on the closing price of the Public Warrants on Nasdaq [_], 2023 of $[_]. We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of Redwoods common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Redwoods common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Redwoods common stock is available throughout the thirty (30-) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. See “Questions and Answers About the Proposals — How do the Public Warrants differ from the private warrants and what are the related risks for any public warrant holders post business combination?” for more information.

If Redwoods is unable to complete an initial business combination, Redwoods’ warrants may expire worthless.

If Redwoods is unable to complete an initial business combination, Redwoods’ warrants may expire worthless.

Redwoods and ANEW will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Redwoods and ANEW. These uncertainties may impair our or ANEW’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or ANEW’s business could be harmed.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; or

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

If Redwoods’ due diligence investigation of the ANEW business was inadequate, then stockholders of Redwoods following the business combination could lose some or all of their investment.

Even though Redwoods conducted a due diligence investigation of the ANEW business, Redwoods cannot be sure that this diligence uncovered all material issues that may be present inside the ANEW business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the ANEW business and outside of its control will not later arise.

Following the consummation of the business combination, the Combined Company’s only significant asset will be its ownership interest in the ANEW business, and such ownership may not be sufficiently profitable or valuable to enable the Combined Company to satisfy the Combined Company’s other financial obligations. The Combined Company does not anticipate paying any cash dividends for the foreseeable future.

Following the consummation of the business combination, the Combined Company will have no direct operations and no significant assets other than its ownership interest in the ANEW business. The Combined Company will depend on the ANEW business for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company. The earnings from, or other available assets of, the ANEW business may not be sufficient to pay dividends or make distributions or loans to enable the Combined Company to pay any dividends on the common stock or satisfy its other financial obligations.

In addition, ANEW has never declared or paid cash dividends on its capital stock, and it does not anticipate paying any cash dividends in the foreseeable future. ANEW currently intends to retain its future earnings, if any, for the foreseeable future, to fund the development and growth of its business. Any future determination to pay dividends will be at the discretion of the Combined Company’s board of directors and will be dependent upon its financial condition, results of operations, capital requirements, applicable contractual restrictions and such other factors as the board of directors may deem relevant. As a result, capital appreciation in the price of the Combined Company’s common stock, if any, will be your only source of gain on an investment in the Combined Company’s common stock.

Please see the sections titled “Redwoods’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “ANEW’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

The amended and restated bylaws that will be effective following the completion of the business combination designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Combined Company stockholders, which could result in increased costs for the Combined Company’s stockholders to bring a claim and could limit the ability of the Combined Company’s stockholders to obtain a favorable judicial forum for disputes with the Combined Company or with directors, officers or employees of the Combined Company and may discourage stockholders from bringing such claims.

Under the amended and restated bylaws that will be effective following the completion of the business combination, unless the Combined Company consents in writing to the selection of an alternative forum, the sole and exclusive forum will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) for:

•        any derivative action or proceeding brought on behalf of the Combined Company;

•        any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Combined Company to the Combined Company or the Combined Company’s stockholders;

•        any action asserting a claim against the Combined Company or any director or officer or other employee of the Combined Company arising pursuant to any provision of the DGCL or the Combined Company’s certificate of incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); or

•        any action asserting a claim against the Combined Company or any director or officer or other employee of the Combined Company governed by the internal affairs doctrine.

For the avoidance of doubt, the foregoing provisions of the amended and restated bylaws will not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the amended and restated bylaws will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Although investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Company’s capital stock will be deemed to have notice of, and consented to, the provisions of the amended and restated bylaws described in the preceding sentences. These provisions of the amended and restated bylaws could result in increased costs for the Combined Company’s stockholders to bring a claim and could limit the ability of the Combined Company stockholders to obtain a favorable judicial forum for certain disputes with the Combined Company or with its directors, officers or other employees, which may discourage such lawsuits against the Combined Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, the Combined Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.

Some provisions of Delaware law and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the business combination may deter third parties from acquiring the Combined Company and diminish the value of the Combined Company’s common stock.

The Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the business combination will provide for, among other things:

•        the ability of the Combined Company’s board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire the Combined Company or otherwise effect a change in control;

•        advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings; and

•        certain limitations on convening special stockholder meetings.

In addition, in the second amended and restated certificate of incorporation, the Combined Company has not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by ANEW’s board of directors and by the affirmative vote of holders of at least two-thirds of the votes of ANEW’s outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of ANEW’s outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Combined Company for a three-year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with its board of directors because the stockholder approval requirement would be avoided if the Combined Company’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions in the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware law, may discourage, delay or prevent a transaction involving a change in control of the Combined Company that is in the best interest of its minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the Combined Company’s common stock if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to the Combined Company board of directors and take other corporate actions.

Subsequent to the completion of the business combination, the Combined Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the Combined Company’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Redwoods has conducted due diligence on the ANEW business, Redwoods cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the ANEW business and outside of Redwoods’ and ANEW’s control will not later arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if Redwoods’ due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Redwoods’ preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Redwoods’ liquidity, charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. Accordingly, any of Redwoods’ stockholders who choose to remain stockholders of the Combined Company following the business combination could suffer a reduction in the value of their shares.

A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

Following the business combination, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for the Combined Company’s securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of the Combined Company’s securities after the business combination can vary due to general economic conditions and forecasts, the Combined Company’s general business condition and the release of the Combined Company’s financial reports. Additionally, if the Combined Company’s securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Combined Company’s securities may be more limited than if the Combined Company was quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Redwoods’ securities may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or securities analysts, the market price of the Combined Company’s securities following the consummation of the business combination may decline. The market values of the Combined Company’s securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Redwoods’ stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for stock relating to the ANEW business and trading in shares of Redwood Common Stock has not been active. Accordingly, the valuation ascribed to the ANEW business and Redwood Common Stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination.

The trading price of the Combined Company’s Common Stock following the business combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for the Combined Company’s securities develops and continues, the trading price of the Combined Company’s securities following the business combination could be volatile and subject to wide fluctuations. The trading price of the Combined Company’s Common Stock following the business combination will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond Redwoods’ control and may not be related to Redwoods’ operating performance. These fluctuations could cause you to lose all or part of your investment in Redwood Common Stock since you might be unable to sell your shares at or above the price attributed to them in the business combination. Any of the factors listed below could have a material adverse effect on your investment in Redwoods’ securities and Redwoods’ securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Redwoods’ securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities following the business combination may include:

•        market conditions in the broader stock market in general, or in ANEW’s industry in particular;

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, other public announcements and filings with the SEC;

•        speculation in the press or investment community;

•        actual or anticipated developments in the Combined Company’s business, competitors’ businesses or the competitive landscape generally;

•        the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        the timing of the achievement of objectives under ANEW’s business plan and the timing and amount of costs we incur in connection therewith;

•        changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to ours;

•        changes in laws and regulations affecting the Combined Company’s business;

•        commencement of, or involvement in, litigation or investigations involving the Combined Company;

•        changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of the Combined Company’s Common Stock available for public sale;

•        any major change in the Combined Company’s board of directors or management;

•        sales of substantial amounts of the Combined Company’s Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•        other risk factors listed in this “Risk Factors” section.

Broad market and industry factors may materially harm the market price of Redwoods’ securities irrespective of Redwoods’ operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Redwoods’ securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Redwoods’ could depress Redwoods’ stock price regardless of Redwoods’ business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of Redwood Common Stock, regardless of Redwoods’ actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the business combination. A decline in the market price of Redwoods’ securities also could adversely affect Redwoods’ ability to issue additional securities and Redwoods’ ability to obtain additional financing in the future.

Furthermore, the stock markets in general have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has sometimes been unrelated to the operating performance of the issuer. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s Common Stock adversely, then the price and trading volume of the Combined Company’s Common Stock could decline.

The trading market for the Combined Company’s Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, the Combined Company’s business and operations, the Combined Company’s market, or the Combined Company’s competitors. Securities and industry analysts do not currently, and may never, publish research on Redwoods. If no securities or industry analysts commence coverage of the Combined Company, the Combined Company’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Redwoods change their recommendation regarding the Combined Company’s stock adversely, or provide more favorable relative recommendations about Redwoods’ or the Combined Company’s competitors, the price of the Combined Company’s Common Stock would likely decline. If any analyst who may cover Redwoods were to cease coverage of the Combined Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

There is no guarantee that an active and liquid public market for shares of the Combined Company’s Common Stock will develop.

Redwoods is currently a blank check company and there has not been a public market for ANEW Common Stock since it is a private company. A liquid trading market for the Combined Company’s Common Stock may never develop.

In the absence of a liquid public trading market:

•        you may not be able to liquidate your investment in shares of Redwood Common Stock;

•        you may not be able to resell your shares of Redwood Common Stock at or above the price attributed to them in the business combination;

•        the market price of shares of Redwood Common Stock may experience significant price volatility; and

•        there may be less efficiency in carrying out your purchase and sale orders.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect the Combined Company’s business, investments and results of operations.

The Combined Company will be subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, the Combined Company will be required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Combined Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on the Combined Company’s business and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement/prospectus. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following January 20, 2026, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of Redwood Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find Redwood Common Stock less attractive because we rely on these exemptions. If some investors find Redwood Common Stock less attractive as a result, there may be a less active trading market for Redwood Common Stock and our stock price may be more volatile.

Upon consummation of the Transactions, the Combined Company will continue to be an emerging growth company and intends to continue to take advantage of the exemptions described above for as long as it continues to be an emerging growth company. See “— Risks Related to ANEW’s Business and Operations Following the Business Combination — Risks Related to Public Company Requirements — The requirements of being a public company may strain ANEW’s resources and distract its management, which could make it difficult to manage its business, particularly after ANEW is no longer an “emerging growth company.”

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our Common Stock after December 31, 2022, including redemptions in connection with the business combination, unless an exemption is available. Generally, issuances of securities by us in connection with our initial business combination transaction (including any PIPE transaction at the time of our initial business combination), as well as any other issuances of securities not in connection with our initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of our liquidation.

If the Business Combination does not qualify as a tax-free reorganization under Section 368(a) of the Code, holders of ANEW Common Stock may incur a substantially greater U.S. federal income tax liability as a result of the Business Combination.

For U.S. federal income tax purposes, it is expected that the Business Combination will qualify as either (a) a tax-deferred reorganization within the meaning of Sections 368(a) of the Code or (b) a tax-deferred contribution described in Section 351(a) of the Code. However, if certain requirements are not satisfied, the Business Combination would be treated, for U.S. federal income tax purposes, as a taxable exchange by shareholders of ANEW Common Stock for Redwoods Common Stock and shareholders of ANEW may incur substantially greater U.S. federal income tax liability.

ANEW may have unknown liabilities or liabilities which exceed our estimates. Any such liabilities could adversely affect the financial position of the Combined Company.

ANEW’s business activities may have associated with them various potential liabilities relating to the conduct of its business prior to the Business Combination, including, but not limited to, potential contract claims, historical tax matters and other potential liabilities that could adversely affect the financial position of the Combined Company. Upon consummation of the Business Combination, the Combined Company will assume these potential liabilities. While we continue to evaluate what we believe to be the most significant of these potential liabilities, it is possible that these liabilities may exceed our expectations or that other liabilities, whether currently known or unknown to us, result in substantial losses to the Combined Company. Except as specified in the Business Combination Agreement, ANEW’s representation and warranties will not survive the Closing. As a result, if any issues arise post-closing, we may not be entitled to sufficient, or any, indemnification or recourse from ANEW, which could have a materially adverse impact on our business and results of operations.

Chardan has financial incentives that may have caused it, or that may cause it, to advise Redwoods and ANEW to complete the Merger even if such transaction is not favorable to Redwoods’ stockholders.

Chardan, as the underwriter of the Redwoods IPO, is entitled to receive deferred underwriting commissions in the amount of $4,312,500 that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us.

In addition, each of Redwoods (in April of 2022) and ANEW (in October of 2022) had independently engaged Chardan to act as its respective M&A and capital markets advisor in connection with business combination and related transactions each was considering, including (eventually) the Transactions. When Redwoods and ANEW commenced discussions in March of 2023 related to the Transactions, Redwoods and ANEW consented to such dual representation in connection with the Transactions and waived any conflicts of interest arising therefrom. On August 25, 2023, Redwoods received Chardan’s formal resignation from its previous engagement as Redwood’s M&A and capital markets advisor in connection with the Transactions and of the fees to which Chardan would have been entitled for such engagement upon the closing of the Transactions. Chardan’s letter indicated that it would continue its representation of ANEW in connection with the Transactions and that Chardan was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus. Chardan will be entitled to receive from ANEW an M&A advisory fee of $2,500,000 upon the closing of the Transactions and an additional $1,900,000 M&A advisory fee from ANEW to the extent that Redwoods issues the 5,000,000 Contingent Consideration Shares in connection with the Transactions, resulting in Chardan earning fees of up to $8,712,500. Chardan is also acting as ANEW’s financial advisor with respect to any financings in connection with the Transactions such as a PIPE,and will earn a fee based on any proceeds that may be raised therefrom. Finally, Chardan invested (at the time of Redwoods’ IPO) approximately $1,150,000 for its 115,000 private units to purchase shares of Redwood Common Stock. which private units will expire worthless if a business combination is not consummated within its completion window. Chardan’s financial interests are tied to the closing of the Transactions (and, prior to its resignation as Redwoods’ M&A and capital markets advisor, the additional fees to which Chardan would have been entitled in such role upon consummation of the Transactions) and may have given rise to, and may continue to give rise to, potential conflicts of interest and may have influenced, and may continue to influence, Chardan’s support for the Merger. As such, Chardan may have been incentivized, and may continue to be incentivized, to advise Redwoods and ANEW to complete the Merger even if such transaction is not favorable to Redwoods’ stockholders.

If Redwoods is deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), Redwoods may be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate the Company.

As of the date hereof, substantially all of the assets held in the trust account are held in money market funds, which primarily invest in U.S. Treasury Bills. There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”) and Redwoods may in the future be subject to a claim that Redwoods has been operating as an unregistered investment company. If Redwoods is deemed to be an investment company for purposes of the Investment Company Act, Redwoods might be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate. If Redwoods is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of its stock and warrants following such a transaction, and its warrants and rights would expire worthless.

The longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that Redwoods may be considered an unregistered investment company, in which case Redwoods may be required to liquidate. Notwithstanding the foregoing, Redwoods intends to keep the funds in the trust account invested in money market funds, which primarily invest in U.S. Treasury Bills.

Risks Related to the Redemption

You must tender your shares of Redwood Common Stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your common stock certificates to Redwoods’ transfer agent or to deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock, in each case, by two business days prior to the special meeting. The requirement for physical or electronic delivery by two business days prior to the special meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.

Redwoods does not have a specified maximum redemption threshold. As a result, Redwoods may be able to complete the business combination even though a substantial portion of public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to Sponsor, directors or officers or their affiliates. As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by Redwoods or the persons described above have been entered into with any such investor or holder. Redwoods will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or other proposals (as described in this proxy statement/prospectus) at the special meeting.

In the event that the aggregate cash consideration that Redwoods would be required to pay for all shares of Redwood Common Stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash condition pursuant to the terms of the Business Combination Agreement, exceeds the aggregate amount of cash available to Redwoods, Redwoods may not complete the business combination or redeem any shares, all shares of Redwood Common Stock submitted for redemption will be returned to the holders thereof and Redwoods may instead search for an alternate business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Redwood

Common Stock included in the units sold in the Redwoods IPO unless such stockholder first obtains Redwoods’ prior consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Redwoods will require each public stockholder seeking to exercise redemption rights to certify to Redwoods whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Redwoods at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Redwoods makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over Redwoods’ ability to consummate the business combination and you could suffer a material loss on your investment in Redwoods if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Redwoods consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in the Redwoods IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. Redwoods cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of shares of Redwood Common Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Redwoods’ determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, Redwoods’ stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Redwoods might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Redwoods who wish to redeem their shares of Redwood Common Stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Redwood Common Stock for a pro rata portion of the funds held in the trust account.

Stockholders electing to redeem their shares of Redwood Common Stock will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of Redwoods Stockholders — Redemption Rights” of this proxy statement/prospectus for additional information on how to exercise your redemption rights.

If, despite Redwoods’ compliance with the proxy rules, a stockholder fails to receive Redwoods proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Redwood Common Stock. In addition, the proxy materials that Redwoods is furnishing to holders of public shares of Redwood Common Stock in connection with the business combination describes the various procedures that must be complied with in order to validly redeem public shares of Redwood Common Stock. In the event that a stockholder fails to comply with these procedures, its shares of Redwood Common Stock may not be redeemed.

SPECIAL MEETING OF REDWOODS STOCKHOLDERS

General

Redwoods is furnishing this proxy statement/prospectus to Redwoods’ stockholders as part of the solicitation of proxies by the Redwoods Board for use at the special meeting of Redwoods stockholders to be held on [•], 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus provides Redwoods’ stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication. Please have your Control Number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the transfer agent.

Purpose of the Redwoods Special Meeting

At the special meeting, Redwoods is asking holders of Redwoods common stock to consider and vote upon:

•        a proposal to approve the business combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus. See the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•        a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached hereto as Annex B. See the section entitled “Proposal No. 2 — The Charter Proposal”;

•        a proposal to vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the second amended and restated certificate of incorporation presented separately in accordance with SEC requirements. See the section entitled “Proposal No. 3 — The Governance Proposal”;

•        a proposal to approve and adopt the Incentive Plan and the material terms thereof, including the authorization of the initial share reserve thereunder. See the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

•        a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement. See the section entitled “Proposal No. 5 — The Director Election Proposal”;

•        a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

•        a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. See the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Recommendation of the Redwoods Board

The Redwoods Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the Redwoods Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Redwoods stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination

Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Redwoods Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Redwoods stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

Redwoods has fixed the close of business on [•], 2023, as the record date for determining Redwoods stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were [•] shares of Redwoods common stock outstanding and entitled to vote. Each share of Redwoods common stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting by attendance via the virtual meeting website or by proxy, of a majority of the voting power of all the outstanding shares of common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

Redwoods’ bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Vote Required

The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote) the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the business combination proposal, the governance proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal.

The approval of the charter proposal requires the affirmative vote of holders of at least a majority of all of Redwoods’ outstanding shares of common stock. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of Redwoods’ common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the [_] director nominees who receive the most affirmative votes will be elected. Redwoods stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Effect of Abstentions and Broker Non-Votes

Abstentions on the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal will count as a vote “AGAINST” such proposals.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Voting Your Shares

Each share of Redwoods common stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Redwoods common stock at the special meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•        You can attend the special meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website [•]. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer. Instructions on how to attend and participate at the special meeting are available at [•].

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Redwoods can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Redwoods’ Secretary in writing before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Redwoods common stock, you may call Morrow Sodali, Redwoods’ proxy solicitor, at (800) 662-5200 (Toll Free) or Redwoods at (646) 916-5315.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether such holders vote for or against the business combination proposal. Any stockholder holding public shares as of the record date may demand that Redwoods redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[•] per share as of [•], 2023, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Redwoods will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Redwoods’ transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then Redwoods’ public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Redwoods will promptly return any shares delivered by public holders.

The closing price of Redwood Common Stock on [•], 2023, the record date for the special meeting, was $[•] per share. The cash held in the trust account on such date was approximately $[•] ($[•] per public share). Prior to exercising redemption rights, stockholders should verify the market price of Redwoods common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Redwoods cannot assure its stockholders that they will be able to sell their shares of Redwoods common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Redwoods common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you submit a written request that such shares be redeemed for cash to the transfer agent and deliver the shares (either physically or electronically) to the transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting).

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of Redwoods have appraisal rights in connection the business combination under the DGCL.

Proxy Solicitation Costs

Redwoods is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. Redwoods and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Redwoods will bear the cost of the solicitation.

Redwoods has hired Morrow Sodali to assist in the proxy solicitation process. Redwoods will pay that firm a fee of $[•] plus disbursements. Such payment will be made from non-trust account funds.

Redwoods will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Redwoods will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Redwoods’ stockholders are being asked to approve the business combination with ANEW described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/ prospectus. The discussion in this proxy statement/prospectus of the business combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus.

You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement. Please see the subsection entitled “— Certain Agreements Related to the Business Combination — Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement.

We may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote at the special meeting.

General

Structure of the Transactions

On May 30, 2023, Redwoods entered into the Business Combination Agreement, as amended pursuant to Amendment No. 1 thereto dated as of November 4, 2023, with Merger Sub and ANEW. Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction by which Merger Sub will merge with and into ANEW with ANEW surviving such merger as a wholly owned subsidiary of Redwoods.

Merger Consideration

Subject to the terms of the Business Combination Agreement, Redwoods will acquire all of the outstanding equity interests of ANEW in exchange for shares of Redwoods’ common stock, par value $0.0001 per share (the “Common Stock”), based on an implied ANEW equity value of $60,000,000 valued at $10 per share (the “Merger Consideration”), to be paid to ANEW stockholders at the effective time of the Merger. In addition, certain ANEW stockholders will be issued additional shares of Redwoods’ Common Stock (the “Contingent Consideration Shares”), which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the Closing; (ii) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the Closing; and (iii) 1,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the Closing. Assuming a Closing Date of [_], 2023, we expect that the per share Merger Consideration to stockholders of ANEW will be approximately [_] shares of Redwood Common Stock in exchange for each issued and outstanding share of ANEW Common Stock.

Exchange and Fractional Shares

Immediately prior to or at the Effective Time, Redwoods will deposit with Continental Stock Transfer & Trust Company (the “Exchange Agent”) evidence in book-entry form of shares of Redwood Common Stock representing the number of shares of Redwood Common Stock sufficient to deliver the Merger Consideration. In addition, Redwoods shall instruct the Exchange Agent to reserve the Contingent Consideration Shares in the manner contemplated under the Business Combination Agreement.

At or prior to the Effective Time, Redwoods will instruct the Exchange Agent to issue to each shareholder of ANEW the portion of the Merger Consideration to which that shareholder of ANEW is entitled pursuant to the Business Combination Agreement at or promptly after the Closing.

Notwithstanding anything to the contrary as described in the Business Combination Agreement, no fraction of a share of Redwood Common Stock will be issued by virtue of the Business Combination Agreement or the transactions contemplated thereby, and Each shareholder of ANEW who would otherwise be entitled to a fraction of a share of

Redwood Common Stock (after aggregating all shares of Redwood Common Stock to which such shareholder of ANEW otherwise would be entitled) shall not receive from Redwoods any shares of Redwoods’ common stock or other consideration in lieu of such fractional share.

Please see the summary of the Business Combination Agreement in the section entitled “— Certain Agreements Related to the Business Combination — Business Combination Agreement” below.

Impact of the Business Combination on the Combined Company’s Public Float

As of the date of this proxy statement/prospectus, there are (i) 5,165,194 shares of common stock issued and outstanding, which includes the 2,875,000 founder shares held by the Sponsor, 530,000 private shares and the 1,760,194 public shares and (ii) 12,030,000 warrants issued and outstanding, which includes the 530,000 private warrants held by the Sponsor and the 11,500,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Redwood Common Stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Transactions) the Redwoods fully diluted share capital would be [_] common stock equivalents.

Upon completion of the Transactions, we anticipate that under the maximum redemption scenario: (1) ANEW stockholders are expected to hold an ownership interest of 54.7% of the issued and outstanding shares of the Combined Company’s Common Stock, (2) the Sponsor is expected to hold an ownership interest of 31.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (3) Sponsor stockholders will retain an ownership interest of 10.5% of the issued and outstanding shares of the Combined Company’s Common Stock, (4) Chardan will retain an ownership interest of 1.2% of the issued and outstanding shares of the Combined Company’s Common Stock, and (5) Del Mar Global Advisors Limited will retain an ownership interest of 2.2% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume (i) that all public stockholders exercise their redemption rights in connection with the Transactions and (ii) no exercises of warrants to purchase the Combined Company’s Common Stock. If the actual facts are different from these assumptions, the percentage ownership retained by the current Redwoods stockholders in the Combined Company will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	Assuming Minimum Redemptions(b)(i)		Assuming 50% Redemptions(i)		Assuming Maximum Redemptions(c)(i)
Book value per share of PubCo’s ordinary shares after business combination	$0.78		$0.08		$(0.73)
Numerator:
Total shareholders’ equity(a)	$9,912,063		$935,396		$(8,041,271)

Dominator:
Non-redeeming Redwoods shareholders(d)	2,910,194	22.9%	2,030,097	17.1%	1,150,000	10.5%
Sponsor(e)	3,445,500	27.1%	3,445,500	29.1%	3,445,500	31.4%
Chardan(f)	126,500	1.0%	126,500	1.1%	126,500	1.2%
ANEW stockholders(g)	6,000,000	47.2%	6,000,000	50.7%	6,000,000	54.7%
Del Mar Global Advisors Limited(h)	240,000	1.8%	240,000	2.0%	240,000	2.2%
Total number of shares outstanding	12,722,194	100.0%	11,842,097	100.0%	10,962,000	100.0%

____________

(a)      Based on “Unaudited Pro Forma Condensed Combined Balance Sheet” as of September 30, 2023, which assumes the consummation of a business combination.

(b)      Assumes no redemptions.

(c)      Assumes 100% redemptions.

(d)      The shares held by the non-redeeming stockholders of RWOD include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,150,000 shares of common stock underlying the public rights included in the public units.

(e)      The shares held by the Sponsor include (i) 2,875,000 founder shares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, and (iv) 87,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(f)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units and (ii) 11,500 private shares underlying the private rights included in the private units.

(g)      Consists of shares issued as Merger Consideration in the Business Combination, assuming no issuance of earn-out shares.

(h)      Shares issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods.

(i)      There is no dilution associated with Section 5.18 of the Business Combination Agreement at closing. All transactions fees will either be paid in cash or become a liability of the combined company.

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Certain Agreements Related to the Business Combination

Business Combination Agreement

The summary of the material provisions of the Business Combination Agreement set forth below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which is incorporated by reference in this proxy statement/prospectus. All stockholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the business combination.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of ANEW, Redwoods and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at the Closing, except for those covenants and agreements that, by their terms, contemplate performance after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things reasonably necessary to consummate and make effective, as promptly as reasonably practicable, the Merger.

Transaction Financing Arrangements

As soon as practicable after the execution and delivery of the Business Combination Agreement, ANEW plans to enter into definitive agreements on terms and conditions satisfactory to Redwoods (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase shares of Redwoods’ Common Stock at a purchase price of ten dollars ($10.00) per share (the “PIPE Investment”). There is no minimum cash condition for closing under the Merger Agreement. There is no firm commitment for a PIPE financing. As of the date of this proxy statement/prospectus, Redwoods and ANEW have not entered into any agreements relating to transaction financing for the proposed Merger nor have any PIPE Investors been identified. The management teams of Redwoods and ANEW are continuing to analyze the available financing options based on cost, amount made available under the financing and future effects that any financing would have on the capitalization of the Combined Company. Redwoods, Redwoods’ sponsor, ANEW and their respective directors, officers and affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Merger. Redwoods will disclose the terms of any PIPE Investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of Redwoods’ stockholders (the “Company Stockholder Approval”), the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) and ANEW’s stockholders (the “ANEW Stockholder Approval”); (ii) the expiration or termination of the applicable waiting period (or any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of an ANEW Material Adverse Effect or Company Material Adverse Effect (each, as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing; (iv) Redwoods’ initial listing application with Nasdaq in connection with the transactions contemplated by the Business Combination Agreement having been approved and, immediately following the effective time of the Merger, Redwoods has satisfied any applicable initial and continuing listing requirements of Nasdaq and the shares of Redwoods’ Common Stock have been approved for listing on Nasdaq, subject only to official notice of the issuance thereof; (v) the S-4 Registration Statement (as defined below) having become effective, no stop order has been issued by the Securities and Exchange Commission (the “SEC”) and remains in effect with respect to the S-4 Registration Statement, and no proceeding seeking such a stop order has been threatened or initiated by the SEC and remains pending; and (vi) no applicable governmental, regulatory or administrative authority having issued an order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement (including the Closing).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by mutual written consent of Redwoods and ANEW; (ii) by Redwoods or ANEW, if ANEW or Redwoods or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured or cannot be cured within the earlier of (a) 15 days of notice thereof, and (b) March 4, 2024 (the “Termination Date”); provided, that a breach of the covenants or obligations of the other party (ANEW, on one hand, or Redwoods or Merger Sub, on the other hand) seeking to terminate the Business Combination Agreement did not proximately cause the failure to consummate the Merger; (iii) by Redwoods or ANEW, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement; (iv) by Redwoods or ANEW if Redwoods’ stockholder meeting to vote on the Merger has concluded and Redwoods Stockholder Approval was not obtained; or (v) by Redwoods giving notice to ANEW, within 14 days of May 30, 2023 in its sole discretion, in the event that Redwoods is not satisfied with the results of ANEW’s due diligence review.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference, and the foregoing descriptions of the Business Combination Agreement and the Merger do not purport to be complete and are qualified in their entirety by references thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification.

Waiver to Business Combination Agreement

On December 29, 2023, Redwoods waived the requirement for a PIPE Investment under Section 5.17 of the Business Combination Agreement and ANEW waived the requirement for Redwoods to raise additional funds to pay expenses under Section 5.18(b) of the Business Combination Agreement. Notwithstanding, the management teams of Redwoods and ANEW are continuing to analyze the available financing options and Redwoods will disclose the terms of any PIPE investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Company Lock-Up Agreement

In connection with the execution of the Business Combination Agreement, ANEW and the ANEW Principal Shareholders entered into a Lock-Up Agreement (the “Company Lock-up Agreement”) pursuant to which, among other things, the ANEW Principal Shareholders agreed, for a period of six months following consummation of the business combination, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of Redwoods. “Lock-up Shares” shall mean, with respect to each ANEW Principal Shareholder, (i) the shares of common stock of Redwoods beneficially owned by such holder as of Closing, (ii) any shares of Redwoods common stock issuable upon the exercise of options or warrants to purchase Redwoods common stock held by such Holder immediately after the effective time of the Business Combination Agreement (along with such options or warrants themselves), (iii) any shares of common stock of Redwoods acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Redwoods common stock held by such holder immediately after the effective time of the Business Combination Agreement (along with such securities themselves) and (iv) any Contingent Consideration Shares to the extent issued pursuant to the Business Combination Agreement.

The foregoing description of the Company Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Lock-up Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”) and other Persons party thereto (“Other Company Insiders”, and together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with Redwoods and ANEW (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor and its affiliates agreed to vote, at any meeting of the stockholders of Redwoods and in any action by written consent of the stockholders of Redwoods, all of such Sponsor’s 2,875,000 shares of common stock (the “Founder Shares”) and 530,000 private units, each consisting of one share of common stock (each such share, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, (the “Private Units”), (i) in favor of (a) the Business Combination Agreement and each ancillary document to which Redwoods is a party and the transactions contemplated thereby and (b) the other proposals that Redwoods and ANEW agreed in the Business Combination Agreement shall be submitted at such meeting for approval by Redwoods’ stockholders together with the proposal to obtain Redwoods Stockholder Approval, (ii) approval of Redwoods’ Amended and Restated Certificate of Incorporation and Bylaws (the “Required Transaction Proposals”) and (iii) against any other action that would reasonably be expected to impede, interfere with or adversely affect the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Supporter Shares held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing his, her or its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or claim, to the fullest extent permitted by applicable law, any anti-dilution protection pursuant to the organizational documents of Redwoods in connection with the Merger.

The Sponsor Support Agreement restricts the ability of Company Insiders to sell, transfer or dispose of, directly or indirectly, its shares of Common Stock converted into or received by such Company Insider as a result of the Merger (the “Sponsor Lock-up”). The Company Insiders’ Common Stock will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the business combination and the remaining 50% of the Company Insiders’ Common Stock will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the business combination, or earlier, in either case, if, subsequent to the business combination, Redwoods completes a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to Redwoods officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

ANEW Stockholder Voting and Support Agreement

In connection with the execution of the Business Combination Agreement, the ANEW Principal Shareholders entered into a voting and support agreement with Redwoods (the “ANEW Voting and Support Agreement”). Under the ANEW Voting and Support Agreement, each ANEW Principal Shareholders agreed that, at any meeting of ANEW’s stockholders related to the transactions contemplated by the Business Combination Agreement, each such ANEW Principal Shareholders will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Business Combination Agreement and the transactions contemplated thereby, and authorize and approve any amendment to ANEW’s governing documents that is deemed necessary or advisable by ANEW to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The ANEW Voting and Support Agreement also restricts the ANEW Principal Shareholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the ANEW Voting and Support Agreement in a form reasonably acceptable to Redwoods.

The foregoing description of the ANEW Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the ANEW Voting and Support Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

The ANEW Principal Shareholders, the Sponsor, directors and officers of Redwoods (collectively, the “Founder Holders”), and Chardan Capital Markets LLC (“Chardan”), will enter into the Registration Rights Agreement with the Combined Company. An aggregate of [_] shares of Redwoods common stock will be entitled to registration (the “Registrable Securities”) pursuant to the Registration Rights Agreement, which consist of 3,115,000 founder shares and private shares held by the Sponsor, [_] representative shares and private shares held by Chardan, and [_] shares of common stock to be issued to the ANEW Principal Shareholders as Merger Consideration. Up to an additional [_] shares of common stock may be entitled to registration under the Registration Rights Agreement in the event that the Contingent Consideration Shares vest in accordance with the terms of the Merger Agreement. At any time and from time to time after the Closing, either (i) ANEW Principal Shareholders or (ii) the Founder Holders may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. The

ANEW Principal Shareholders and the Founder Holders are respectively entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Combined Company will bear the expenses incurred in connection with the filing of any registration statements under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.5 hereto, and the terms of which are incorporated herein by reference.

Incentive Plan

On [_], the Redwoods Board approved a new equity incentive plan, the ANEW MEDICAL, INC. 2023 Stock Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to enhance our ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Combined Company by providing these individuals with equity ownership and other incentive opportunities. Stockholders are being asked to consider and approve the Incentive Plan, which will reserve approximately [_] million shares of our common stock for issuance pursuant to future grants made under the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan.”

Name, Headquarters; Stock Symbols

The name of the Combined Company after the consummation of the Transactions will be ANEW MEDICAL, INC. and our headquarters will be located at 154-09 146th Avenue — 3rd Floor, Jamaica, NY 11434. Redwoods’ units, common stock, warrants and rights are listed on the Nasdaq under the symbols RWODU, RWOD, RWODW and RWODR, respectively. As of [_], 2023, the closing prices of Redwoods’ units, common stock, warrants and rights on Nasdaq were $[_], $[_] and $[_], respectively. We have applied to have the common stock and public warrants of the Combined Company listed on Nasdaq and, upon the Closing, we expect that the Combined Company’s Common Stock and public warrants will begin trading on Nasdaq under the symbols “[_]” and “[_].WS” respectively. Redwoods’ publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security. In addition, each public right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination and will no longer trade as a separate security.

Background of the Transactions

The terms of the Business Combination are the result of negotiations between the representatives of Redwoods and ANEW. The following is a brief description of the background of these negotiations and the resulting Business Combination.

Redwoods Acquisition Corp. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. Redwoods was incorporated under the laws of Delaware on March 16, 2021.

On April 4, 2022, Redwoods completed its initial public offering of units, with each unit consisting of one share of Redwoods Common Stock, one public warrant and one public right, raising total gross proceeds of approximately $116,150,000. Since the Redwoods IPO, Redwoods’ activity has been limited to the evaluation of business combination candidates.

On April 4, 2022, Redwoods consummated the initial public offering of 10,000,000 units (the “public units”), each public unit consisting of one share of Redwoods Common Stock, one public warrant and one public right. The public units were sold at an offering price of $10.00 per public unit, generating gross proceeds of $100,000,000. Redwoods granted the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any.

Simultaneously with the closing of the Redwoods IPO, Redwoods sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), the representative of the underwriters in the IPO, in a private placement, 377,500 units and 100,000 units, respectively (the “private units”), at $10.00 per private unit, generating total gross proceeds of $4,775,000. The private units are identical to the public units, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by their initial purchasers or their permitted transferees.

On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 public units at a price of $10.00 per public unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, Redwoods consummated the sale of an additional aggregate of 52,500 private units with the Sponsor and Chardan at a price of $10.00 per private unit, generating total proceeds of $525,000.

Prior to the consummation of the IPO, neither Redwoods, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with Redwoods. After the IPO, Redwood’s officers and directors commenced an active search for prospective businesses or assets to acquire in an initial business combination. As disclosed in the final prospectus for Redwoods’ IPO, Redwoods relied on the following general criteria for evaluating prospective target companies:

•        large underpenetrated markets with favorable industry dynamics;

•        strong management team; and

•        defensible market position with sustainable competitive advantage (intellectual property, technology etc.).

In addition, Redwoods initially intended to focus on the carbon neutral and energy storage industries and, following the IPO, Redwoods reached out to numerous companies in those sectors. Target 1 and Target 6, which are described below, are companies in the carbon neutral and energy storage industries with which Redwoods entered formal negotiations and signed LOIs. However, due to longer development curves and extended market expansion period of many companies, and the fact that some were not public company ready, Redwoods widened its search to other industries and, after comprehensive consideration, the Redwoods’ Board determined that a merger with ANEW MEDICAL would be in the best interest of Redwoods’ stockholders.

On April 15, 2022, Redwoods retained Chardan as its M&A and capital markets advisor in connection with its initial business combination and related transactions. Pursuant to the terms of its engagement letter with Chardan (which has since been terminated) (the “2022 M&A Engagement Letter”), Chardan would have received an M&A fee of $2.0 million to $3.6 million (depending on how many Contingent Consideration Shares would have ultimately been issued) upon closing of the Transactions, in addition to a percentage of proceeds from certain investments made in connection with any financing, such as a PIPE, in connection with the Transactions.

Representatives of Redwoods were contacted by, and representatives of Redwoods contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Redwood’s officers and directors and their affiliates also brought to Redwood’s attention target business candidates. From the closing of the IPO through the signing of the Merger Agreement, representatives of Redwoods contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses. In all, prior to the execution of the Merger Agreement, representatives of Redwoods evaluated over [_] potential target businesses. Redwoods executed over [_] non-disclosure agreements during the course and had active discussions with over [_] potential target businesses. Redwoods issued [_] term sheet to potential target business. Below is a summary list of several potential target businesses and the reasons Redwoods did not pursue a business combination with them:

•        Target No. 1.    In April 2022, Redwoods was introduced to Target No. 1 by Jie Liu, an individual financial advisor. Target No. 1’s goal was to become the leading ECaaS (Energy data & Carbon credit as a service) Company with its EAIoT (Energy AI Internet-of-Things) System Platform. On May 1, 2022, Redwoods and Target No. 1executed a letter of intent with a target valuation of between $800 million and $1 billion with a $500 million earn-out. On June 16, 2022, Redwoods sent a draft business combination agreement to the target and negotiations and diligence continued until September 20, 2022. On September 20, 2022, Target No. 1 advised Redwoods that it decided not to pursue the merger with Redwoods.

•        Target No. 2.    In September 2022, Redwoods was introduced to Target No. 2 by a representative of TAO Capital. This Australian company intended to create the world’s largest digital atlas, built on maps and imagery from individuals, organizations, and the broader community. On February 6, 2023, Redwoods and the target executed a letter of intent, with a target consideration of $535 million. On April 14, 2023, Target No. 2 notified Redwoods that due to the late filing of financial statements with the Australian government, the Australian government had initiated an investigation of Target No 2. Based on the existence of the investigation, the Redwoods team reached the decision not to proceed with a transaction with Target No. 2.

•        Target No. 3.    In October 2022, Redwoods was introduced to Target No. 3 by a representative of Ventac Partners. Target No.3 was a clinical-stage, cardiovascular therapeutics platform company. Its team was engaged in discussions for the licensing in, and the development of, next generation technology for additional applications in the field of cardiovascular disease. On February 9, 2023, Redwoods and the target executed a letter of intent with a target equity value of $835 million. On March 2, 2023, negotiations were ultimately terminated due to the inability to reach an agreement regarding certain business combination agreement terms.

•        Target No. 4.    Redwoods was introduced to Target 4 by a representative of Chardan Capital Markets LLC in October 2022. Target No. 4 was a German furniture company that utilizes latest production technologies to design and build modern, high-quality built-in kitchens. On November 29, 2022, Redwoods and Target No. 4 executed a letter of intent with transaction consideration of $865 million. On February 24, 2023, Target No. 4’s management determined not to pursue a public listing through SPAC and let Redwoods know their decision.

•        Target No. 5.    In November 2022, Redwoods was introduced to Target No. 5 by Michelle Shen, an individual financial advisor. Target No.5 was Xin Bo Xing Limited, a company which distributes products and provides engineering services and training for a wide range of industries and all aspects of operations in both local and multinational markets. On December 14, 2022, Redwoods and the target executed a letter of intent with a target equity value of between $455 million and $655 million. On February 12, 2023, due to disagreements on the terms of a potential PIPE, both parties terminated negotiation. Target No.5 insisted on a closing condition which required a PIPE investment of no less than $5 million but Redwoods rejected a cash closing condition.

•        Target No. 6.    Redwoods was introduced to Target 6 a representative of ARC Group in February 2023. In February 2023, Redwoods contacted Target No. 6. Target No. 6 specialized in the design, development, and production of electric cars and related technologies and focused on creating innovative and sustainable mobility solutions to contribute to the advancement of the EV industry. On March 1, 2023, Redwoods and the target executed a letter of intent with a valuation of $515 million. On March 25, 2023, Redwoods decided to stop further negotiations with the company because (i) the parties could not reach agreement on certain business combination agreement terms, and (ii) Redwoods’ concern over certain litigation matters.

•        Target No. 7.    Redwoods was introduced to Target 7 by a representative of Grandis Consultancy in March 2023. In March 2023, Redwoods received a pitchbook from Target No. 7. Target No. 7 designed and produced high-precision optics and fluorescent modules. On April 2, 2023, Redwoods and Target No. 7 executed a letter of intent with a target equity value of $500 million. On May 1, 2023, given that Redwoods has entered into an exclusivity period with ANEW, Redwoods notified Target No. 7 that it would not be continuing negotiations.

The Background of Redwoods’ Interaction with ANEW

On March 20, 2023, ANEW was introduced to Redwoods by Chardan, which was acting as M&A and Capital Markets advisor to ANEW. (Chardan had been retained on October 19, 2022, as ANEW’s M&A and capital markets advisor in connection with ANEW’s efforts to explore both business combinations and financings.)

On March 24, 2023, Edward Cong Wang (CFO of Redwoods) and Dr. Joseph Sinkule (CEO of ANEW) had an initial conference call during which each party introduced themselves. Mr. Wang explained the business combination process for a SPAC and the target and Dr. Sinkule presented an overview of the company’s future development plans.

On March 27, 2023, Redwoods and ANEW executed a non-disclosure agreement. Redwoods began conducting due diligence on the same day. The due diligence process would continue until June 19, 2023.

On March 29, 2023, Chardan, in its capacity as M&A and Capital Markets advisor to ANEW, provided Redwoods and its advisors (including Chardan representatives then involved in its capacity as M&A and Capital Markets advisor to Redwoods) with a list of comparable companies to Redwoods, certain data related to their market capitalizations and historical valuations, along with a preliminary valuation analysis for Anew. The list was comprised of the following companies: Voyager Therapeutics (VYGR), Passage Bio (PASG), Taysha Gene Therapies (TSHA), Homology Medicines (FIXX), Abeona Therapeutics (ABEO), Aclaris Therapeutics (ACRS), Sol-Gel Technologies (SLGL) and Novan (NOVN).

On March 30, 2023, Chardan provided written notice to Edward Wang and Sean Peng of Redwoods requesting an acknowledgement that Chardan had disclosed to Redwoods on March 20, 2023 that it was representing ANEW in connection with the possible combination between Redwoods and Anew; Mr. Wang responded with such acknowledgement on the same day.

On March 30, 2023, Redwoods sent a draft letter of intent (the “LOI”) to ANEW. The LOI included the following key terms:

1)      transaction consideration for ANEW was $100.0 million.

2)      both parties would raise a PIPE of $5.0 million on a best effort basis. $5.0 million dollars is the minimum required cash commitment to complete the merger. There is no firm commitment for a PIPE financing.

3)      ANEW would pay for the next extension of Redwoods.

On March 31, 2023, Redwoods received a revised LOI from ANEW. The LOI included the following revised terms:

1)      added a 21-day mutual exclusive period;

2)      ANEW equity value was reduced to $50.0 million;

3)      added a 5-year earn-out period of 3.0 million shares for ANEW;

4)      added a provision that would cause 1,437,500 sponsor shares to be subject to earn-out; and

5)      deleted the extension fee clause.

On April 3, 2023, ANEW opened up its virtual corporate data room for Redwoods and its advisors for the purposes of conducting diligence. On the same day, Edward Cong Wang (CFO of Redwoods) contacted Loeb & Loeb (Counsel to Redwoods) by email to discuss revisions to the LOI. On the same day, Loeb received the access to ANEW data room and initiated legal due diligence.

On April 7, 2023, Redwoods sent a revised LOI to ANEW. The LOI included the following revised terms:

1)      changing the 21-day mutual exclusive period to unilateral exclusivity for ANEW;

2)      shortening the earn-out period to 3 years;

3)      reducing the number of Sponsor shares to be subject to earn-out to 575,000; and

4)      ANEW being responsible for a $5.0 million PIPE investment to close concurrently with the business combination. $5.0 million dollars is the minimum required cash commitment to complete the merger. There is no firm commitment for a PIPE financing.

On April 11, 2023, Redwoods received a revised LOI from ANEW, in which:

1)      the exclusivity period was revised to 15 days on a mutual basis;

2)      the Contingent Consideration Shares were increased to 5.0 million;

3)      the Sponsor shares subject to earn-out were increased to 717,500.

On April 12, 2023, Edward Cong Wang (CFO of Redwoods), Dr. Sinkule (CEO of ANEW) and representatives of Chardan involved in advising both Redwoods and ANEW had a conference call to discuss the revised LOI sent by ANEW on April 11, especially relating to the terms regarding the exclusivity period, the Contingent Consideration Shares for ANEW and the Sponsor shares that would become subject to earn-out.

On April 13, 2023, Redwoods sent a revised LOI to ANEW. The following terms were revised:

1)      the stock prices at which the Contingent Consideration Shares would be issued were lowered;

2)      the deferred Sponsor shares would be released in equal thirds under the same conditions as ANEW’s receiving the Contingent Consideration Shares.

The choice of market prices as milestones with respect to the Contingent Consideration and the deferred Sponsor shares was raised as a concern by ANEW MEDICAL and its financial advisor, Chardan. In response, Redwoods agreed to the proposed milestones after considering the following factors:

•        predictability: the unpredictability of achievement of research pipeline milestones and regulatory reviewing process as alternatives to using market trading prices;

•        avoiding disputes: using market prices can help mitigate disputes that may arise when determining whether other non-financial milestones, such as regulatory or developmental goals, have been met. Market prices are less subject to interpretation and debate;

•        Real-time objectivity: Market prices are readily available and objective, providing a transparent and easily verifiable metric for performance;

•        Market perception: The performance of a company’s stock in the market reflects not only its financial performance but also market sentiment, which is often influenced by factors beyond the control of the company, such as industry trends and competitive landscape. This makes market prices a comprehensive indicator of overall success.

On April 21, 2023, Loeb finished a preliminary review of ANEW’s data room and sent Redwoods a list of follow-up questions, which were forwarded to ANEW. On the same day, Edward Cong Wang (CFO of Redwoods) and representatives of Chardan involved in advising both Redwoods and ANEW had a conference call to discuss ANEW’s request for the Sponsor to reduce its equity stake in the combined entity.

On April 22, 2023, Edward Cong Wang (CFO of Redwoods) and Dr. Joseph Sinkule (CEO of ANEW) had a conference call to discuss ANEW’s request of lowering Sponsor’s stake in the combined entity. Mr. Wang explained that the Sponsor’s extensive relationships in the pharmaceutical industry in Asia, especially in China, can help ANEW expand its business, which is a unique advantage of Redwoods compared to other SPACs. For example, Redwoods’ CEO, Jiande Chen, has a personal relationship with United Family Healthcare (UFH), a healthcare organization based in China, which was acquired by New Frontier Health Corporation, a company previously listed in the U.S. Also, Redwoods’ independent director, Hong Li, was the COO of Gopher Asset Management, which has extensive investments in the Asia-Pacific region’s healthcare industry. In addition, the Sponsor expressed its willingness to defer receiving its shares to establish a deep partnership with ANEW. Dr. Sinkule agreed to Mr. Wang’s statement.

On April 24, 2023, ANEW and Redwoods executed the LOI. The final version of the LOI revised the exclusivity period to “15 days” instead of “15 business days”.

On April 25, 2023, a working group call was held at which Edward Cong Wang from Redwoods, and Dr. Joseph Sinkule from ANEW, representatives of Chardan involved in advising both Redwoods and ANEW, Giovanni Caruso and Terry Bokosha from Loeb and Paul Goodman from Cyruli Shanks (collectively, the “working group”) were in attendance. Items discussed included the timeline for the signing of the definitive agreement and responsibilities for each party.

On May 1, 2023, Loeb sent a draft BCA to Redwoods reflecting the terms in the LOI.

On May 2, 2023, Edward Cong Wang (CFO of Redwoods) and Dr. Joseph Sinkule (CEO of ANEW) had a conference call to discuss the current status of definitive agreement and follow up on diligence items identified by Loeb. On the same day, after discussion with Redwoods, Loeb sent the draft BCA to Cyruli Shanks.

On May 8, 2023, Loeb sent a draft Sponsor Support Agreement and Voting Agreement to Redwoods.

On May 9, 2023, Edward Cong Wang (CFO of Redwoods), Dr. Joseph Sinkule (CEO of ANEW), representatives of Chardan involved in advising both Redwoods and ANEW, Loeb and Cyruli Shanks had a conference call, during which the following matters were discussed:

1)      that the exclusivity period should be extended by 10 days.

2)      ANEW responses to the due diligence questions sent by Loeb.

3)      the intention to sign the BCA by May 15, 2023.

After the call, Loeb sent additional due diligence questions, together with the remaining open items from previous follow-up question list, to Cyruli Shanks. On the same day, Loeb sent the draft Sponsor Support Agreement and Voting Agreement, along with a draft signing press release to Cyruli Shanks.

On May 11, 2023, Cyruli Shanks sent a revised press release to Loeb. On the same day, Loeb formed ANEW MEDICAL SUB, INC. in Wyoming.

On May 12, 2023, Redwoods held a board meeting to discuss the potential transaction between Redwoods and ANEW. Before the meeting, the Board reviewed an updated list of public comparable companies and certain data related to their market capitalizations and historical valuations provided by Chardan: Voyager Therapeutics (VYGR), Passage Bio (PASG), Taysha Gene Therapies (TSHA), Homology Medicines (FIXX), Abeona Therapeutics (ABEO), Aclaris Therapeutics (ACRS), Sol-Gel Technologies (SLGL) and Novan (NOVN). The average pre-money valuation at IPO for these peer companies was $326 million, with a low end of $123 million and a high end of $576 million, and the average current market capitalization for these peer companies was $172 million, with a low end of $35 million and a high end of $582 million. During the meeting, Edward Cong Wang (CFO of Redwoods) introduced the ANEW team to the board, as well as the progress of the negotiations. The directors present all approved of the merger. The directors present at the meeting were Jiande Chen, Edward Cong Wang, Wei Kwang Ng and Hong Li. Raymond J. Gibbs was the only director absent at the meeting but he was briefed shortly thereafter and gave his consent to the action taken by the other directors.

It was agreed that although certain inherent risks existed when investing in gene therapy companies, such as pipeline clinical trial failures, regulatory challenges and market competition, ANEW as a gene therapy company was a unique target in that:

1)      Low target equity value. The $50 million combination consideration was significantly lower than the average of ANEW’s public peers;

2)      Emerging favorable regulatory environment towards gene therapy companies. Regulatory agencies such as the U.S. Food and Drug Administration (FDA) have established pathways and expedited review processes for gene therapy products; and

3)      Further merger and acquisition potential. After the closing of the transaction, as the field of gene therapy continues to evolve, ANEW as a public company might seek to acquire or partner with gene therapy companies to expand its portfolios and gain access to cutting-edge technologies.

On May 12, 2023, Loeb sent a revised BCA to Redwoods, which incorporated the contents of Sponsor Support Agreement and Voting Agreement previously sent by Loeb to Redwoods on May 8. Redwoods agreed to the changes.

On May 13, 2023, Loeb sent the revised BCA to Cyruli Shanks, as well as the additional follow-up questions on corporate, FDA, and intellectual property matters.

On May 16, 2023, Redwoods, ANEW, representatives of Chardan involved in advising Redwoods and ANEW, Loeb and Cyruli Shanks had a weekly conference call, during which ANEW agreed to finalize diligence materials ready by May 18, with both parties aiming to execute the BCA on May 19 and issue the press release announcing the signing on May 22. On the same day, Redwoods received a revised press release from Chardan.

On May 18, 2023, Edward Cong Wang (CFO of Redwoods) and a representative of Chardan involved in its engagement as M&A and Capital Markets advisor to Redwoods held a conference to discuss with representatives of Chardan acting as M&A and Capital Markets advisor to ANEW to discuss the latter’s views of the future prospects of ANEW. On the same day, Loeb received revised ancillary documents from Cyruli Shanks.

On May 20, 2023, Edward Cong Wang (CFO of Redwoods) and Loeb held a meeting to discuss adding a 14-day diligence out provision and a break-up fee clause to the BCA. On the same day, Loeb sent Redwoods a revised BCA incorporating the aforementioned changes.

On May 21, 2023, a representative of Chardan in its capacity as M&A and Capital Markets advisor to ANEW sent the revised press release to the working group.

On May 22, 2023, Edward Cong Wang (CFO of Redwoods) received an e-mail from Dr. Joseph Sinkule (CEO of ANEW) requesting a guarantee of the minimum cash remaining in the SPAC Trust or a reduction in the shares held by Sponsor at closing. Redwoods decided to increased ANEW’s combination consideration by $5 million and add a break-up fee clause.

On May 23, 2023, Edward Cong Wang (CFO of Redwoods) received an e-mail from Dr. Joseph Sinkule (CEO of ANEW) requesting:

1)      an increase of ANEW’s equity value to $60 million;

2)      a reduction of the Sponsor shares to 1.5 million at closing.

Redwoods decided to accept the $60 million valuation and to move the Sponsor shares exceeding 1.5 million to an earn-out. On the same day, Redwoods, ANEW, representatives of Chardan involved in advising Redwoods and ANEW, Loeb and Cyruli Shanks had a weekly conference call, during which ANEW accepted the proposals made by Redwoods, plus a $0.5 million mutual break-up fee clause. Both sides agreed to have the BCA executed within the week.

On May 24, 2023, Loeb sent Redwoods a revised BCA incorporating the changes, and the document was sent to Cyruli Shanks after minor revisions made by Redwoods.

On May 25, 2023, Loeb sent all parties the updated press release. On the same day, Loeb received a request from Cyruli Shanks regarding the estimated expenses from SPAC at the closing of the business combination.

On May 26, 2023, Redwoods, ANEW, Loeb, representatives of Chardan involved in advising Redwoods and ANEW and Cyruli had a conference call to discuss the estimated expenses of the Transactions. ANEW insisted Redwoods either increase the remaining cash in the SPAC Trust or raise additional capital to cover the expenses. After negotiation, it was agreed that Redwoods would need to raise additional funds only if there wasn’t enough cash left in the trust to cover its own expenses. All parties agreed to try to have the BCA signed by the end of that week.

On May 27, 2023, Loeb sent an updated BCA to all parties, and ANEW did not have any further adjustments.

On May 29, 2023, the Redwoods board of directors approved the final form of the BCA by unanimous written consent.

On May 30, 2023, Redwoods and ANEW executed the BCA.

On November 4, 2023, Redwoods and ANEW entered into Amendment No.1 to the BCA, pursuant to which the termination date under the BCA was extended to March 4, 2024.

On December 29, 2023, Redwoods waived the requirement for a PIPE Investment under Section 5.17 of the Business Combination Agreement and ANEW waived the requirement for Redwoods to raise additional funds to pay expenses under Section 5.18(b) of the Business Combination Agreement. Notwithstanding, the management teams of Redwoods and ANEW are continuing to analyze the available financing options and Redwoods will disclose the terms of any PIPE investment and any other financing it obtains in a future amendment to this proxy statement/prospectus.

Background of Redwoods’ and ANEW’s Financial Advisors

Chardan Capital Markets LLC is a full-service investment banking firm and was an underwriter of the Redwoods IPO in March 2022. Later in 2022, each of Redwoods and ANEW independently engaged Chardan as its M&A and capital markets advisor in connection with business combinations and related transactions generally, including the Transactions. When Redwoods and ANEW commenced discussions in March of 2023 related to the Transactions, Redwoods and ANEW consented to such dual representation and waived any conflicts of interest arising therefrom. On August 25, 2023, Redwoods received Chardan’s formal resignation from its previous engagement as Redwood’s merger and acquisition advisor and capital markets advisor in connection with the Transactions and of the fees to which Chardan would have been entitled for such engagement upon the closing of the Transactions. Chardan’s letter indicated that it would continue its representation of ANEW in connection with the Transactions and that Chardan was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus. Chardan did not disclaim or withdraw any information it provided in connection with its role as M&A and capital markets advisor to Redwoods. Chardan continues to serve as M&A and capital markets advisor to ANEW and it served as the underwriter for the Redwoods IPO, Redwoods does not believe that the resignation of Chardan as the M&A and capital markets advisor to Redwoods will impact the transaction, especially given its ongoing role as M&A and capital markets advisor to ANEW.

Chardan previously served as the underwriter in the initial public offering of Pacifico Acquisition Corp. (“Pacifico”), which closed on September 16, 2021, and as the M&A and capital markets advisor to Pacifico in connection with its business combination with Caravelle Group Co., Ltd,, which closed on December 16, 2022. Edward Cong Wang, Redwoods’ CFO, served as the CEO and a director of Pacifico, and Raymond J. Gibbs, a director of Redwoods, was also a director of Pacifico.

Upon the closing of the Transactions, Chardan will be entitled to $4,312,500 in deferred IPO underwriting commissions from Redwoods. Such amount will not be adjusted to account for redemptions of Redwoods common stock by the public stockholders. Accordingly, the amount of the effective underwriting fee due upon consummation of the Business Combination as a percentage of the aggregate proceeds remaining in the trust account will increase as the number of shares of Redwoods common stock redeemed increases.

The following table sets forth information regarding the hypothetical effective underwriting fee payable to Chardan upon completion of the Business Combination as a percentage of the amount in the trust account under the indicated redemption scenarios:

	Assuming Minimum Redemptions		Percentage of Proceeds Remaining in Trust Account	Assuming 50% Redemptions		Percentage of Proceeds Remaining in Trust Account	Assuming Maximum Redemptions		Percentage of Proceeds Remaining in Trust Account
Unredeemed Public Shares		[•]			[•]			[•]
Proceeds remaining in the trust account following redemptions(1)	$	[•]		$	[•]		$	[•]
Fees due to Chardan upon the consummation of the Business Combination	$	[•]	[•]%	$	[•]	[•]%	$	[•]	—

____________

(1)      Based on the amount in the trust account as of [•], 2023. Assumes a per-share redemption value of $[•].

In addition to the foregoing, Chardan will be entitled to receive from ANEW an M&A advisory fee of $2,500,000 upon the closing of the Transactions plus and an additional $1,900,000 M&A advisory fee from ANEW to the extent that Redwoods issues the 5,000,000 Contingent Consideration Shares after the Closing. Chardan is also acting as ANEW’s financial advisor with respect to any financings in connection with the Transactions such as a PIPE, and will earn a fee based on any proceeds raised therefrom. Chardan also invested, at the time of Redwoods’ IPO, approximately $1,150,000 for private units to purchase shares of Redwood Common Stock that will expire worthless if Redwoods does not consummate a business combination such as the Business Combination within its completion window.

On August 3, 2023, Del Mar Global Advisors Limited (“Del Mar”) presented itself to Redwoods as a financial advisor in assisting Redwoods’ business combination with ANEW Medical. Del Mar has established long-term cooperative relationships with institutional and private investors in Asia. Del Mar has assisted the Redwoods management team with articulating the transaction structure with potential investors, preparing S-4 disclosures, and other related documents related to the business combination. On November 29, 2023, Redwoods and Del Mar executed a Consultant Agreement pursuant to which Del Mar is serving as a financial advisor to Redwoods on a consultancy basis. Redwoods has no prior relationship with Del Mar.

Redwoods’ Board of Directors’ Reasons for Approval of the Transactions

The Redwoods Board, in evaluating the Transactions, consulted with Redwoods’ management and financial, strategic and legal advisors. In unanimously (i) resolving that it is in the best interests of Redwoods and its stockholders, and declaring it advisable, to enter into the Business Combination Agreement, (ii) approving the Business Combination Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of the Business Combination Agreement and (iii) adopting a resolution recommending the Merger be adopted by Redwoods’ stockholders, the Redwoods Board considered and evaluated a number of factors, including the factors discussed below. The Redwoods Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. In addition, individual directors may have given different weight to different factors. The Redwoods Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. This explanation of Redwoods’ reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Prior to reaching the decision to approve the Merger Agreement, Redwoods’ directors reviewed the results of the business and financial due diligence conducted on ANEW by Redwoods’ management, Loeb, in its capacity as Redwoods’ legal counsel, which included:

•        Discussion with ANEW’s management on business model;

•        Analysis and review of ANEW’s historical financial statements;

•        Review of ANEW’s revenue model;

•        Multiple rounds of discussion with CEO and the senior management of ANEW on future organic growth strategy;

•        Discussions with the founders of ANEW on investor support and future capital markets strategy;

•        Background checks on ANEW’s current and past key stakeholders;

•        Review of ANEW’s IP products, licensing contracts and FDA-related matters;

•        Review of prevailing industry changes and challenges in the gene therapy field and the possible strategies in facing these changes and challenges;

•        Legal due diligence review conducted by Redwoods’ legal counsel; and

•        Assessment of total addressable market, its key competitors, competitive advantages, and barriers of entry; and

•        An analysis prepared by the Redwoods management team based on a list of comparable public companies, along with certain data related to their market capitalizations and historical valuations, provided by Chardan.

The Redwoods Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Business Combination Agreement and the related agreements and the transactions contemplated thereby, including but not limited to, the following material factors:

•        Emerging favorable Regulatory Environment towards Gene Therapy Companies.    This environment is especially characterized by regulatory agencies such as the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) adopting flexible and streamlined processes specifically designed to support and facilitate the development, approval, and commercialization of gene therapies that address the unique challenges and considerations associated with gene therapy, such as priority review, expedited regulatory pathways, and orphan drug designation.

•        Experienced Core Team.    The ANEW management team is a unique combination of scientific and business experience, led by the CEO and founder Dr. Joseph Sinkule (Pharm. D.), who has over 40 years of drug, biologic, and medical device R&D and commercialization experience. Moreover, he serves on the Board of Directors of two companies, and routinely consults for venture capital firms, investment banks, and for both large and early-stage pharmaceutical and biotech companies. The Chief Scientific Advisor, Dr. Miguel Chillon Rodriguez, is the inventor of the α-Klotho patents and technology know-how. He has over 25 years of research experience in several key areas of α-klotho and adeno-associated virus (“AAV”) packaging and gene delivery.

•        Competitive Advantages in Technology and IP.    ANEW has exclusive worldwide rights to develop and commercialize medical products derived from intellectual properties from world-renowned institutions such as the UAB laboratories of Assumpcio Bosch Merino. In addition, the company has reached sponsored research agreements with the UAB laboratories, and will continue to investigate neurodegenerative diseases, cancer, chronic kidney disease and heart diseases.

•        Availability of Audited Financials.    ANEW had already completed PCAOB audits for calendar years 2022 and 2021. The parties believe that this would simplify the business combination process.

•        Further Merger and Acquisition Potential.    After the closing of the transaction, ANEW as a public company should be able to leverage its status to acquire or partner with gene therapy companies to access to new technologies and markets, expand pipelines and accelerate commercialization, which, in return, would significantly expedite company growth and expansion and reward the shareholders with better operating results and returns.

•        Low Target Equity Value.    The Redwoods Board was presented with an analysis prepared by the Redwoods management team based on data provided by Chardan with respect to the pre-money valuation at IPO and current market capitalization for each of the selected public comparable companies of ANEW: Voyager Therapeutics (VYGR), Passage Bio (PASG), Taysha Gene Therapies (TSHA), Homology Medicines (FIXX), Abeona Therapeutics (ABEO), Aclaris Therapeutics (ACRS), Sol-Gel Technologies (SLGL) and Novan (NOVN). The average pre-money valuation at IPO for these peer companies was $326 million, with a low end of $123 million and a high end of $576 million, and the average current market capitalization for these peer companies was $172 million, with a low end of $35 million and a high end of $582 million. The final negotiated transaction consideration for ANEW was $60 million, the rationale behind Redwoods’ accepting this valuation was:

•        after taking into consideration the average pre-money valuation at IPO and the average current market capitalization, a transaction consideration below $123 million would be appropriate for a company like ANEW. Redwoods management reviewed ANEW’s public comparables over their pre-money valuation at IPO and determined that the average valuation was $326 million, with a lower end of $123 million. Redwoods believed further discounting ANEW’s valuation based on the lower end would be advantageous for its investors so Redwoods’ management team viewed a transaction consideration below $100 million as favorable. As discussed above, Redwoods and ANEW ultimately agreed upon $60 million as the Merger Consideration, plus a Contingent Consideration of up to 5,000,000 shares of the Combined Company upon satisfaction of the conditions set forth in the Merger Agreement. Assuming the conditions for the issuance of the Contingent Consideration are met, the aggregate consideration for the Merger will be $110 million. Redwoods’ management believes that the aggregate consideration of $110 million would be appropriate for the proposed Merger for two primary reasons: 1) the valuation is below the lower end of ANEW MEDICAL’s public comparables over their pre-money valuation at IPO, which is $123 million; and 2) the issuance of the Contingent Consideration is subject to the Combined Company reaching certain market trading prices, the attainment of which would be beneficial to Redwoods stockholders and the failure to reach the stock market prices would result in the forfeiture of the Contingent Consideration and a lower aggregate purchase price for the Merger; and

•        the low transaction valuation provides more potential upside potentials for investors.

The Redwoods Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the combined company’s revenues.

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•        Liquidation.    The risks and costs to Redwoods if the business combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Redwoods being unable to effect a business combination within the completion window and force Redwoods to liquidate.

•        Stockholder Vote.    The risk that Redwoods’ stockholders may object to and challenge the Transactions and take action that may prevent or delay the consummation of the Transactions, including to vote down the proposals at the special meeting or redeem their shares.

•        Closing Conditions.    The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within Redwoods’ control.

•        Redwoods Public Stockholders Holding a Minority Position in the Post-Combination Company.    The risk that Redwoods public stockholders will hold a minority position in the post-combination company (approximately 33.5%, assuming that no shares of Redwood Common Stock are elected to be redeemed by Redwoods stockholders and excluding the impact of the shares of Redwood Common Stock underlying the warrants), which may reduce the influence that Redwoods’ current stockholders have on the management of Redwoods.

•        Litigation.    The possibility of litigation challenging the Transactions or that an adverse judgment granting injunctive relief could enjoin or otherwise interfere with the consummation of the Transactions.

•        Fees and Expenses.    The fees and expenses associated with completing the Transactions.

•        Other Risks.    Various other risks associated with the business of ANEW, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement.

In addition to considering the factors described above, the Redwoods Board also considered that:

•        Interests of Certain Persons.    Some officers and directors of Redwoods have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of Redwoods’ stockholders (see section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Redwoods’ independent directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving, as members of the Redwoods Board, the Business Combination Agreement and the transactions contemplated therein, including the Transactions.

The Redwoods Board concluded that the potential benefits that it expected Redwoods and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The Redwoods Board also noted that Redwoods stockholders would have a substantial economic interest in the combined company (depending on the level of Redwoods stockholders that sought redemption of their public shares into cash). Accordingly, the Redwoods Board unanimously determined that the Business Combination Agreement and the related agreements and the transactions contemplated thereby, were advisable, fair to, and in the best interests of Redwoods and its stockholders.

The Redwoods Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. As noted above, Redwoods’ officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds enabled them to make the necessary analyses and determinations regarding the business combination with ANEW. In addition, Redwoods’ officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Redwoods Board in valuing ANEW’s business and assuming the risk that the ANEW Board may not have properly valued such business.

On August 25, 2023, Redwoods received a letter from Chardan terminating the 2022 M&A Engagement Letter, pursuant to which Chardan had been acting as Redwood’s M&A and capital markets advisor in connection with the Transactions. As a result of such termination, Chardan has forfeited any fees to which it would have been entitled pursuant to the 2022 M&A Engagement Letter (which were estimated to range from $2.0 million to $3.6 million, plus a percentage of proceeds from certain investments in the PIPE).

Chardan indicated in its letter that its resignation as Redwoods’ M&A and capital markets advisor was to avoid the potential for conflict of interest to arise from its further involvement as M&A and capital markets advisor to both firms as they proceed to consummate the Transactions. However, because of Chardan’s resignation, investors should not place any reliance on previous involvement by Chardan as M&A and capital markets advisor to Redwoods, including with respect to its review of a list of comparable public companies (along with certain data related to their market capitalizations and historical valuations) provided to Redwood’s management and later reviewed by Redwood’s board. Notwithstanding the foregoing, Chardan did not disclaim or withdraw any information it provided in connection with its role as M&A and capital markets advisor to Redwoods and continues to serve as M&A and capital markets advisor to ANEW and it served as the underwriter for the Redwoods IPO, Redwoods does not believe that the resignation of Chardan as the M&A and capital markets advisor to Redwoods will impact the transaction, especially given its ongoing role as M&A and capital markets advisor to ANEW.

The disclosure in this proxy statement/prospectus pertaining to Chardan’s engagement as Redwood’s M&A and capital markets advisor, as well as Chardan’s subsequent resignation from such roles, has been provided to Chardan, and Chardan has indicated that it agrees with such disclosure. Some investors may believe that when a financial institution, such as Chardan, is named in a registration or proxy statement, the involvement of such institution implies a level of due diligence and independent analysis on the part of such financial institution and that the naming of such financial institution generally means that the financial institution has completed a level of due diligence ordinarily associated with a professional engagement. However, Chardan was not responsible for the preparation of any disclosure that is included in this proxy statement/prospectus, and has not assumed responsibility for any such disclosure. Investors should not place any reliance on the fact that Chardan was involved with any aspect of the transactions described in this proxy statement/prospectus. It is possible that Redwoods’ stockholders may be more likely to elect to redeem their shares as a result of Chardan’s resignation.

As is customary, certain provisions of the 2022 M&A Engagement Letter will survive Chardan’s resignation. These provisions include the obligations of Redwoods to indemnify and hold harmless Chardan and its affiliates and their respective former and present directors, officers, employees, agents and controlling persons from and against any losses and claims arising in any manner out of or in connection with, among other things, the services that Chardan provided to Redwoods under the 2022 M&A Engagement Letter and certain obligations of Chardan to maintain the confidentiality of information or advice rendered by Chardan to Redwoods in connection with the engagements.

Chardan’s termination letter indicated that it would remain engaged in the Transactions as M&A and capital markets advisor to ANEW, for which it will be entitled to receive an M&A Advisory Fee of $2,500,000 plus an additional amount of up to $1,900,000 to the extent the 5,000,000 Contingent Consideration Shares are issued by Redwoods after the Closing, along with a percentage of proceeds raised from any financing such as a PIPE. Chardan’s letter also indicated that it was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus, which is expected to be $4,312,500.

Notwithstanding Chardan’s termination of the 2022 M&A Engagement Letter, Redwoods does not anticipate the need for engaging any new party to consummate the Transactions.

Summary of ANEW Financial Analysis and Redwoods Internal Valuation Discussion

The purpose of the summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by Redwoods nor does the order of the financial analysis described represent the relative importance or weight given to those financial analysis by ANEW.

The following is a summary of the financial analyses prepared by Redwoods management and reviewed by the board of Redwoods in connection with the valuation of ANEW. The summary set forth below does not purport to be a complete description of the analysis performed or factors considered by Redwoods nor does the order of the analysis described represent the relative importance or weight given to those analysis by the board of Redwoods.

While presented with numerical specificity, the financial analyses prepared by Redwoods management are forward-looking and reflect numerous estimates and assumptions including, but not limited to, assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of ANEW MEDICAL, all of which are inherently uncertain and difficult to predict and many of which are beyond the preparing parties’ control including, among other things, that ANEW MEDICAL:

•        Are targeting addressable markets considering the incidence/prevalence rates and other patient population with its cell and gene therapy product candidates;

•        Will enter into new license or collaboration agreements; and

•        Will continue to be subject to matters described in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Further, the Redwoods management specifically assumed:

•        ANEW MEDICAL will be able to continuously execute on its business plan, both in terms of existing operations and opportunities for future expansion; and

•        the cash delivered to ANEW MEDICAL at the closing of the Business Combination will be sufficient to finance ANEW MEDICAL for the next several years, allowing for the achievement of meaningful catalysts and value creation as a result of the closing of the Business Combination.

None of ANEW MEDICAL, Redwoods, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of ANEW MEDICAL do not purport to be appraisals or reflect the prices at which ANEW MEDICAL shares may actually be valued upon closing of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the financial analysis, to the extent that it is based on market data, is based on market data as it existed on or before May 11, 2023 and is not necessarily indicative of current market conditions.

Comparable Company Considerations

Using data provided by Chardan, Redwoods management focused on several public traded companies comparable to the various business operations of ANEW and regularly reviewed these comparable companies. Redwoods Board concluded that ANEW compared favorably on key operating metrics.

For the purposes of evaluating ANEW relative to public traded companies, the current and expected business operations of ANEW were divided into the following categories:

•        AAV-based CNS Programs

•        Multiple Modalities

•        Generics

Redwoods believes that ANEW’s technology is unique and ANEW’s growth prospects may differ substantially to the comparable companies that it reviewed. In determining the consideration to ANEW, Redwoods analyzed the pre-money valuations at IPO and current market capitalizations of the companies indicated below based on public filings and equity research reports. To facilitate the analysis, Redwoods organized the comparable companies into three subsets including AAV-based CNS Programs, Multiple Modalities, and Generics.

AAV-based CNS Programs included companies that are developing Adeno-associated virus (AAV)-based gene therapies in central nervous system (CNS) indications. ANEW is developing an AAV-based gene therapies in amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease (AD):

•        Passage Bio, Inc. (NasdaqGS: PASG): Developing AAV-based gene therapies in CNS indications (e.g.: GM1 gangliosidosis)

•        Taysha Gene Therapies (NasdaqGS: TSHA): Developing AAV-based gene therapies in CNS indications (e.g.: giant axonal neuropathy)

•        Voyager Therapeutics, Inc. (NasdaqGS: VYGR): Developing AAV-based gene therapies in CNS indications (e.g.: amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease (AD))

Multiple Modalities included companies that are developing AAV-based gene therapies as well as therapies with a different modality. ANEW is developing AAV-based gene therapies, as well as biologics and generics:

•        Homology Medicines, Inc. (NasdaqGS: FIXX): Developing AAV-based gene therapies, as well as therapies utilizing gene editing and monoclonal antibodies

•        Abeona Therapeutics Inc. (NasdaqCM: ABEO): Developing AAV-based gene therapies, as well as cell therapies

Generics included companies that are developing generic medications and therapies of those that have been approved and marketed under a brand-name. ANEW has acquired licenses and stated an interest in developing generic drugs:

•        Aclaris Therapeutics, Inc. (NasdaqGS: ACRS): Developing generics in Inflammatory and Oncology indications

•        Sol-Gel Technologies Ltd. (NasdaqGM: SLGL): Developing generics in Dermatology indications

•        Novan, Inc. (NasdaqCM: NOVN): Developing generics in Dermatology indications

The Redwoods Board was presented with the Pre-Money Valuation at IPO and current market capitalization for each of the selected public comparable companies. Estimates were based on publicly available consensus research and analysts’ estimates from S&P CapitalIQ, Pitchbook, and other publicly available information.

Industry Classification	TICKER	Pre-Money Valuation at IPO	Current Market Capitalization
AAV-based CNS Programs	PASG	$576	$452
	TSHA	559	56
	VYGR	294	46

Multiple Modalities	FIXX	$433	$58
	ABEO	N/M	54

Generics	ACRS	$158	$582
	SLGL	141	90
	NOVN	123	35
Average		326	172
Median		294	57

____________

(1)      Estimates in $USD Million; from CapitalIQ, Pitchbook, and Company Filings as of May 11, 2023.

Redwoods management and the Redwoods Board reviewed the public comparables through a variety of analyses including as individual divisions AAV-based CNS Programs, Multiple Modalities, and Generics as well as in aggregate over with various weightings to the considered subsectors.

In making the decision, Redwoods board also considered, among other things, the following:

•        The risk that certain drugs may not pass various phases of the Drug Development Process.

•        The risk that Redwoods may fail to manage costs and expenses effectively when exploring the market.

•        The risk that certain key employees of ANEW may not choose to remain with the company post-Closing.

•        The possibility of litigation challenging the Business Combination or the combined company post Business Combination.

•        The risk that the board of Redwoods may not have properly valued ANEW’s business.

•        The risk that there may be negative reaction to the transaction in the market due to the market failure or recognition of ANEW’s products.

•        The risk that the announcement of the Business Combination and potential diversion of ANEW’s management and employee attention may adversely affect ANEW’s operations.

•        The risk that the Business Combination may not be consummated in a timely manner or that the Closing might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of ANEW and Redwoods’ respective shareholders.

Recommendation of the Redwoods Board

After careful consideration of the matters described above, the Redwoods Board determined unanimously that Each of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal, and the adjournment proposal, if presented, is fair to and in the best interests of Redwoods and its stockholders. The Redwoods Board has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” Each of these proposals.

Satisfaction of the 80% Test

It is a requirement under Redwoods’ current certificate of incorporation that any business acquired by Redwoods have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions at the time of the execution of a definitive agreement for an initial business combination). As of May 30, 2023, the date of the execution of the Business Combination Agreement, the balance of the funds in the trust account was approximately $51,818,716.08 (excluding up to $4,312,500 of deferred underwriting commissions) and 80% thereof represents approximately $41,454,972.86. In reaching its conclusion on the 80% asset test, the Redwoods Board used as a fair market value the $60,000,000 enterprise value for ANEW which was implied based on the terms of the Transactions agreed to by the parties in negotiating the Business Combination Agreement.

The parties to the Business Combination Agreement considered factors such as ANEW’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The Redwoods Board determined that the consideration being paid in the Merger, which amount was negotiated at arm’s-length, was fair to, and in the best interests of, Redwoods and its stockholders and appropriately reflected ANEW’s value.

The Redwoods Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of ANEW met the 80% requirement. Based on the fact that the $60,000,000 fair market value of ANEW as described above is in excess of the threshold of approximately $41,454,972.86, representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the Redwoods Board determined that the fair market value of ANEW was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.

Interests of Certain Persons in the Business Combination

The Sponsor and its affiliates have invested an aggregate of approximately $[_] million, including investments in founder shares, private units, promissory notes, advances, and unpaid fees under the administrative services agreement, which it stands to forfeit and lose if Redwoods is unable to complete a business combination prior to February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter). In addition to the founder shares held directly by our directors and officers, certain officers and directors have pecuniary interests in the foregoing investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Redwoods will receive any interest in the Transactions other than the interests they owned prior to the Transactions or as described herein.

Certain of Redwoods’ directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of Redwoods’ stockholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Transactions and in unanimously approving, as members of the Redwoods Board, the Merger Agreement and the transactions contemplated therein, including the Transactions (as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Redwoods’ Board of Directors’ Reasons for Approval of the Transactions” beginning on page 76). The Redwoods Board concluded that the potential benefits that it expected Redwoods and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. When you consider the recommendation of the Redwoods Board in favor of approval of the Merger, you should keep in mind that Redwoods’ directors and officers have interests in the Transactions that are different from, or in addition to, your interests as a stockholder, including:

•        If the Transactions or another business combination are not consummated by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter), Redwoods will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Redwoods Board, dissolving and liquidating. In such event, the 2,875,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[•] based upon the closing price of $[•] per share on the Nasdaq on [•], 2023, the record date for the special meeting. Such founder shares are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal - Sponsor Support Agreement.” As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of Redwoods common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of Redwoods common stock experience a negative rate of return on their investments in the common stock.

•        The Sponsor and Chardan purchased an aggregate of 530,000 private units from Redwoods for an aggregate purchase price of $5,300,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the Redwoods IPO. A portion of the proceeds Redwoods received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $[•] based upon the closing price of $[•] per warrant on the Nasdaq on [•], 2023, the record date for the special meeting. The private units will become worthless if Redwoods does not consummate a business combination by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter). Such private units are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Business Combination Proposal - Sponsor Support Agreement.”

•        On March 22, 2023, March 30, 2023, June 28, 2023, August 29, 2023, September 25, 2023, and November 27, 2023, the Sponsor provided a loan, in the form of a promissory note issued by Redwoods to the Sponsor dated as of such date, of up to $150,000, $360,000, $360,000, $150,000, $120,000 and $400,000, respectively, and on November 1, 2023, the Sponsor provided an advance of $120,000 to Redwoods to be used for transaction costs related to the Business Combination.

•        Redwoods entered into an Administrative Services Agreement pursuant to which it pays the Sponsor a total of $10,000 per month for office space, administrative and support services. As of the date hereof, there is an aggregate of $[_] due under the Administrative Services Agreement, which will be paid upon closing the Business Combination.

•        If Redwoods is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or claims of vendors or other entities that may be owed money by Redwoods for services rendered or contracted for or products sold to Redwoods. If Redwoods consummates a business combination, on the other hand, Redwoods will be liable for all such claims. Redwoods is not aware of any such claims as of the date hereof.

•        Redwoods’ officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Redwoods’ behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/prospectus, such reimbursement is estimated to be approximately $[_] in the aggregate. However, if Redwoods fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Redwoods may not be able to reimburse these expenses if the Transactions or another business combination, are not completed within the completion window.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        Redwoods amended and restated certificate of incorporation provides that Redwoods renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of Redwoods management on the one hand, and Redwoods, on the other hand, or the participation of which would breach any existing legal obligation, under applicable law or otherwise, of a member of Redwoods management to any other entity. Redwoods is not aware of any such corporate opportunities not being offered to Redwoods and does not believe that waiver of the corporate opportunities doctrine has materially affected Redwoods’ search for an acquisition target or will materially affect Redwoods’ ability to complete an initial business combination.

•        Edward Cong Wang, the Chief Financial Officer of Redwoods, is expected to become a member of the board of directors of the Combined Company after the consummation of the Transactions, and may in the future receive cash compensation, stock options or stock awards that the Combined Company determines to pay to its directors.

The foregoing interests may influence the officers and directors of Redwoods to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests.

The Sponsor and the directors and officers of Redwoods have no ownership interests in ANEW. The following table summarizes the current pre-existing fiduciary or contractual obligations of our officers and directors and the Sponsor:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Jiande Chen	IMAX China	Entertainment technology	Director
	Beijing Cultural Investment Development Group Co., Ltd.	Investment management	Director
Edward Cong Wang	Pacifico Acquisition Corp.	SPAC	Chief Executive Officer and Director
	The Balloch (Holding)Group	Financial and banking services	Managing Partner
Raymond J. Gibbs	Pacifico Acquisition Corp.	SPAC	Director
	University of Manchester — Graphene Engineering Innovation Centre	Graphene research and development	Leader
	planarTECH LLC	Materials solutions	Chairman
Wei Kwang Ng	Parcel Santa Pte Ltd (Singapore)	Parcel delivery logistics	Chief Operating Officer
Hong Li	Sycamore Asset Management	Investment management	Chief Executive Officer
Sponsor	N/A	N/A	N/A

In addition to the interests of our Sponsor, and directors and officers in the transactions contemplated by the Merger Agreement, Chardan Capital Markets LLC, which served as an underwriter of the Redwoods IPO in March 2022, was independently retained as M&A and capital markets advisor by each of Redwoods (in April of 2022) and ANEW (in October of 2022) in connection with business combinations and related transactions, including (eventually) the Transactions. When Redwoods and ANEW commenced discussions in March of 2023 related to the Transactions, Redwoods and ANEW consented to such dual representation in connection with the Transactions and waived any conflicts of interest arising therefrom. On August 25, 2023, Redwoods received Chardan’s formal resignation from its previous engagement as Redwood’s M&A and capital markets advisor in connection with the Transactions and of the fees to which Chardan would have been entitled for such engagement upon the closing of the Transactions. Chardan’s letter indicated that it would continue its representation of ANEW in connection with the Transactions and that Chardan was not waiving its entitlement to receive from Redwoods the deferred IPO underwriting commission described in Redwoods’ IPO prospectus. Upon the closing of the Transactions, Chardan will be entitled to $4,312,500 in deferred IPO underwriting commissions from Redwoods. In addition, Chardan will be entitled to receive from ANEW an M&A advisory fee of $2,500,000 upon the closing of the Transactions plus and an additional $1,900,000 M&A advisory fee from ANEW to the extent that Redwoods issues the 5,000,000 Contingent Consideration Shares after the Closing. The aggregate fees payable to Chardan that are contingent on completion of the Business Combination from both Redwoods and ANEW are $6,812,500 and, to the extent that the Contingent Consideration Shares are issued after Closing, Chardan will earn fees up to $8,712,500. Chardan is also acting as ANEW’s financial advisor with respect to the PIPE and will earn a fee based on the proceeds raised for the PIPE. Finally, Chardan invested (at the time of Redwoods’ IPO) approximately $1,150,000 for its 115,000 private units to purchase shares of Redwood Common Stock. which private units will expire worthless if a business combination is not consummated within its completion window. The foregoing interests (and, prior to its resignation as Redwoods’ M&A and capital markets advisor, the additional fees to which Chardan would have been entitled in such role upon consummation of the Transactions) may have influenced Chardan’s evaluation of the Merger, and may continue to influence, Chardan’s support for the Merger. As such, Chardan may have been incentivized, and may continue to be incentivized, to advise Redwoods and ANEW to complete the Merger even if such transaction is not favorable to Redwoods’ stockholders. In considering the recommendations of the Redwoods Board to vote for the proposals, its shareholders should consider these interests. For additional information, see “Proposal No.1 — The Business Combination Proposal — Background of Redwoods’ and ANEW’s Financial Advisor”.

Board of Directors Following the Business Combination

Upon consummation of the Transactions, [_] directors will be elected to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement. The board of directors and officers of the Combined Company shall be the board of directors and officers of ANEW immediately prior to the closing of the Transactions. Please see the sections entitled “Proposal No. 5 — The Director Election Proposal” and “Management After the Business Combination” and for additional information.

Redemption Rights

Pursuant to Redwoods’ current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether such holders vote for or against the business combination proposal. Any stockholder holding public shares as of the record date may demand that Redwoods redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[•] per share as of [•], 2023, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Redwoods will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Redwoods’ transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then Redwoods’ public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Redwoods will promptly return any shares delivered by public holders.

The closing price of Redwood Common Stock on [•], 2023, the record date for the special meeting, was $[•] per share. The cash held in the trust account on such date was approximately $[•] (approximately $[•] per public share). Prior to exercising redemption rights, stockholders should verify the market price of Redwoods common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price.

Redwoods cannot assure its stockholders that they will be able to sell their shares of Redwoods common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Redwoods common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares regardless of whether such holders vote “for” or “against” the business combination proposal and properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to Redwoods’ transfer agent prior to 5:00 p.m. Eastern time on [_], 2023 (two business days before the scheduled vote at the special meeting), and the business combination is consummated.

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Redwoods is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of ANEW with the Transactions treated as the equivalent of ANEW issuing shares for the net assets of Redwoods, accompanied by a recapitalization. The net assets of Redwoods will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of ANEW in future reports of the Combined Company.

ANEW is expected to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        ANEW stockholders will have a relative majority of the voting power of the Combined Company;

•        The board of directors of the Combined Company will have [_] members, and ANEW stockholders will have the ability to nominate all of the members of the board of directors;

•        ANEW’s senior management will comprise the senior management roles of the Combined Company and be responsible for the day-to-day operations; and

•        The Combined Company will assume the ANEW name.

We currently expect the private units held by the Sponsor to remain liability classified instruments upon the Closing.

Regulatory Matters

Neither Redwoods nor ANEW is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required

The approval of the business combination proposal will require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the business combination proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Redwoods Board

THE REDWOODS BOARD UNANIMOUSLY RECOMMENDS THAT THE REDWOODS
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

Redwoods stockholders are also being asked to adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the Redwoods Board, is necessary to adequately address the needs of the Combined Company following the consummation of the Transactions.

The following is a summary of the key changes to be effected by the second amended and restated certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the second amended and restated certificate of incorporation, a copy of which is included as Annex B:

•        change the purpose of the Combined Company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•        increase the total number of shares of capital stock from 51,000 shares to 1,100,000,000 shares, which would consist of (A) increasing the shares designated as common stock, par value $0.0001 per share, from 50,000,000 shares to 1,000,000,000 shares, and (B) increasing the preferred stock, par value $0.0001 per share, from 1,000,000 shares to 100,000,000 shares;

•        eliminate provisions specific to Redwood’s status as a blank check company (such as the obligation to dissolve and liquidate if it does not consummate a business combination within a certain period of time) or that were included primarily because of Redwood’s status as such (primarily the provisions regarding the doctrine of corporate opportunity.

Reasons for the Amendments

The Redwoods Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•        Amending Article III to provide solely that the purpose of Redwoods is “to engage in any lawful act or activity for which corporations may be organized under the DGCL” and to remove language relating to Redwood’s powers in connection with “effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.” The Redwoods Board believes this change is appropriate to remove language applicable to a blank check company.

•        Amending Article IV to increase the Combined Company’s number of authorized shares of common stock and preferred stock. The additional shares of common stock and preferred stock provide flexibility for future issuances of common stock or preferred stock if the Combined Company’s board of directors determines that such issuances are in the best interests of the Combined Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•        Eliminating provisions specific to Redwood’s status as a blank check company (such as the obligation to dissolve and liquidate if it does not consummate a business combination within a certain period of time) or that were included primarily because of Redwood’s status as such (primarily the provisions regarding the doctrine of corporate opportunity), and to make conforming changes. These revisions are desirable because said provisions will serve little or no purpose following the consummation of the Transactions as Redwoods will no longer be a blank check company whose sole purpose is to effect an initial business combination.

Vote Required

If the business combination proposal is not approved, the charter proposal will not be presented at the special meeting. The approval of the charter proposal will require the affirmative vote of holders of at least a majority of all of Redwoods’ outstanding shares of common stock on the record date. Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal. Abstentions and broker-non-votes will count as a vote “against” the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Redwoods Board

THE REDWOODS BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE GOVERNANCE PROPOSAL

Overview

Redwoods stockholders are also being asked to vote on the governance provisions referred to below, which are included in the second amended and restated certificate of incorporation. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.

In the judgment of the Redwoods Board, these provisions are necessary to adequately address the needs of Redwoods and its stockholders following the consummation of the Transactions. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Redwoods intends that the second amended and restated certificate of incorporation in the form set forth on Annex B will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Change in Authorized Shares

Description of Amendment

The amendment would increase the total number of shares of capital stock from 51,000 shares to 1,100,000,000 shares, which would consist of (A) increasing the shares designated as common stock, par value $0.0001 per share, from 50,000,000 shares to 1,000,000,000 shares, and (B) increasing the preferred stock, par value $0.0001 per share, from 1,000,000 shares to 100,000,000 shares.

Reasons for the Amendment

The additional shares of common stock and preferred stock provide flexibility for future issuances of common stock and preferred stock if determined by the Combined Company’s board of directors to be in the best interests of the Combined Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Vote Required

The approval of the governance proposal will require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the governance proposal.

As discussed above, a vote to approve the governance proposal is an advisory vote, and therefore, is not binding on Redwoods, ANEW or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Redwoods and ANEW intend that the proposed second amended and restated certificate of incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Redwoods Board

THE REDWOODS BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL

The purpose of the Incentive Plan is to enhance ANEW MEDICAL’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. The Redwoods Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Description of the Material Features of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan.

Eligibility and Administration

Employees, consultants and directors of the combined company and its subsidiaries, will be eligible to receive awards under the Incentive Plan. Following the Closing, the combined company is expected to have approximately [ • ] employees, [ • ] non-employee directors and [ • ] other individual service providers who will be eligible to receive awards under the Incentive Plan.

Following the Closing, the Incentive Plan will be administered by our board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the Incentive Plan, to interpret the Incentive Plan and award agreements and to adopt, amend and repeal rules for the administration of the Incentive Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Incentive Plan.

Shares Available for Awards

The initial aggregate number of shares of ANEW MEDICAL common stock that will be available for issuance under the Incentive Plan will be equal to [10%] of the aggregate number of outstanding shares of ANEW MEDICAL common stock as of immediately after the Closing. In addition, the number of shares of ANEW MEDICAL common stock available for issuance under the Incentive Plan will be increased by an annual increase on January 1 of each calendar year beginning in 2025 and ending in 2035 by an amount equal to the lesser of (i) an amount equal to 5% of the aggregate number of outstanding shares of ANEW MEDICAL common stock on the final day of the immediately preceding calendar year or (ii) such smaller number of shares as is determined by our board of directors. Shares issued under the Incentive Plan may consist, in whole or in part, of authorized but unissued common stock, treasury common stock or common stock purchased in the open market.

Awards granted under the Incentive Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Incentive Plan but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options (“ISOs”).

The Incentive Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $[•] (which limits shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation).

Awards

The Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•        Stock Options and SARs.    Stock options provide for the purchase of shares of common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by our board of directors, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•        Restricted Stock.    Restricted stock is an award of nontransferable shares of common stock that are subject to certain vesting conditions and other restrictions.

•        RSUs.    RSUs are contractual promises to deliver shares of common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Incentive Plan.

•        Other Stock or Cash Based Awards.    Other stock or cash based awards are awards of cash, fully vested shares of common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•        Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Certain Transactions

The plan administrator has broad discretion to take action under the Incentive Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Plan and outstanding awards. In the event of a change in control (as defined in the Incentive Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Plan Amendment and Termination

Our board of directors may amend or terminate the Incentive Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Incentive Plan, may materially and adversely affect an award outstanding under the Incentive Plan without consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Incentive Plan will remain in effect until the tenth anniversary of the day immediately prior to the Closing Date, unless earlier terminated. No awards may be granted under the Incentive Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the Incentive Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•        Non-Qualified Stock Options.    If an optionee is granted an NSO under the Incentive Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•        Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•        Other Awards.    The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Plan Benefits

We expect to grant restricted stock unit awards and/or stock options covering shares under the Incentive Plan to certain of our employees and directors in connection with the closing of the Business Combination. These awards are expected to vest over a period of five (5) years, subject to the grantee’s continued employment or service.

PROPOSAL NO. 5 — THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the business combination proposal, the Nasdaq proposal, the incentive plan proposal and the charter proposal are approved at the special meeting, we are requesting that stockholders approve and adopt a proposal to elect [_] ([_]) directors to the Redwoods Board, effective immediately upon the Closing of the business combination, with each director having a term ending on the date of the next annual stockholder meeting, or, in each case, until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

We are proposing [_], [_], [_], [_], [_], [_] and [_] to serve as directors.

For more information on the experience of [_], [_], [_], [_], [_], [_] and [_], please see the section entitled “Management After the Business Combination.”

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the [_] nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve.

Accordingly, if a valid quorum is established, an Redwoods stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the director election proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the director election proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Redwoods Board

THE REDWOODS BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE [_] DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

Assuming the business combination proposal is approved, the Merger Consideration to be paid to ANEW stockholders in connection with the Merger, will consist of approximately [_] shares of Redwood Common Stock, pursuant to the terms of the Business Combination Agreement.

For further information, please see the full text of the Business Combination Agreement, which is attached as Annex A hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why Redwoods Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a) and (b) in connection with the issuance of shares of Redwood Common Stock described above. Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock, other than common stock issued in a public offering (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Pursuant to the Business Combination Agreement, based on Redwoods’ current capitalization, we anticipate that we will issue to ANEW stockholders as Merger Consideration [_] shares of Redwood Common Stock. Because the number of shares of common stock we anticipate issuing as Merger Consideration (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of Redwoods, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, Redwoods would issue shares representing more than 20% of the outstanding shares of our common stock in connection with the Transactions. The issuance of such shares would result in significant dilution to Redwoods’ stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Redwoods. If the Nasdaq Proposal is adopted, it is anticipated that, immediately after consummation of the Transactions, Redwoods’ stockholders, including the initial stockholders, will own [            ]% of the issued Combined Company Common Stock on a fully diluted basis, and ANEW stockholders will own [            ]% of the issued Combined Company Common Stock on a fully diluted basis. These relative percentages assume that (i) none of Redwoods’ existing public stockholders exercise their redemption rights as discussed herein and (ii) no Combined Company Warrants are exercised. These percentages also do not take into account any equity awards that may be issued under the Incentive Plan following the Transactions.

If the Nasdaq Proposal is not approved and we consummate the Transactions on its current terms, the Combined Company would be in violation of Nasdaq Listing Rule 5635(a) and (b), which could result in the delisting of Redwoods securities from the Nasdaq Global Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of Redwoods and ANEW to close the Transactions that our common stock remain listed on the Nasdaq Global Market. As a result, if the Nasdaq Proposal is not adopted, the Transactions may not be completed.

Vote Required

The approval of the Nasdaq proposal will require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the Nasdaq proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Redwoods Board

THE REDWOODS BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE
“FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Redwoods Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

In no event will Redwoods solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Redwoods and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the business combination. In addition, Redwoods’ bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the Redwoods Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, Redwoods will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Redwoods Board may not be able to adjourn the special meeting to a later date. In such event, the business combination would not be completed.

Vote Required

The approval of the adjournment proposal require the affirmative vote of the majority of the issued and outstanding shares of common stock present by virtual attendance or represented by proxy at the special meeting. Abstentions will have the effect of a vote “AGAINST” the adjournment proposal.

Recommendation of the Redwoods Board

THE REDWOODS BOARD UNANIMOUSLY RECOMMENDS THAT REDWOODS STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of Redwood Common Stock, (ii) of the business combination for U.S. Holders and Non-U.S. Holders of ANEW Common Stock, and (iii) following the business combination, of the ownership and disposition of Combined Company Common Stock and Combined Company Warrants received in the business combination.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the business combination or as a result of the ownership and disposition of Redwood Common Stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Redwood Common Stock or ANEW Common Stock.

Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the business combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold Redwood Common Stock and ANEW Common Stock, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received Redwood Common Stock or ANEW Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding Redwood Common Stock or ANEW Common Stock, or, after the business combination, the issued Combined Company Common Stock (excluding treasury shares);

•        holders holding Redwood Common Stock or ANEW Common Stock, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/information statement/prospectus, the term “U.S. Holder” means a beneficial owner of Redwood Common Stock or ANEW Common Stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Redwood Common Stock or ANEW Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Redwood Common Stock or ANEW Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the exercise of redemption rights, the business combination, and the subsequent ownership and disposition of Combined Company Common Stock received in the business combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF COMBINED COMPANY COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF REDWOOD COMMON STOCK AND ANEW Common Stock MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF REDWOOD COMMON STOCK OR ANEW COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION, AND OF THE OWNERSHIP AND DISPOSITION OF COMBINED COMPANY COMMON STOCK AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences to U.S. Holders of Redwood Common Stock Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its Redwood Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Redwood Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Redwood Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Redwood Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Redwood Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Redwood Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of Redwood Common Stock treated as held by the U.S. Holder (including any Redwood Common Stock constructively owned by the U.S. Holder as a result of owning public warrants) relative to all of the Redwood Common Stock outstanding both before and after the redemption. The redemption of shares of Redwood Common Stock generally will be treated as a sale or exchange of the Redwood Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Redwoods or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Redwood Common Stock actually owned by the U.S. Holder, but also Redwood Common Stock that is constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Redwood Common Stock which could be acquired pursuant to the exercise of the public warrants.

In order to meet the substantially disproportionate test, the percentage of Redwoods’ outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the Redwood Common Stock must be less than 80% of the percentage of Redwoods’ outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Redwood Common Stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Redwoods entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the Redwood Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the Redwood Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of Redwood Common Stock. The redemption of the Redwood Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Redwoods. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Redwoods will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of Redwood Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Redwoods’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Redwood Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Redwood Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Redwood Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Redwood Common Stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of ANEW Common Stock

Tax Consequences to U.S. Holders if the Merger qualifies as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

If the Business Combination qualifies either as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)     no gain or loss generally will be recognized by U.S. Holders on the exchange of ANEW common stock for Redwoods Common Stock pursuant to the Business Combination;

(b)    the tax basis of a U.S. Holder in Redwoods Common Stock acquired in exchange for ANEW Common Stock pursuant to the Business Combination generally will be equal to such U.S. Holder’s tax basis in the ANEW Common Stock exchanged;

(c)     the holding period of a U.S. Holder with respect to Redwoods Common Stock acquired in exchange for ANEW Common Stock pursuant to the Business Combination generally will include such U.S. Holder’s holding period for the ANEW Common Stock exchanged; and

(d)    A U.S. Holder who exchanges ANEW common stock for Redwoods Common Stock pursuant to the Business Combination generally will be required to report certain information to the IRS on its U.S. federal income tax returns for the tax year in which the Merger occurs, and to retain certain records related to the Merger.

The IRS could challenge a U.S. Holder’s treatment of the Business Combination as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code. If this treatment were successfully challenged, then the Merger generally would be treated as a taxable transaction, with the consequences discussed immediately below (including the recognition of any realized gain).

Tax Consequences to U.S. Holders if the Merger fails to qualify as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

If the Merger fails to qualify either as a tax-deferred reorganization under Section 368(a) of the Code or as a tax-deferred contribution under Section 351(a) of the Code, then the Business Combination generally would constitute a taxable disposition of the ANEW Common Stock by a U.S. Holder and generally would result in the following U.S. federal income tax consequences:

(a)     a U.S. Holder of ANEW common stock generally would recognize gain or loss equal to the difference between: (i) the fair market value of Redwood’s Common Stock received, determined as of the time of receipt by such U.S. Holder; and (ii) the U.S. Holder’s adjusted tax basis in the ANEW common stock;

(b)    the aggregate tax basis of Redwoods Common Stock received by a U.S. Holder in the Business Combination generally would be equal to the aggregate fair market value of Redwoods Common Stock received, determined as of the time of receipt; and

(c)     the holding period of Redwoods Common Stock received by a U.S. Holder in the Business Combination generally would begin on the day after receipt.

Any gain or loss recognized under subsection (a) above generally will be capital gain or loss if the ANEW Common Stock were held as capital assets at the time of the Business Combination and will be long-term capital gain or loss if a U.S. Holder’s holding period for the ANEW Common Stock exceeds one year at the time of the Merger. Long term capital gain realized by a non-corporate shareholder of ANEW Common Stock is currently taxed at a reduced rate. There are currently no preferential tax rates for long-term capital gains for corporate shareholders of ANEW Common Stock. Deductions for capital losses are subject to significant limitations.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Combined Company Common Stock and Combined Company Warrants

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions on the Combined Company’s Common Stock

The U.S. tax consequences to U.S. Holders that receives a distribution, including a constructive distribution, with respect to a share of the Combined Company’s Common Stock generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Corporate Distribution.”

Sale or Other Disposition of the Combined Company’s Common Stock

The U.S. tax consequences to U.S. Holders upon the sale or other taxable disposition of the Combined Company’s Common Stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Sale or Exchange.”

Possible Constructive Distributions

The terms of each Combined Company Warrant provide for an adjustment to the number of shares of the Combined Company’s Common Stock for which the Combined Company Warrants may be exercised or to the exercise price of the Combined Company Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Combined Company Warrants generally will be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of the Combined Company Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Combined Company Warrants) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of the Combined Company’s Common Stock, or as a result of the issuance of a stock dividend to holders of shares of the Combined Company’s Common Stock, in each case which is taxable to such U.S. Holders as described under “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Corporate Distribution” above. Such constructive distribution generally will be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Generally, a U.S. Holder’s adjusted tax basis in its Combined Company Warrant generally will be increased to the extent any such constructive distribution is treated as a dividend.

Exercise, Lapse or Redemption of a Combined Company Warrant

Except as discussed below with respect to the cashless exercise of a Combined Company Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of the Combined Company Common Stock received upon exercise of the Combined Company Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Combined Company Warrant and the exercise price of such Combined Company Warrant. It is unclear whether a U.S. Holder’s holding period for the Combined Company

Common Stock received upon exercise of the Combined Company Warrant would commence on the date of exercise of the Combined Company Warrant or the day following the date of exercise of the Combined Company Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants. If a Combined Company Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Combined Company Warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Combined Company Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of Combined Company Warrants to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Combined Company Common Stock received generally would equal the U.S. Holder’s tax basis in the Combined Company Warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Combined Company Common Stock generally would commence on the date of exercise of the Combined Company Warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of the Combined Company Common Stock generally would include the holding period of the Combined Company Warrant.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered a number of Combined Company Warrants having an aggregate fair market value equal to the exercise price for the total number of Combined Company Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Combined Company Warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Combined Company Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Combined Company Warrants exercised and the exercise price of such Combined Company Warrants. It is unclear whether a U.S. Holder’s holding period for the Combined Company Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the Combined Company Warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Combined Company Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to U.S. Holders — Redemption Treated as Sale or Exchange.”

Non-U.S. Holders

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Redwood Common Stock Exercising Redemption Rights

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Redwood Common Stock as a sale or exchange under Section 302 of the Code or a distribution under Section 301 of the Code with respect to shares of Redwood Common Stock will generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Redwood Common Stock, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of Redwood Common Stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such Redwood Common Stock redeemed, and either (A) shares of Redwood Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Redwood Common Stock. There can be no assurance that shares of Redwood Common Stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of Redwood Common Stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the business combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Redwoods will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the Redwood Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Redwood Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. Federal Income Tax Consequences of the Business Combination to Non-U.S. Holders of ANEW Common Stock

Tax Consequences to Non-U.S. Holders if the Business Combination qualifies as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

We believe ANEW MEDICAL is not nor has ever been a “U.S. real property holding corporation” for U.S. federal income tax purposes. Accordingly, the U.S. tax consequences to Non-U.S. Holders generally will be the same as described above under the section “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of ANEW Common Stock.”

Tax Consequences to U.S. Holders if the Business Combination fails to qualify as either a Tax-Deferred Reorganization under Section 368(a) of the Code or as a Tax-Deferred Contribution under Section 351(a) of the Code.

We believe ANEW MEDICAL is not nor has ever been a “U.S. real property holding corporation” for U.S. federal income tax purposes. Accordingly, the U.S. tax consequences to Non-U.S. Holders generally will be the same as described above under the section “ U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Sale or Exchange.”

U.S. Federal Income Tax Consequences of Ownership and Disposition of Combined Company Common Stock and Combined Company Warrants

Distributions on the Combined Company Common Stock

The U.S. tax consequences to Non-U.S. Holders that receives a distribution, including a constructive distribution, with respect to a share of Combined Company common stock generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Corporate Distribution.”

Sale or Other Disposition of the Combined Company’s Common Stock

The U.S. tax consequences to Non-U.S. Holders upon the sale or other taxable disposition of the Combined Company Common Stock received in the Business Combination generally will be the same as described above under the section “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Sale or Exchange.”

Possible Constructive Distributions

The terms of each Combined Company Warrant provide for an adjustment to the number of shares of the Combined Company Common Stock for which the Combined Company Warrants may be exercised or to the exercise price of the Combined Company Warrants in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of Combined Company Warrants generally will be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of the Combined Company Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Combined Company Warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of the Combined Company Common Stock, or as a result of the issuance of a stock dividend to holders of shares of the Combined Company Common Stock, in each case which is taxable to such Non-U.S. Holders as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Corporate Distribution” above. A Non-U.S. Holder generally will be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Exercise, Lapse or Redemption of a Warrant

The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a Non-U.S. Holder’s Combined Company Warrants generally will correspond to the characterization described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Sale or Other Disposition of Redwoods Common Stock.

Information Reporting and Backup Withholding

The Combined Company must report annually to the IRS and to each U.S. Holder and each Non-U.S. Holder the amount of cash dividends (including constructive dividends) paid to, and the tax withheld with respect to, each U.S. Holder and each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. Holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. Holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury Regulations, the payment of proceeds from the disposition of the shares of the Combined Company effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of the shares of the Combined Company by a Non-U.S. Holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of the shares of the Combined Company by a Non-U.S. Holder effected at a non-U.S. office of a broker that is:

•        a U.S. person;

•        a “controlled foreign corporation” for U.S. federal income tax purposes;

•        a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•        a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be refunded or credited against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of the shares of the Combined Company which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the shares of the Combined Company are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of the shares of the Combined Company held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the shares of the Combined Company.

OTHER INFORMATION RELATED TO REDWOODS

Introduction

Redwoods was incorporated on March 16, 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to executing the Business Combination Agreement, Redwoods’ efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On April 4, 2022, Redwoods completed its initial public offering of units, with each unit consisting of one share of Redwoods Common Stock, one public warrant and one public right, raising total gross proceeds of approximately $116,150,000. Since the Redwoods IPO, Redwoods’ activity has been limited to the evaluation of business combination candidates.

On April 4, 2022, Redwoods consummated the initial public offering of 10,000,000 units (the “public units”), each public unit consisting of one share of Redwoods Common Stock, one public warrant and one public right. The public units were sold at an offering price of $10.00 per public unit, generating gross proceeds of $100,000,000. Redwoods granted the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any.

Simultaneously with the closing of the Redwoods IPO, Redwoods sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), the representative of the underwriters in the IPO, in a private placement, 377,500 units and 100,000 units, respectively (the “private units”), at $10.00 per private unit, generating total gross proceeds of $4,775,000. The private units are identical to the public units, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by their initial purchasers or their permitted transferees.

On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 public units at a price of $10.00 per public unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, Redwoods consummated the sale of an additional aggregate of 52,500 private units with the Sponsor and Chardan at a price of $10.00 per private unit, generating total proceeds of $525,000.

On March 31, 2023, Redwoods held a special meeting of the stockholders at which the stockholders approved a proposal to amend its Amended and Restated Certificate of Incorporation (the “First Charter Amendment”) to allow Redwoods to extend the date by which Redwoods must consummate a business combination from April 4, 2023 (the date that is 12 months from the closing date of Redwoods’ IPO) to July 4, 2023 (the date that is 15 months from the closing date of Redwoods’ IPO) (the “Amended Date”) and on a monthly basis up to five times from the Amended Date to December 4, 2023 (the date that is 20 months from the closing date of the IPO) by (i) depositing $360,000 into Redwoods’ trust account for the three month extension from April 4, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $120,000 for each subsequent one-month extension from the Amended Date to December 4, 2023. In addition, the stockholders elected to redeem an aggregate of 6,103,350 shares, or 53.1%, of Redwood Common Stock in connection with the First Charter Amendment. As a result, an aggregate of $63,169,451 (or approximately $10.35 per share) was removed from Redwoods’ trust account to pay such stockholders and 5,396,650 shares of Redwood Common Stock were issued and outstanding following such redemption. Redwoods made a cash contribution of $360,000 to the trust account for the Initial Extension and subsequently deposited $120,000 per month into the trust account to further extend the business combination period from July 4, 2023 to December 4, 2023. On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024. As of [•], 2024, the record date for the special meeting, there was approximately $[•] held in the trust account. Except as described in the prospectus for Redwoods’ initial public offering, these proceeds will not be released until the earlier of the completion of an initial business combination and Redwoods’ redemption of 100% of the outstanding public shares upon its failure to consummate a business combination by February 4, 2024 (unless otherwise extended in accordance with Redwoods’ charter).

Fair Market Value of Target Business

The target business or businesses that Redwoods acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although Redwoods may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Redwoods Board determined that this test was met in connection with the proposed business combination with ANEW as described in the section titled “Proposal No. 1 — The Business Combination Proposal.”

Stockholder Approval of Business Combination

Under Redwoods’ current certificate of incorporation, in connection with any proposed business combination, Redwoods must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for Redwoods’ initial public offering. Accordingly, in connection with the business combination, the Redwoods public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information and tender offer rules), the Sponsor, ANEW and/or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the business combination proposal and the other proposals or not redeem their public shares. However, there are no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions. To the extent shares are purchased by any such persons, they will be restricted from making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act.

The purpose of any such transactions could be to increase the likelihood of obtaining stockholder approval of the Transactions, provided that any shares purchased would not be permitted to vote in favor of the business combination. Any such transactions may result in the completion of an initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer or proxy materials in connection with the Transactions. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination, whether or not such stockholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our Sponsor, executive officers, directors, advisors or their affiliates will select which stockholders to enter into a transaction with based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M and the tender offer rules under the Exchange Act and the other federal securities laws.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 or the tender offer rules of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor, ANEW and/or their respective affiliates were to purchase shares or warrants from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility the Sponsor, ANEW and/or their respective affiliates may purchase shares or warrants from public stockholders outside the redemption process, along with the purpose of such purchases;

•        if the Sponsor, ANEW and/or their respective affiliates were to purchase shares or warrants from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by the Sponsor, ANEW and/or their respective affiliates would not be voted in favor of approving the business combination transaction;

•        the Sponsor, ANEW and/or their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by the Sponsor, ANEW and/or their respective affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsor, ANEW and/or their respective affiliates;

•        the impact, if any, of the purchases the Sponsor, ANEW and/or their respective affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to the Sponsor, ANEW and/or their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsor, ANEW and/or their respective affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — Activities taken by existing Redwoods stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on Redwoods’ stock.”

Liquidation if No Business Combination

Under Redwoods’ current certificate of incorporation, if Redwoods does not complete a business combination within the completion window, Redwoods will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Redwoods’ remaining stockholders and the Redwoods Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Redwoods’ obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

The Sponsor and the Insiders have each agreed to waive its rights to participate in any distribution from Redwoods’ trust account or other assets with respect to the founder shares. There will be no distribution from the trust account with respect to Redwoods’ warrants, which will expire worthless if Redwoods is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of Redwoods’ creditors which would be prior to the claims of the Redwoods public stockholders. Although Redwoods has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses Redwoods has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although Redwoods will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Accordingly, the actual per-share redemption price could be less than approximately $10.10, plus interest, due to claims of creditors. Additionally, if Redwoods is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Redwoods’ bankruptcy estate and subject to the claims of third parties with priority over the claims of Redwoods’ stockholders. To the extent any bankruptcy claims deplete the trust account, Redwoods cannot assure you it will be able to return to the Redwoods public stockholders at least approximately $10.10 per share. Redwoods’ public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the completion window or if the stockholders properly seek to have Redwoods redeem their respective shares for cash upon a business combination which is actually completed by Redwoods. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of Redwoods’ trust account distributed to the Redwoods public stockholders upon the redemption of 100% of its outstanding public shares in the event Redwoods does not complete its initial business combination within the completion window may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if a business combination does not occur, it is Redwoods’ intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, Redwoods does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of Redwoods’ stockholders’ liability with respect to liquidating distributions as described above. As such, Redwoods’ stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Redwoods’ stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the portion of Redwoods’ trust account distributed to the Redwoods public stockholders upon the redemption of 100% of its public shares in the event Redwoods does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six-years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because Redwoods will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires Redwoods to adopt a plan, based on facts known to it at such time that provides for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because Redwoods is a blank check company, rather than an operating company, and Redwoods’ operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

Redwoods will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Redwoods’ executive officers have agreed to pay the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Facilities

Redwoods currently maintains its principal executive offices at 1115 Broadway, 12th Floor, New York, NY 10010 and maintains other offices as provided to it by its officers. The cost for this space is included in the $10,000 per-month aggregate fee the Sponsor charges Redwoods for general and administrative services pursuant to a letter agreement between Redwoods and the Sponsor. Redwoods believes, based on rents and fees for similar services in the relevant areas, that the fee charged by the Sponsor is at least as favorable as Redwoods could have obtained from an unaffiliated person. Redwoods considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Upon consummation of the business combination, the principal executive offices of Redwoods will be those of ANEW, at which time nothing more will be paid to the Sponsor.

Employees

Redwoods has two executive officers. These individuals are not obligated to devote any specific number of hours to Redwoods’ matters and intend to devote only as much time as they deem necessary to its affairs. Redwoods does not intend to have any full time employees prior to the consummation of a business combination.

Management, Directors and Executive Officers

Redwoods’ directors and officers are as follows:

Name	Age	Title
Jiande Chen		Chief Executive Officer and Chairman of the Board
Edward Cong Wang		Chief Financial Officer and Director
Raymond J. Gibbs		Director
Wei Kwang Ng		Director
Hong Li		Director

Below is a summary of the business experience of each our executive officers and directors:

Jiande Chen has been our Chief Executive Officer since January 2022. Mr. Chen has served as a non-executive director at IMAX China Holding, Inc. (HKG: 1970) since January 2021 and an independent director at Beijing Cultural Investment Development Group Co., Ltd. (SHA: 600715) since June 2017. Mr. Chen is also a member of the board of directors at TCL-IMAX Entertainment Co., Limited, a joint venture of TCL Corporation and IMAX Corporation. Mr. Chen served as the chief executive officer from August 2011 to December 2019 and the vice chairman from December 2019 to December 2020 of IMAX China Holding, Inc. (HKG: 1970), and led IMAX China to complete its first initial offering on Hong Kong Exchanges. Mr. Chen was previously the Senior Vice President, Chief Representative and General Manager of Sony Pictures Entertainment, China from 2000 to 2011. Mr. Chen received a degree in English Literature from Fudan University in 1982. Mr. Chen received a master’s degree and a Ph.D. degree in Communications from University of Washington in 1987 and 1991, respectively. We believe Mr. Chen is qualified to serve on our board of directors because of his extensive financial, management, and transaction experience, as well as his contacts and relationships.

Edward Cong Wang has been our Chief Financial Officer since January 2022. Mr. Wang has served as the Chairman, President and Chief Executive Officer at Pacifico Acquisition Corp. (NASDAQ: PAFO) since March 2021. Mr. Wang has also served as the managing partner at The Balloch (Holding) Group since March 2020. Before that, he was a partner at Prestige Financial Holdings Group Limited from August 2018 to September 2019. Mr. Wang served as a partner at Shenzhen Bode Chuangfu Investment Management Co. Ltd., from January 2017 to July 2018. Mr. Wang served as the chief executive officer of ZS Fur & Leather Fashion Co., a family owned business, from July 2014 to December 2016. Prior to ZS Fur, he worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated as a vice president from July 2011 to June 2014. Mr. Wang received a bachelor’s degree in Economics/Finance from Stony Brook State University in 2006 and graduated with a master’s degree of Statistics from Columbia University in 2010. We believe Mr. Wang is qualified to serve on our board of directors because of his extensive financial, management, and transaction experience, as well as his contacts and relationships.

Raymond J. Gibbs has been our director since January 2022. Mr. Gibbs currently serves as an independent director at Pacifico Acquisition Corp. (NASDAQ: PAFO). He has spent the last 21 years as chief financial officer or commercial director of high technology and fast moving consumer goods businesses both in the quoted and private arenas. Mr. Gibbs has co-chaired the UK-China Joint Working Group on Graphene Standardization, organized by the BSI Group and the China Standards Authority, and he has served as the chairman of planar TECH LLC since July 2019. In addition, he served as the president of business development and the chief executive officer of Haydale Graphene Industries PLC, a publicly listed company in the UK, from May 2010 to July 2019. Mr. Gibbs is a Chartered Accountant. Mr. Gibbs received a bachelor’s degree from Nottingham Trent University in 1977. We believe Mr. Gibbs is qualified to serve on our board of directors because of his extensive financial, management, and accounting experience, as well as his contacts and relationships.

Wei Kwang Ng has been our director since January 2022. He has held the position of Chief Operating Officer of Parcel Santa Pte Ltd since July 2017. Mr. Ng was the Director of Operations of World Marketing Group Pte Ltd. from March 2019 to March 2020. He was the Managing Director of Legal Focus Consultants, Inc. from 2011 to 2018. He worked in Merrill Brink International as the project manager from May 2008 to March 2011. Mr. Ng received bachelor’s degrees in Business Management with a concentration in Finance and in Economics from Stony Brook State University in 2007. We believe Mr. Ng is qualified to serve on our board of directors because of his extensive entrepreneurial and management experience, as well as his contacts and relationships.

Hong Li has been our director since February 2022. Mr. Li has served as the CEO at Shanghai Sycamore Asset Management since 2021. Previously, he was the Chief Digital Officer and Chief Product Strategy Officer of Noah Holdings Limited (NYSE: NOAH) from April 2020 to March 2021. At the same time period, he was also the Chief Operating Officer in Gopher Asset Management. Before that, Mr. Li had served as the Chief Product Officer of Lufax Holding Ltd (NYSE: LU) from April 2018 to December 2019 and the Chairman of CITCO Fund Service from May 2010 to November 2015. Mr. Li received a bachelor’s degree in Physics from Zhongshan University in 1984, a master’s degree in Electronic Engineering from Zhongshan University in 1989 and a master’s degree in Computer Science from University of San Francisco in 1993. He also achieved Executive certificate in Management and Leadership from MIT in 2010 and EMBA from China Europe International Business School in 2015. We believe Mr. Li is qualified to serve on our board of directors because of his extensive financial and management experience, as well as his contacts and relationships.

Director Independence

The rules of the Nasdaq require that a majority of the Redwoods Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Raymond J. Gibbs, Wei Kang Ng and Hong Li are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Number and Terms of Office of Officers and Directors

We have five directors. Each member of our board of directors will be elected at our annual meetings. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

The Redwoods Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Both our audit committee and our compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by the Redwoods Board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

The members of our audit committee are Raymond J. Gibbs, Wei Kang Ng and Hong Li, and Raymond J. Gibbs serves as chair of the audit committee. Each member of the audit committee is financially literate and the Redwoods Board has determined that Raymond J. Gibbs qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The Redwoods Board has established a compensation committee. The members of our Compensation Committee are Raymond J. Gibbs, Wei Kang Ng and Hong Li, and Raymond J. Gibbs serves as chair of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Nominating Committee

We have established a corporate governance and nominating committee (the “nominating committee”) of the board of directors, which consists of Raymond J. Gibbs, Wei Kang Ng and Hong Li, each of whom is an independent director under Nasdaq’s listing standards. Raymond J. Gibbs is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and ensure the Company has and follows appropriate corporate governance practices and standards. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the Redwoods Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement in connection with the Redwoods IPO. You can review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics by posting such information on our website rather than by filing a Current Report on Form 8-K. Please see the section entitled “Where You Can Find More Information.”

Legal Proceedings

To the knowledge of Redwoods’ management, there is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against Redwoods, and Redwoods has not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

Redwoods has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Redwoods’ annual reports contain financial statements audited and reported on by Redwoods’ independent registered public accounting firm.

REDWOODS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Redwoods’ Condensed Financial Statements and footnotes thereto contained in this proxy statement/prospectus.

Forward-Looking Statements

The statements discussed in this proxy statement/prospectus include forward looking statements that involve risks and uncertainties detailed from time to time in Redwoods’ reports filed with the Securities and Exchange Commission.

Overview

We are a blank check company incorporated in Delaware on March 16, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses, which we refer to herein as our “initial business combination.” We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering (“IPO” as defined below) and the private placement of Private Units (as defined below), our securities, debt or a combination of cash, securities and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

On March 31, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated March 30, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, extending the date by which we must consummate a Business Combination from April 4, 2023 to July 4, 2023, with the ability to further extend the deadline on a monthly basis up to five times from July 4, 2023 to December 4, 2023. In connection with the stockholders’ vote at the special meeting, an aggregate of 6,103,350 shares with redemption value of approximately $63,169,451 (or $10.35 per share) of the Company’s common stock were tendered for redemption. As a result of the stockholder approval of the Extension Amendment and the Trust Amendment, the Sponsor, or any of their respective affiliates or designees, agreed to deposit into the Trust Account $360,000 for the initial three-month extension and $120,000 per month for each subsequent one-month extension. The Sponsor subsequently made all the extension payments to extend the time available for the Redwoods to consummate a Business Combination from July 4, 2023 to December 4, 2023.

On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024. The extension payment(s) will bear no interest and will be repayable by the Company to the contributors upon consummation of the Business Combination. The loans will be forgiven by the contributors if the Company is unable to consummate the Business Combination except to the extent of any funds held outside of the Trust Account.

On May 30, 2023, we entered into a business combination agreement, as amended pursuant to Amendment No. 1 thereto dated as of November 4, 2023 (the “Business Combination Agreement”) by and among the Company, ANEW MEDICAL Sub, Inc., a Wyoming corporation (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (“ANEW”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into ANEW, with ANEW as the surviving company in the merger and, after giving effect to such merger, a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger, the Company will change its name to “ANEW MEDICAL, INC.”

Under the Business Combination Agreement, we will acquire all of the outstanding equity interests of ANEW in exchange for shares of our common stock, par value $0.0001 per share (the “Common Stock”), based on an implied ANEW equity value of $60,000,000, to be paid to ANEW stockholders at the effective time of the Merger. In addition, certain ANEW stockholders will be issued additional shares of Common Stock (the “Contingent Consideration Shares”), which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the closing of the Merger; (ii) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the closing of the Merger; and (iii) 1,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the closing of the Merger.

In connection with the execution of the Business Combination Agreement, the Sponsor and other persons party thereto (together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with the Company and ANEW (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor and its affiliates agreed to vote, at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, all of such Sponsor’s 2,875,000 shares of common stock (the “Founder Shares”) and 530,000 Private Units, each consisting of one share of Common Stock (such shares, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, (i) in favor of (a) the Business Combination Agreement and each ancillary document to which the Company is a party and the transactions contemplated thereby and (b) the other proposals that the Company and ANEW agreed in the Business Combination Agreement shall be submitted at such meeting for approval by the Company’s stockholders together with the proposal to approve the Merger, (ii) approval of the Company’s Amended and Restated Certificate of Incorporation and Bylaws and (iii) against any other action that would reasonably be expected to impede, interfere with or adversely affect the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Supporter Shares held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or claim, to the fullest extent permitted by applicable law, any anti-dilution protection pursuant to the organizational documents of the Company in connection with the Merger.

In connection with the execution of the Business Combination Agreement, certain ANEW stockholders (the “ANEW Supporting Stockholders”) entered into a voting and support agreement with the Company and ANEW (the “ANEW Support Agreement”). Under the ANEW Support Agreement, each ANEW Supporting Stockholder agreed that, at any meeting of ANEW’s stockholders related to the transactions contemplated by the Business Combination Agreement, each such ANEW Supporting Stockholder will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Business Combination Agreement and the transactions contemplated thereby, and authorize and approve any amendment to ANEW’s governing documents that is deemed necessary or advisable by ANEW to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The ANEW Support Agreement also restricts the ANEW Supporting Stockholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the ANEW Support Agreement in a form reasonably acceptable to the Company.

On November 4, 2023, the Company entered into Amendment No. 1 to the Business Combination (the “Amendment”) with the other parties thereto. The Amendment extends the termination date under the Business Combination Agreement from November 4, 2023 to March 4, 2024 (the “Termination Date”); provided, further, that (i) the right to terminate the Business Combination Agreement will not be available to the Company if any Company party’s breach of any of its covenants or obligations under the Business Combination Agreement will have proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date, and (ii) the right to terminate the Business Combination Agreement will not be available to the Company if the Company’s breach of its covenants or obligations under the Business Combination Agreement will have proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities through June 30, 2023 were organizational activities and those necessary to prepare for our IPO, which is described below, and subsequent to the IPO, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account, which is described below. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination.

For the three months ended September 30, 2023, we had net income of $290,145 which consisted of general and administrative expenses of $259,227, franchise tax of $33,000, an increase in fair value of warrant liabilities of $10,600, and income tax expense of $148,855, offset by interest earned on the investments held in the Trust Account of $741,827. For the three months ended September 30, 2022, we had net income of $731,121 which consisted of general and administrative expenses of $140,426, franchise tax of $39,300, and a decrease in fair value of warrant liabilities of $678,400, and income tax expense of $79,752, offset by interest earned on the investments held in the Trust Account of $312,199.

For the nine months ended September 30, 2023, we had net income of $1,257,210 which consisted of general and administrative expenses of $876,932, franchise tax of $99,000, an increase in fair value of warrant liabilities of $42,400, and income tax expense of $578,577, offset by interest earned on the investments held in the Trust Account of $2,854,119. For the nine months ended September 30, 2022, we had net income of $517,286 which consisted of general and administrative expenses of $338,650, franchise tax of $78,825, and a decrease in fair value of warrant liabilities of $555,917, offset by interest earned on the investments held in the Trust Account of $458,596.

For the year ended December 31, 2022, we had net income of $1,233,352 which consisted of interest earned on the investments held in the Trust Account of $1,656,478 and change in fair value of warrant liabilities of $555,917, offset by general and administrative expenses of $533,992, franchise tax of $123,026, and income tax expense of $322,025. For the period from March 16, 2021 (inception) through December 31, 2021, we had net loss of $3,559 which consisted of formation costs.

Liquidity, Capital Resources and Going Concern

On April 4, 2022, we completed our initial public offering (“IPO”) of 10,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $100,000,000. Each Public Unit consisted of one share of common stock, par value $0.0001, one redeemable warrant and one right to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. Simultaneously with the closing of the IPO, we completed the sale of 477,500 units (the “Private Units”) in a private placement, at a price of $10.00 per Private Unit, generating gross proceeds of $4,775,000. The Private Units are identical to the Public Units sold in the IPO, except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by their initial purchasers or their permitted transferees.

We granted the underwriters in the IPO a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased an additional 1,500,000 Public Units (the “Over-Allotment Units”), at a price of $10.00 per unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the exercise of the over-allotment option, we consummated the sale of 52,500 Private Units (the “Over-Allotment Private Units”) in a private placement, at a purchase price of $10.00 per Private Unit, generating gross proceeds of $525,000.

Simultaneously with the closing of the IPO, we issued to Chardan Capital Markets, LLC (“Chardan”), the representative of the underwriters, for an aggregate of $100.00, an option (the “UPO”) to purchase up to 345,000 units. The UPO is exercisable at any time, in whole or in part, commencing on the later of the consummation of the initial business combination and six months from the date of the prospectus for the IPO and expiring on the fifth anniversary of the date of the prospectus, at a price of $11.50 per unit.

Following the IPO and the private placement (including the Over-Allotment Units and the Over-Allotment Private Units), a total of $116,150,000 was placed in a trust account located in the United States established for the benefit of the Company’s public stockholders (the “Trust Account”). We incurred $8,365,339 of transaction costs, consisting of $2,875,000 of underwriting fees, $4,312,500 of deferred underwriting fees (payable only upon completion of an initial business combination) and $1,177,839 of other offering costs.

On March 31, 2023, we held a special meeting of stockholders, at which our stockholders approved the Extension Amendment and the Trust Amendment. In connection with the stockholders’ vote at the special meeting, an aggregate of 6,103,350 shares of our common stock were tendered for redemption representing a total redemption amount of $63,169,451 (or $10.35 per share).

As a result of stockholder approval of the Extension Amendment and the Trust Amendment, the Sponsor, or any of its affiliates or designees, agreed to deposit into the Trust Account $360,000 for the initial three-month extension and $120,000 per month for each subsequent one-month extension. The extension payment(s) will bear no interest and will be repayable by the Company to the contributors upon consummation of an initial business combination. The loans will be forgiven by the contributors if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

On March 31, 2023, the Sponsor made a deposit of $360,000 into the Trust Account and extended the period of time we have to consummate an initial Business Combination from April 4, 2023 to July 4, 2023, on June 29, 2023, the Sponsor made a deposit of $360,000 into the Trust Account and extended the period of time we have to consummate an initial business combination from July 4, 2023 to October 4, 2023, and subsequently on each of September 26, 2023 and November 1, 2023, the Sponsor made a deposit of $120,000 each into the Trust Account to further extend the business combination period to December 4, 2023.

On November 13, 2023, we held a special meeting of stockholders, at which our stockholders approved (i) an amendment to our amended and restated certificate of incorporation to allow us to extend the date by which we must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement to allow us to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. The stockholders elected to redeem an aggregate of 3,636,456 shares, or 67.4%, of Redwood Common Stock in connection with the Second Charter Amendment. As a result, an aggregate of $39,255,410 (or $10.79 per share) was removed from Redwoods’ trust account to pay such stockholders and 1,760,194 shares of Redwood Common Stock were issued and outstanding following such redemption. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the trust account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024.

As of September 30, 2023, we had marketable securities held in the Trust Account of $57,811,916 consisted of securities held in a treasury trust fund that invests in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2023, we did not withdraw any interest earned on the Trust Account to pay our taxes. We intend to use substantially all of the funds held in the Trust Account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a Business Combination, the remaining funds held in the Trust Account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of September 30, 2023, the Company had cash of $146,334 and a working capital deficit (current assets less current liabilities) of $1,460,299. On March 22, 2023, March 30, 2023, June 28, 2023, August 29, 2023 and September 25, 2023, the Sponsor provided a loan of $150,000, $360,000, $360,000, $150,000 and $120,000, respectively, to be used, in part, for transaction costs related to the Business Combination. Until consummation of the Business Combination, we intend to use the funds held outside the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination. If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. In this event, our officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us upon consummation of the Business Combination. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our initial shareholders, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until February 4, 2024 (unless further extended in accordance with the Company’s amended and restated certificate of incorporation, as amended) (the period of time it has to complete an initial business combination) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by such date and an extension has not been requested by the Sponsor and approved by the Company’s stockholders, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the date for liquidation and subsequent dissolution as well as liquidity concerns raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Promissory Notes — Related Party

On March 22, 2023, we issued an unsecured, non-interest bearing promissory note in the principal amount of up to $150,000 to the Sponsor (“Convertible Note 1”). The promissory note is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the promissory note, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into private units of the Company, at a price of $10.00 per unit, upon consummation of the Business Combination.

On March 30, 2023, we issued an unsecured, non-interest bearing promissory note in the principal amount of up to $360,000 to the Sponsor (“Convertible Note 2”). The promissory note is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the promissory note, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into private units of the Company, at a price of $10.00 per unit, upon consummation of the Business Combination.

On May 15, 2023, the conversion feature of Convertible Note 1 and Convertible Note 2 was amended; the holder of the promissory notes, in its sole discretion, may convert any or all of the unpaid principal under the promissory notes into shares of common stock of the Company, at a conversion price of $10.00 per share, upon consummation of the Business Combination.

On June 28, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $360,000 to the Sponsor (“Convertible Note 3”). Convertible Note 3 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 3, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

On August 29, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $150,000 to the Sponsor (“Convertible Note 4”). Convertible Note 4 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 4, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

On September 25, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $120,000 to the Sponsor (“Convertible Note 5”). Convertible Note 5 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 5, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

On November 27, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $400,000 to the Sponsor (“Convertible Note 6”). Convertible Note 6 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 6, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

Registration Rights

The holders of our insider shares, as well as the holders of the private units, the securities underlying the unit purchase option and any securities our insiders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and any shares of common stock issuable upon the exercise of the underlying private warrants and any shares of common stock issuable upon conversion of the underlying the private rights), will be entitled to registration rights pursuant to registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands (or one demand with respect to the securities underlying the unit purchase option) that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services Agreement

We have entered into an administrative services agreement pursuant to which we will pay the Sponsor a total of $10,000 per month (subject to deferral as described herein) for office space, utilities, secretarial and administrative support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Underwriting Agreement

Pursuant to an underwriting agreement in connection with the IPO, the underwriters were paid a cash underwriting discount of $0.25 per unit, or $2,875,000 in the aggregate, upon the closing of the IPO and full exercise of the over-allotment option. In addition, $0.375 per unit, or $4,312,500 in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, we granted Chardan, for a period of 18 months after the date of the consummation of our initial business combination, a right of first refusal to act as a book-running manager or placement agent, with at least 30% of the economics, for any and all future public and private equity, equity linked and debt offerings by us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Critical Accounting Policies

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Investments Held in Trust Account

As of September 30, 2023, the assets held in the Trust Account were held in cash and U.S. Treasury securities. The Company classifies its U.S. Treasury securities as trading securities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320, “Investments-Debt and Equity Securities.” Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of all assets held in the Trust Account are determined using available market information and classified as Level 1 measurements.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments. See Note 9 to unaudited condensed consolidated financial statements for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

Convertible Promissory Notes

The Company initially accounted for its convertible promissory notes under ASC 815, “Derivatives and Hedging” and elected the fair value option under ASC 825. Using the fair value option method, each convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the statements of operations.

Subsequently, the conversion feature of the convertible promissory notes was amended on May 15, 2023; the holder of the convertible promissory notes, in its sole discretion, may convert any or all of the unpaid principal under the convertible promissory notes into common stocks of the Company (see Note 6). As a result, the Company assessed the change in conversion feature and determined that the convertible promissory notes should be recorded as debt (liability) at cash proceeds on the balance sheet. The Company’s assessment of the embedded conversion feature considered the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity.

The Company’s assessment was also based on ASC 470-50 — Debt Modifications and Exchanges; management determined that the amended conversion option (which is based on shares of the Company’s common stocks) is substantially different from the original conversion option (which was based on units). Since each unit consists of one share of common stock, one share of right convertible into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination, the original conversion option offers at least 10% more shares of common stock (including underlying shares from the rights conversion) than the amended conversion option. As such, a remeasurement under ASC 825 has occurred and the previously selected fair value option is no longer applied. The convertible promissory notes were recorded as debt (liability) at cash proceeds on the balance sheet effective May 15, 2023.

For all newly issued and unmodified convertible promissory notes, the Company elects an early adoption of the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) and accounts for newly issued s as debt (liability) on the balance sheet. The Company considers the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity.

Warrants

The Company accounts for warrants (Public Warrants or Private Warrants) as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company has elected to account for its Public Warrants as equity and the Private Warrants as liabilities.

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our unaudited condensed consolidated balance sheets. We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of shares of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any re-measurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders.

Offering Costs

Offering costs were consisting principally of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are related to the IPO and were charged to stockholders’ equity upon the completion of the IPO. The Company allocates offering costs between public shares and public rights based on the relative fair values of public shares and public rights.

INFORMATION ABOUT ANEW

References in this section to “we,” “our,” “us,” the “Company,” or “ANEW” generally refer to ANEW MEDICAL, INC., a Wyoming corporation, and its consolidated subsidiaries.

ANEW MEDICAL, INC. is a Wyoming corporation originally formed in Nevada on August 2, 2004 as Technigen Corp. On February 27, 2006, the company changed its name to Vision Dynamics Inc and on May 22, 2006, the company changed its name to Mommoth Energy Group, Inc. On March 5, 2013, the company as re-domiciled in Wyoming and on October 2, 2014 changed its name to Strategic Asset Leasing Inc. On January 4, 2022, Strategic Asset Leasing, Inc. (“LEAS”) officially changed its name to ANEW MEDICAL, INC. under the rules of the State of Wyoming. However, this name change has not been declared effective by FINRA. LEAS is referred to this proxy statement/prospectus supplement as “ANEW MEDICAL, INC.,” “ANEW” or “ANEW MEDICAL”. Upon closing of the Business Combination, the Combined Company’s name will be changed to ANEW MEDICAL, INC.

ANEW MEDICAL is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

There are currently four technologies managed by our team — (1) A cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from UAB); (2) a proprietary, patented technology platform with a library of melanocortin receptor-binding molecules (in-licensed from Teleost). The Company also acquired a (3) portfolio of “generic” drugs and (4) a license to “biosimilar” biologics technology (in-licensed from RLS) that will allow us to sell hard-to-source, difficult to find generic oncology drugs and off-patent biologic therapies. Our initial focus will be on our gene therapy research and development programs. With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position and technology know-how.

Our Research Pipeline

ANEW seeks to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include (1) a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB), and (2) a library of melanocortin receptor-binding molecules that activate or deactivate melanocortin receptors in the body (in-licensed from Teleost). Next, our generic/biosimilar technologies consist of an (3) “off-patent” portfolio of generic drugs (4) and biosimilar biologics (in-licensed from RLS).

The Company may develop all technologies, or it may decide to partner certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued/pending patents, to include the U.S., Canada, Europe and China. For certain rare indications like amyotrophic lateral sclerosis (ALS), the Company will seek Orphan Drug designation.

ANEW has conducted two pre-IND meetings with FDA regarding its biosimilars program. In the briefing package and at the meetings, ANEW presented data showing similarity to reference products as obtained by our licensor, Reliance Life Sciences (RLS), using reference product obtained from Roche Pharmaceuticals in Switzerland. FDA insisted that ANEW test the U.S. reference product for rituximab and for bevacizumab, and this must be completed before FDA would review any additional materials including the IND submission. RLS has agreed to complete the biosimilarity testing package for both rituximab and bevacizumab using the U.S. reference products, Rituxan and Avastin. After the testing is completed in mid-2024, ANEW intends to meet again with FDA to discuss the IND and clinical protocol strategy. Clinical trials for one or both antibodies could commence in late 2024-mid-2025 timeframe. RLS will manufacture both antibodies for the clinical trials sponsored by ANEW. The protocols submitted in the IND applications will identify the number of patients in each control (reference standard) and treatment (ANEW/RLS) arm of the study, and the primary and secondary endpoints are the same as those utilized by the innovator and the other biosimilar antibody products approved to date — comparing six month overall response rates in both arms of the study is the primary endpoint and comparative safety and PK/PD are the secondary endpoints.

Our primary focus for 2024 and 2025 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in large patient populations. The following table describes our α-Klotho product pipeline.

Cell and Gene Therapy — α-Klotho gene

We have licensed from the Autonomous University of Barcelona (UAB) the exclusive, worldwide rights to commercialize α-Klotho for gene therapy and cell therapy against all neurodegenerative diseases — a longer-term, higher-risk program, but high reward product development opportunities.

The world’s population is aging rapidly and preserving brain health and body strength have emerged as major biomedical challenges. Without novel interventions, over 80 million people worldwide will suffer from memory problems or physical disabilities resulting from aging and age-related disease by 2040. Aging has been proven to be the primary risk factor for failing cognition and the development of Alzheimer’s disease. Biologic or genetic regulators of aging might be harnessed for the treatment and prevention of cognitive decline, depression, dementia, and sarcopenia (loss of muscle).

Because aging is the primary risk factor for cognitive decline, and an emerging health threat to aging societies worldwide, providing medicine like Klotho may, if proven, be able to counteract cognitive decline and neurodegenerative diseases such as Alzheimer’s disease. Alzheimer’s disease (“AD”) is the most common type of senile dementia worldwide. Klotho is named after the Greek goddess who “spins the thread of life”. A decade ago, Dr. Kuro-O et.al. established a transgenic knock-out mouse without the Klotho gene. The mice were normal at birth but started to show multiple aging-related disorders such as arteriosclerosis, osteoporosis, skin atrophy, loss of cognition, hyperphosphatemia, pulmonary emphysema, ectopic calcifications in the lung, heart and skin, depletion of Purkinje cells in the brain, and infertility after 3-4 weeks — the α–kl+ mouse died at around 2 months whereas the normal mouse lives to around 2-3 years.

The Klotho protein produced by the Klotho gene is reported to significantly decline with age, especially in the brains of patients with Alzheimer’s and animals genetically engineered to have AD. The in vitro treatment with Klotho protein of neurons taken from mouse spinal cords can prevent neuronal death from toxic glutamate and beta-amyloid protein, while other studies have shown clearance of beta-amyloid plaques in animals treated with the Klotho protein, so the utility of Klotho in the treatment and prevention of AD must be explored.

Therapeutic approaches at increasing Klotho protein levels might theoretically prevent neuronal degeneration if treatment is started at the beginning of disease and advance the outcome for AD patients. Recently, our investigator discovered a membrane-bound and a circulating secreted form (“secreted-Klotho” or “s-KL”) of this protein hormone that is naturally found in humans and encoded by the Klotho gene at a human chromosome locus of 13q12. We intend on investigating whether this hormone can play a role in protecting brain neurons from degeneration, clearing beta-amyloid plaques, controlling the insulin/insulin-like growth factor signalling pathway, delaying osteoporosis, lowering the incidence of cardiovascular disease, affecting kidney disease, and generally increasing the life-span of humans and other mammals who have the gene.

The upregulation of cerebral Klotho expression using a gene therapy approach has been evaluated by several investigators including our Chief Scientific Advisor and inventor, Dr. Miguel Chillon Rodriguez and by Dr. Jun-Rong Du. In pioneering work, Chillon Rodriguez and Masso et.al. (“α-Klotho Isoforms Have Different Spatio-Temporal Profiles in the Brain during Aging and Alzheimer’s Disease”, PLOS ONE OI:10.1371/journal.pone.0143623 November 24, 2015) demonstrated an alternative RNA splicing variant of the Klotho gene which produced a stable, truncated isoform of the hormone (“s-KL”) which, after intracranial, intrathecal, and intravenous administration, can be detected directly as protein and mRNA in mouse protein tissue extracts. This work also showed a strong correlation (p-value of 0.001) between high expression levels of the two Klotho transcripts, full-length, membrane-bound protein (“m-KL”) and s-KL, in brain and healthy cognitive status while aging. Signiﬁcantly, the secreted s-KL isoform is almost exclusively (over 90%) found in brain, while m-KL is mostly expressed in kidney and to a lesser extent in brain. This suggests s-KL may have an important role in the brain and overall brain health. More detailed studies revealed that the s-KL protein could be detected in different murine brain regions involved in learning and memory processes, such as prefrontal cortex, motor cortex and hippocampus. They found that the Klotho gene product, particularly the s-KL isoform, is a neuroprotective protein in mice and we believe that the loss of this gene product leads to the onset and/or progression of cognitive deﬁcits associated with aging. By modifying and increasing s-KL levels in the brains of adult C57Bl/6J male mice, the AAV9 gene therapy vectors deliver the Klotho gene construct and the expression of the Klotho protein is increased and cognition is improved. AAV9 vector is a recombinant adeno-associated virus serotype 9 delivery vector for optimized delivery (“tropism”) to the central nervous system (CNS) tissues. Dr. Chillon Rodriguez will serve as Co-Chair of the Combined Company’s Scientific Advisory Committee.

Chillon Rodriguez and others have concluded that naturally occurring Klotho is a gene regulator of aging, increasing life expectancy when Klotho is overexpressed by the gene, and that inhibition of the gene can accelerate the development of aging phenotypes. In mice, expression levels of the secreted isoform Klotho (s-KL) are very high in the brain, suggesting that s-KL activity may have an important role in the nervous system. The functional relevance at the behavioural level of modifying s-KL levels in the aging brain was studied using the AAVrh10 and AAVrh9 vectors with tropism to the CNS to deliver and sustain expression of Klotho s-KL protein in 6- and 12-month-old normal C57BL/6J mice. Study results demonstrated in animals that 6 months after a single injection of s-KL into the central nervous system, long-lasting and quantiﬁable enhancement of learning and memory capabilities are found. More importantly, cognitive improvement was observed in very elderly, 18-month-old mice treated once, at 12 months of age. These ﬁndings support the therapeutic potential of s-KL as a treatment for cognitive decline associated with aging.

Dr. J-R Du and associates have also successfully tested the utility of Klotho gene replacement in treatment and prevention of cognitive disorders in mice. As we and many others have studied one theory of Alzheimer’s disease pathology, Alzheimer’s disease is characterized by the presence of amyloid-beta (“A-β”) plaques. Du et.al. previously reported that Klotho lowered A-β levels in the brain and protected against cognitive deficits in amyloid precursor protein/presenilin 1(APP/PS1) transgenic mice models. They induced intracerebral Klotho overexpression in 13-month-old APP/ PS1 mice by injecting lentivirus that carried full-length mouse Klotho cDNA in the lateral ventricle of the brain. They examined the effects of Klotho protein overexpression in the brain on cognition, A-β burden, A-β-related neuropathology, microglia transformation, and A-β transport systems in vivo in this animal model. Additionally, they investigated the effects of Klotho protein on A-β transport at the blood — cerebrospinal fluid barrier by knocking down (inhibiting) Klotho production in primary human choroid plexus epithelial cells (HCPEpiCs).

Dr. Du found that upregulation of Klotho levels in the brain and serum significantly ameliorated A-β burden, neuronal and synaptic loss and cognitive deficits in aged APP/PS1 “AD mice”. Klotho gene therapy treatment significantly inhibited NACHT, LRR, and PYD domain-containing protein 3 (NLRP3) and the subsequent transformation of microglia to the M2 type that may enhance microglia-mediated A-β clearance. Meanwhile, Klotho overexpression also regulated A-β transporter expression, which may promote A-β transporter-mediated A-β clearance. Moreover, the ability of human HCPEpiCs to transport A-β in vitro was also significantly impaired by Klotho gene and protein knockdown. Given the observed neuroprotective effect of Klotho overexpression, the present findings provide convincing evidence that Klotho gene and cell therapy should be further investigated as a potential therapeutic for Alzheimer’s disease and other neurologic diseases.

We are working with UAB to advance our programs focused on neurodegenerative and age-related disorders — Alzheimer’s and ALS — all based on the Klotho gene and protein. In addition to our product pipeline candidates, we are building a platform of next-generation gene and cell delivery technologies, to optimize our AAV-based, Lentivirus-based, and lipid-based gene therapies. Much of this work will be funded by the Sponsored Research Agreement with UAB in Barcelona.

Supplementation of this human Klotho protein by biologic infusion or by gene therapy may potentially treat many diseases and pathologies. Alzheimer’s disease is extremely important, and certainly an urgent medical need, however the Klotho protein may be effective in heart disease, blood vessel diseases, kidney diseases, and other diseases or problems associated with aging. Our plans are focused on these important programs, but new programs may evolve from this core technology, such as gene-based therapy delivering other proteins of interest. We are developing a gene therapy approach to introduce genetic material like plasmid DNA or mRNA into the body in order to induce production of a therapeutic protein inside the patient’s body — we envision either blocking factors causing the disease, replacing human genes that have shut down protein production, or replacing genes that have mutated to produce aberrant proteins that do not function at all. Through gene therapy, or gene-modified stem cells, we aim to fix these problems.

In gene therapy, the measurement of the concentration of the gene-transcribed protein is important. Thus, it is important to measure the decrease or increase in blood and tissue levels of the Klotho gene-transcribed protein isoforms as part of ANEW’s gene therapy development program. Of particular importance in our gene therapy program is the separation and measurement of the three Klotho protein isoforms produced by the Klotho gene and the two Klotho protein metabolites. The human Klotho-gene encodes a type I transmembrane protein (1012 amino acids, 140 kDa) with a large extracellular domain and a short intracellular portion (10 amino acids), called “membrane Klotho” or m-KL predominantly expressed in the renal tubules and in the parathyroid glands. The extracellular domain of Klotho cleaved from the m-KL and is found as a circulating factor called “plasma Klotho” or p-KL (1002 amino acids, 135 kDa) that circulates and is detectable in blood and in lesser extent in other biological fluids. The p-KL is further metabolized to two nearly-identical monomers (450 amino acids each, 70 kDa) called KL1 and KL2. The Klotho gene also produces a RNA splice variant (550 amino acids, 63 kDa) called “secreted-Klotho” or s-KL. The s-KL isoform is predominantly produced by cells in the brain and CNS.

Studies addressing Klotho tissue concentrations used a commercial test kit, an antibody-based ELISA assay sold by IBL Laboratories (IBL Japan and IBL-America), however the ELISA assay currently available is unable to differentiate the three isoforms, s-KL, m-KL, p-KL, and the KL1 and KL2 metabolites (reference L. Pedersen et al. / Clinical Biochemistry 46 (2013) 1079 – 1083). The antibody used in IBL’s commercial ELISA assay recognizes the same epitope sequence in the amino-terminal region of all the protein isoforms, however the key differences of 13 amino acids are found in the carboxy-terminal end of the proteins. This difference is especially true of the s-KL isoform compared to the p-KL and KL1 domains, which differ by a 13 amino acid “tail” found on s-KL. The lack of specificity of the current commercial assays has motivated ANEW to develop a new assay method.

Therefore, as part of the R&D program, ANEW plans to develop and validate an assay to separate and individually measure all Klotho isoforms and metabolites of p-KL. We will compare ANEW’s assay to the IBL ELISA assay and establish assay specific reference intervals in healthy and aged adults. In addition, several other clinical and laboratory characteristics will be determined in the cohorts and compared to the levels of the circulating Klotho isoforms. The Klotho isoform assay will be used to identify subjects with low total Klotho and evaluate the contribution of each Klotho isoform in the disease status of each subject. The specific measure of the s-KL isoform produced as a result of the Klotho gene therapy product candidate will be analyzed and reported. If the assay developed as a research test method (e.g. ELISA, SDS/Western blot, capillary electrophoresis) becomes a clinical biomarker of disease, ANEW will attempt to introduce this test as a commercial diagnostic. ANEW scientists will develop isoform-specific monoclonal antibodies and utilize a separation technology such as Western blot analysis, capillary electrophoresis or high performance liquid chromatography to bring this assay online in 2024.

We have in-licensed this key technology from UAB — with successful and encouraging data from animal models we hope to study and treat these aging-related diseases. In some studies, the gene therapy that we are researching has shown evidence that it may eliminate the disease-causing factors e.g. clearance of beta-amyloid plaques and “tau tangles” from the brain in AD or prevention of mitochondrial oxidative stress and neuronal damage in ALS. We have not yet submitted any IND applications in connection with any gene therapies.

Our two lead gene therapy product candidates are AMI-101 (AAV9-CMV-sKL) for the treatment or prevention of Alzheimer’s disease, and AMI-202 (AAVmyo-Des-sKL) gene therapy product for treatment and prevention of Lou Gehrig’s disease (amyotrophic lateral sclerosis or “ALS”). Within the next year, we plan to complete the animal toxicology package for AMI-202 and the submission of an Investigational New Drug application (IND) to the FDA in 2024 for permission to start the first-in-human Phase I “Compassionate Use” study of AMI-202 in late-stage ALS patients. Likewise, the pre-clinical development program for AMI-101, similar to that of AMI-202, will follow behind the development of AMI-202 by six to nine months. We plan to find a corporate partner to help in the development of AMI-101 for the Alzheimer’s disease indication. We may also bring the recombinant s-KL protein into clinical trials to evaluate the safety and efficacy of infusing the protein into normal healthy volunteers for pharmacology (“PK/PD”) and safety, and then in select patient populations. Our AMI-101 and AMI-202 product candidate are dependent upon the s-KL variant and the intellectual property position around the RNA splice variant. We have in-licensed the exclusive rights to pending patent applications to PCT/EP2016/078320 (nationalized in the US, EU, Canada, China, Hong Kong and Japan) titled “Secreted splicing variant of mammal klotho as a medicament for cognition and behaviour impairments” containing pending claims directed to this variant. If granted, we anticipate such patents will expire in 2036.

Also, our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy products for safety, potency, durability, and clinical response. We will continue to build integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. As part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Intellectual Property — Our Licenses and Technology

We have entered into other license agreements, some exclusive, covering the key technologies upon which our research and product development efforts will be based. Details of the licenses are below.

Gene and Cell Therapy Programs

UAB Agreements:

1. On January 20, 2022, we entered into an exclusive, worldwide, royalty-bearing license with Universitat Autònoma de Barcelona (“UAB”) and Institució Catalana De Recerca I Estudis Avançats (“ICREA”) to develop and commercialize certain patent rights, technology and know-how in the field of soluble-klotho splicing variant diagnostics and therapeutics to prevent or treat neurodegenerative diseases and other age-related pathologies of the central nervous system. The patents (issued in Europe and China) and pending patent applications support our ANEW101 and ANEW202 product candidates with claims directed to methods of treatment and compositions of matter. The issued patents and any applications granted on a pending application would be enforceable until 11/21/2036, absent any patent term adjustment or extension. The patent family includes:

Country	Application/publication	Status
PCT	PCT/EP2016/078320 WO2017085317A1	Nationalized
US	15/777,456	Pending
EU	EP3377091B1	Issued
Canada	CA3005398A	Pending
China	CN108289933B	Issued
Hong Kong	HK1259628A1	Pending
Japan	JP2019501643A	Pending

The license includes the right to sublicense. The term of the license extends until the expiration of the last to expire Royalty Term, on a product-by-product, country-by-country basis, unless terminated earlier pursuant to the terms of the agreement. “Royalty term” means the period of time, product-by-product, country-by-country, beginning on the first commercial sale and extending to the later of (i) last patent to expire such Product in such country, or (ii) indefinitely (if no patent right covers such Product in such country), provided that no generic equivalent or biosimilar product is commercialized in such country. UAB and ICREA reserve rights to use the licensed rights for internal non-commercial research and to allow other academic institutions to use the licensed rights for internal non-commercial research.

As set forth in the agreement, we are responsible for all costs associated with the research, development and commercialization of the Products, including entering into a Sponsored Research agreement with Dr. Chillon’s laboratory at UAB (discussed below).

As consideration for the license, we paid an upfront fee corresponding to prior patent costs. We are also required to pay an annual patent maintenance fee of 10.000€ as well as certain milestone payments and a royalty of 3% of Net Sales, as that term is defined in the agreement, in countries wherein patent rights exist, otherwise the royalty is 1.5% of Net Sales. Separate royalty amounts exist in the event we sublicense any rights granted. The milestone payments are 35,000 euro upon IND achievement, 250,000 euro upon completion of Phase 1 study, 500,000 euro upon completion of Phase 2 study, 1,200,000 euro upon completion of Phase 3 study and 2,000,000 euro upon first commercial product approval in the U.S., EU or Japan. We are also responsible for all ongoing patent maintenance, protection and management costs.

The parties may terminate the agreement in the event of a material default by the other party of any terms, conditions, obligations and undertakings upon written notice which is not cured within three months from such notice. UAB/ ICREA may terminate if we (1) abandon or discontinue use of the licensed rights for more than one year, (2) illegally use the licensed rights, including violations of the Universal Declaration of Human Rights, (3) fail to make royalty payments or underreporting such payments in excess of 15% in two different years; (4) challenge the validity or enforceability of the licensed patent rights; or (5) fail to achieve product development stages set forth in the agreement. We may terminate the agreement at any time with 90 days’ notice.

2. On December 20, 2022, we entered into an exclusive, worldwide royalty-bearing license with UAB ICREA, Consorcio Centro de Investigación Biomédica en Red (“CIBER”), and Fundació Hospital Universitari Vall D’hebron — Institut de Recerca (“VHIR”) to develop and commercialize certain patent rights, technology and know-how in the field of Neuronal (central nervous system) or Neuromuscular (peripheral nervous system) Diseases or Disorders. The pending patent application supports our ANEW202 product candidate with claims directed to methods of treatment and compositions of matter. If granted, such patent would be enforceable until 4/16/2043, absent any patent term adjustment or extension. The patent family includes:

Country	Application Number	Filing date	Status
US	63/330,684	April 26, 2022	Expired
US	18/299,989	April 13, 2023	Pending
PCT	PCT/EP2023/059677	April 13, 2023	Pending

The license includes the right to sublicense. The term of the license extends until the expiration of the last to expire Royalty Term, on a product-by-product, country-by-country basis, unless terminated earlier pursuant to the terms of the agreement. “Royalty term” means the period of time, product-by-product, country-by-country, beginning on the first commercial sale and extending to the later of (i) last patent to expire such Product in such country, or (ii) indefinitely (if no patent right covers such Product in such country), provided that no generic equivalent or biosimilar product is commercialized in such country. UAB/ICREA/CIBER/VHIR reserve rights to use the licensed rights for internal non-commercial research and to allow other academic institutions to use the licensed rights for internal non-commercial research.

As set forth in the agreement, we are responsible for all costs associated with the research, development and commercialization of the Products, including entering into a Sponsored Research agreement with Dr. Bosch and/or Dr. Chillon’s laboratory at UAB to perform R&D activities (discussed below).

As consideration for the license and in the event that our 1/20/2022 license discussed above is terminated, then we must pay an annual patent maintenance fee of 10.000€. We will also be obligated to pay certain milestone payments and a royalty of 3% of Net Sales, as that term is defined in the agreement, in countries wherein patent rights exist, otherwise the royalty is 1.5% of Net Sales. Separate royalties exist in the event we sublicense any rights granted. The milestone payments are 35,000 euro upon IND achievement, 250,000 euro upon completion of Phase 1 study, 500,000 euro upon completion of Phase 2 study, 1,200,000 euro upon completion of Phase 3 study and 2,000,000 euro upon first commercial product approval in the U.S., EU or Japan. The agreement has an anti-stacking clause in the event that Products are covered by patents or technology from both this agreement and our 1/20/2022 license discussed above, then we are only obligated to pay royalties of such Product pursuant to this agreement. We are also responsible for all ongoing patent maintenance, protection and management costs.

The parties may terminate the agreement in the event of a material default by the other party of any terms, conditions, obligations and undertakings upon written notice which is not cured within three months from such notice. UAB/ICREA/CIBER/VHIR may terminate if we (1) abandon or discontinue use of the licensed rights for more than one year, (2) illegally use the licensed rights, including violations of the Universal Declaration of Human Rights, (3) fail to make royalty payments or underreporting such payments in excess of 15% in two different years; (4) challenge the validity or enforceability of the licensed patent rights; or (5) fail to achieve product development stages set forth in the agreement. We may terminate the agreement at any time with 90 days’ notice.

3. As mentioned above, and in accordance with our UAB license[s], we entered into a Sponsored Research Agreement with UAB on January 24, 2022, under which the research will be directed and supervised by the Principal Investigators, Dr. Assumpcio Bosch and Dr. Miguel Chillon having a two year budget of 623.100,00€.

University of Heidelberg Agreement:

On March 5, 2023, entered into a non-exclusive, worldwide license with University of Heidelberg, Germany for innovations related to certain modified AAV capsid polypeptides in the field of neuromuscular disorders. The pending patent applications support our ANEW202 product candidate with claims directed to methods of treatment and compositions of matter. If granted, such patent would be enforceable until 4/26/2039, absent any patent term adjustment or extension. The patent family includes:

Country	Application Number	Status
PCT	PCT/EP2019/060790	Nationalized
CA	3,097,375	Pending
US	17/051,123	Pending
EP	3784288	Pending
AU	2019258830	Pending
JP	2020-560127	Pending
CN	201980028398	Pending

The license includes the right to sublicense. The term of the license extends until the expiration or cancelation of each patent in each licensed jurisdiction.

As consideration for the license we are required to pay the licensor certain milestone payments and a royalty of 2% of Net Sales, as that term is defined in the agreement. The milestone payments are 150,000 euro upon execution of the license, 150,000 euro within 60 days of start of Phase 1 clinical trial, and 200,000 euro within 60 days of start of Phase 3 trial.

The University of Heidelberg may terminate the agreement (1) in the event of a material default by us upon written notice which is not cured within 60 days from such notice, (2) with 10 days’ notice if we cease operations, file for bankruptcy, dissolution or make an assignment to creditors, or (3) if we challenge the licensed patents. We may terminate the agreement at any time with 120 days’ notice.

Melanocortin Receptor-Binding Ligands Programs

Teleost Biopharmaceuticals, LLC Agreement:

On January 27, 2023, we entered into a Sublicense Agreement with Teleost Biopharmaceuticals, LLC (“Teleost”) for the exclusive worldwide right to develop and commercialize certain patent rights owned by at least one of Intezyne; University Texas Board Regents; H Lee Moffitt; and University Arizona Board Regents, and licensed to Teleost, as well as an exclusive worldwide license to certain technology and know-how rights owned by Teleost in the field of gamma-melanocortins comprised of drug and peptide chemicals, API and pharmaceuticals that bind, affect, and potentially treat diseases directly or indirectly related to human MC1R receptors that do not compete or interfere with

Teleost’s clinical cosmetic indications for use. The sublicensed patents arise from six families that claim compositions of matter and/or methods of use. The patents pertain to product candidates for treatment of dermal pathologies and for treatment of depression, PTSD, and cognition:

1 — Melanocortin 1 Receptor Ligands And Methods Of Use PCT/US2012/038425 (WO 2012/158960)

US Patent or Application Number	Expiration	Status	Foreign Counterparts
9,441,013	5/17/2032	Issued	none
10,329,326	5/17/2032	Issued
11,230,568	5/17/2032	Issued
17/582,368 (filed 1/24/2022)	n/a	Pending

2 — Melanocortin Ligands For Skin Care

US Patent or Application Number	Expiration	Status	Foreign Counterparts
9,290,539	5/17/2032	Issued	none
9,539,301	5/17/2032	Issued

3 — Novel Modulators of Melanocortin receptors PCT/US2015/035180 (WO2015191765)

US Patent or Application Number	Expiration	Status	Foreign Counterparts
11,124,542	5/17/2032	issued	EU 3,177,737

4 — Enhanced melanoma cancer prevention by novel melanotropins PCT/US2016/033010 (WO2016187264)

US Patent or Application Number	Expiration	Status	Foreign Counterparts
10,188,704	5/18/2036	issued	CA2986423C EP3297655B1

The license includes the right to sublicense. The term of the license extends until the last to expire patents. We are required to pay the licensor (1) a license fee of $60,000, (2) ongoing costs associated with the filing and maintenance of the patents, as well as (3) certain milestone payments and a royalty of 10% of Net Sales, as that term is defined in the agreement. The milestone payments are $ $50,000 at each IND approval and $15,000 at each CTA approval in Europe, $100,000 at the start of each Phase 3 trial, $250,000 at first market approval outside the US, $500,000 at FDA approval to market in US, $150,000 at first commercial approval of each product outside the US, $500,000 at first commercial approval of each product with the US, and $1,000,000 when commercial sales of $100 million or more of each licensed product. We are also obligated to pay a 15% royalty on all fees received from a sublicensee as well as patent maintenance fees of $20,000 in 2025, $30,000 in 2026, $50,000 in 2027, $100,000 in 2028 and each year thereafter. Our license maintenance fees are credited against our royalties due.

The parties may terminate the agreement in the event of a material default by the other party of any terms, conditions, obligations and undertakings upon written notice which is not cured within 30 days from such notice. In addition, either party may terminate if the other party becomes bankrupt or insolvent. We may terminate the agreement at any time with 180 days’ notice in the event of a product development failure or if we determine that the product is no longer commercially viable.

Biosimilars Program

Reliance Life Science Agreements:

On November 27, 2014, we entered into an exclusive, royalty bearing License Agreement with Reliance Life Sciences Private Limited (“RLS”) to develop, manufacture finished Product(s) based on an API for a finished biosimilar to Roche’s rituximab (MabThera®/Rituxan®), trastuzumab (Herceptin®), and bevacizumab (Avastin®) in the Field of the treatment of cancer, autoimmune diseases, neovascularization diseases, and other diseases or conditions that may be treated by the Products or derivatives (e.g. antibody-drug conjugates) of the Products. The license permits our exclusive use in the Territory of RLS’s technology (including RLS’s Know-how concerning manufacturing and RLS regulatory data, including RLS’s dossier for India). The licensed Territory is limited to North America, Europe and Israel. Future patents related to the Product would be included in the agreement, however there were no RLS patents in existence as of the execution of the agreement.

As consideration we previously paid RLS upfront license fees of $300,000 and are required to pay the licensor certain milestone payments and a royalty of 5% of Net Sales, as that term is defined in the agreement. The milestone payments are per Product of: $250,000 upon submission to the FDA, $100,000 upon submission of Market Authorization to European Medicines Agency (“EMA”), $3,000,000 upon receipt of Marketing Authorization from US Food and Drugs Administration, $2,000,000 upon approval in Europe by EMA, $500,000 upon market authorization in Canada, $300,000 upon market authorization in Mexico, $200,000 upon market authorization in Israel, $2,000,000 upon Net Sales of $20 million or more in US, $1,000,000 upon Net Sales of $10 million or more in Europe, and $10,000,000 upon achieving Net Sales in any country of over $100 million. The license includes the right to sublicense. In the event we sublicense rights under this agreement will subject us to alternate sublicense milestone fees.

The term of the license is for a period of 10 years after Market Authorization on a country-by-country basis, which automatically extends for another 10 years unless notice not to extend is received 180 days prior to the end of the term.

The parties may also terminate the agreement at any time if (1) the other party breaches the agreement and fails to cure the breach within 60 days of notice of such breach, (2) bankruptcy of the other party, or (3) a change in the law so that performance by a party becomes onerous or inexpedient. We may also terminate this agreement on a product-by-product basis upon 60 days written notice. In the event that we fail to make any payment, RLS may terminate the agreement by giving 30 days prior written notice.

Pursuant to the license, RLS will exclusively provide to us the API pursuant to a separate manufacturing and supply agreement that the parties executed on November 27, 2014.

One November 27, 2014 the parties executed amendments to the above license and manufacturing and supply agreements to include development and manufacture of cetuximab (Erbitux®, BMS/Lilly/Imclone) under the same terms, exclusive rights and territories. As consideration for the additional rights set forth in the amendment, we paid RLS upfront license fees of $150,000 and are required to pay the licensor certain milestone payments and a royalty of 5% of Net Sales, as that term is defined in the agreement. The milestone payments are: $250,000 upon submission to the FDA, $100,000 upon submission of Market Authorization to EMA, $3,000,000 upon receipt of Marketing Authorization from US Food and Drugs Administration, $2,000,000 upon approval in Europe by EMA, $500,000 upon market authorization in Canada, $300,000 upon market authorization in Mexico, $200,000 upon market authorization in Israel, $2,000,000 upon Net Sales of $20 million or more in US, $1,000,000 upon Net Sales of $10 million or more in Europe, and $10,000,000 upon achieving Net Sales in any country of over $100 million. The license includes the right to sublicense. In the event we sublicense rights under this agreement will subject us to alternate sublicense milestone fees.

Avastin® and Rituxan®/Mabthera® are the brand names of bevacizumab and rituximab. Both Genentech in the U.S. and Roche in Switzerland manufacture these antibodies. Rituximab is marketed as Rituxan® in the US and Japan, and branded as Mabthera® outside the US and Japan.

The approved indications for these antibodies are as follows:

Rituxan® (rituximab) is indicated for the treatment of adult patients with Non-Hodgkin’s Lymphoma (NHL) — Relapsed or refractory, low-grade or follicular, CD20-positive, B-cell NHL as a single agent, Previously untreated follicular, CD20-positive, B-cell NHL in combination with first line chemotherapy and, in patients achieving a complete or partial response to a rituximab product in combination with chemotherapy, as single-agent maintenance therapy, Non-progressing (including stable disease), low-grade, CD20-positive, B-cell NHL, as a single agent, after first-line CVP chemotherapy, Previously untreated diffuse large B-cell, CD20-positive NHL in combination with CHOP or other anthracycline-based chemotherapy regimens. Rituxan is indicated for the treatment of pediatric patients aged 6 months and older with mature B-cell NHL and mature B-cell acute leukemia (B-AL), Previously untreated, advanced stage, CD20-positive, diffuse large B-cell lymphoma (DLBCL), Burkitt lymphoma (BL), Burkitt-like lymphoma (BLL) or mature B-cell acute leukemia (B-AL) in combination with chemotherapy. Rituxan is indicated for the treatment of adult patients with previously untreated and previously treated CD20-positive Chronic Lymphocytic Leukemia (CLL) in combination with fludarabine and cyclophosphamide (FC).

Rituxan, in combination with methotrexate, is also indicated for the treatment of adult patients with moderately to severely active rheumatoid arthritis (RA) who have had an inadequate response to one or more TNF antagonist therapies. Rituxan is also indicated in combination with glucocorticoids, is indicated for the treatment of adult and pediatric patients 2 years of age and older with Granulomatosis with Polyangiitis (GPA) (Wegener’s Granulomatosis) and Microscopic Polyangiitis (MPA). Rituxan is indicated for the treatment of adult patients with moderate to severe pemphigus vulgaris (PV).

Bevacizumab (Avastin®) is indicated for the treatment of the following indications: Stage III or IV ovarian cancer (OC) after primary surgery — Avastin, in combination with carboplatin and paclitaxel, followed by Avastin as a single agent, is indicated for the treatment of patients with stage III or IV epithelial ovarian, fallopian tube, or primary peritoneal cancer following initial surgical resection. Recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer (rOC) -Avastin, in combination with paclitaxel, pegylated liposomal doxorubicin, or topotecan, is indicated for the treatment of patients with platinum-resistant recurrent epithelial ovarian, fallopian tube or primary peritoneal cancer who received no more than 2 prior chemotherapy regimens. Avastin, in combination with carboplatin and paclitaxel, or with carboplatin and gemcitabine, followed by Avastin as a single agent, is indicated for the treatment of patients with platinum-sensitive recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer. Persistent, recurrent, or metastatic cervical cancer (CC) — Avastin, in combination with paclitaxel and cisplatin or paclitaxel and topotecan, is indicated for the treatment of patients with persistent, recurrent, or metastatic cervical cancer.

Metastatic renal cell carcinoma (mRCC) — Avastin, in combination with interferon alfa, is indicated for the treatment of metastatic renal cell carcinoma.

Recurrent glioblastoma (rGBM) — Avastin is indicated for the treatment of recurrent glioblastoma in adults.

First-line non-squamous non-small cell lung cancer (NSCLC) — Avastin, in combination with carboplatin and paclitaxel, is indicated for the first-line treatment of patients with unresectable, locally advanced, recurrent or metastatic non-squamous non-small cell lung cancer.

Metastatic colorectal cancer (MCRC) — Avastin, in combination with intravenous fluorouracil-based chemotherapy, is indicated for the first- or second-line treatment of patients with metastatic colorectal cancer. Avastin, in combination with fluoropyrimidine-irinotecan- or fluoropyrimidine-oxaliplatin-based chemotherapy, is indicated for the second-line treatment of patients with metastatic colorectal cancer who have progressed on a first-line bevacizumab product-containing regimen. Limitation of Use: Avastin is not indicated for adjuvant treatment of colon cancer.

Hepatocellular carcinoma (HCC) — Avastin, in combination with atezolizumab, is indicated for the treatment of patients with unresectable or metastatic hepatocellular carcinoma who have not received prior systemic therapy.

Employees

ANEW currently has one full-time employee and utilizes the services of four consultants.

Competition

There are three classes of drugs that are used to help with the physiologic effects of advancing cognitive disorders and dementia, (1) Cholinesterase inhibitors — donepezil (Aricept), rivastigmine (Elexon) and galantamine (Razadyne), (2) the Glutamate regulators — memantine (Namenda) and_(3) the combination of cholinesterase inhibitor and glutamate regulator called Namzaric) donepezil plus memantine._ Companies selling these generic and branded drugs include Allergan, Eisai Co., Ltd., Novartis AG, Daiichi Sankyo Company, Limited., Merz Pharma, Pfizer Inc., Johnson & Johnson Services, Inc., H. Lundbeck A/S, Biogen, AstraZeneca, F. Hoffmann-La Roche Ltd, VTV Therapeutics, TauRx, Eli Lilly and Company, Teva Pharmaceutical Industries Ltd., Ono Pharmaceutical Co., Ltd., AC Immune, AB Science, AbbVie Inc., Bristol-Myers Squibb Company, Takeda Pharmaceutical Company Limited., Bayer AG, and among others.

Most recently, the anti-amyloid antibodies, aducanumab (Biogen:Aduhelm) and lecanumab (Lilly:Leqembi) are FDA approved and will potentially compete with Roche, Bristol-Myers/Celgene, and others developing anti-amyloid antibodies. The long-term prognosis of anti-amyloid antibodies is still questionable based on the failure of so many anti-amyloid product candidates. There remains multiple large and early stage pharma companies pursuing therapeutics against Alzheimer’s disease. Very few companies mention the use of Klotho or Klotho gene therapy on their websites and/or in press releases. ADvantage Therapeutics mentions Klotho in the website, but they appear to be working on

AD04™ and suggest it may act as an immunomodulator, stimulating and/or regulating the immune system to reduce AD pathology. There is mention of mRNA therapies, but this vaccine adjuvant AD04 appears to be their main product candidate, and no description of their Klotho program. They may be testing Klotho as an immunomodulator. Another company, Bioviva, says on their website that “Klotho has been shown to reverse beta- amyloid plaques” but gives no details on their stage of product development. One of their team members, George Church, published an article on full-length Klotho m-KL about 10 years ago, so it may be full-length Klotho. Bioviva don’t mention Klotho or Klotho product stage of development at their website.

To the best of our knowledge, there is no direct competition in ALS, AD, PD or other neurodegenerative disorders involving the human s-KL Klotho gene or the s-KL protein. Two companies, Klotho Therapeutics and Klogenix, were formed many years ago but the management teams could not raise capital and they are now defunct.

Biosimilar Competition

ANEW will face competition in the US, European and other markets from the innovator brand in that market, from biosimilars already approved in those markets, and from biosimilars still in development in those markets. Major players in the rituximab biosimilars market are Pfizer Inc., Mylan Inc., Amgen Inc., Teva Pharmaceutical Industries Ltd., and Celltrion Healthcare Co. Ltd., Sandoz International GmbH, Reliance Life Sciences, C.H. Boehringer Sohn AG & Co. KG, BioXpress Therapeutics SA, and Intas Biopharmaceuticals Ltd. There are two other Avastin biosimilars, Mvasi (bevacizumab-awwb), co-developed by Amgen and Allergan, and Pfizer’s Zirabev (bevacizumab-bvzr).

In Europe, due to immediate acceptance by physicians and government agencies of potential savings due to the price competition of biosimilars, the prices of the innovator’s products came down by 30%-40% or more because of the lower retail prices of the biosimilar product once approved by EMA, whereas in the U.S., biosimilar products approved by FDA are priced at nearly the same price of the innovator’s product. Now, with improving acceptance of biosimilar products in the U.S., prices of both the biosimilar and innovator’s products are coming down, and significant savings are now being realized by the insurance companies and other payors in the U.S.

Cell and Gene Therapy Competition — Configured for specific rare diseases

Gene Therapy of Alzheimer’s

Researchers at University of California San Diego School of Medicine have launched a first-in-human Phase I clinical trial (March 2021) to assess the safety and efficacy of a gene therapy to deliver a key protein into the brains of persons with Alzheimer’s disease (AD) or Mild Cognitive Impairment (MCI), a condition that often precedes full-blown dementia. The protein, called brain-derived neurotrophic factor or BDNF, is part of a family of growth factors found in the brain and central nervous system that support the survival of existing neurons and promote growth and differentiation of new neurons and synapses. BDNF is particularly important in brain regions susceptible to degeneration in AD. In previous published research, principal investigator Mark Tuszynski, MD, PhD, professor of neuroscience and director of the Translational Neuroscience Institute at UC San Diego School of Medicine has helped to bring this approach forward. No one else to our knowledge is actively pursuing this approach for AD or ADAD.

The leading competitor in Klotho gene therapy is Unity Biotechnology, a San Francisco Bay area startup biotechnology company that develops drugs which target senescent cells. Their website claims the company’s products in development include UBX1325 that targets Bcl-xL, a mechanism to eliminate senescent cells in age-related eye diseases, and UBX1967, a preclinical product targeting ophthalmologic diseases. They claim to be in “lead optimization” of a Klotho product candidate, but they have not reported any data and no pre-clinical or clinical trials data published to date. Unity recently licensed the Dubal Klotho technology to two of their publication authors who formed Jocasta Therapeutics, Inc. and a hedge fund in Northbrook, IL, and no press releases have been published. They would be pursuing full-length, m-KL or p-KL, and not s-KL.

Gene Therapy and Other Approaches to ALS

Gene therapy approaches to ALS are being pursued using anti-sense oligonucleotides to block ataxin-2 (Biogen), and to try to produce Caveolin-1 (Eikonoklastes Therapeutics), which are believed to be involved with innervation of muscles cells. Neurosense Therapeutics is conducting a clinical trial of a combination of two pharmaceuticals, ciprofloxacin and celecoxib, an antibiotic and an anti-inflammatory, to try to reduce inflammatory reactions in the muscles. Amylyx just received approval by FDA of Relyvrio®, a combination of sodium phenylbutyrate (an aromatic fatty acid salt used in urea cycle disorders) and taurursodiol (a bile acid used in treatment of gall stones and several other diseases including ALS). None of these potential agents have shown significant clinical benefit and muscle-saving activity in human studies to date.

Gene Therapy for Parkinson’s Disease

Parkinson’s disease is a progressive neurodegenerative disorder that is caused by the loss of dopamine signaling in the brain and results in the continual decline of motor control and quality of life. While there is currently no cure for the disease, through dopaminergic strategies that temporarily increase dopamine levels in the brain, patients see a short-term improvement in symptoms which wanes with disease progression. AXO-Lenti-PD is the only investigational gene therapy for Parkinson’s disease that delivers the three key genes (TH, CH1, and AADC) required for endogenous dopamine synthesis in a single lentiviral vector. The goal of this one-time infusion is to restore steady, tonic levels of dopamine, potentially reducing the need for daily L-dopa medication while stabilizing the disease to provide long-lasting benefits. Initial clinical data demonstrate that a single dose of AXO-Lenti-PD “turns back the clock” for patients by improving motor function and activities of daily living. AXO-Lenti-PD has been optimized from ProSavin, an earlier gene therapy for the treatment of Parkinson’s disease. The company is currently evaluating AXO-Lenti-PD in a Phase 2 clinical trial (SUNRISE-PD) in patients with moderate to advanced Parkinson’s disease. These companies have declared bankruptcy and none are in business.

Government Regulation

Regulations by governmental authorities in the U.S. and other countries are a significant factor in developing manufacturing and marketing of our pharmaceutical products. The nature and extent to which such regulation applies to us may vary depending on the nature of our product candidates. We anticipate that all of our product candidates will require regulatory approval by governmental agencies prior to commercialization. Our product candidates are subject to rigorous pre-clinical testing and clinical trials and other approval procedures of the FDA, and similar regulatory authorities in Europe, Japan and other countries. Various governmental statutes and regulations also govern or influence clinical trials, Chemistry, Manufacture and Control (CMC) related to such product candidates and their marketing. The approval process and subsequent compliance with related statutes and regulations require substantial time and capital commitment, and there can be no guarantee that approvals will be granted.

In the United States, the FDA regulates pharmaceutical and biological products under the Federal Food, Drug, and Cosmetic Act, or the FDCA, the PHSA, and regulations and guidance documents implementing these laws. The FDCA, PHSA and their corresponding regulations govern, among other things, the testing, manufacturing, safety, purity, potency, labeling, packaging, storage, record keeping, distribution, reporting, advertising and other promotional practices involving pharmaceutical products. Consent from the FDA is required before conducting human clinical testing of drug products. FDA approval of a new drug application (NDA) or a biologics license application (BLA) also must be obtained before marketing a new drug or biological product. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. New Drug Product Development Process

Any new drug or therapeutic biologic product must be approved by the FDA before it may be legally marketed in the United States. FDA approval is also required before marketing an approved drug product for a new indication or condition of use. The process required by the FDA before a new drug product candidate may be marketed in the United States generally involves the following:

•        Completion of preclinical laboratory tests and in vivo studies in accordance with the FDA’s Good Laboratory Practice (GLP) regulations and applicable requirements for the humane use of laboratory animals or other applicable regulations;

•        Submission to the FDA of an investigational new drug (IND) application, which allows human clinical trials to begin unless FDA objects (issues a “clinical hold”) within 30 calendar days;

•        Approval by an independent institutional review board (IRB), reviewing each proposed clinical trial and clinical site before each clinical trial may be initiated;

•        Performance of adequate and well-controlled human clinical trials in accordance with the protocol contained in the approved IND and in accordance with the FDA’s Good Clinical Practice (GCP) regulations, and any additional requirements for the protection of human research subjects and their health information, to establish the safety and efficacy of the proposed product candidate for its intended use;

•        Preparation and submission to the FDA of a new drug application (NDA) for marketing approval that includes substantial evidence of safety and efficacy from results of nonclinical testing and clinical trials;

•        Review of the product by an FDA advisory committee, if applicable;

•        Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the product candidate is produced to assess compliance with current Good Manufacturing Practice (cGMP) requirements and to assure that the facilities, methods and controls are adequate to preserve the product candidate’s identity, safety, strength, quality, potency and purity;

•        Potential FDA audit of the nonclinical and clinical trial sites that generated the data in support of the NDA; and

•        Payment of user fees and FDA review and approval of the NDA.

The testing and approval process of product candidates requires substantial time, effort, and financial resources. Satisfaction of the FDA’s pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease. Before testing any product candidate in humans, the product candidate must undergo preclinical testing. Preclinical tests, also referred to as nonclinical studies, include laboratory evaluations of product chemistry, toxicity and formulation, as well as in vivo animal studies to assess the potential safety and activity of the product candidate and to establish a rationale for therapeutic use. The conduct of the preclinical tests must comply with federal regulations and requirements including GLPs.

Concurrent with clinical trials, companies usually must complete some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the drug in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

A clinical trial sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some preclinical testing may continue even after the IND is submitted. The IND automatically becomes active 30 calendar days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to a proposed clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks, and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA also may impose partial or full clinical holds on a product candidate at any time before or during clinical trials due to safety concerns or non-compliance. If the FDA imposes a clinical hold, trials may not begin, or recommence without FDA authorization and then only under terms authorized by the FDA. Accordingly, we cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, that issues arise that partially or fully suspend or terminate such studies.

Human Clinical Trials Under an IND

Clinical trials involve the administration of the investigational product to healthy volunteers or patients under the supervision of qualified investigators which generally are physicians not employed by, or under, the control of the trial sponsor. Clinical trials must be conducted under written study protocols detailing, among other things, the objectives of the trial, subject selection and exclusion, the trial procedures, the parameters to be used in monitoring safety, the criteria to be evaluated, and a statistical analysis plan. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND.

Further, clinical trials must be conducted in accordance with federal regulations and GCP requirements, which include the requirements that all research subjects provide their informed consent in writing for their participation in any clinical trial, as well as review and approval by an IRB at each study site participating in the clinical trial or a central IRB. An IRB is charged with protecting the welfare and rights of trial participants and considers items such as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject, or their legal representative, reviews and approves the study protocol, and must monitor the clinical trial until completed.

Human clinical trials typically are conducted in three sequential phases that may overlap or be combined:

•        Phase 1.    The product candidate initially is introduced into a small number of healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early understanding of its value in treating patients. In the case of some product candidates for severe or life-threatening diseases, especially when the product candidate may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

•        Phase 2.    The product candidate is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product candidate for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.

•        Phase 3.    Phase 3 clinical trials are commonly referred to as “pivotal” or “registrational” studies, which typically denotes a study which presents the data that the FDA or other relevant regulatory agency will use to determine whether or not to approve a product. In Phase 3 studies, the product candidate is administered to an expanded patient population, generally at multiple geographically dispersed clinical trial sites in adequate and well-controlled clinical trials to generate sufficient data to statistically demonstrate the efficacy and safety of the product for approval. These clinical trials are intended to establish the overall risk/benefit ratio of the product candidate and provide an adequate basis for product labeling.

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be required by FDA, or may be voluntarily conducted after initial approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data and clinical trial investigators. Annual progress reports detailing the results of the clinical trials must be submitted to the FDA.

Written IND safety reports must be promptly submitted to the FDA and the investigators for: serious and unexpected adverse events; any findings from other studies, in vivo laboratory tests or in vitro testing that suggest a significant risk for human subjects; or any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction within seven calendar days after the sponsor’s initial receipt of the information. Relevant additional information obtained by the sponsor that pertains to a previously submitted IND safety report must be submitted as a follow-up IND safety report. Such report should be submitted within 15 calendar days after the sponsor receives the information.

Information about certain clinical trials, including a description of the study and, in some cases, study results, must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on their clinicaltrials.gov website. Manufacturers or distributors of investigational products for the diagnosis, monitoring, or treatment of one or more serious or life-threatening diseases or conditions where no other comparable or satisfactory therapeutic options exist must also have a publicly available policy on evaluating and responding to requests for expanded access, sometimes called “compassionate use,” requests.

Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor that regularly reviews accumulated data and advises the study sponsor regarding the continuing safety of the trial. This group, known as a Data and Safety Monitoring Board (DSMB) or Data and Safety Monitoring Committee

(DSMC), may also review interim data to assess the continuing validity and scientific merit of the clinical trial. This group receives special access to unblinded data during the clinical trial and may advise the sponsor to halt the clinical trial if it determined there is an unacceptable safety risk for subjects or on other grounds, such as no demonstration of efficacy.

The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements or if the trial poses an unexpected serious harm to subjects. The FDA or an IRB may also impose conditions on the conduct of a clinical trial. Clinical trial sponsors may also choose to discontinue clinical trials as a result of risks to subjects, a lack of favorable results, or changing business priorities.

Compliance with current Good Manufacturing Practices (cGMP) Requirements

Manufacturers of pharmaceutical and biological products must comply with applicable cGMP regulations, including quality control and quality assurance and maintenance of records and documentation. Manufacturers and others involved in the manufacture and distribution of such products also must register their establishments with the FDA and certain state agencies. Both domestic and foreign manufacturing establishments must register and provide additional information to the FDA upon their initial participation in the manufacturing process. Establishments may be subject to periodic, unannounced inspections by government authorities to ensure compliance with cGMP requirements and other laws. Discovery of problems may result in a government entity placing restrictions on a product, manufacturer or holder of an approved NDA, and may extend to requiring withdrawal of the product from the market. The FDA will not approve a NDA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specification.

Concurrent with clinical trials, companies usually complete additional preclinical studies and must also develop additional information about the physical characteristics of the product candidate as well as finalize a process for manufacturing the product candidate in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents or of causing other adverse events with the use of small molecule products, the PHSA emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other requirements, the sponsor must develop methods for testing the identity, strength, quality, potency and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

In relation to the clinical trials that may be conducted in other countries with a view to obtaining a marketing authorization, there are comparable cGMP requirements and other regulatory rules that are implemented nationally.

U.S. FDA Review and Approval Process

Assuming successful completion of the required clinical and preclinical testing, the results of the preclinical tests and clinical trials together with detailed information relating to the product’s CMC, including negative or ambiguous results as well as positive findings, and proposed labeling, among other things, are submitted to the FDA for NDA or BLA approval to market the product for one or more indications.

Under the Prescription Drug User Fee Act (PDUFA), as amended, each NDA or BLA must be accompanied by a significant user fee. The FDA adjusts the PDUFA user fees on an annual basis. The PDUFA also imposes an annual program fee for approved therapeutic products. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on NDAs for product candidates designated as orphan drugs, unless the product candidate also includes a non-orphan indication.

In addition, under the Pediatric Research Equity Act (PREA), an NDA for a new active ingredient, indication, dosage form, dosage regimen, or route of administration, must contain data that are adequate to assess the safety and potential of the product for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe. Also, applications for product candidates intended for the treatment of adult cancer which are directed at molecular targets that the FDA determines to be substantially relevant to the growth or progression of pediatric cancer, in place of the PREA investigations, sponsors must submit, with the application, reports from molecularly targeted pediatric cancer investigations designed to yield clinically meaningful pediatric study data, using appropriate formulations, to inform potential pediatric labeling. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. Orphan products are also exempt from the PREA requirements.

The FDA initially reviews an NDA or BLA submission to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any NDA or BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In that event, the NDA or BLA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth, substantive review of the application.

The FDA reviews the application to determine, among other things, whether the proposed product candidate is safe and effective ( or pure and potent for BLAs) for its intended use, has an acceptable purity profile and whether the product candidate is being manufactured in accordance with cGMP to assure and preserve the product candidate’s identity, safety, strength, quality, potency and purity. The FDA may refer applications for novel therapeutic products or therapeutic products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the product approval process, the FDA also will determine whether a risk evaluation and mitigation strategy, (REMS) is necessary to assure the safe use of the product candidate. REMS use risk minimization strategies beyond the professional labeling to ensure that the benefits of the product outweigh the potential risks. To determine whether a REMS is needed, the FDA will consider the size of the population likely to use the product, seriousness of the disease, expected benefit of the product, expected duration of treatment, seriousness of known or potential adverse events, and whether the product is a new molecular entity. A REMS could include medication guides, physician communication plans and elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. If the FDA concludes a REMS is needed, the sponsor of the NDA must submit a proposed REMS; the FDA will not approve the application without a REMS, if required.

Before approving an application, the FDA will inspect the facilities at which the product candidate is manufactured. The FDA will not approve the product candidate if it determines that the manufacturing processes and facilities are not in compliance with cGMP requirements or otherwise are not adequate to assure consistent production of the product candidate within required specifications. Additionally, before approving an application, the FDA typically will inspect one or more clinical sites to assure that the clinical trials were conducted in compliance with IND trial requirements and GCP requirements.

On the basis of the application and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the application, the FDA will issue an approval letter.

If a product candidate receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing or dispensing in the form of a REMS, or otherwise limit the scope of any approval. The FDA may also require post-marketing clinical trials, sometimes referred to as Phase 4 clinical trials, designed to further assess a product’s safety, and testing and surveillance programs to monitor the safety of approved products that have been commercialized.

Every five years, the FDA agrees to specified performance goals in the review of NDAs under the PDUFA. One such current goal is to review standard NDAs in ten months after the FDA accepts the NDA for filing, and priority NDAs in six months, whereupon a review decision is to be made. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs and its review goals are subject to change from time to time. The review process and the PDUFA goal date may be extended by three months if the FDA requests or the NDA sponsor otherwise provides additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

Post-Approval Requirements

After approval, there also are continuing annual program user fee requirements for approved products, excluding, under certain circumstances, orphan products.

Rigorous and extensive FDA regulation of pharmaceutical and biological products continues after approval, particularly with respect to cGMP requirements. Manufacturers are required to comply with applicable requirements in the cGMP regulations, including quality control and quality assurance and maintenance of records and documentation. To help reduce the increased risk of the introduction of adventitious agents, the PHSA emphasizes the importance of manufacturing controls for products whose attributes cannot be precisely defined. The PHSA also provides authority to the FDA to immediately suspend licenses in situations where there exists a danger to public health, to prepare or procure products in the event of shortages and critical public health needs, and to authorize the creation and enforcement of regulations to prevent the introduction or spread of communicable diseases in the United States and between states.

Other post-approval requirements applicable to pharmaceutical products include reporting of cGMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse effects, reporting updated safety and efficacy information and complying with electronic record and signature requirements. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, and potency of pharmacological products.

In addition, manufacturers and other entities involved in the manufacture and distribution of approved pharmaceuticals are required to register their establishments with the FDA and certain state agencies, list their products, and are subject to periodic announced and unannounced inspections by the FDA and these state agencies for compliance with current cGMP and other requirements, which impose certain procedural and documentation requirements upon us and third-party manufacturers. Manufacturers must continue to expend time, money, and effort in the areas of production and quality-control to maintain compliance with current cGMPs. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing, or if previously unrecognized problems are subsequently discovered. In addition, changes to the manufacturing process or facility generally require prior FDA approval or notification before being implemented, and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Moreover, the Drug Quality and Security Act imposes obligations on manufacturers of pharmaceutical products related to product tracking and tracing.

Adverse event reporting and submission of periodic reports, including annual reports and deviation reports, are required following FDA approval of a NDA or BLA. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in significant regulatory actions. Such actions may include refusal to approve pending applications, license suspension or revocation, imposition of a partial or full clinical hold or termination of clinical trials, warning letters, untitled letters, modification of promotional materials or labeling, provision of corrective information, imposition of post-market requirements including the need for additional testing, imposition of distribution or other restrictions under a REMS, product recalls, product seizures or detentions, refusal to allow imports or exports, total or partial suspension of production or distribution, FDA debarment, injunctions, fines, consent decrees, corporate integrity agreements, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from participation in federal and state healthcare programs, restitution, disgorgement, or civil or criminal penalties, including fines and imprisonment, and result in adverse publicity, among other adverse consequences.

A sponsor also must comply with the FDA’s advertising and promotion requirements, such as the prohibition on promoting products for uses or inpatient populations that are inconsistent with the product’s approved labeling (known as “off-label use”). The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. Violations relating to the promotion of off-label uses may lead to investigations alleging violations of federal and state healthcare fraud and abuse and other laws, as well as state consumer protection laws. Companies, however, may generally share truthful and non-misleading information that is otherwise consistent with a product’s FDA approved labeling. Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant or manufacturer to administrative or judicial civil or criminal actions and adverse publicity. These actions could include refusal to approve pending applications or supplemental applications, withdrawal of an approval, clinical hold, suspension or termination of a clinical trial by an IRB, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines or other monetary penalties, refusals of government contracts, mandated corrective advertising or communications with healthcare providers, debarment, restitution, disgorgement of profits or other civil or criminal penalties.

Broadly equivalent requirements and controls typically apply in other countries to the submission of marketing authorization applications and, post-approval, to the holding of such marketing authorizations.

Other Healthcare Laws and Regulations

Our business activities, including but not limited to, research, sales, promotion, distribution, medical education, and other activities following product approval will be subject to regulation by numerous federal and state regulatory and law enforcement authorities in the United States in addition to the FDA, including potentially the Department of Justice, the Department of Health and Human Services (HHS) and its various divisions, including the Office of Inspector General, the Centers for Medicare & Medicaid Services (CMS) and the Health Resources and Services Administration, the Department of Veterans Affairs, the Department of Defense, and state and local governments. Healthcare providers and third-party payors play a primary role in the recommendation and use of pharmaceutical products that are granted marketing approval. Arrangements with third-party payors, existing or potential customers and referral sources, including healthcare providers, are subject to broadly applicable fraud and abuse laws and regulations, and these laws and regulations may constrain the business or financial arrangements and relationships through which manufacturers conduct clinical research, market, sell and distribute the products for which they obtain marketing approval. Such restrictions under applicable federal and state healthcare laws and regulations include the following:

•        The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or kind, in exchange for, or to induce, either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers, on the one hand, and prescribers, purchasers, formulary managers and other individuals and entities on the other. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the ACA) amended the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to commit a violation;

•        The federal civil and criminal false claims, including the civil FCA, and Civil Monetary Penalties Laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent, or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government. Certain marketing practices, including off-label promotion, also may implicate the FCA. In addition, the ACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA;

•        The federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, therapeutic products and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or the CMS, information related to payments and other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare professionals (such as physician assistants and nurse practitioners), and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members;

•        Health Insurance Portability and Accountability Act of 1996 (HIPAA) prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, a healthcare benefit program, regardless of whether the payor is public or private, in connection with the delivery or payment for health care benefits, knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense and knowingly and willfully falsifying, concealing, or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items, or services relating to healthcare matters. Additionally, the ACA amended the intent requirement of certain of these criminal statutes under HIPAA so that a person or entity no longer needs to have actual knowledge of the statute, or the specific intent to violate it, to have committed a violation; and

•        State and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers and drug pricing and/or marketing expenditures; and state and local laws requiring the registration of pharmaceutical sales representatives and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Further, we may be subject to data privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. HIPAA, as amended by the Health Information Technology for Clinical Health Act of 2009 (HITECH), and its respective implementing regulations imposes certain requirements, including mandatory contractual terms, on covered entities, business associates and their covered subcontractors relating to the privacy, security, and transmission of certain individually identifiable health information known as protected health information. Among other things, HITECH, through its implementing regulations, makes HIPAA’s security standards and certain privacy standards directly applicable to business associates, defined as a person or organization, other than a member of a covered entity’s workforce, that creates, receives, maintains, or transmits protected health information on behalf of a covered entity for a function or activity regulated by HIPAA. HITECH also strengthened the civil and criminal penalties that may be imposed against covered entities, business associates, subcontractors, and individuals, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, other federal and state laws may govern the privacy and security of health and other information in certain circumstances, many of which differ from each other in significant ways and may not be pre-empted by HIPAA, thus complicating compliance efforts.

To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

In the EU, the data privacy laws are generally perceived to be stricter than those which apply in the United States and include specific requirements for the transfer of personal data outside the EU to the United States to ensure that EU standards of data privacy will be applied to such data.

Violation of the laws described above or any other governmental laws and regulations may result in significant penalties, including administrative, civil and criminal penalties, damages, fines, the curtailment or restructuring of operations, the exclusion from participation in federal and state healthcare programs, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, imprisonment, and additional reporting requirements and oversight if a person becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws. Furthermore, efforts to ensure that business activities and business arrangements comply with applicable healthcare laws and regulations can be costly for manufacturers of branded prescription products.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. In the United States, sales of any product candidates for which regulatory approval for commercial sale is obtained will depend in part on the availability of coverage and adequate reimbursement from third-party payors. Third-party payors include government authorities and health programs in the United States such as Medicare and Medicaid, managed care providers, private health insurers and other organizations. These third-party payors are increasingly reducing reimbursements for medical products and services. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of FDA-approved drugs for a particular indication. Additionally, the containment of healthcare costs has become a priority of federal and state governments, and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results.

A payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Further, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost of medical products and services, in addition to their safety and efficacy. New metrics frequently are used as the basis for reimbursement rates, such as average sales price, average manufacturer price and actual acquisition cost. In order to obtain coverage and reimbursement for any product that might be approved for sale, it may be necessary to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and rational of the cost of the products, in addition to the costs required to obtain regulatory approvals. If third-party payors do not consider a product to be cost saving when compared to other available therapies, they may not cover the product after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

The marketability of any product candidates for which we or our collaborators receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care in the United States has increased and we expect will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we or our collaborators receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future. The cost containment measures that healthcare payors and providers are instituting and any healthcare reform could significantly reduce our revenues from the sale of any approved product candidates. We cannot provide any assurances that we will be able to obtain and maintain third-party coverage or adequate reimbursement for our product candidates in whole or in part.

In the EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost of a particular product candidate to currently available therapies. EU member states may approve a specific price for a product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other member states allow companies to fix their own prices for products, but monitor and control company profits. The downward pressure on health care costs has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations may not allow favorable reimbursement and pricing arrangements.

European and Other Regulatory Approval

Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities in Europe, Japan and other countries will likely be necessary prior to commencement of marketing such product in such countries. The regulatory authorities in each country may impose their own requirements and may refuse to grant an approval, or may require additional data before approving it, even though the relevant product has been approved by the FDA or another authority. The regulatory authorities in the European Union (“EU”), Australia and other developed countries have lengthy approval processes for pharmaceutical products. The process for gaining an approval in a particular country may vary from the process in another country, but generally follows a similar sequence to that described for FDA approval. The EU has established a European agency for the evaluation of medical products, with both a centralized community procedure and a decentralized procedure, the latter being based on the principle of licensing within one member country followed by mutual recognition by the other member countries

The process of obtaining approval for a new drug in Japan resembles U.S. and EU procedures in both substance and scope. All NDAs are collected and reviewed by the Japanese Pharmaceuticals and Medical Devices Agency, or PMDA. PMDA review typically involves at least two formal evaluations to establish the safety and efficacy of the drug candidate, as well as one cGMP facility inspection. Consultations to correct outstanding issues are conducted as needed. Assuming satisfactory results, these reports are communicated to the Ministry of Health, Labour, and Welfare, or MHLW, which then issues a final approval of the drug.

Approval of Biosimilars

The pathway for approval of biosimilar products was established by the Biologics Price Competition and Innovation Act of 2009, or BPCIA, enacted on March 23, 2010, as part of the Patient Protection and Affordable Care Act. The BPCIA established this abbreviated pathway under section 351(k) of the Public Health Service Act, or PHSA. Subsequent to the enactment of the BPCIA, the FDA issued draft guidance regarding the demonstration of biosimilarity as well as the submission and review of biosimilar applications. Biosimilars are to be compared for biosimilarity to “Reference Products” already licensed by the FDA. Market success of biosimilar products will depend on demonstrating to patients, physicians, payors and relevant authorities that such products are similar in quality, safety and efficacy as compared to the reference product. The BPCIA requires a biosimilar applicant to demonstrate biochemical and biologic biosimilarity using clinical studies with respect to the reference product that has been approved by FDA in the United States. Biosimilars approved in the EU and other non-U.S. jurisdictions may not be approved in the United States without additional studies demonstrating biosimilarity to an FDA-approved reference product. Biosimilars approved in the United States may also not be approved in foreign jurisdictions without additional bridging studies. We will continue to analyze and incorporate into our biosimilar development plans all final regulations and guidance issued by the FDA, pharmacy substitution policies enacted by state governments and other applicable requirements established by relevant authorities.

A biosimilars approval pathway has been in place in the E.U. since 2003. The EMA has issued a number of scientific and product specific biosimilar guidelines, including requirements for approving biosimilars containing monoclonal antibodies. In the E.U., biosimilars are generally approved under the centralized procedure. The approval pathway allows sponsors of a biosimilar to seek and obtain regulatory approval based in part on reliance on the clinical trial data of an innovator product to which the biosimilar has been demonstrated, through comprehensive comparability studies, to be “similar.” In many cases, this allows biosimilars to be brought to market without conducting the full complement of clinical trials typically required for novel biologic drugs.

MANAGEMENT AFTER THE BUSINESS COMBINATION

The following sets forth certain information, as of [_], 2023, concerning the persons who are expected to serve as directors and executive officers of the Combined Company following the Closing and assuming the election of the director nominees at the special meeting as set forth in “Proposal No. 5 — The Director Election Proposal.”

Name	Age	Title
Joseph Sinkule	[69]	Chairman, Chief Executive Officer
Peter Moriarty	[74]	Chief Operating Business Officer
Miguel Chillon-Rodriguez	[ ]	Chief Scientific Advisor and Consultant
Shalom Z. Hirschman	[85]	Director
Samuel Zentman	[78]	Director
Jon W. McGarity	[81]	Director
Edward Cong Wang	[40]	Director

Executive Officers

Joseph Sinkule, Pharm.D. — Dr. Sinkule has evolved from a chemist, scientist and clinical researcher into a successful businessman and serial entrepreneur. In 2015, he founded and has served as Chief Executive Officer and Chairman of Anew Oncology, Inc. In 2022, Dr. Sinkule became the Chairman and Chief Executive Officer of ANEW MEDICAL which acquired Anew Oncology. He received his B.S in Chemistry from the University of Nebraska in 1976 and a doctorate in pharmacy, pharmacology and pharmacokinetics (Pharm.D.) from University of Nebraska Medical Center in 1980. His post-doctoral training was at St. Jude Children’s Research Hospital in Memphis, TN and he held several academic positions at the University of Chicago and the University of Michigan. He joined the pharmaceutical and biotechnology industry in 1990 and held key management and senior directorship positions for over 15 years including Senior Vice President and Board member of Techniclone International, a Nasdaq-listed biotech company at the age of 33 years old. He founded, was the CEO, and served on the Board of two biopharmaceutical companies — Virionics Corporation from 2005-2008 and Apthera, Inc. from 2008-2012. He founded and served as CEO and Chairman of the Board of Anew Oncology, Inc. in 2015, which became ANEW MEDICAL, INC. in 2019. Joseph has been involved with drug development for the past 40 years. He has been a consultant and advisor to several companies and academics in the fields of cell and gene therapy for the past 18 years. Dr. Sinkule is also the Chair of the Corporate Governance Committee. Dr. Sinkule is qualified to serve on our Board of Directors due to his extensive management experience, drug development experience, business, finance, and entrepreneurial experiences, as well as his international contacts and relationships.

Peter Moriarty — Mr. Moriarty has extensive experience in the pharmaceutical industry both in the United States and internationally. He was a co-founder of Shire Pharmaceuticals, an international specialty pharmaceutical company acquired by Takeda Pharmaceuticals (TAK — NASDAQ). He was also the co-founder of Prismic Pharmaceuticals, where he was Chairman and Chief Executive from 2013 to 2018 and then, as Executive Chairman, led the company’s acquisition by FSD Pharma (HUGE — Nasdaq) in 2019. Since 2019, Mr. Moriarty has acted as an independent consultant to pharmaceutical companies. Peter’s earlier career spanned management positions within Warner-Lambert/Parke-Davis and Schering-Plough, including leadership positions overseas as well as in the United States. Additionally, he led the Sales Force Automation and Software Products Division at Walsh America (acquired by NDC), and led Corporate Development at Ixsys/Applied Molecular Evolution acquired by Eli Lilly (LLY — NYSE). He was subsequently the founder, Chairman and Chief Executive Officer of iPhysicianNet, Inc. and Clinical Information Network. Mr. Moriarty attended Aston University School of Law in conjunction with his training to become a Solicitor (Attorney) under the rules and regulations of the British Law Society 5-year Articles program. He passed the Final/Qualifying examinations in Contract Law (with distinction), Criminal Law, Tortious Law, and English Legal System (US accredited as equivalent to a Masters’ Degree).

Miguel Chillon Rodriguez, PhD — Dr. Chillon Rodriguez will serve as Chief Scientific Advisor to the Combined Company on a consulting basis. ANEW Medical has not entered into any written agreements with Dr. Chillon Rodriguez with respect to the services he will provide to the Combined Company following consummation of the Business Combination. Dr. Chillon Rodriguez has extensive research experience (since 1994) in treatment of human diseases through viral gene transfer strategies in animal models. He started working in gene therapy with viral vectors during his postdoctoral fellowships (1994–1999) with pioneering researchers in the field such as Dr. Michael Welsh at the Howard Hughes Medical Institute & Internal Medicine Department of the University of Iowa (US);

and Dr. Olivier Danos in Genethon II (France). Miguel returned to Spain to accept an “ICREA” academic position (2001) and created his own research group. Since 2004, he was the Director of the Vector Production Unit (UPV) at UAB. Miguel’s experience in the field in gene and cell therapy is reflected by his authoring over 88 scientific articles and five book chapters, owning 14 patents, and assembling and editing one scientific book. Miguel founded two spin-off companies: Nanotherapix SL (2009) for gene and cell therapy strategies for autoimmune diseases, and Kogenix Therapeutics (2016) for cognitive deficits and neurodegenerative diseases, neither of which was successful. For over the past 5 years, his current academic positions and full-time employment includes Director of gene therapy research group at Vall d’Hebron Research Institute (VHIR) in Barcelona, Spain, Professor, Universitat Autonoma de Barcelona, Director of the Vector Production Unit at Universitat Autonoma de Barcelona, and ICREA Senior Research Professor. Miguel will serve as Chief Scientific Advisor (“CSA”) of the Combined Company.

Non-Executive Director Nominees

Shalom Hirschman, MD — Dr. Hirschman has had a long career as an academic physician, research scientist, educator, and, most recently, biotechnology entrepreneur and consultant. Dr. Hirschman served as intern and resident in medicine at The Massachusetts General Hospital of the Harvard Medical School. Following years of research in molecular biology and molecular virology at the National Institutes of Health (NIH), he was recruited to the world-renowned founding faculty of The Mount Sinai School of Medicine where he was appointed as Director of the Division of Infectious Diseases and Professor of Medicine. Dr. Hirschman served for three decades as Director of the Division of Infectious Diseases, and, in addition, for many years as Vice-Chairman of the Department of Medicine, at The Mount Sinai School of Medicine and The Mount Sinai Hospital. Included among Dr. Hirschman’s many contributions to medical research during his tenure at Mt. Sinai are the discovery of the DNA polymerase of the hepatitis B virus (HBV), the characterization of the viral DNA, the successful replication of HBV in cell culture and the first description of AIDS as an immunologic disease. Dr. Hirschman also served as Vice-Chairman and then as Chairman of the Microbiology Section of the New York Academy of Sciences. He retired from Mount Sinai and joined Advanced Viral Research Corp. as its Chief Executive Officer, President, and Chief Scientific Officer. There he successfully created a new type of peptide-based drug, built a FDA approved manufacturing facility and brought this drug into clinical trials under INDs with the US FDA. He then took the positions as Senior Vice-President for Graduate and Professional Education and Senior Vice-President for Graduate Academic Affairs at Touro College and the Touro University System. Dr. Hirschman is one of the three founders of Touro College and the Touro University System and served as a member of the Board of Directors for more than three decades. He initiated and negotiated the purchase of New York Medical College by Touro College. Since retiring from Touro University. During the past five years Dr. Hirschman has been a consultant to educational institutions, biotechnology companies and biotechnology investment funds, especially to Sunrise Securities Corporation. Dr. Hirschman is qualified to serve as a director because of his clinical and medical knowledge base, his international relationships, his medical guidance on clinical development aspects, and business experience.

Samuel Zentman, PhD — Dr. Zentman graduated from Wayne State University and the University of Michigan and holds a Ph.D. doctorate in Complex Analysis. He was a Mathematics professor at several divisions of the University of Detroit. And worked as a systems analyst, manager of Engineering Computer Center, and director of the Corporate Computer Center of American Motors Corporation. Dr. Zentman was the CFO and then CEO of Manhattan Textile Corporation, a privately held export firm in New York city. He was a Board member of several Tech and Medical start-ups including: Neuromedical Systems Inc., Amplification Technologies, Inc., Power Safe Technology Corp, and Hinson Hale Medical Technologies Inc. Sam is currently a Board member of Acorn Energy where he has serv3ed for over the past 15 years, and is the Chairman of the Audit Committee, and member of the Nominating Committee and Compensation Committee. Sam has extensive experience in dealing with early stage medical and technology companies. He also serves as the Chairman of the Board of several national non-profits organizations devoted to the quality of education in the U.S. and abroad. We believe Dr. Zentman is qualified to serve on our Board because of his decades of expertise in business management, public and private company finance, his insight in medical technologies, and his global contacts and business relationships.

Jon W. McGarity — Mr. McGarity is the President & CEO of EthiX Associates, which he founded in February 1996 and is a consultancy business serving the business needs of the healthcare industry with a focus on pharmaceuticals and biotechnology. In addition, he has been the Chief Operating Officer of MiClimate, Inc. since 2022 which has developed the first body temperature regulation device resulting in a change in the way people manage individual temperature sensitivities. He co-founded NeuroEM Therapeutics, Inc., which is currently evaluating transcranial electromagnetic therapy (TEMT) for the treatment of cognitive functioning in Alzheimer’s disease patients, and has been its Chief Business Officer since 2021. In addition he currently is an Advisor to the Biodesign Institute at Arizona State University. He is an original and current member of the Arizona Biosciences Roadmap Committee which provides strategic direction to the biosciences industry in Arizona. His pharmaceutical experience includes senior management positions with GlaxoSmithKline, Bristol Myers Squibb and Novartis (Sandoz Pharmaceuticals). Mr. McGarity has launched over 40 products as well as completing numerous business development deals involving product acquisitions, licensing, co-marketing and promotional arrangements. Mr. McGarity’s experience having held executive positions at “big pharma” companies, start-up operations, drug and biologics regulations, marketing and sales, and finance makes him qualified to serve as a director.

Edward Cong Wang — Mr. Wang has served as the Chairman, President and Chief Executive Officer at Pacifico Acquisition Corp. (NASDAQ: PAFO) since March 2021. Mr. Wang has also served as the managing partner at The Balloch (Holding) Group since March 2020. Before that, he was a partner at Prestige Financial Holdings Group Limited from August 2018 to September 2019. Mr. Wang served as a partner at Shenzhen Bode Chuangfu Investment Management Co. Ltd., from January 2017 to July 2018. Mr. Wang served as the chief executive officer of ZS Fur & Leather Fashion Co., a family owned business, from July 2014 to December 2016. Prior to ZS Fur, he worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated as a vice president from July 2011 to June 2014. Mr. Wang received a bachelor’s degree in Economics/Finance from Stony Brook State University in 2006 and graduated with a master’s degree of Statistics from Columbia University in 2010. We believe Mr. Wang is qualified to serve on our Board because of his extensive financial, management, and transaction experience, as well as his contacts and relationships.

Corporate Governance

Upon the consummation of the business combination, the Combined Company anticipates the initial size of the board of directors will be five (5). Each director nominee will be voted upon by Redwoods’ stockholders at the special meeting.

Board of Directors

The Combined Company’s business and affairs will be organized under the direction of the board of directors. The board of directors of the Combined Company will consist of five (5) members upon the consummation of the business combination. Joseph Sinkule will serve as Chairman of the board of directors of the Combined Company. The primary responsibilities of the board of directors of the Combined Company will be to provide oversight, strategic guidance, counseling and direction to management. The board of directors of the Combined Company will meet on a regular basis and additionally, as required.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of listed company’s board of directors. Upon the consummation of the business combination, the board of directors of the Combined Company is expected to determine that Each of the directors on the board of directors of the Combined Company other than Joseph Sinkule and Peter Moriarty will qualify as an independent director, as defined under the listing rules of Nasdaq, and the board of directors of the Combined Company will consist of a majority of independent directors, as defined under the rules of the SEC and the listing rules of Nasdaq relating to director independence requirements.

Family Relationships

There are no family relationships among any of the individuals who shall serve as directors or executive officers of the Combined Company following the consummation of the business combination.

Role of Board in Risk Oversight

The board of directors of the Combined Company will have extensive involvement in the oversight of risk management related to the Combined Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Combined Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of the Combined Company’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Committees of the Board of Directors

The board of directors of the Combined Company will have an audit committee, a compensation committee, a nominating and corporate governance committee and an executive committee, Each of which will have the composition and responsibilities described below upon completion of the business combination. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the audit committee is expected to consist of Samuel Zentman, Jon McGarity and Edward Cong Wang, with Samuel Zentman serving as chairperson. The board of the Combined Company is expected to determine (i) that Each of Samuel Zentman, Jon McGarity and Edward Cong Wang satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Samuel Zentman qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The audit committee of the Combined Company will be responsible for, among other things:

•        selecting and hiring the Combined Company’s registered public accounting firm;

•        evaluating the performance and independence of the Combined Company’s registered public accounting firm;

•        approving the audit and pre-approving any non-audit services to be performed by the Combined Company’s registered public accounting firm;

•        reviewing the integrity of the Combined Company’s financial statements and related disclosures and reviewing the Combined Company’s critical accounting policies and practices;

•        reviewing the adequacy and effectiveness of the Combined Company’s internal control policies and procedures and the Combined Company’s disclosure controls and procedures;

•        overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

•        reviewing and discussing with management and the registered public accounting firm the results of the annual audit, the Combined Company’s quarterly financial statements and the Combined Company’s publicly filed reports;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        reviewing and approving in advance any proposed related-person transactions; and

•        preparing the audit committee report that the SEC requires in the Combined Company’s annual proxy statement.

Compensation Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the compensation committee is expected to consist of Jon McGarity, Joseph Sinkule and Shalom Hirschman, with Jon McGarity serving as chairperson. The board of the Combined Company is expected to determine that Each of Jon McGarity, Joseph Sinkule and Shalom Hirschman satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The compensation committee of the Combined Company will be responsible for, among other things:

•        determining, or recommending to the board of directors for determination, the compensation of the Combined Company’s executive officers, including the chief executive officer;

•        overseeing and setting compensation for the members of the board of directors;

•        administering the Combined Company’s equity compensation plans;

•        overseeing the Combined Company’s overall compensation policies and practices, compensation plans, and benefits programs; and

•        preparing the compensation committee report that the SEC will require in the Combined Company’s annual proxy statement.

Nominating and Corporate Governance Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, the nominating and corporate governance committee is expected to consist of Shalom Hirschman, Joseph Sinkule and Samuel Zentman, with Shalom Hirschman serving as chairperson. The board of the Combined Company is expected to determine that Each of Shalom Hirschman, Joseph Sinkule and Samuel Zentman satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The nominating and corporate governance committee will be responsible for, among other things:

•        evaluating and making recommendations regarding the composition, organization and governance of the board of directors and its committees;

•        reviewing and making recommendations with regard to the Combined Company’s corporate governance guidelines and compliance with laws and regulations;

•        reviewing conflicts of interest of the Combined Company’s directors and officers and proposed waivers of the Combined Company’s corporate governance guidelines and code of business conducts and ethics; and

•        evaluating the performance of the board of directors and its committees.

Code of Business Conduct and Ethics

Prior to the completion of the business combination, the Combined Company will adopt a code of business conduct and ethics that will apply to all of its employees, officers, and directors, including its executive officers. Upon the completion of the business combination, the full text of the code of business conduct and ethics will be available on the investor relations page on the Combined Company’s website. The Combined Company intends to post any amendment to its code of business conduct and ethics, and any waivers of its requirements, on its website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Information on or that can be accessed through such website is not part of this proxy statement/prospectus.

Compensation Committee Interlocks and Insider Participation

None of the Combined Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board of directors.

Involvement in Certain Legal Proceedings

[During the past ten years, to the registrant’s knowledge, no executive officer or person nominated to become a director or an executive officer of the Combined Company]:

1.      had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing, except as noted above;

2.      was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.      was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

a.      acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.      engaging in any type of business practice; or

c.      engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

4.      was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(a) above, or to be associated with persons engaged in any such activity;

5.      was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated

6.      was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.      was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.      Any Federal or State securities or commodities law or regulation; or

b.      Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.      Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.      was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

To achieve our goals, the Combined Company intends to design its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.

We believe our compensation program should promote the success of the Combined Company and align executive incentives with the long-term interests of our stockholders.

For purposes of this discussion the Combined Company has no “Named Executive Officers” for 2022 other than Dr. Joseph Sinkule. All of its executive officers will join the Combined Company after the closing of transactions under the Merger Agreement. None of the tabular compensation disclosure requirements of the SEC’s compensation disclosure rules are applicable in our situation.

As of the date hereof, we have identified the following individuals who are expected to serve in executive officer positions of the Combined Company:

•        Joseph Sinkule, Chief Executive Officer

•        Peter Moriarty, Chief Operating Business Officer

ANEW MEDICAL 2022 Compensation

The following table provides information regarding the executive compensation earned by, or paid to, the executive officers of ANEW MEDICAL during 2022.

Name and Principal Position at ANEW MEDICAL	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)
Joseph Sinkule(1) Chief Executive Officer	$240,000	—	—	$240,000
Shalom Hirschman Medical Advisor	$65,000	—	—	$65,000
Peter Moriarty Business Advisor	$10,000	—	—	$10,000

ANEW MEDICAL 2023 Compensation

The following table provides information regarding the executive compensation earned by, or paid to, the executive officers of ANEW MEDICAL during 2023.

Name and Principal Position at ANEW MEDICAL	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)
Joseph Sinkule(1) Chief Executive Officer	$160,000	—	—	$160,000
Shalom Hirschman Medical Advisor	$45,000	—	—	$45,000

Compensation

Following the consummation of the transactions under the Business Combination Agreement, the Combined Company intends to develop an executive compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Combined Company. Decisions on the executive compensation program will be made by the Compensation Committee of the Combined Company Board. It is our intention to implement a compensation program that consists of salary, bonus and long term-incentive awards, in line with our startup origins. The material components of our executive compensation package will be salary, bonus and long-term incentive awards that will be based on the average compensation levels for executives at other battery companies that have recently become public companies.

The Combined Company will enter into a new employment agreement with Dr. Sinkule to serve as the Chief Executive Officer of the Combined Company. Dr. Sinkule’s employment with the Combined Company is for an initial term of three (3) years commencing on the completion of the Business Combination. It will also provide for a base salary of $360,000 and participation in the bonus program and equity incentive program implemented by the Combined Company. Dr. Sinkule’s employment agreement with the Combined Company will contain customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.

DIRECTOR COMPENSATION

We expect the Combined Company Board to review director compensation periodically to ensure that director compensation remains competitive such that the Combined Company is able to recruit and retain qualified directors. Following the consummation of the transactions under the Business Combination Agreement, the Combined Company intends to develop a non-employee director compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Prospectus, unless defined below. As used in this unaudited pro forma condensed combined financial information, “ANEW” refers to ANEW MEDICAL, INC. and “Redwoods” refers to Redwoods Acquisition Corp. prior to the Business Combination.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2022, the earliest period presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination as if it was completed on September 30, 2023. The unaudited pro forma condensed combined financial statements include:

•        the balance sheets of ANEW and Redwoods as of September 30, 2023;

•        the statements of operations of ANEW and Redwoods for the nine months ended September 30, 2023; and

•        the statement of operations of ANEW and Redwoods for the year ended December 31, 2022

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial information;

•        The audited historical financial statements of ANEW as of and for the year ended December 31, 2022 and the unaudited historical financial statements of ANEW for the nine months ended September 30, 2023, and the related notes, included elsewhere in this proxy statement/prospectus;

•        the audited historical financial statements of Redwoods as of and for the year ended December 31, 2022 and the unaudited historical financial statements of Redwoods for the nine months ended September 30, 2023, and the related notes, included elsewhere in this proxy statement/prospectus; and

•        other information relating to Redwoods and ANEW included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under “Redwoods Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement”, as well as the disclosures contained in the sections titled “Redwoods Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ANEW Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The Company has elected not to present any management adjustments.

On May 30, 2023, Redwoods entered into a Business Combination Agreement, as amended pursuant to Amendment No. 2 thereto dated as of November 4, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”), and Redwoods wholly owned subsidiary ANEW MEDICAL Sub, Inc., a Wyoming corporation (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (“ANEW”). The Business Combination Agreement and the transactions contemplated thereby were approved by the board of directors of each of Redwoods and ANEW.

The Business Combination Agreement provides, among other things, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the applicable provisions of the Wyoming Business Corporations Act (the “WBCA”), Merger Sub will merge with and into ANEW (the “Merger”), with the ANEW as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Redwoods, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in the Business Combination Agreement. The Merger and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”. Other capitalized terms used, but not defined, herein, shall have the respective meanings given to such terms in the Business Combination Agreement.

The Business Combination is expected to close, and the S4 is expected to be effective, in the first calendar quarter of 2024, following the receipt of the required approval by the stockholders of Redwoods and of ANEW, approval by the Nasdaq Stock Market (“Nasdaq”) of the initial listing application of the combined company filed in connection with the Business Combination, and the fulfillment of other customary closing conditions.

The unaudited pro forma condensed combined financial information has been prepared using two alternative levels of redemption of shares of Redwoods common stock into cash:

•        Scenario 1 — No additional redemption:    This presentation applies the assumption that no Redwoods public stockholders exercise redemption rights with respect to their Redwoods common stock upon consummation of the Business Combination after the initial redemptions on March 31, 2023 for an aggregate of 6,103,350 shares of the Redwoods’ common stock were tendered for redemption representing a total redemption amount of $63,169,451 (or $10.35 per share) and on November 13, 2023, Redwoods held a special meeting of stockholders, at which the Redwoods’ stockholders approved a Second Trust Amendment. In connection with the stockholders’ vote at the special meeting, an aggregate of 3,636,456 shares with redemption value of approximately $39,255,410 (or $10.79 per share) of the Redwoods’ common stock were tendered for redemption.

•        Scenario 2 — 50% redemptions of Redwoods common stock:    This presentation assumes that 50% of Redwoods public stockholders holding 880,097 shares of Redwoods common stock will exercise their redemption rights upon consummation of the Business Combination at a redemption price of approximately $10.20 per share as of September 30, 2023. This scenario assumes the redemptions occurred on September 30, 2023.

•        Scenario 3 — Maximum redemptions of Redwoods common stock:    This presentation assumes that 100% of Redwoods public stockholders holding 1,760,194 shares of Redwoods common stock will exercise their redemption rights upon consummation of the Business Combination at a redemption price of approximately $10.20 per share as of September 30, 2023. This scenario assumes the redemptions occurred on September 30, 2023.

As a result of the Business Combination, if none of the redeemable common stock is redeemed, the former stockholders of ANEW are expected to own approximately 47.2% of the issued and outstanding shares of the combined company common stock immediately following the closing of the Business Combination, Sponsor stockholders are expected to hold, in the aggregate, approximately 27.1% of the issued and outstanding shares of the combined company common stock, Chardan is expected to hold, in the aggregate, approximately 1.0% of the issued and outstanding shares of the combined company common stock, the non-redeeming redwoods shareholders are expected to hold, in the aggregate, approximately 22.9% of the issued and outstanding shares of the combined company common stock, and Del Mar Global Advisors Limited is expected to hold, in the aggregate, approximately 1.8% of the issued and outstanding shares of the combined company common stock.

As a result of the Business Combination, if 50% of the redeemable common stock is redeemed, the former stockholders of ANEW are expected to own approximately 50.7% of the issued and outstanding shares of the combined company common stock immediately following the closing of the Business Combination, Sponsor stockholders are expected to hold, in the aggregate, approximately 29.1% of the issued and outstanding shares of the combined company common stock, Chardan is expected to hold, in the aggregate, approximately 1.1% of the issued and outstanding shares of the combined company common stock, the non-redeeming redwoods shareholders are expected to hold, in the aggregate, approximately 17.1% of the issued and outstanding shares of the combined company common stock, and Del Mar Global Advisors Limited is expected to hold, in the aggregate, approximately 2.0% of the issued and outstanding shares of the combined company common stock.

As a result of the Business Combination, if the maximum number of shares common stock is redeemed, the former stockholders of ANEW are expected to own approximately 54.7% of the issued and outstanding shares of the combined company common stock immediately following the closing of the Business Combination, Sponsor stockholders are expected to hold, in the aggregate, approximately 31.4% of the issued and outstanding shares of the combined company common stock, Chardan is expected to hold, in the aggregate, approximately 1.2% of the issued and outstanding shares of the combined company common stock, the non-redeeming redwoods shareholders are expected to hold, in the aggregate, approximately 10.5% of the issued and outstanding shares of the combined company common stock, and Del Mar Global Advisors Limited is expected to hold, in the aggregate, approximately 2.2% of the issued and outstanding shares of the combined company common stock.

On the closing date, the estimated transaction expenses for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PCAOB auditor fees and other fees payable by Redwoods and ANEW are approximately $1,290,000 and $2,695,000, respectively. In addition, $4,312,500 of the Redwoods deferred underwriting fees are due at closing. The aggregate fees due at closing are approximately $8,297,500.

Accordingly, assuming no Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $10.4 million and working capital of $7.7 million on its balance sheet after deducting transaction expenses on the closing date. Assuming 50% of the Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $1.4 million and a working capital deficit of $1.2 million on its balance sheet on the closing date. Assuming the maximum Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $.8 million and a working capital deficit of $5.9 million on its balance sheet to fund operations and owe cash of approximately $8,297,500 for transaction fees at closing. The fees will be a liability of the combined company after the closing date. The ANEW management team is attempting to complete a PIPE and/or other financing arrangement to pay these fees at closing. There is no firm commitment for a PIPE financing or other financing arrangement. There is no minimum cash condition for closing under the Merger Agreement. In addition, the Redwoods charter does not have a net tangible asset requirement and, being listed on Nasdaq Global Market, Redwoods is not required to have any minimum stockholders equity for Nasdaq listing purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023

	ANEW Medical, Inc.	Redwoods Acquisition Corp.	Assuming No Redemption			Assuming 50% Redemption			Assuming Maximum Redemption
			Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash	$2,141	$146,334	$57,811,916	(A)	$10,407,481	$—		$1,430,814	$(17,953,334)	(I)	$751,647
			(3,985,000)	(B)		—			3,985,000	(B)
			(4,312,500)	(D)		—			4,312,500	(D)
			(39,255,410)	(E)		—			—
						(8,976,667)	(E)		—
Prepaid expenses	5,280	57,477	—		62,757	—		62,757	—		62,757
Total current assets	7,421	203,811	10,259,006		10,470,238	(8,976,667)		1,493,571	(9,655,834)		814,404
Other assets
Investment held in trust account	—	57,811,916	(57,811,916)	(A)	—	—		—	—		—
Licenses	2,190,075	—	—		2,190,075	—		2,190,075	—		2,190,075
Patents	96,160	—	—		96,160	—		96,160	—		96,160
Total other assets	2,286,235	57,811,916	(57,811,916)		2,286,235	—		2,286,235	—		2,286,235

Total Assets	$2,293,656	$58,015,727	$(47,552,910)		$12,756,473	$(8,976,667)		$3,779,806	$(9,655,834)		$3,100,639

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$176,980	$—	$—		$176,980	$—		$176,980	$—		$176,980
Accrued expenses	25,966	327,642	—		353,608	—		353,608	3,985,000	(B)	4,338,608
Taxes payable	—	704,772	(578,577)	(G)	126,195	—		126,195	—		126,195
Related party payable	45,000	—	—		45,000	—		45,000	—		45,000
Excise tax liability	—	631,696	—		631,696	—		631,696	—		631,696
Note payable	1,347,518	—	—		1,347,518	—		1,347,518	—		1,347,518
Total current liabilities	1,595,464	1,664,110	(578,577)		2,680,997	—		2,680,997	3,985,000		6,665,997

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
As of September 30, 2023

	ANEW Medical, Inc.	Redwoods Acquisition Corp.	Assuming No Redemption			Assuming 50% Redemption			Assuming Maximum Redemption
			Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Long term liabilities:
Warrant liability	—	74,200	—		74,200	—		74,200	—		74,200
Deferred tax liability	—	51,713	—		51,713	—		51,713	—		51,713
Convertible promissory note – related party	—	1,140,000	(1,140,000)	(C)	—	—		—	—		—
			—		—	—		—	—		—
Deferred underwriting fee payable	—	4,312,500	(4,312,500)	(D)	—	—		—	4,312,500	(D)	4,312,500
Total long term liabilities	—	5,578,413	(5,452,500)		125,913	—		125,913	4,312,500		4,438,413

Total liabilities	1,595,464	7,242,523	(6,031,077)		2,806,910	—		2,806,910	8,297,500		11,104,410

Commitments and Contingencies:
Common stock subject to possible redemption, 5,396,650 shares at redemption value of $10.60 per share as of September 30, 2023		57,208,744	(17,953,334)	(E)	—	—		—	—		—
			(39,255,410)	(E)		—		—	—		—
Earn-out shares to be issued shares to certain ANEW shareholders		—	37,500	(F)	37,500	—		37,500	—		37,500

Stockholders’ equity (deficiency):
Preferred stock Series B, $0.001 par value; 500,000 shares authorized; 405,250 issued and outstanding as of September 30, 2023	405	—	(405)	(G)	—	—		—	—		—
Preferred stock Series C, $0.0001 par value; 5,000,000 shares authorized; 1,000,000 issued and outstanding as of September 30, 2023.	100	—	(100)	(G)	—	—		—	—		—
Common stock, $0.0001 par value; 1,500,000,000 shares authorized; 1,044,861,360 issued and outstanding as of September 30, 2023	104,486	—	(104,486)	(G)	—	—		—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
As of September 30, 2023

	ANEW Medical, Inc.	Redwoods Acquisition Corp.	Assuming No Redemption			Assuming 50% Redemption			Assuming Maximum Redemption
			Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,405,000 issued and outstanding as of September 30, 2023	—	340	11	(C)	1,271	(88)	(E)	1,183	(176)	(J)	1,095
			176	(E)
			600	(G)
			120	(H)
			24	(I)
Additional paid in capital	3,539,003	—	1,139,989	(C)	19,551,917	(8,976,579)	(E)	10,575,338	(17,953,158)	(J)	1,598,759
			17,953,158	(E)
			(5,480,089)	(G)
			(120)	(H)
			2,399,976	(I)
Common stock to be issued	851,400	—	(851,400)	(G)	—
Accumulated deficit	(3,797,202)	(6,435,880)	6,435,880	(G)	(9,641,125)	—		(9,641,125)	—		(9,641,125)
			(37,500)	(F)
			(2,400,000)	(I)
			578,577	(G)
			(3,985,000)	(B)
Total stockholders’ equity (deficiency)	698,192	(6,435,540)	15,649,411		9,912,063	(8,976,667)		935,396	(17,953,334)		(8,041,271)

Total Liabilities, Temporary Equity, and Stockholders’ Equity (Deficiency)	$2,293,656	$58,015,727	$(47,552,910)		$12,756,473	$(8,976,667)		$3,779,806	$(9,655,834)		$3,100,639

Refer to the accompanying notes to the unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended Septemer 30, 2023

			Assuming No Redemption			Assuming 50% Redemption			Assuming Maximum Redemption
	ANEW Medical, Inc.	Redwoods Acquisition Corp.	Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$—	$—		$—	$—		$—	$—		$—
Cost of Revenue	—	—	—		—	—		—	—		—
Gross margin	—	—	—		—	—		—	—		—

Operating expenses:
Professional fees	494,075	—	2,400,000	(aa)	2,894,075	—		2,894,075	—		2,894,075
General and administrative	26,514	876,932	—		903,446	—		903,446	—		903,446
Franchise tax expense	—	99,000	—		99,000	—		99,000	—		99,000
Total operating expenses	520,589	975,932	2,400,000		3,896,521	—		3,896,521	—		3,896,521

Net operating loss	(520,589)	(975,932)	(2,400,000)		(3,896,521)	—		(3,896,521)	—		(3,896,521)

Other (income) expense:
Interest expense	60,472	—	—		60,472	—		60,472	—		60,472
Interest earned on investments held in Trust Account	—	(2,854,119)	2,854,119	(bb)	—	—		—	—		—
Merger and acquisition and other fees	—	—	3,985,000	(cc)	3,985,000	—		3,985,000	—		3,985,000
Earn-out shares to be issued shares to certain ANEW shareholders	—	—	37,500	(dd)	37,500	—		37,500	—		37,500
Change in fair value of warrant liabilities	—	42,400	—		42,400	—		42,400	—		42,400
Other (income) expense	(78)	—	—		(78)	—		(78)	—		(78)
Total Other (income) expense	60,394	(2,811,719)	6,876,619		4,125,294	—		4,125,294	—		4,125,294

Income (loss) before provision for taxes	(580,983)	1,835,787	(9,276,619)		(8,021,815)	—		(8,021,815)	—		(8,021,815)
Provision for income taxes	—	578,577	(578,577)	(ee)	—	—		—	—		—
Net income (loss)	$(580,983)	$1,257,210	$(8,698,042)		$(8,021,815)	$—		$(8,021,815)	$—		$(8,021,815)

Basic and diluted weighted average shares outstanding, redeemable common stock		7,364,030		(ff)	12,722,194			11,842,097			10,962,000

Basic and diluted net income per share, redeemable common stock		$0.25			$(0.63)			$(0.68)			$(0.73)

Basic and diluted weighted average shares outstanding, non-redeemable common stock	1,044,861,360	3,405,000

Basic and diluted net loss per share, non-redeemable common stock	$(0.00)	$(0.16)

Refer to the accompanying notes to the unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2022

			Assuming No Redemption			50% Maximum Redemption			Assuming Maximum Redemption
	ANEW Medical, Inc.	Redwoods Acquisition Corp.	Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustment’s	Pro Forma Combined	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$—	$—		$—	$—		$—	$—		$—
Cost of Revenue	—	—	—		—	—		—	—		—
Gross margin	—	—	—		—	—		—	—		—

Operating expenses:
Professional fees	147,270	—	2,400,000	(aa)	2,547,270	—		2,547,270	—		2,547,270
General and administrative	5,330	533,992	—		539,322	—		539,322	—		539,322
Franchise tax expense	—	123,026	—		123,026	—		123,026	—		123,026
Total operating expenses	152,600	657,018	2,400,000		3,209,618	—		3,209,618	—		3,209,618

Net operating loss	(152,600)	(657,018)	(2,400,000)		(3,209,618)	—		(3,209,618)	—		(3,209,618)

Other (income) expense:
Interest expense	19,936	—	—		19,936	—		19,936	—		19,936
Interest earned on investments held in Trust Account	—	(1,280,500)	1,280,500	(bb)	—	—		—	—		—
Unrealized gain on investment held in Trust Account	—	(375,978)	375,978	(bb)	—	—		—	—		—
Change in fair value of warrant liabilities	—	(555,917)	—		(555,917)	—		(555,917)	—		(555,917)
Other (income) expense	(53)	—	—		(53)	—		(53)	—		(53)
Total Other (income) expense	19,883	(2,212,395)	1,656,478		(536,034)	—		(536,034)	—		(536,034)

Income (loss) before provision for taxes	(172,483)	1,555,377	(4,056,478)		(2,673,584)	—		(2,673,584)	—		(2,673,584)
Deferred income taxes provision	—	78,955	(78,955)	(cc)	—	—		—	—		—
Provision for income taxes	—	243,070	(243,070)	(cc)	—	—		—	—		—
Net income (loss)	$(172,483)	$1,233,352	$(3,734,453)		$(2,673,584)	$—		$(2,673,584)	$—		$(2,673,584)

Basic and diluted weighted average shares outstanding, redeemable common stock		8,526,027		(gg)	12,553,762			11,673,665			10,793,568

Basic and diluted net income per share, redeemable common stock		$1.05			$(0.21)			$(0.23)			$(0.25)

Basic and diluted weighted average shares outstanding, non-redeemable common stock	1,044,861,360	3,236,568

Basic and diluted net loss per share, non-redeemable common stock	$(0.01)	$(2.39)

Refer to the accompanying notes to the unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

Redwoods Acquisition Corp. (the “Redwoods”) was a newly organized blank check company incorporated as a Delaware corporation on March 16, 2021. The Redwoods sponsor is Redwoods Capital LLC, a Delaware limited liability company.

On March 31, 2023, Redwoods held a special meeting of stockholders, at which the Company’s stockholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated March 30, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, extending the date by which the Company must consummate a Business Combination from April 4, 2023 to July 4, 2023, with the ability to further extend the deadline on a monthly basis up to five times from July 4, 2023 to December 4, 2023. In connection with the stockholders’ vote at the special meeting, an aggregate of 6,103,350 shares with redemption value of approximately $63,169,451 (or $10.35 per share) of the Company’s common stock were tendered for redemption. On November 13, 2023, Redwoods held a special meeting of stockholders, at which the Company’s stockholders approved (i) the Second Extension Amendment and (ii) the Second Trust Amendment. In connection with the stockholders’ vote at the special meeting, an aggregate of 3,636,456 shares with redemption value of approximately $39,255,410 (or $10.79 per share) of the Redwoods’ common stock were tendered for redemption.

On May 30, 2023, Redwoods entered into a Business Combination Agreement, as amended pursuant to Amendment No. 1 thereto dated as of November 4, 2023, with the Redwoods wholly owned Merger Sub and ANEW. The Business Combination Agreement and the transactions contemplated thereby were approved by the board of directors of each of Redwoods and ANEW.

As a result of the Business Combination Agreement, former stockholders of ANEW will receive an aggregate of 6,000,000 shares of Redwoods common stock. In addition, certain ANEW stockholders will be issued additional shares of the Company’s Common Stock (the “Contingent Consideration Shares” or “Earn-out” shares), which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the Closing; (ii) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the Closing; and (iii) 1,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the Closing. There is a low probability the Contingent Consideration Shares will be issued to the ANEW shareholders.

Immediately prior to Closing, the Combined Company is expected to have approximately $0.8 million of cash on its balance sheet to fund operations and approximately $8,297,500 in outstanding transactions fees (the “Transaction Fees”). Assuming minimum redemption or 50% redemption, the Transaction Fees will be paid at Closing even in the event that PIPE financing is not secured in connection with the Business Combination. Assuming maximum redemption, and in the event that PIPE financing cannot be secured prior to Closing, Redwoods and ANEW will only be able to close the Business Combination if the parties owed the Transaction Fess agree to have the Transaction Fees become a liability of the Combined Company.

The following summarizes the pro forma shares of the common stock of Redwoods Common Stock to be outstanding after giving effect to the Business Combination for assuming no redemption scenario and maximum redemption scenario.

	Assuming Minimum Redemptions(a)(h)		Assuming 50% Redemptions(h)		Assuming Maximum Redemptions(b)(h)
Non-redeeming Redwoods shareholders(c)	2,910,194	22.9%	2,030,097	17.1%	1,150,000	10.5%
Sponsor(d)	3,445,500	27.1%	3,445,500	29.1%	3,445,500	31.4%
Chardan(e)	126,500	1.0%	126,500	1.1%	126,500	1.2%
ANEW stockholders(f)	6,000,000	47.2%	6,000,000	50.7%	6,000,000	54.7%
Del Mar Global Advisors Limited(g)	240,000	1.8%	240,000	2.0%	240,000	2.2%
Total number of shares outstanding	12,722,194	100.0%	11,842,097	100.0%	10,962,000	100.0%

____________

(a)      Assumes no redemptions.

(b)      Assumes 100% redemptions.

(c)      The shares held by the non-redeeming stockholders of RWOD include (i) the shares of common stock underlying the public units (subject to the assumptions set forth in the table) and (ii) 1,150,000 shares of common stock underlying the public rights included in the public units.

(d)      The shares held by the Sponsor include (i) 2,875,000 founder shares, (ii) 415,000 private shares underlying the Sponsor’s private units, (iii) 41,500 private shares underlying the private rights included in the private units, and (iv) 114,000 shares issuable at Closing upon conversion of the outstanding promissory notes.

(e)      The shares held by Chardan include (i) 115,000 private shares underlying Chardan’s private units and (ii) 11,500 private shares underlying the private rights included in the private units.

(g)      Shares issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods.

(h)      There is no dilution associated with Section 5.18 of the Business Combination Agreement at closing. All transactions fees will either be paid in cash or become a liability of the combined company.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020 (“Article 11”). The historical financial information of Redwoods and ANEW has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, in accordance with US GAAP.

The Business Combination will be accounted for as a reverse recapitalization because ANEW has been determined to be the accounting acquirer under FASB ASC Topic 805, Business Combinations. The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•        The pre-Business Combination stockholders of ANEW are generally expected to control the combined company;

•        The pre-Business Combination stockholders of ANEW have the right to appoint the majority of directors to the combined company’s Board of Directors;

•        Senior management of ANEW comprise the senior management of the combined company; and

•        The operations of ANEW comprise the only ongoing operations of the combined company.

Under the reverse recapitalization model, the Business Combination will be treated as ANEW issuing equity for the net assets of Redwoods, with no goodwill or intangible assets recorded.

In addition, the values will be based on the actual values as of the closing date. The differences that may occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

Note 3 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

A      Cash released from trust

Adjustment to transfer the remaining $57,811,916 of cash held by Redwoods in trust and converted into cash upon close of the Business Combination. Represents the impact of the Business Combination on the cash balance of Redwoods post-merger.

B      Merger and acquisitions and other fees

As result of the business combination estimated to finalize in November 2023, the combined company will owe approximately $3,985,000 for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PCAOB auditor fees and other fees. The $3,985,000 estimated fees are due at closing.

These fees are paid in the no redemption and 50% redemption scenarios in the accompanying proforma condensed combined balance sheet.

Since it is not anticipated that there will be sufficient cash in the full redemption scenario to pay these fees at closing, the $3,985,000 fees are recorded as accrued expenses in the accompanying pro forma condensed combined balance sheet. The ANEW management team is attempting to complete a PIPE and/or other financing arrangement to pay these fees at closing. There is no firm commitment for a PIPE financing or other financing arrangement.

The total fees were disclosed as $7,385,000 in S-4 Amendment 2 filed on November 8, 2023. The $3,400,000 decrease resulted from Chardan cancelling $3,600,000 of their merger and acquisition fees, offset by a $200,000 increase in Redwoods legal fees.

C      Repayment of related party convertible notes payable

At closing the business combination, the related party convertible notes payable will be converted into 114,000 shares of Redwoods common stock valued at $1,140,000 or $10 per share, resulting in an increase to common stock by $11 for the par value of the shares and additional paid-in capital by $1,139,989.

D      Redwoods underwriting fees

The $4,312,500 of the Redwoods deferred underwriting fees are due at closing.

These fees are paid in the no redemption and 50% redemption scenarios in the accompanying pro forma condensed combined balance sheet.

Since it is not anticipated that there will be sufficient cash in the full redemption scenario to pay these fees at closing, the $4,312,500 deferred underwriting fees will be recorded as a deferred underwriting fee payable in the accompanying pro forma condensed combined balance sheet. The ANEW management team is attempting to complete a PIPE and/or other financing arrangement to pay these fees at closing. There is no firm commitment for a PIPE financing or other financing arrangement.

E      Reclassification of Redwoods common stock subject to possible redemption

Under the no redemption scenario, this adjustment relates to the reclassification of 1,760,194 shares of Redwoods common stock subject to redemption, with a par value of $0.0001 into 1,760,194 shares of Redwoods Common Stock, resulting in an increase in the combined company’s common stock par value not subject to redemption of $176 and an increase of additional paid-in capital of $17,953,158.

Under the 50% redemption scenario, this adjustment relates to the reclassification of 880,097 shares of Redwoods common stock subject to redemption, with a par value of $0.0001 into 880,097 shares of Redwoods Common Stock, resulting in an increase in the combined company’s common stock par value not subject to redemption of $88 and an increase of additional paid-in capital of $8,976,579.

On November 13, 2023, Redwoods held a special meeting of stockholders, at which the Redwoods’ stockholders approved a Second Trust Amendment. In connection with the stockholders’ vote at the special meeting, an aggregate of 3,636,456 shares with redemption value of approximately $39,255,410 (or $10.79 per share) of the Redwoods’ common stock were tendered for redemption.

F       Contingent Consideration Shares to be issued shares to certain ANEW shareholders

The combined company will issue 5,000,000 shares valued at $37,500 to certain ANEW shareholders upon meeting the following conditions: (i) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the Closing; (ii) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the Closing; and (iii) 1,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the Closing. It is low probability the Contingent Consideration Shares will be issued to the ANEW shareholders. The shares are reporting in commitments and contingencies in the accompanying condensed combined balance sheet. There is a low probability the Contingent Consideration Shares will be issued to the ANEW shareholders. The earn-out shares were heavily discounted to reflect the low probability of issuing the shares. In the event the share become issuable, the shares will be valued at the face value of the shares on the date of achieving each provision under the agreement.

G      Conversion of ANEW’s preferred and common stock

Represents an exchange of ANEW’s convertible Series B preferred stock, Series C preferred stock, common stock and common stock to be issued into shares of Redwoods common stock. In exchange for the above, ANEW’s stockholders will receive 6,000,000 shares of Redwoods common stock based on an implied ANEW equity value of $60,000,000 valued at $10 per share.

The pro forma adjustment of the reverse recapitalization is as follows:

•        An adjustment to eliminate Redwood’s tax provision for the nine months ended September 30, 2023.

•        An adjustment to eliminate ANEW’s par value for convertible Series B preferred stock, Series C preferred stock and common stock of $104,991.

•        Based on a par value of $0.0001 on the 6,000,000 issued, the adjustment to the Redwoods common stock par value balance will be $600.

•        A decrease to additional paid-in capital of $5,480,089.

•        An adjustment to eliminate ANEW’s common stock to be issued of $851,400.

•        An adjustment to eliminate Redwood’s accumulated deficit of $6,435,880.

H      Shares issued upon consummation of an initial business combination

The registration statement for the initial public offering effective on March 30, 2022 granted each public unit a right to receive one-tenth (1/10) of a share of Redwoods common stock upon the consummation of an initial business combination. In addition, private units issued simultaneously and subsequent to the March 30, 2022 registration statement will receive one-tenth (1/10) of a share of redwoods common stock upon the consummation of an initial business combination. The aggregate shares issues upon the initial business combination will be 1,203,000 shares. Based on a par value of $0.0001, the adjustment to the Redwoods common stock par value balance will be $120.

I        Shares issued to Del Mar Global Advisors Limited

At closing the business combination, 240,000 shares will be issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods. The 240,000 shares of Redwoods common stock are valued at $2,400,000 or $10 per share, resulting in an increase to common stock by $24 for the par value of the shares and additional paid-in capital by $2,399,976.

J       Reclassification of Redwoods common stock subject to possible redemption — assuming maximum redemptions

The maximum redemption of 1,760,194 shares of Redwoods common stock will result in an adjustment to reduce cash by $17,953,334 or $10.20 per share, common stock by $176 for the par value of the shares and additional paid-in capital by $17,953,158.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 are as follows:

aa     Stock compensation to Del Mar Global Advisors Limited

At closing the business combination, 240,000 shares will be issued to Del Mar Global Advisors Limited as financial advisor compensation to Redwoods. The 240,000 shares of Redwoods common stock are valued at $2,400,000 or $10 per share.

bb     Exclusion of interest income and unrealized gain

Represents elimination of interest earned on investment in cash and marketable securities held in the trust account.

cc      Merger and acquisitions and other fees

As result of the business combination estimated to finalize in November 2023, the combined company will owe approximately $3,985,000 for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PIPE financings fees, PCAOB auditor fees and other fees. There is no firm commitment for a PIPE financing. The total fees were disclosed as $7,385,000 in S-4 Amendment 2 filed on November 8, 2023. The $3,400,000 decrease resulted from Chardan cancelling $3,600,000 of their merger and acquisition fees, offset by a $200,000 increase in Redwoods legal fees.

dd     Accrual of Contingent Consideration Shares

Since there is a low probability the Contingent Consideration Shares will be issued to the ANEW shareholders, the combined company accrued 5,000,000 shares valued at $37,500. See F above for a further discussion.

ee      Tax provisions

Eliminate the tax provisions for the pro forma adjusted net loss.

ff      Net loss per share

Represents the net loss attributable to common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. The calculation of diluted loss per share does not consider the effect of the warrants and option issued in connection with the IPO since the inclusion of such warrants and option would be anti-dilutive.

ANEW’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of ANEW MEDICAL’s financial condition and results of operations should be read in conjunction with the ANEW MEDICAL, INC. unaudited interim financial statements for the nine months ended September 30, 2023 and 2022 and Combined historical audited annual financial statements for the years ended December 31, 2022 and 2021, and, in each case, the related notes that are contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. ANEW MEDICAL’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in other parts of this proxy statement.

Except where the context otherwise requires or where otherwise indicated, references in this section to the terms “ANEW,” “we,” “us,” “our,” “our Company” and “our business” refer, prior to ANEW MEDICAL together with its consolidated subsidiaries, and after the Business Combination, to the Combined Company together with its consolidated subsidiaries.

Forward Looking Statements

All statements other than statements of historical facts contained in this report, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, objectives, and financial needs.

Overview

ANEW seeks to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. ANEW currently has two platform technologies. One platform consists of proprietary, patented technology programs that include (a) a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging, and (b) a library of melanocortin receptor-binding molecules that activate or inactive melanocortin receptors in the body. ANEW’s second platform is an “off-patent” portfolio of generic drugs and biosimilar biologics selling hard-to source, difficult to find generic drugs and off-patent biologic therapies.

The Business Combination

ANEW MEDICAL entered into the Business Combination Agreement with Redwoods and Merger Sub on May 24, 2023. Pursuant to the Business Combination Agreement, and assuming a favorable vote of Redwoods’ stockholders, Merger Sub will be merged with and into ANEW MEDICAL. Upon the Closing, the separate corporate existence of Merger Sub shall cease, and ANEW MEDICAL will survive and become a wholly-owned subsidiary of Redwoods. The business combination is anticipated to be accounted for as a reverse recapitalization. ANEW MEDICAL will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning that Redwoods’ financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, Redwoods will be treated as the acquired company for financial statement reporting purposes.

As a result of the business combination, the Combined Company will become the successor to an SEC-registered and Nasdaq-listed company, which will require the Combined Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. In addition, following the business combination, we expect that our research and development and other expenses will continue to increase as we expand our product offerings and market our products. See “— Liquidity and Capital Resources.”

Components of Our Results of Operations

We have been a research and development stage company and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or projected results of operations.

Revenue

We have not earned any revenue since our inception.

Operating Expenses

Our significant operating expenses include (i) professional fees which includes consulting fees, legal fees and accounting, and (iii) general and administrative fees.

Results of Operations

Comparison of the Three Months Ended September 30, 2023 and 2022

	Three months Ended September 30,		Change
	2023	2022	($)	(%)
Revenue	—	—	—	—%
Operating expenses:
Professional fees	$117,770	$128,193	$(10,423)	8%
General and administrative	5,968	9,831	(3,863)	(39)%
Total operating expenses	123,738	138,024	14,286	10%
Operating income (loss)	(123,738)	(138,234)	(14,286)	10%
Other income (expenses)	(20,374)	(3,878)	(16,496)	(425)%
Net income (loss)	$(144,112)	$(141,902)	$(2,210)	2%

Revenue

We have not earned any revenue since our inception.

Operating Expenses

Our operating expenses decreased by $14,286, or approximately 10% for the three months ended September 30, 2023 compared to the same period in 2022. The decrease was primarily attributable to decrease in professional fees related to preparation for the proposed business combination, management fees to acquire patents and licenses and raise capital and legal and accounting fees to support the public company. The professional fees were $117,770 and $128,193 for the three months ended September 30, 2023 and 2022, respectively.

Net loss

We had a net loss of $144,112 for the three months ended September 30, 2023 which was $2,210 higher than the net loss for the comparable period in 2022. The increase in our net loss was primarily a result of an decrease in professional fees to our executive officers, accounting and legal fees, offset by an increase in interest expense.

Comparison of the Nine months Ended September 30, 2023 and 2022

	Nine months Ended June 30,		Change
	2023	2022	($)	(%)
Revenue	—	—	—	—%
Operating expenses:
Professional fees	$494,075	$417,517	$76,558	18%
General and administrative	26,514	73,500	(46,986)	(64)%
Total operating expenses	520,589	491,017	29,572	6%
Operating income (loss)	(520,589)	(491,017)	(29,572)	6%
Other income (expenses)	(60,394)	(3,691)	(56,703)	(1,416)%
Net income (loss)	$(580,983)	$(494,708)	$(86,275)	17%

Revenue

We have not earned any revenue since our inception.

Operating Expenses

Our operating expenses increased by $29,572, or approximately 6% for the nine months ended September 30, 2023 compared to the same period in 2022. The increase was primarily attributable to increases in professional fees related to preparation for the proposed business combination, management fees to acquire patents and licenses and raise capital and legal and accounting fees to support the public company. The professional fees were $494,075 and $417,517 for the nine months ended September 30, 2023 and 2022, respectively offset, by a 47,986 decrease in general and administrative expenses.

Net loss

We had a net loss of $580,983 for the nine months ended September 30, 2023 which was $86,275 higher than the net loss for the comparable period in 2022. The increase in our net loss was primarily a result of an approximate increase in professional fees to our executive officers, accounting and legal fees and an increase in interest expenses offset by a decrease in general and administrative expenses.

Comparison of the Year Ended December 31, 2022 and 2021

	Year Ended December 31,		Change
	2022	2021	($)	(%)
Revenue	—	—	—	+%
Operating expenses:
Stock compensation expense	1,400	821,150	(819,750)	(99)%
Professional Fees	526,007	280,347	245,660	87%
General and administrative	46,967	7,572	39,395	520%
Total operating expense	574,374	1,109,069	(534,695)	(48)%
Operating income (loss)	(574,374)	(1,109,069)	(461,522)	(13)%
Other income (expense)	(24,219)	44	(24,263)
Net loss	(598,593)	(1,109,025)	(610,429)	(65)%

Revenue

We have not earned any revenue since our inception.

Operating Expenses

Our operating expenses decreased by $534,695, or approximately 48% for the year ended December 31, 2022 compared to the same period in 2021. The decrease was primarily attributable to a significant decrease in stock compensation expense in 2022. The professional fees of $529,007 and $280,347 for the years ended December 31, 2022 and 2021, respectively, primarily consist of management fees to acquire patents and licenses, raise capital, legal and accounting fees to support the public company.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. As of the date of this proxy statement, we have yet to generate revenue from our business operations and have funded license fees and working capital requirements through equity and debt financing. Our ability to successfully develop our products, commence commercial operations and expand our business will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

We expect our capital expenditures and working capital requirements to increase materially in the near future, as we accelerate our research and development efforts. Specifically, we expect our operating expenses will increase substantially on account of increased headcount and other general and administrative expenses necessary to support a rapidly growing company. We believe that our cash on hand following the closing under the Business Combination Agreement will be sufficient to meet our working capital and capital expenditure requirements through at least July 31, 2024, as we work towards commercialization. We may, however, need additional cash if there are material changes to our business conditions or other developments, including unexpected delays in negotiations with suppliers, supply chain challenges, equipment and contractor availability, competitive pressures, and/or regulatory developments. To the extent that our resources are insufficient to satisfy our cash requirements, we may need to seek additional debt or equity financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including reducing or delaying our research and development efforts, which may adversely affect our business, operating results, financial condition and prospects.

On the closing date, the estimated transaction expenses for merger and acquisitions fees, proxy solicitor fees, market maker fees, legal fees, PCAOB auditor fees and other fees payable by Redwoods and ANEW are approximately $1,290,000 and $2,695,000, respectively. In addition, $4,312,500 of the Redwoods deferred underwriting fees are due at closing. The aggregate fees due at closing are approximately $8,297,500.

Accordingly, assuming no Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $10.4 million and working capital of $7.7 million on its balance sheet after deducting transaction expenses after the closing. Assuming 50% Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $1.4 million and a working capital deficit of $1.2 million on its balance sheet after deducting transaction expenses after the closing. Assuming the maximum Redwood shares are redeemed, and no additional funding is obtained, the Combined Company is expected to have cash of $.8 million of cash and a working capital deficit of $5.9 million on its balance sheet to fund operations and owe approximately $8,297,500 in cash for the transactions fees. The fees will be a liability of the combined company after closing. The ANEW management team is attempting to complete a PIPE and/or other financing arrangement to pay these fees at closing. There is no firm commitment for a PIPE financing or other financing arrangement. There is no minimum cash condition for closing under the Merger Agreement. In addition, the Redwoods charter does not have a net tangible asset requirement and, being listed on Nasdaq Global Market, Redwoods is not required to have any minimum stockholders equity for Nasdaq listing purposes.

There is no minimum cash condition for closing under the Merger Agreement. In addition, the Redwoods charter does not have a net tangible asset requirement and, being listed on Nasdaq Global Market, Redwoods is not required to have any minimum stockholders equity for Nasdaq listing purposes. However, we expect that listing on the Nasdaq Global Market will result in the Combined Company having a more attractive profile to investors and consequently benefiting from greater access to the capital markets. The Combined Company intends to use any cash raised in future financings to fund its anticipated clinical trials and operations. Spending allocations for the development of specific pipeline candidates will be determined based upon the objectives, financial resources, and operational needs of the Combined Company at such time.

Cash flows

Comparison of the Nine months Ended September 30, 2023 and 2022

	Nine months Ended September 30,
	2023	2022
Net cash used in operating activities	(347,406)	(496,131)
Net cash used in investing activities	(76,235)	(75,648)
Net cash provided by financing activities	350,000	750,000

Comparison of the Year Ended December 31, 2022 and 2021

	Year Ended December 31,
	2022	2021
Net cash used in operating activities	(599,573)	(284,021)
Net cash used in investing activities	(125,408)	—
Net cash provided by financing activities	500,000	250,000

Our cash flows used in operating activities to date have been primarily comprised of costs related to position the Company to execute our business plan to develop our patents and licenses. We expect our expenses related to personnel, research and development, sales and marketing, and finance and administrative activities to increase following the Closing.

Our cash flows used in investing activities have been comprised primarily of license costs.

We have financed our operations primarily through the sale of debt and stock.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

ANEW MEDICAL’s financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires ANEW MEDICAL to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. ANEW MEDICAL evaluates its estimates and assumptions on an ongoing basis. Estimates are based on historical experience and various other assumptions that ANEW MEDICAL believes to be reasonable under the circumstances. Actual results could differ from these estimates.

ANEW MEDICAL’s critical accounting policies are those that materially affect its financial statements and involve difficult, subjective, or complex judgments by management. A thorough understanding of these critical accounting policies is essential when reviewing ANEW MEDICAL’s financial statements. ANEW MEDICAL believes that the critical accounting policies listed below involve the most difficult management decisions because they require the use of significant estimates and assumptions as described above.

Licenses

The Company acquires medical licenses for the treatment of medical conditions to market and sell in the future. The initial asset cost is the cost to acquire the license. Once in use, the Company amortizes the license cost over the useful life using the straight-line method.

Patents

The Company records the cost to acquire a patent as the initial asset cost. Once the patents are approved and in use, and assuming no litigations expenses, the Company amortizes the patent cost over the useful life using the straight-line method. The amortization period will not exceed the lifespan of the protection afforded by the patent. If the expected useful life of the patent is even shorter, the Company will use the useful life for amortization purposes.

Thus, the shorter length of a patent’s useful life and its legal life will be used for the amortization period.

Valuation of Long-Lived and Intangible Assets

We assess the impairment of long-lived and intangible assets periodically, or at least annually, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important, which could trigger an impairment review, include the following: significant underperformance relative to historical or projected future cash flows; significant changes in the manner of use of the assets or the strategy of the overall business; and significant negative industry trends. When management determines that the carrying value of long-lived and intangible assets may not be recoverable, impairment is measured as the excess of the assets’ carrying value over the estimated fair value. Management is not aware of any other impairment changes that may currently be required; however, we cannot predict the occurrence of events that might adversely affect the reported values in the future. On an annual basis, the Company tests the long-lived and intangible assets for impairment based on the projected net present value of cash flows for each asset. Prior to the annual impairment test, if circumstances change and a long-lived or intangible asset is deemed impaired, an impairment loss will be immediately recognized in the statements of operations. At December 31, 2022, the date of the last impairment test, it was determined the estimated fair value exceeded the carry value by in excess of 50%.

Research and Development Cost

Research and development (R&D) costs are expensed as incurred. R&D costs are related to the Company’s internally funded development of the Company’s medical licenses and patents. The Company had R&D costs of $-0- for the three and nine months ended September 30, 2023 and 2022.

Emerging Growth Company Status

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period under the JOBS Act.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of the Combined Company’s capital stock, as expected to be in effect upon the consummation of the Transactions. We expect to adopt the second amended and restated certificate of incorporation and amended and restated bylaws in connection with the Closing of the Transactions, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Securities,” you should refer to the second amended and restated certificate of incorporation, and the amended and restated bylaws, which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively, and to the applicable provisions of Delaware law.

General

Our second amended and restated certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock, par value $0.0001, and 100,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this proxy statement/prospectus, 5,165,194 shares of common stock are issued and outstanding and no preferred shares are issued or outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, and the forms of warrant agreement and rights agreement, which are filed as exhibits to this proxy statement/prospectus.

Units

Each unit consists of one share of common stock, one redeemable warrant and one right. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price $11.50 per share. Each warrant will become exercisable upon the completion of our initial business combination, and will expire on the five year anniversary of the closing date of our initial business combination or earlier upon redemption or liquidation. Each right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

The shares of common stock, warrants and rights comprising the units became separately traded on April 29, 2022.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers, and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to our IPO, including both the insider shares and the private shares, and any shares acquired in the IPO or following the IPO in the open market, to the extent permitted by law, in favor of the proposed business combination.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 12 months from the closing of our IPO (or up to 18 months from the closing of our IPO if extended), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time period.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock redeemed to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. Public stockholders who sell or redeem their stock into their share of the trust account still have the right to exercise the redeemable warrants and convert the rights that they received as part of the units. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

No shares of preferred stock are issued or outstanding. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

Each redeemable warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The warrants will become exercisable on the later of the completion of an initial business combination and 12 months from the closing of our IPO, or April 4, 2023. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the common stock issuable upon exercise of the public warrants is not effective within 90 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

We may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•        if, and only if, the last reported sale price of our common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

We will not redeem the warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of common stock held by such holder in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert such holder’s rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive such holder’s additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Unit Purchase Option

We have issued to Chardan Capital Markets, LLC (and/or its designees), the representative of the underwriters in our IPO, an option to purchase a total of 345,000 units exercisable, in whole or in part, at $11.50 per unit commencing on the consummation of a business combination. The units issuable upon exercise of this option are identical to those offered in our IPO. The option and underlying warrants may be exercised for cash or on a cashless basis, at the holder’s option, and the option may not be exercised more than five years from the commencement of sales of the offering in the IPO. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our shares of common stock, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum For Certain Lawsuits

Our amended and restated certificate of incorporation requires that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may result in increased costs for the Combined Company’s stockholders to bring a claim and may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our chairman or chief executive officer.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

COMPARISON OF STOCKHOLDER RIGHTS

As a result of the Transactions, ANEW stockholders who receive shares of Redwood Common Stock in the business combination will Each become stockholders of the Combined Company. The Combined Company will be incorporated under the laws of the State of Delaware and the rights of stockholders of the Combined Company will be governed by the laws of the State of Delaware, including the DGCL, the second amended and restated certificate of incorporation and the amended and restated bylaws. Thus, following the business combination, the rights of ANEW stockholders who become stockholders of the Combined Company will no longer be governed by Wyoming law and ANEW organizational documents and instead will be governed by Delaware law and the second amended and restated certificate of incorporation and the amended and restated bylaws.

This section describes the material differences between the rights of ANEW stockholders under Wyoming law and ANEW organizational documents and the proposed rights of the Combined Company’s stockholders under the second amended and restated certificate of incorporation and amended and restated bylaws, which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents and is qualified in its entirety by reference to the full text of those documents, as well as the relevant provisions of the DGCL and the WBCA.

Provision	ANEW MEDICAL	Combined Company
Authorized Capital Stock	ANEW MEDICAL is authorized to issue 1,505,000,000 shares, consisting of (a) 1,500,000,000 shares of ANEW MEDICAL common stock, and (b) 5,000,000 shares of preferred stock.	The Combined Company will be authorized to issue 1,100,000,000 shares of capital stock, consisting of (a) 1,000,000 shares of common stock and (b) 100,000,000 shares of preferred stock.
Number of Directors

The ANEW MEDICAL By-laws provide that the number of directors of ANEW MEDICAL, shall be not less than one (1) or more than seven (7) directors, as fixed from time to time exclusively by the ANEW MEDICAL Board.

The number of directors of Combined Company shall initially be seven (7). The precise number of directors shall be fixed by the Combined Company board of directors pursuant to a resolution adopted by the Combined Company board of directors.

Classification of the Board of Directors

The ANEW MEDICAL Board has a single class of director, whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Following the Business Combination, the Combined Company will have a single class of directors, whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Appointment of Directors

The ANEW MEDICAL By-Laws require that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

At the Combined Company’s annual meeting, the stockholders elect directors each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death or removal.

At stockholder meetings for the election of directors, the vote required for election of a director shall be by a plurality of the votes cast by stockholders entitled to vote in the election in favor or against the election of a nominee.

Provision	ANEW MEDICAL	Combined Company
Appointment of Directors

The ANEW MEDICAL By-Laws require that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

At New Combined Company’s annual meeting, the stockholders elect directors each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death or removal.

At stockholder meetings for the election of directors, the vote required for election of a director shall be by a plurality of the votes cast by stockholders entitled to vote in the election in favor or against the election of a nominee.

Removal of Directors

The ANEW MEDICAL By-laws provide that any and all of the directors may be removed from office at any time, by the affirmative vote of the holders of 2/3rds of the voting power of all then outstanding shares of capital stock of ANEW MEDICAL entitled to vote generally in election of directors.

Any director or the entire board may be removed from office, only for cause, by the affirmative vote of the holders of 2/3 of the voting power of all then outstanding shares of the Combined Company entitled to vote for the election of directors.

Vacancies on the Board of Directors

Newly created directorships resulting from an increase in the number of directors and any vacancies on the ANEW MEDICAL resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Any newly created directorship on the Combined Company board that results from an increase in the number of directors and any vacancies on the board are filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Combined Company board. Any director so chosen will hold office until his or her successor has been elected and qualified.

Special Meeting of the Board of Directors

The current bylaws provide that special meetings of the ANEW MEDICAL Board (a) may be called by any member of the ANEW MEDICAL Board or President and (b) shall be called by the person requesting the special meeting of the Board and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Special meetings of the Combined Company board may be called by the chairman of the board, President, or on the written request of at least a majority of directors then in office.

Provision	ANEW MEDICAL	Combined Company
Special Meeting of the Stockholders

The bylaws provide that, subject to applicable law, special meetings of stockholders, for any purpose or purposes, may be called meetings of the stockholders may be called at any time by the President or Secretary, or by a majority of the Board of directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares then outstanding and entitled to vote, which written request shall state the object of such meeting.

Special meetings of the stockholders of Combined Company may be called only by the affirmative vote of a majority of the directors then in office.
Voting

Holders of ANEW MEDICAL common stock vote together as a single class on all matters submitted to a vote of stockholders, except as required by law. Each share of common stock will have one vote on all such matters.

Except as otherwise required by law or the charter of Combined Company, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of Combined Company that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of Combined Company or the DGCL.

Cumulative Voting	The ANEW MEDICAL Charter does not authorize cumulative voting.	The charter of Combined Company does not authorize cumulative voting.
Stockholder Action by Written Consent

The ANEW MEDICAL By-laws provide that any action required or permitted to be taken by the stockholders of ANEW MEDICAL may be taken without and without prior notice, by a consent in writing, setting forth the action so taken and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any action required or permitted to be taken by the stockholders of Combined Company at any annual or special meeting of the stockholders may be effected only at a duly called annual or special meeting of stockholders of the Combined Company and may not be effected by any consent in writing by such stockholders.

Declaration and Payment of Dividends

Subject to applicable law, and the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of ANEW MEDICAL By common stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of ANEW MEDICAL By) when, as and if declared thereon by ANEW MEDICAL Board from time to time out of any assets or funds of ANEW MEDICAL legally available therefor and shall share equally on a per share basis in such dividends and distributions.

The board of directors of the Combined Company may from time to time declare, and the Combined Company may pay, dividends on the Combined Company’s outstanding shares of capital stock, subject to applicable law and the Combined Company’s charter.

Provision	ANEW MEDICAL	Combined Company
Limitation of Liability of Directors and Officers

Wyoming law provides that a director of a corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, unless they violated their duty of loyalty to the corporation or its stockholders, acted in bad faith, knowingly, failed to devote attention to ongoing oversight of the business and affairs of the corporation, or derived improper personal benefit from their actions as director.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit. The charter of the Combined Company will provide that, to the fullest extent provided by law, no director will be personally liable to Combined Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the Director’s duty of loyalty to Combined Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit.

Indemnification of Directors, Officers

The ANEW MEDICAL By-laws provides that ANEW MEDICAL’s officers and directors will be indemnified by ANEW MEDICAL to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended.

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The bylaws of the Combined Company will provide that the Combined Company will indemnify each director and officer to the fullest extent permitted by applicable law.

Inspection of Books and Records	The current bylaws provide that ANEW MEDICAL stockholders may inspect the registered stock ledger at any meeting of the stockholders.

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. The bylaws of the Combined Company will permit the Combined Company’s books and records to be kept within or outside Delaware shall be kept at the principal office of the Combined Company, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the board.

Provision	ANEW MEDICAL	Combined Company
Choice of Forum

The ANEW MEDICAL Charter and By-laws do not specify any specific forum in which derivative actions brought in the company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions must be brought.

The charter of the Combined Company generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of the Combined Company, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of the Combined Company to the Combined Company or the Combined Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the charter or bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Quorum

Board of directors.    A majority of the ANEW MEDICAL Board shall constitute a quorum for the transaction of business at any meeting of the ANEW MEDICAL Board.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of ANEW MEDICAL representing a majority of the voting power of all outstanding shares of capital stock of ANEW MEDICAL entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Board of directors.    A majority of the Combined Company board of directors constitutes a quorum at any meeting of the Combined Company board of directors.

Stockholders.    The presence, in person or proxy, at a stockholder’s meetings of the holders of shares entitled to vote a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting constitutes a quorum.

Amendment to Certificate of Incorporation

The ANEW MEDICAL Charter does not specific the vote needed to amend the Charter. Wyoming law provides that the Charter may be amended by an affirmative vote of a majority of the board of directors and a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class.

Under Delaware law, an amendment to a charter generally requires the approval of the Combined Company board of directors and a majority of the combined voting power of the then-

Provision	ANEW MEDICAL	Combined Company
Amendment to Bylaws

The current bylaws provide that the ANEW MEDICAL Board shall have the power to adopt, amend, alter or repeal the current bylaws via the affirmative vote of a majority of the ANEW MEDICAL Board. The current bylaws also may be adopted, amended, altered or repealed by the stockholders via an affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of ANEW MEDICAL.

The bylaws of the Combined Company empower the Board is to adopt, amend or repeal the bylaws. In addition, the stockholders also shall have power to adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Redwoods regarding (i) the actual beneficial ownership of Redwoods’ common stock as of [_], 2023 (before the business combination) and (ii) the expected beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the business combination, assuming that no public shares of Redwoods are redeemed, and alternatively the maximum number of shares of Redwoods are redeemed, by:

•        Each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•        Each of our current executive officers and directors;

•        Each person who will become an executive officer or director of the Combined Company; and

•        all executive officers and directors of Redwoods, as a group, and of the Combined Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that Each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of Redwoods’ common stock before the business combination is based on 5,165,194 shares of Redwood Common Stock issued and outstanding as of [_], 2023. The beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the business combination is based on an assumed [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that no public shares of Redwoods are redeemed, and [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that the maximum number of shares of Redwoods are redeemed, in each case assuming (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) all options and warrants that are exercisable on, or become exercisable within 60 days from, [_], 2023 are taken into account. The maximum number of shares to be redeemed is calculated as [_] shares of Redwood Common Stock in connection with the Transactions at approximately $10.00 per share based on trust account figures as of [_], 2023.

	Before the Business Combination		After the Business Combination
			No Redemption		With Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Directors and Executive Officers Pre-Business Combination:
Jiande Chen	45,000	*
Edward Cong Wang	35,000	*
Raymond J. Gibbs	35,000	*
Wei Kwang Ng	30,000	*
Hong Li	30,000	*
All directors and executive officers prior to the business combination as a group (five individuals)	175,000	1.99
Five Percent Holders Pre-Business Combination:
Redwoods Capital LLC(2)	3,115,000	35.39

	Before the Business Combination			After the Business Combination
				No Redemption		With Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares		Percent Owned	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Directors and Executive Officers Post-Business Combination:
	—		—
	—		—
	—		—
	—		—
	—		—
	—		—
	—		—
	—		—
All directors and executive officers of the Combined Company as a group ([_] individuals)	—		—
Five Percent Holders Post-Business Combination:
Redwoods Capital LLC	2,875,000	(3)	32.66%
	—		—

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals listed under the headings “Directors and Executive Officers Pre-Business Combination” and “Five Percent Holders Pre-Business Combination” is c/o Redwoods Acquisition Corp., 1115 Broadway, 12th Floor, New York, NY 10010.

(2)      Redwoods Capital LLC, a Delaware limited liability company, our sponsor, is controlled by Min Gan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Redwoods Related Person Transactions

In January 2022, the Sponsor purchased an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of Redwoods IPO.

The Sponsor and Chardan also purchased an aggregate of 530,000 private units for a purchase price of $10.00 per unit in a private placement that occurred simultaneously with the closing of Redwoods IPO. As such, the Sponsor’s interest in the Redwoods IPO was valued at $5,300,000, based on the number of private units purchased.

Each of Redwoods’ directors and officers has an indirect economic interest in the founder shares and private units purchased by the Sponsor as a result of his or her membership interest in the Sponsor. In considering the recommendations of the Redwoods Board to vote for the business combination proposal and the other proposals set forth in this proxy statement/prospectus, Redwoods’ stockholders should consider these interests.

Redwoods entered into an Administrative Services Agreement pursuant to which it pays the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

The Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Redwoods’ audit committee reviews on a quarterly basis all payments that were made by Redwoods to its Sponsor, officers, directors or its or any of their respective affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Redwoods’ behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Promissory Notes and Advances

On March 22, 2023, March 30, 2023, June 28, 2023, August 29, 2023, September 25, 2023, and November 27, 2023, the Sponsor provided a loan, in the form of a promissory note issued by Redwoods to the Sponsor dated as of such date, of up to $150,000, $360,000, $360,000, $150,000, $120,000 and $400,000, respectively, and on November 1, 2023, the Sponsor provided an advance of $120,000 to Redwoods to be used for transaction costs related to the Business Combination.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”) and other Persons party thereto (“Other Company Insiders”, and together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with Redwoods and ANEW (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor and its affiliates agreed to vote, at any meeting of the stockholders of Redwoods and in any action by written consent of the stockholders of Redwoods, all of such Sponsor’s 2,875,000 shares of common stock (the “Founder Shares”) and 530,000 private units, each consisting of one share of common stock (each such share, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, (the “Private Units”), (i) in favor of (a) the Business Combination Agreement and each ancillary document to which Redwoods is a party and the transactions contemplated thereby and (b) the other proposals that Redwoods and ANEW agreed in the Business Combination Agreement shall be submitted at such meeting for approval by Redwoods’ stockholders together with the proposal to obtain Redwoods Stockholder Approval, (ii) approval of Redwoods’ Amended and Restated Certificate of Incorporation and Bylaws (the “Required

Transaction Proposals”) and (iii) against any other action that would reasonably be expected to impede, interfere with or adversely affect the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Supporter Shares held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing his, her or its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or claim, to the fullest extent permitted by applicable law, any anti-dilution protection pursuant to the organizational documents of Redwoods in connection with the Merger.

The Sponsor Support Agreement restricts the ability of Company Insiders to sell, transfer or dispose of, directly or indirectly, its shares of Common Stock converted into or received by such Company Insider as a result of the Merger (the “Sponsor Lock-up”). The Company Insiders’ Common Stock will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the business combination and the remaining 50% of the Redwood Insiders’ Common Stock will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the business combination, or earlier, in either case, if, subsequent to the business combination, Redwoods completes a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to Redwoods officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

ANEW’s Related Person Transactions

The following sets forth transactions and series of similar transactions, since [_], in which ANEW participated or will participate, in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) any of ANEW’s then directors, executive officers, or holders of more than 5% of its capital stock at the time of such transaction, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Agreement

On October 10, 2021, ANEW MEDICAL, INC., a Delaware corporation, and Dr. Joseph Sinkule entered into an Employment Agreement. Pursuant to the Employment Agreement, Dr. Sinkule receives an annual base salary of $240,000.00 payable which shall increase to $360,000.00) in the event that the Company raises a total of $5,000,000.00 or more in equity and/or debt financing. The term of the agreement terminates on October 9, 2024.

Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, the Supporting Holders, comprised of certain of ANEW’s officers, directors, founders and their family members and 5% or greater holders of ANEW stock, who collectively hold approximately % of the issued and outstanding shares of ANEW’s common stock have entered into Support Agreements with Redwoods pursuant to which the Supporting Holders have agreed, among other things, to vote all of their respective shares of ANEW’s stock in favor of the Business Combination at a meeting called to approve the Business Combination by ANEW stockholders (or in an action by written consent approving the Business Combination).

Executive Officer and Director Compensation Arrangements

See “Executive Compensation” for information regarding compensation arrangements with the executive officers and directors of ANEW, which include, among other things, employment, termination of employment and change in control arrangements, stock awards and certain other benefits.

Director and Executive Officer Indemnification

ANEW organizational documents provide, and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws will provide, for indemnification for its directors and executive officers to the fullest extent permitted by law. Following the business combination, the Combined Company is expected to enter into indemnification agreements with each director and executive officer of the Combined Company. Such ANEW agreements provide, and such the Combined Company agreements will provide, among other things, the officers and directors of ANEW or the Combined Company, respectively, with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at ANEW’s or the Combined Company’s request as directors, officers, employees or other agents of any other affiliated entity, to the fullest extent permitted by law.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the business combination, the Combined Company’s board of directors will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the Combined Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of the Combined Company’s executive officers or directors;

•        any person who is known by the Combined Company to be the beneficial owner of more than 5% of the Combined Company’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Combined Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Combined Company’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Combined Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the Combined Company’s audit committee will have the responsibility to review related person transactions and related person transactions will need to be approved by a vote of the non-interested members of the Combined Company’s audit committee.

SECURITIES ACT RESTRICTIONS ON RESALE OF REDWOODS’ SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Transactions, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•        the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement/prospectus, Redwoods had 5,165,194 shares of common stock outstanding. Of these shares, 1,760,194 shares sold in the Redwoods IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of Redwood Common Stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are 12,030,000 warrants of Redwoods outstanding, consisting of 11,500,000 public warrants originally sold as part of the units issued in the Redwoods IPO and 530,000 private units that were sold by Redwoods to the Sponsor and Chardan in a private sale prior to the Redwoods IPO. Each warrant is exercisable for one share of Redwood Common Stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Transactions, we will use our best efforts to file with the SEC a registration statement covering the shares of Redwood Common Stock issuable upon exercise of the public warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to those shares of Redwood Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.

APPRAISAL RIGHTS

Neither Redwoods stockholders nor Redwoods unit or warrant holders have appraisal rights under the DGCL in connection with the Transactions.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Redwoods Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement/prospectus and form of proxy for submission to the stockholders at our 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by Redwoods at its executive offices a reasonable time before Redwoods begins to print and mail its 2024 annual meeting proxy materials in order to be considered for inclusion in Redwoods’ proxy materials for the 2024 annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of Redwoods not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered no earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Combined Company. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of the Combined Company’s board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Redwoods Board, any committee chairperson or the non-management directors as a group by writing to the Redwoods Board or committee chairperson in care of Redwoods Acquisition Corp., 1115 Broadway, 12th Floor, New York, NY 10010.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, will pass upon the validity of the securities of Redwoods offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of ANEW MEDICAL, INC. included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of BF Borgers CPA PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Redwoods Acquisition Corp. as of December 31, 2022 and for the year then ended, appearing in this Registration Statement on Form S-4 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon and included in this proxy statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Redwoods Acquisition Corp. as of December 31, 2021 and for the period from March 16, 2021 (inception) through December 31, 2021, appearing in this Registration Statement on Form S-4 have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report thereon and included in this proxy statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Redwoods and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Redwoods’ annual report to stockholders and Redwoods’ proxy statement/prospectus. Upon written or oral request, Redwoods will deliver a separate copy of the annual report and/or proxy statement/ prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Redwoods deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Redwoods deliver single copies of such documents in the future. Stockholders may notify Redwoods of their requests by calling or writing Redwoods at its principal executive offices at 1115 Broadway, 12th Floor, New York, NY 10010 or (646) 916-5315.

WHERE YOU CAN FIND MORE INFORMATION

Redwoods files reports, proxy statement/prospectus and other information with the SEC as required by the Exchange Act. You may access information on Redwoods at the SEC web site containing reports, proxy statement/prospectus and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Redwoods Acquisition Corp.
1115 Broadway, 12th Floor
New York, NY 10010
Tel.: (646) 916-5315

or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: [•]

If you are a stockholder of Redwoods and would like to request documents, please do so by [•], 2023, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement/prospectus of Redwoods for the special meeting. We have not authorized anyone to give any information or make any representation about the Transactions, ANEW or Redwoods that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

REDWOODS ACQUISITION CORP.

Page
Condensed Consolidated Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022 (Audited)	F-2
Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2023 and September 30, 2022	F-3
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three and nine months ended September 30, 2023 and September 30, 2022	F-4
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and September 30, 2022	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6
Page
Report of Independent Registered Public Accounting Firm – Marcum LLP (PCAOB ID 688)	F-26
Report of Independent Registered Public Accounting Firm – Friedman LLP (PCAOB ID 711)	F-27
Balance Sheets as of December 31, 2022 and December 31, 2021	F-28
Statements of Operations for the year ended December 31, 2022 and for the period from March 16, 2021 (inception) through December 31, 2021	F-29
Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2022 and for the period from March 16, 2021 (inception) through December 31, 2021	F-30
Statements of Cash Flows for the year ended December 31, 2022 and for the period from March 16, 2021 (inception) through December 31, 2021	F-31
Notes to Financial Statements	F-32

Strategic Asset Leasing, Inc.

REDWOODS ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023 (Unaudited)	December 31, 2022 (Audited)
Assets
Current Assets
Cash	$146,334	$340,962
Prepaid expenses	57,477	99,196
Total Current Assets	203,811	440,158

Investments held in Trust Account	57,811,916	117,806,478
Total Assets	$58,015,727	$118,246,636

Liabilities, Temporary Equity, and Stockholders’ Deficit
Current Liabilities
Accrued expenses	$327,642	$140,370
Franchise tax payable	99,000	122,801
Income tax payable	605,772	243,070
Excise tax liability	631,696	—
Total Current Liabilities	1,664,110	506,241

Warrant liability	74,200	31,800
Deferred tax liability	51,713	78,955
Convertible promissory note – related party	1,140,000	—
Deferred underwriting fee payable	4,312,500	4,312,500
Total Liabilities	7,242,523	4,929,496

Commitments and Contingencies
Common stock subject to possible redemption, 5,396,650 shares and 11,500,000 shares at redemption value of $10.60 and $10.21 per share as of September 30, 2023 and December 31, 2022, respectively	57,208,744	117,361,652

Stockholders’ Deficit
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,405,000 shares issued and outstanding	340	340
Additional paid-in capital	—	—
Accumulated deficit	(6,435,880)	(4,044,852)
Total Stockholders’ Deficit	(6,435,540)	(4,044,512)
Total Liabilities, Temporary Equity, and Stockholders’ Deficit	$58,015,727	$118,246,636

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

REDWOODS ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$259,227	$140,426	$876,932	$338,650
Franchise tax expenses	33,000	39,300	99,000	78,825
Loss from operations	(292,227)	(179,726)	(975,932)	(417,475)

Interest earned on investment held in Trust Account	741,827	312,199	2,854,119	458,596
Change in fair value of convertible notes	—	—	—	—
Change in fair value of warrant liabilities	(10,600)	678,400	(42,400)	555,917
Income before income taxes	439,000	810,873	1,835,787	597,038

Income taxes provision	(148,855)	(79,752)	(578,577)	(79,752)
Net income (loss)	$290,145	$731,121	$1,257,210	$517,286

Basic and diluted weighted average shares outstanding, redeemable common stock	5,396,650	11,500,000	7,364,030	7,551,471

Basic and diluted net income per share, redeemable common stock	$0.08	$0.59	$0.25	$1.12

Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,405,000	3,405,000	3,405,000	3,191,498

Basic and diluted net loss per share, non-redeemable common stock	$(0.04)	$(1.77)	$(0.16)	$(2.48)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

REDWOODS ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIT)

For the Three and Nine Months Ended September 30, 2023

	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2023	3,405,000	$340	$—	$(4,044,852)	$(4,044,512)
Accretion of common stock to redemption value	—	—	—	(1,322,195)	(1,322,195)
Excise tax liability	—	—	—	(631,696)	(631,696)
Net income	—	—	—	1,120,611	1,120,611
Balance as of March 31, 2023	3,405,000	340	$—	(4,878,132)	(4,877,792)
Accretion of common stock to redemption value	—	—	—	(1,014,375)	(1,014,375)
Net loss	—	—	—	(153,546)	(153,546)
Balance as of June 30, 2023	3,405,000	340	$—	(6,046,053)	(6,045,713)
Accretion of common stock to redemption value	—	—	—	(679,972)	(679,972)
Net income	—	—	—	290,145	290,145
Balance as of September 30, 2023	3,405,000	$340	$—	$(6,435,880)	$(6,435,540)

For the Three and Nine Months Ended September 30, 2022

	Common stock		Additional paid-in capital	Accumulated deficit	Total Stockholders’ deficit
	Shares	Amount
Balance, January 1, 2022	—	$—	$—	$(3,559)	$(3,559)
Common stock issued to initial stockholders	2,875,000	287	24,713	$—	25,000
Net loss	—	—	—	(5,010)	(5,010)
Balance as of March 31, 2022	2,875,000	287	24,713	(8,569)	16,431

Sale of public units in initial public offering	11,500,000	1,150	114,998,850	—	115,000,000
Sale of private placement units	530,000	53	5,299,947	—	5,300,000
Sale of unit purchase option to underwriter	—	—	100	—	100
Underwriter commissions	—	—	(7,187,500)	—	(7,187,500)
Offering costs	—	—	(462,536)	—	(462,536)
Warrant Liabilities	—	—	(587,717)	—	(587,717)
Reclassification of common stock subject to redemption	(11,500,000)	(1,150)	(96,337,784)	—	(96,338,934)
Allocation of offering costs to common stock subject to redemption	—	—	6,901,405	—	6,901,405
Accretion of common stock to redemption value	—	—	(22,649,478)	(4,062,993)	(26,712,471)
Net loss	—	—	—	(208,826)	(208,826)
Balance as of June 30, 2022	3,405,000	$340	$—	$(4,280,388)	$(4,280,048)
Accretion of common stock to redemption value	—	—	—	(458,596)	(458,596)
Net income	—	—	—	731,121	731,121
Balance as of September 30, 2022	3,405,000	$340	$—	$(4,007,863)	$(4,007,523)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

REDWOODS ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net Income (loss)	$1,257,210	$517,286
Adjustments to reconcile net cash used in operating activities:
Interest earned on investment held in Trust Account	(2,854,119)	(458,596)
Change in fair value of warrant liabilities	42,400	(555,917)
Changes in current assets and current liabilities:
Prepaid expenses	41,718	(140,985)
Accrued expenses	187,272	60,000
Franchise tax payable	(23,801)	78,600
Income tax payable	362,702	79,752
Deferred income tax liability	(27,242)	—
Net cash used in operating activities	(1,013,860)	(419,860)

Cash flows from investing activities:
Purchase of investment held in Trust Account	—	(116,150,000)
Cash withdrawn from Trust Account to pay taxes	519,232	—
Cash withdrawn from Trust Account to pay redeemed public stockholders	63,169,451	—
Cash deposited in Trust Account for term extension	(840,000)	—
Net cash provided by (used in) investing activities	62,848,683	(116,150,000)

Cash flows from financing activities:
Proceeds from issuance of insider shares to the initial stockholders	—	25,000
Proceeds from sale of public units through public offering	—	115,000,000
Proceeds from sale of private placement units	—	5,300,000
Proceeds from sale of unit purchase option	—	100
Proceeds from issuance of promissory note to related party	1,140,000	200,000
Payment to redeemed public stockholders	(63,169,451)	—
Repayment of promissory note to related party	—	(200,000)
Repayment of advance from related party	—	(8,511)
Payment of underwriters’ commissions	—	(2,875,000)
Payment of deferred offering costs	—	(462,537)
Net cash provided by (used in) financing activities	(62,029,451)	116,979,052

Net change in cash	(194,628)	409,192
Cash, beginning of the period	340,962	4,952
Cash, end of the period	$146,334	$414,144
Supplemental Disclosure of Non-cash Financing Activities
Initial classification of common stock subject to redemption	$—	$96,338,934
Initial recognition of warrant liabilities	$—	$587,717
Deferred underwriting fee payable	$—	$4,312,500
Allocation of offering costs to common stock subject to redemption	$—	$6,901,405
Accretion of Common stock to redemption value	$(3,016,543)	$27,171,067
Excise tax liability	$631,696	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Redwoods Acquisition Corp. (the “Company” or “Redwoods”) is a newly organized blank check company incorporated as a Delaware corporation on March 16, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

As of September 30, 2023, the Company had not commenced any operations. All activities through September 30, 2023 are related to the Company’s formation, the initial public offering (“IPO” as defined below in Note 4) and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO became effective on March 30, 2022. On April 4, 2022, the Company consummated the IPO of 10,000,000 units at an offering price of $10.00 per unit (the “Public Units’), generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), in a private placement, 377,500 units and 100,000 units, respectively, at $10.00 per unit (the “Private Units”), generating total gross proceeds of $4,775,000, which is described in Note 5.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 52,500 Private Units with the Sponsor and Chardan at a price of $10.00 per Private Unit, generating total proceeds of $525,000.

Transaction costs amounted to $8,365,339, consisting $2,875,000 of underwriting fees, $4,312,500 of deferred underwriting fees (payable only upon completion of a Business Combination) and $1,177,839 of other offering costs.

Upon the closing of the IPO and the sale of Private Units on April 4, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 7, 2022, a total of $116,150,000 was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company as a trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial Business Combination and the liquidation due to the Company’s failure to complete a Business Combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. In addition, interest income earned on the funds in the Trust Account may be released to the Company to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

On March 31, 2023, the Company held a special meeting of stockholders, at which the Company’s stockholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated March 30, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), extending the date by which the Company must consummate a Business Combination from April 4, 2023 to July 4, 2023, with the ability to further extend the deadline on a monthly basis up to five times from July 4, 2023 to December 4, 2023. In connection with the stockholders’ vote at the special meeting, an aggregate of 6,103,350 shares with redemption value of approximately $63,169,451 (or $10.35 per share) of the Company’s common stock were tendered for redemption.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

As a result of stockholder approval of the Extension Amendment and the Trust Amendment, the Sponsor, or any of their respective affiliates or designees, agreed to deposit into the Trust Account $360,000 for the initial three-month extension and $120,000 per month for each subsequent one-month extension. The extension payment(s) will bear no interest and will be repayable by the Company to the contributors upon consummation of the Business Combination. The loans will be forgiven by the contributors if the Company is unable to consummate the Business Combination except to the extent of any funds held outside of the Trust Account.

On March 31, 2023, the Sponsor made a deposit of $360,000 into the Trust Account and extended the period of time the Company has to consummate an initial Business Combination from April 4, 2023 to July 4, 2023, on June 29, 2023, the Sponsor made a deposit of $360,000 into the Trust Account and extended the period of time the Company has to consummate an initial Business Combination from July 4, 2023 to October 4, 2023, and subsequently on each of September 26, 2023 and November 1, 2023, the Sponsor made a deposit of $120,000 into the Trust Account to further extend the business combination period to December 4, 2023.

On November 13, 2023, the Company held a special meeting of stockholders, at which the Company’s stockholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Second Extension Amendment”) to allow the Company to extend the date by which the Company must consummate a business combination up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 and (ii) an amendment to the Trust Agreement (the “Second Trust Amendment”) to allow the Company to extend the date on which the Trustee must liquidate the Trust Account by up to twelve (12) times for an additional one month each time from December 4, 2023 to December 4, 2024 by depositing $35,000 per month for each monthly extension. In connection with the stockholders’ vote at the special meeting, an aggregate of 3,636,456 shares with redemption value of approximately $39,255,410 (or $10.79 per share) of the Company’s common stock were tendered for redemption.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations).

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Insider Shares (as defined in Note 6) (the “Initial Stockholders”) and Chardan have agreed (a) to vote their Insider Shares, the shares underlying the Private Units (“Private Shares”) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination and (b) not to convert any shares (including the Insider Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Initial Stockholders and Chardan have agreed (a) to waive their redemption rights with respect to the Insider Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has until December 4, 2023 (unless further extended in accordance with the Company’s amended and restated certificate of incorporation, as amended) to consummate a Business Combination. As a result of stockholder approval of the Second Extension Amendment and the Second Trust Amendment, in order to extend the period of time available for the Company to consummate a Business Combination (the “Combination Period”), the Sponsor, or any of its affiliates or designees, within two business days prior to the applicable deadline, must deposit $35,000 into the Trust Account for each additional one-month extension.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less certain amount of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders and Chardan have agreed to waive their liquidation rights with respect to the Insider Shares and Private Shares, as applicable, if the Company fails to complete a Business Combination within the Combination Period. However, if any Initial Stockholder or Chardan acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.10.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims.

On May 30, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, ANEW Medical Sub, Inc., a Wyoming corporation (“Merger Sub”), and ANEW Medical, Inc., a Wyoming corporation (“ANEW”). The Business Combination Agreement provides, among

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into ANEW, with ANEW as the surviving company in the merger and, after giving effect to such merger, a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger, the Company will change its name to “ANEW Medical, Inc.”

Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of ANEW in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), based on an implied ANEW equity value of $60,000,000, to be paid to ANEW stockholders at the effective time of the Merger. In addition, certain ANEW stockholders will be issued additional shares of Common Stock (the “Contingent Consideration Shares”), which will be issued as follows: (i) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following the closing of the Merger; (ii) 2,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following the closing of the Merger; and (iii) 1,000,000 Contingent Consideration Shares upon the Company achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following the closing of the Merger.

In connection with the execution of the Business Combination Agreement, the Sponsor and other persons party thereto (together with the Sponsor, collectively, the “Company Insiders”), entered into a support agreement with the Company and ANEW (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Sponsor agreed to vote, at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, all of such Sponsor’s 2,875,000 shares of common stock (the “Founder Shares”) and 530,000 Private Units, each consisting of one share of Common Stock (such shares, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, (i) in favor of (a) the Business Combination Agreement and each ancillary document to which the Company is a party and the transactions contemplated thereby and (b) the other proposals that the Company and ANEW agreed in the Business Combination Agreement shall be submitted at such meeting for approval by the Company’s stockholders together with the proposal to approve the Merger, (ii) approval of the Company’s Amended and Restated Certificate of Incorporation and Bylaws and (iii) against any other action that would reasonably be expected to impede, interfere with or adversely affect the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Supporter Shares held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or claim, to the fullest extent permitted by applicable law, any anti-dilution protection pursuant to the organizational documents of the Company in connection with the Merger.

In connection with the execution of the Business Combination Agreement, certain ANEW stockholders (the “ANEW Supporting Stockholders”) entered into a voting and support agreement with the Company and ANEW (the “ANEW Support Agreement”). Under the ANEW Support Agreement, each ANEW Supporting Stockholder agreed that, at any meeting of ANEW’s stockholders related to the transactions contemplated by the Business Combination Agreement, each such ANEW Supporting Stockholder will appear at the meeting or otherwise cause its shares to be voted (i) in favor of the Business Combination Agreement and the transactions contemplated thereby, and authorize and approve any amendment to ANEW’s governing documents that is deemed necessary or advisable by ANEW to effect the Merger; and (ii) against any other action would reasonably be expected to impede, interfere with or adversely affect the Merger.

The ANEW Support Agreement also restricts the ANEW Supporting Stockholders from, among other things, selling, assigning or otherwise transferring any of its shares unless the buyer, assignee or transferee thereof executes a joinder agreement to the ANEW Support Agreement in a form reasonably acceptable to the Company.

On November 4, 2023, Redwoods entered into Amendment No. 1 to the Business Combination (the “Amendment”) with the other parties thereto. The Amendment extends the termination date under the Business Combination Agreement from November 4, 2023 to March 4, 2024 (the “Termination Date”); provided, further, that (i) the right to terminate the Business Combination Agreement will not be available to Redwoods if any Redwoods party’s breach of any of its covenants or obligations under the Business Combination Agreement will have proximately

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date, and (ii) the right to terminate the Business Combination Agreement will not be available to the Company if the Company’s breach of its covenants or obligations under the Business Combination Agreement will have proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date.

Liquidity, Capital Resources and Going Concern

As of September 30, 2023, the Company had cash of $146,334 and a working capital deficit (current assets less current liabilities) of $1,460,299. On March 22, 2023, March 30, 2023, June 28, 2023, August 29, 2023 and September 25, 2023, the Sponsor provided a loan of $150,000, $360,000, $360,000, $150,000, and $120,000, respectively, to be used, in part, for transaction costs related to the Business Combination (see Note 6). The Company has until December 4, 2023 (unless further extended in accordance with the Company’s amended and restated certificate of incorporation, as amended) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution.

The Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete its Business Combination because it does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, the Company has until December 4, 2023 (unless further extended in accordance with the Company’s amended and restated certificate of incorporation, as amended) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by such date and an extension has not been requested by the Sponsor and approved by the Company’s stockholders, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the date for liquidation and subsequent dissolution as well as liquidity concerns raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management has evaluated the impact of persistent inflation and rising interest rates, financial market instability, including the recent bank failures, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the conflict in Ukraine and the surrounding region, and has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

At this time, it has been determined that the IR Act tax provisions would have an impact to the Company’s fiscal 2023 tax provision as there were redemptions by the public stockholders in March 2023; as a result, the Company recorded $631,696 excise tax liability as of September 30, 2023. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. Operating results for the nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023 or any future period. These financial statements should be read in conjunction with the Company’s 2022 Annual Report on Form 10-K as filed with the SEC on April 10, 2023.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these unaudited condensed consolidated financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of six months or less when purchased to be cash equivalents. The Company had $146,334 and $340,962 in cash and did not have any cash equivalents as of September 30, 2023 and December 31, 2022, respectively.

Investments Held in Trust Account

As of September 30, 2023, the assets held in the Trust Account were held in cash and U.S. Treasury securities. The Company classifies its U.S. Treasury securities as trading securities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320, “Investments — Debt and Equity Securities.” Trading securities are presented on balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of all assets held in the Trust Account are determined using available market information and classified as Level 1 measurements.

Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs were $8,365,339 consisting principally of underwriting, legal, accounting and other expenses that are directly related to the IPO and charged to stockholders’ equity upon the completion of the IPO.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

The Company’s effective tax rate was 33.91% and 9.84% for the three months ended September 30, 2023 and 2022, respectively, and 31.52% and 13.36% for nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, due to change in fair value of warrants, the change in valuation of deferred tax assets and non-deductible M&A costs.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through September 30, 2023.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and the State of New York as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The unaudited condensed consolidated statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of September 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The net income (loss) per share presented in the unaudited condensed consolidated statement of operations is based on the following:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$290,145	$731,121	$1,257,210	$517,286
Accretion of common stock to redemption value(1)	(679,973)	(27,171,067)	(3,016,544)	(27,171,067)
Net loss including accretion of common stock to redemption value	$(389,828)	$(26,439,946)	$(1,759,334)	$(26,653,781)
	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Redeemable share	Non- redeemable shares	Redeemable shares	Non- redeemable shares
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income (loss) including accretion of common stock	$(239,019)	$(150,809)	$(20,399,824)	$(6,040,122)
Accretion of common stock to redemption value(1)	679,973	—	27,171,067	—
Allocation of net income (loss)	$440,954	$(150,809)	$6,771,243	$(6,040,122)

Denominator:
Basic and diluted weighted average shares outstanding	5,396,650	3,405,000	11,500,000	3,405,000
Basic and diluted net income (loss) per share	$0.08	$(0.04)	$0.59	$(1.77)
	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	Redeemable share	Non- redeemable shares	Redeemable shares	Non- redeemable shares
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income (loss) including accretion of common stock	$(1,203,060)	$(556,274)	$(18,735,533)	$(7,918,248)
Accretion of common stock to redemption value(1)	3,016,544	—	27,171,067	—
Allocation of net income (loss)	$1,813,484	$(556,274)	$8,435,534	$(7,918,248)

Denominator:
Basic and diluted weighted average shares outstanding	7,364,030	3,405,000	7,551,471	3,191,498
Basic and diluted net income (loss) per share	$0.25	$(0.16)	$1.12	$(2.48)

____________

(1)      Accretion amount includes fees deposited into the Trust Account to extend the time for the Company to complete the Business Combination and franchise and income taxes paid out of the Trust Account.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution and money market funds held in the Trust Account. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

Convertible Promissory Notes

The Company initially accounted for its convertible promissory notes under ASC 815, “Derivatives and Hedging” and elected the fair value option under ASC 825. Using the fair value option method, each convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the statements of operations.

Subsequently, the conversion feature of the convertible promissory notes was amended on May 15, 2023; the holder of the convertible promissory notes, in its sole discretion, may convert any or all of the unpaid principal under the convertible promissory notes into common stocks of the Company (see Note 6). As a result, the Company assessed the change in conversion feature and determined that the convertible promissory notes should be recorded as debt (liability) at cash proceeds on the balance sheet. The Company’s assessment of the embedded conversion feature considered the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The Company’s assessment was also based on ASC 470-50 — Debt Modifications and Exchanges; management determined that the amended conversion option (which is based on shares of the Company’s common stocks) is substantially different from the original conversion option (which was based on units). Since each unit consists of one share of common stock, one share of right convertible into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination, the original conversion option offers at least 10% more shares of common stock (including underlying shares from the rights conversion) than the amended conversion option. As such, a remeasurement under ASC 825 has occurred and the previously selected fair value option is no longer applied. The convertible promissory notes were recorded as debt (liability) at cash proceeds on the balance sheet effective May 15, 2023.

For all newly issued and unmodified convertible promissory notes, the Company elects an early adoption of the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) and accounts for newly issued s as debt (liability) on the balance sheet. The Company considers the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity.

Warrants

The Company accounts for warrants (Public Warrants or Private Warrants) as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company has elected to account for its Public Warrants as equity and the Private Warrants as liabilities.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying number of shares of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Cash and Investment Held in Trust Account

As of September 30, 2023 and December 31, 2022, investment securities in the Company’s Trust Account consisted of $57,811,916 and $117,806,478 in cash and U.S. Treasury securities, respectively.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	September 30, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Marketable securities held in Trust Account	$57,811,916	$57,811,916	—	—
	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Marketable securities held in Trust Account	$117,806,478	$117,806,478	—	—

Note 4 — Initial Public Offering

On April 4, 2022, pursuant to its initial public offering (the “IPO”), the Company sold 10,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Each Public Unit consists of one share of common stock (“Public Share”), one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination. Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of the completion of the Company’s initial Business Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

All of the 11,500,000 Public Shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Initial Public Offering (cont.)

As of September 30, 2023, the shares of common stock reflected on the balance sheet are reconciled in the following table.

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(10,695,000)
Proceeds allocated to Public Rights	(9,430,000)
Offering costs of Public Shares	(6,901,405)
Plus:
Accretion of carrying value to redemption value	29,388,057
Common stock subject to possible redemption – December 31, 2022	$117,361,652
Plus:
Accretion of carrying value to redemption value – nine months period ended September 30, 2023	3,016,543
Redeemed common stock payable to public stockholders	(63,169,451)
Common stock subject to possible redemption – September 30, 2023	$57,208,744

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and Chardan purchased an aggregate of 477,500 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $4,775,000 in a private placement. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 52,500 Private Units with the Sponsor and Chardan at a price of $10.00 per Private Unit, generating total proceeds of $525,000. The Private Units are identical to the Public Units except with respect to certain registration rights and transfer restrictions and the private warrants, which have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO, except that the private warrants (i) will be exercisable either for cash or on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as the private warrants are held by the initial purchasers or any of their permitted transferees. The net proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 6 — Related Party Transactions

Insider Shares

On January 4, 2022, the Company issued 2,875,000 shares of common stock (the “Insider Shares”) to the Initial Stockholders for an aggregate consideration of $25,000, or approximately $0.009 per share. As a result of the underwriters’ full exercise of their over-allotment option on April 7, 2022, no insider shares are currently subject to forfeiture. As of September 30, 2023, there were 2,875,000 Insider Shares issued and outstanding.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Insider Shares until, with respect to 50% of the Insider Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Insider Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

Promissory Notes — Related Party

On January 4, 2022 and February 28, 2022, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Notes”). The Promissory Notes were unsecured, interest-free and due on the closing the IPO. The Company repaid the outstanding balance of $200,000 to the Sponsor on April 7 and April 8, 2022. As of September 30, 2023, the Company had no borrowings under the Promissory Notes.

On March 22, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $150,000 to the Sponsor (“Convertible Note 1”). On March 30, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $360,000 to the Sponsor (“Convertible Note 2”). These promissory notes are payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the promissory notes, in its sole discretion, may convert any or all of the unpaid principal under the promissory notes into Private Units of the Company, at a price of $10.00 per unit, upon consummation of the Business Combination.

On May 15, 2023, the conversion feature of Convertible Note 1 and Convertible Note 2 was amended; the holder of the promissory notes, in its sole discretion, may convert any or all of the unpaid principal under the promissory notes into shares of common stock of the Company, at a conversion price of $10.00 per share, upon consummation of the Business Combination.

On June 28, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $360,000 to the Sponsor (“Convertible Note 3”). Convertible Note 3 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 3, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

On August 29, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $150,000 to the Sponsor (“Convertible Note 4”). Convertible Note 4 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 4, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

On September 25, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $120,000 to the Sponsor (“Convertible Note 5”). Convertible Note 5 is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the Convertible Note 5, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

As of September 30, 2023, a total amount of $1,140,000 was outstanding under all five promissory notes.

Related Party Loans

In addition, in order to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, the initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of the Company’s business combination into private units at a price of $10.00 per unit. The purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, the Company would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

As of September 30, 2023, the Company had no borrowings under the working capital loans.

Administrative Services Agreement

The Company entered into an agreement, commencing on the effective date of the IPO through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. However, pursuant to the terms of such agreement, the Sponsor agreed to defer the payment of such monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of initial Business Combination. For the nine months ended September 30, 2023 and 2022, the Company incurred $90,000 and $30,000, respectively, in fees for these services, of which $180,000 and $90,000 were included in accrued expenses in the accompanying unaudited condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022, respectively.

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the insider shares, the private units, securities underlying the Unit Purchase Option and any units that may be issued upon conversion of working capital loans or extension loans (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands (or one demand with respect to the securities underlying the Unit Purchase Option) that the Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. Furthermore, notwithstanding the foregoing, pursuant to FINRA Rule 5110, Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the commencement of sales of this offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to an underwriting agreement in connection with the IPO, the Company granted Chardan, the representative of the underwriters, a 45-day option from the date of the prospectus for the IPO to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On April 7, 2022, Chardan exercised the over-allotment option in full (see Note 4).

The underwriters were paid a cash underwriting discount of 2.5% of the gross proceeds of the IPO (including the exercise of the over-allotment option), or $2,875,000. In addition, the underwriters will be entitled to a deferred fee of 3.75% of the gross proceeds of the IPO (including the exercise of the over-allotment option), or $4,312,500, which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Unit Purchase Option

Simultaneously with the IPO (including the closing of the over-allotment option), the Company sold to Chardan, for $100, an option (the “Unit Purchase Option”) to purchase 345,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $3,967,500) commencing on the later of six months from the effective date of the registration statement related to the IPO and the consummation of a Business Combination. The Unit Purchase Option may be

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Commitments and Contingencies (cont.)

exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the IPO. The units issuable upon exercise of the Unit Purchase Option are identical to those offered in the IPO. The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the IPO resulting in a charge directly to stockholders’ equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Right of First Refusal

The Company has granted Chardan a right of first refusal, for a period of 18 months after the date of the consummation of a Business Combination, to act as a book-running manager or placement agent, with at least 30% of the economics, for any and all future public and private equity, equity linked and debt offerings of the Company or any of its successors or subsidiaries.

Note 8 — Stockholders’ Equity

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the common stock are entitled to one vote for each share. At September 30, 2023, there were 3,405,000 shares of common stock issued and outstanding (excluding 5,396,650 shares subject to possible redemption).

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of common stock underlying the rights.

Warrants — Each redeemable warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of an initial Business Combination and 12 months from the closing of the IPO. However, no Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the common stock issuable upon exercise of the warrants and a current prospectus relating to such common

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Stockholders’ Equity (cont.)

stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the common stock issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of the Company’s initial Business Combination at 5:00 p.m., New York City time or earlier redemption.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination, and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The Company may redeem the outstanding Public Warrants at any time while the warrants are exercisable:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Except as described above, no warrants will be exercisable and the Company will not be obligated to issue common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Stockholders’ Equity (cont.)

The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO, except that the private warrants (i) will be exercisable either for cash or on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as the private warrants are held by the initial purchasers or any of their permitted transferees.

Note 9 — Fair Value Measurements

The fair value of the Company’s consolidated financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s liabilities that are measured at fair value on September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability	$74,200	—	—	$74,200
	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability	$31,800	—	—	$31,800

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. Changes in the fair value of the warrants are recorded in the statement of operations each period.

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

The table below shows the change in fair value of warrant liabilities as of September 30, 2023:

	Private Warrants	Total
Fair value at January 1, 2023	$31,800	$31,800
Change in fair value	42,400	42,400
Fair value as of September 30, 2023	$74,200	$74,200

The Company established the initial fair value for the private warrants at $587,717 (including over-allotment) on April 4, 2022, the date of the Company’s IPO, using the Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as common shares subject to possible redemption, and common shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Black-Scholes model were as follows at their measurement date:

	September 30, 2023	April 4, 2022 (initial measurement)
Exercise Price	$11.50	$11.50
Underlying share price	$10.67	$8.08
Expected Volatility	5.24%	25.62%
Warrant life (years)	5.0	5.0
Risk-free rate	4.60%	2.42%

The fair value of the Convertible Note 1 was estimated at the as converted value at March 31, 2023 and initial measurement date of March 22, 2023 to be $13,930 and $13,910, respectively. The fair value of the Convertible Note 2 was estimated at the as converted value at March 31, 2023 and initial measurement date of March 30, 2023 to be $33,400 and $33,400, respectively. The binomial tree model was used for the underlying warrants based on the following key assumptions which were unchanged as of March 31, 2023.

	March 30, 2023 Convertible Note 2	March 22, 2023 Convertible Note 1
Strike Price	$10.00	$10.00
Spot Price	$10.28	$10.26
Time to maturity	0.68	0.70
Business combination success rate	9%	9%
Expected Volatility	5.0%	5.0%
Expected dividend rate	0%	0%
Risk-free rate	4.8%	4.7%

The following table presents the changes in the fair value of the Level 3 Convertible Notes:

Fair value as of January 1, 2023	$—
Proceeds received through Convertible Note 1 on March 22, 2023	150,000
Proceeds received through Convertible Note 2 on March 30, 2023	360,000
Change in valuation inputs or other assumptions	(462,670)
Fair value as of March 31, 2023	$47,330

REDWOODS ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

As a result of amendments to the conversion feature of Convertible Note 1 and Convertible Note 2, a remeasurement under ASC 825 has occurred and the previously selected fair value option is no longer applied. The convertible promissory notes were recorded as debt (liability) at cash proceeds on the balance sheet effective May 15, 2023. As of September 30, 2023, the Convertible Note 1 and Convertible Note 2 were recorded at $150,000 and $360,000, respectively, based on the cash proceeds on March 22, 2023 and March 30, 2023.

Note 10 — Subsequent Events

In accordance with ASC 855, “Subsequent Events,” the Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based on this review, as further disclosed in the footnotes and except as disclosed below, the Company did not identify any subsequent events that would have required disclosure in the unaudited condensed consolidated financial statements.

On November 1, 2023, the Sponsor made a deposit of $120,000 into the Trust Account to further extend the business combination period from November 4, 2023 to December 4, 2023.

On November 4, 2023, Redwoods entered into Amendment No. 1 to the Business Combination (the “Amendment”) with the other parties thereto. The Amendment extends the termination date under the Business Combination Agreement from November 4, 2023 to March 4, 2024 (the “Termination Date”); provided, further, that (i) the right to terminate the Business Combination Agreement will not be available to Redwoods if any Redwoods party’s breach of any of its covenants or obligations under the Business Combination Agreement will have proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date, and (ii) the right to terminate the Business Combination Agreement will not be available to the Company if the Company’s breach of its covenants or obligations under the Business Combination Agreement will have proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement on or before the Termination Date.

On November 13, 2023, the Company held a special meeting of stockholders, at which the Company’s stockholders approved (i) the Second Extension Amendment and (ii) the Second Trust Amendment. In connection with the stockholders’ vote at the special meeting, an aggregate of 3,636,456 shares with redemption value of approximately $39,255,410 (or $10.79 per share) of the Company’s common stock were tendered for redemption.

Following the special meeting on November 13, 2023, the Company and the Trustee entered into the Second Trust Amendment and the Company filed the Second Extension Amendment with the Secretary of State of the State of Delaware which became effective upon filing. Pursuant to the Second Extension Amendment, the Company is permitted to extend the date by which the Company must consummate an initial business combination on a monthly basis up to twelve times from December 4, 2023 to December 4, 2024 by depositing $35,000 for each monthly extension in accordance with the terms of the Second Trust Amendment. On November 27, 2023, Redwoods made a cash contribution of $35,000 to the Trust Account to extend the business combination period from December 4, 2023 to January 4, 2024, and subsequently made a cash contribution of $35,000 to the trust account to extend the business combination period from January 4, 2024 to February 4, 2024.

On November 27, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $400,000 to the Sponsor (the “November Convertible Note”). The November Convertible Note is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the November Convertible Note, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into shares of common stock of the Company, at a price of $10.00 per share, upon consummation of the Business Combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Redwoods Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Redwoods Acquisition Corporation (the “Company”) as of December 31, 2022, the related statements of operations, stockholders’ deficit and cash flows for year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum LLP effective September 1, 2022)

East Hanover, NJ
April 10, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Redwoods Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Redwoods Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 16, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from March 16, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

Friedman LLP

We have served as the Company’s auditor from 2021 through 2022.

New York, NY
January 31, 2022, except for Notes 3, 4, 7, 8 which are dated March 25, 2022

REDWOODS ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$340,962	$4,952
Prepaid expenses	99,196	—
Total Current Assets	440,158	4,952

Investments held in Trust Account	117,806,478	—
Total Assets	$118,246,636	$4,952

Liabilities, Temporary Equity, and Stockholders’ Deficit
Current Liabilities
Accrued expenses	$140,370	$—
Franchise tax payable	122,801	—
Income tax payable	243,070	—
Due to related party	—	8,511
Total Current Liabilities	506,241	8,511

Warrant liability	31,800	—
Deferred tax liability	78,955	—
Deferred underwriting fee payable	4,312,500	—
Total Liabilities	4,929,496	8,511

Commitments and Contingencies

Common stock subject to possible redemption, 11,500,000 shares at conversion value of $10.21 per share	117,361,652	—

Stockholders’ Deficit
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,405,000 and 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	340	—
Additional paid-in capital	—	—
Accumulated deficit	(4,044,852)	(3,559)
Total Stockholders’ Deficit	(4,044,512)	(3,559)
Total Liabilities, Temporary Equity, and Stockholders’ Deficit	$118,246,636	$4,952

The accompanying notes are an integral part of these financial statements.

REDWOODS ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2022	For the period from March 16, 2021 (inception) through December 31, 2021
General and administrative expenses	$533,992	$3,559
Franchise tax expenses	123,026	—
Loss from operations	(657,018)	(3,559)

Interest earned on investment held in Trust Account	1,280,500	—
Unrealized gain on investment held in Trust Account	375,978
Change in fair value of warrant liabilities	555,917	—
Income (loss) before income taxes	1,555,377	(3,559)

Deferred income taxes provision	(78,955)	—
Income taxes provision	(243,070)	—
Net income (loss)	$1,233,352	$(3,559)

Basic and diluted weighted average shares outstanding, redeemable common stock	8,526,027	—
Basic and diluted net income per share, redeemable common stock	1.05	—
Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,236,568	—
Basic and diluted net loss per share, non-redeemable common stock	$(2.39)	$—

The accompanying notes are an integral part of these financial statements.

REDWOODS ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’DEFICIT

For the Year Ended December 31, 2022

	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance, January 1, 2022	—	$—	$—	$(3,559)	$(3,559)
Common stock issued to initial stockholders	2,875,000	287	24,713	$—	25,000
Sale of public units in initial public offering	11,500,000	1,150	114,998,850	—	115,000,000
Sale of private placement units	530,000	53	5,299,947	—	5,300,000
Sale of unit purchase option to underwriter	—	—	100	—	100
Underwriter commissions	—	—	(7,187,500)	—	(7,187,500)
Offering costs	—	—	(462,536)	—	(462,536)
Warrant Liabilities	—	—	(587,717)	—	(587,717)
Reclassification of common stock subject to redemption	(11,500,000)	(1,150)	(94,873,850)	—	(94,875,000)
Allocation of offering costs to common stock subject to redemption	—	—	6,901,405	—	6,901,405
Accretion of common stock to redemption value	—	—	(24,113,412)	(5,274,645)	(29,388,057)
Net income for the year	—	—	—	1,233,352	1,233,352
Balance as of December 31, 2022	3,405,000	$340	$—	$(4,044,852)	$(4,044,512)

For the period from March 16, 2021 (inception) through December 31, 2021

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance as of March 16, 2021 (inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(3,559)	(3,559)
Balance as of December 31, 2021	—	$—	$—	$(3,559)	$(3,559)

The accompanying notes are an integral part of these financial statements.

REDWOODS ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the period from March 16, 2021 (inception) through December 31, 2021
Cash flows from operating activities:
Net Income (loss)	$1,233,352	$(3,559)
Adjustments to reconcile net cash used in operating activities:
Interest earned on investment held in Trust Account	(1,656,478)	—
Change in fair value of warrant liabilities	(555,917)	—
Changes in current assets and current liabilities:
Prepaid expenses	(99,196)	—
Accrued expenses	140,370	—
Franchise tax payable	122,801	—
Income tax payable	243,070	—
Deferred income tax liability	78,955	—
Formation costs paid by related party	—	8,511
Net cash used in operating activities	(493,043)	4,952

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(116,150,000)	—
Net cash used in financing activities	(116,150,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of insider shares to the initial stockholders	25,000	—
Proceeds from sale of public units through public offering	115,000,000	—
Proceeds from sale of private placement units	5,300,000	—
Proceeds from sale of unit purchase option	100	—
Proceeds from issuance of promissory note to related party	200,000
Repayment of promissory note to related party	(200,000)	—
Repayment of advance from related party	(8,511)	—
Payment of underwriters’ commissions	(2,875,000)	—
Payment of deferred offering costs	(462,536)	—
Net cash provided by financing activities	116,979,053	—

Net change in cash	336,010	4,952
Cash, beginning of the period	4,952	—
Cash, end of the period	$340,962	$4,952
Supplemental Disclosure of Non-cash Financing Activities
Initial classification of common stock subject to redemption	$94,873,850	$—
Initial recognition of warrant liabilities	$587,717	$—
Deferred underwriting fee payable	$4,312,500	$—
Allocation of offering costs to common stock subject to redemption	$6,901,405	$—
Accretion of Common stock to redemption value	$29,388,057	$—

The accompanying notes are an integral part of these financial statements.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Redwoods Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on March 16, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

As of December 31, 2022, the Company had not commenced any operations. All activities through December 31, 2022 are related to the Company’s formation, the initial public offering (“IPO” as defined below in Note 4) and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO became effective on March 30, 2022. On April 4, 2022, the Company consummated the IPO of 10,000,000 units at an offering price of $10.00 per unit (the “Public Units’), generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company sold to the Sponsor and Chardan Capital Markets LLC (“Chardan”), in a private placement, 377,500 units and 100,000 units, respectively, at $10.00 per unit (the “Private Units”), generating total gross proceeds of $4,775,000, which is described in Note 5.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 52,500 Private Units with the Sponsor and Chardan at a price of $10.00 per Private Unit, generating total proceeds of $525,000.

Transaction costs amounted to $8,365,339, consisting $2,875,000 of underwriting fees, $4,312,500 of deferred underwriting fees (payable only upon completion of a Business Combination) and $1,177,839 of other offering costs.

Upon the closing of the IPO and the sale of Private Units on April 4, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 7, 2022, a total of $116,150,000 was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company as a trustee and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations. The funds in the Trust Account will not be released until the earlier of the completion of the initial Business Combination and the liquidation due to the Company’s failure to complete a Business Combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. In addition, interest income earned on the funds in the Trust Account may be released to the Company to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a Business Combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial Business Combination, although the Company may structure a Business Combination with one or more

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations).

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Insider Shares (as defined in Note 6) (the “Initial Stockholders”) and Chardan have agreed (a) to vote their Insider Shares, the shares underlying the Private Units (“Private Shares”) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination, to the extent permitted by law, and (b) not to convert any shares (including the Insider Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

The Initial Stockholders and Chardan have agreed (a) to waive their redemption rights with respect to the Insider Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has until July 4, 2023 to consummate a Business Combination. In addition, if the Company anticipates that it may not be able to consummate a Business Combination by such date, the Sponsor or its affiliates may extend the period of time to consummate a Business Combination five times by an additional one month each time (for a total of 20 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees, within two business days prior to the applicable deadline, must deposit into the Trust Account $120,000 for each subsequent one-month extension.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less certain amount of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders and Chardan have agreed to waive their liquidation rights with respect to the Insider Shares and Private Shares, as applicable, if the Company fails to complete a Business Combination within the Combination Period. However, if any Initial Stockholder or Chardan acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.10.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims.

Liquidity, Capital Resources and Going Concern

As of December 31, 2022, the Company had cash of $340,962 and a working capital of $299,788 (excluding income tax and franchise tax payable as the taxes will be paid out of the Trust Account). On March 22 and March 30, 2023, the Sponsor provided a loan of up to $150,000 and $360,000, respectively, to be used, in part, for transaction costs related to the Business Combination (see Note 6). The Company has until July 4, 2023 (or December 4, 2023, if the time to complete a business combination is extended as described herein) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution.

The Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete its Business Combination because it does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, the Company has until April 4, 2023 (or October 4, 2023, if the Company extends the time to complete a Business Combination) to complete a Business Combination. It is uncertain

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by such date and an extension has not been requested by the Sponsor and approved by the Company’s stockholders, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition, the mandatory liquidation, should a Business Combination not occur and an extension not be requested by the Sponsor, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has not been a significant impact as of the date of these financial statements. The financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2022 tax provision. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $340,962 and $4,952 in cash and did not have any cash equivalents as of December 31, 2022 and December 31, 2021, respectively.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Investments Held in Trust Account

As of December 31, 2022, the assets held in the Trust Account were held in cash and U.S. Treasury securities. The Company classifies its U.S. Treasury securities as trading securities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320, “Investments — Debt and Equity Securities.” Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of all assets held in the Trust Account are determined using available market information and classified as Level 1 measurements.

Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs were $8,365,339 consisting principally of underwriting, legal, accounting and other expenses that are directly related to the IPO and charged to stockholders’ equity upon the completion of the IPO.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and the State of New York as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The net income (loss) per share presented in the statement of operations is based on the following:
	For the Year Ended December 31, 2022	For the Period from March 16, 2021 (Inception) through December 31, 2021
Net Income	$1,233,352	$(3,559)
Accretion of common stock to redemption value	(29,388,057)	—
Net loss including accretion of common stock to redemption value	$(28,154,705)	$(3,559)
	For the Year Ended December 31, 2022		For the Period from March 16, 2021 (Inception) through December 31, 2021
	Redeemable shares	Non- redeemable shares	Redeemable shares	Non- redeemable shares
Basic and diluted net income (loss) per common stock
Numerator:
Allocation of net loss	$(20,407,722)	$(7,746,983)	$—	$(3,559)
Accretion of ordinary shares subject to possible redemption to redemption value	29,388,057	—	—	—
Allocation of net income (loss)	$8,980,335	$(7,746,983)	$—	$(3,559)

Denominator:
Basic and diluted weighted average shares outstanding	8,526,027	3,236,568	—	—
Basic and diluted net income (loss) per common stock	$1.05	$(2.39)	$—	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution and money market funds held in the Trust Account. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of December 31, 2022 and December 31, 2021 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

Warrants

The Company accounts for warrants (Public Warrants or Private Warrants) as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company accounts for its Public Warrants as equity and the Private Warrants as liabilities.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of shares of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Cash and Investment Held in Trust Account

As of December 31, 2022, investment securities in the Company’s Trust Account consisted of $117,806,478 cash and U.S. Treasury securities. The Company did not have a Trust Account at December 31, 2021.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Marketable securities held in trust account	$117,806,478	$117,806,478	—	—

Note 4 — Initial Public Offering

On April 4, 2022, pursuant to its initial public offering (the “IPO”), the Company sold 10,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 7, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Each Public Unit consists of one share of common stock (“Public Share”), one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Initial Public Offering (cont.)

Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of the completion of the Company’s initial Business Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

All of the 11,500,000 Public Shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2022, the shares of common stock reflected on the balance sheet are reconciled in the following table.

As of December 31, 2022
Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(10,695,000)
Proceeds allocated to Public Rights	(9,430,000)
Offering costs of Public Shares	(6,901,405)
Plus:
Accretion of carrying value to redemption value	29,388,057
Class A Common stock subject to possible redemption	$117,361,652

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and Chardan purchased an aggregate of 477,500 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $4,775,000 in a private placement. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 52,500 Private Units with the Sponsor and Chardan at a price of $10.00 per Private Unit, generating total proceeds of $525,000. The Private Units are identical to the Public Units except with respect to certain registration rights and transfer restrictions and the private warrants, which have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO, except that the private warrants (i) will be exercisable either for cash or on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as the private warrants are held by the initial purchasers or any of their permitted transferees. The net proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Related Party Transactions

Insider Shares

On January 4, 2022, the Company issued 2,875,000 shares of common stock (the “Insider Shares”) to the Initial Stockholders for an aggregate consideration of $25,000, or approximately $0.009 per share. As a result of the underwriters’ full exercise of their over-allotment option on April 7, 2022, no insider shares are currently subject to forfeiture. As of December 31, 2022, there were 2,875,000 Insider Shares issued and outstanding.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Insider Shares until, with respect to 50% of the Insider Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Insider Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On January 4, 2022 and February 28, 2022, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Notes”). The Promissory Notes were unsecured, interest-free and due on the closing the IPO. The Company repaid the outstanding balance of $200,000 to the Sponsor on April 7 and April 8, 2022. As of December 31, 2022, the Company had no borrowings under the Promissory Note.

On March 22 and March 30, 2023, the Sponsor provided a loan of up to $150,000 and $360,000, respectively, to be used, in part, for transaction costs related to the Business Combination.

Related Party Loans

In addition, in order to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, the initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of the Company’s business combination into private units at a price of $10.00 per unit. The purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, the Company would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

As of December 31, 2022, the Company had no borrowings under the working capital loans.

Administrative Services Agreement

The Company entered into an agreement, commencing on the effective date of the IPO through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. However, pursuant to the terms of such agreement, the Sponsor agreed to defer the payment of such monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of initial Business Combination. For the

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

year ended December 31, 2022 and for the period from March 16, 2021 (inception) through December 31, 2021, the Company incurred $90,000 and none, respectively, in fees for these services, of which $90,000 and none were included in accrued expenses in the accompanying balance sheets as of December 31, 2022 and December 31, 2021, respectively.

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the insider shares, the private units, securities underlying the Unit Purchase Option and any units that may be issued upon conversion of working capital loans or extension loans (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands (or one demand with respect to the securities underlying the Unit Purchase Option) that the Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. Furthermore, notwithstanding the foregoing, pursuant to FINRA Rule 5110, Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the commencement of sales of this offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Pursuant to an underwriting agreement in connection with the IPO, the Company granted Chardan, the representative of the underwriters, a 45-day option from the date of the prospectus for the IPO to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On April 7, 2022, Chardan exercised the over-allotment option in full (see Note 4).

The underwriters were paid a cash underwriting discount of 2.5% of the gross proceeds of the IPO (including the exercise of the over-allotment option), or $2,875,000. In addition, the underwriters will be entitled to a deferred fee of 3.75% of the gross proceeds of the IPO (including the exercise of the over-allotment option), or $4,312,500, which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Unit Purchase Option

Simultaneously with the IPO (including the closing of the over-allotment option), the Company sold to Chardan, for $100, an option (the “Unit Purchase Option”) to purchase 345,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $3,967,500) commencing on the later of six months from the effective date of the registration statement related to the IPO and the consummation of a Business Combination. The fair value of the Unit Purchase Option was $715,303 at the IPO which was included in the total offering costs of $8,365,339. The Unit Purchase Option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the IPO. The units issuable upon exercise of the Unit Purchase Option are identical to those offered in the IPO. The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the IPO resulting in a charge directly to stockholders’ equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Commitments and Contingencies (cont.)

compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Right of First Refusal

The Company has granted Chardan a right of first refusal, for a period of 18 months after the date of the consummation of a Business Combination, to act as a book-running manager or placement agent, with at least 30% of the economics, for any and all future public and private equity, equity linked and debt offerings of the Company or any of its successors or subsidiaries.

Note 8 — Stockholders’ Equity

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the common stock are entitled to one vote for each share. At December 31, 2022, there were 3,405,000 shares of common stock issued and outstanding (excluding 11,500,000 shares subject to possible redemption).

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of common stock underlying the rights.

Warrants — Each redeemable warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The warrants will become exercisable on the later of the completion of an initial Business Combination and 12 months from the closing of the IPO. However, no Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the common stock issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Stockholders’ Equity (cont.)

when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of the Company’s initial Business Combination at 5:00 p.m., New York City time or earlier redemption.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination, and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The Company may redeem the outstanding Public Warrants at any time while the warrants are exercisable:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Except as described above, no warrants will be exercisable and the Company will not be obligated to issue common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Stockholders’ Equity (cont.)

The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO, except that the private warrants (i) will be exercisable either for cash or on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as the private warrants are held by the initial purchasers or any of their permitted transferees.

Note 9 — Fair Value Measurements

The fair value of the Company’s consolidated financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s liabilities that are measured at fair value on December 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability	$31,800	—	—	$31,800
	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability	$—	—	—	$—

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. Changes in the fair value of the warrants are recorded in the statement of operations each period.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

The table below shows the change in fair value of warrant liabilities as of December 31, 2022:

	Private Warrants	Total
Fair value at January 1, 2022	$—	$—
Initial recognition	587,717	587,717
Change in fair value	(555,917)	(555,917)
Fair value as of December 31, 2022	$31,800	$31,800

The Company established the initial fair value for the private warrants at $587,717 (including over-allotment) on April 4, 2022, the date of the Company’s IPO, using the Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as common shares subject to possible redemption, and common shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Black-Scholes model were as follows at their measurement date:

	December 31, 2022	April 4, 2022 (initial measurement)
Exercise Price	$11.50	$11.50
Underlying share price	$10.06	$8.08
Expected Volatility	2.97%	25.62%
Warrant life (years)	5.0	5.0
Risk-free rate	3.99%	2.42%

Note 10 — Income Taxes

The Company’s net deferred tax assets are as follows:

December 31 2022
Deferred tax asset
Net operating loss carryforward	$—
Startup/Organization Expenses	112,138
Unrealized gain on investments held in trust account	(78,955)
Total deferred tax asset	33,183
Valuation allowance	(112,138)
Deferred tax asset (liability), net of allowance	$(78,955)

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 10 — Income Taxes (cont.)

The income tax provision consists of the following:

For the Year ended December 31, 2022
Federal
Current	$243,070
Deferred	(33,183)
State
Current	$—
Deferred	—
Change in valuation allowance	112,138
Income tax provision	$322,025

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:

For the Year ended December 31, 2022
Income at U.S. statutory rate	21.00%
State taxes, net of federal benefit	0.00%
Change in fair value of warrants	(7.51)%
Change in valuation allowance	7.21%
20.70%

As of December 31, 2022, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The change in the valuation allowance was $112,138 for the year ended December 31, 2022.

The provisions for U.S. federal and state income taxes were $322,025 (including deferred tax liability of $78,955) and $0 for the year ended December 31, 2022 and for the period from March 16, 2021 (inception) to December 31, 2021, respectively. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

Note 11 — Subsequent Events

In accordance with ASC 855, “Subsequent Events,” the Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, management identified the following subsequent events that are required disclosure in the financial statements.

REDWOODS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 11 — Subsequent Events (cont.)

On March 22, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $150,000 to the Sponsor. The promissory note is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the promissory note, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into private units of the Company, at a price of $10.00 per unit, upon consummation of the Business Combination.

On March 30, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $360,000 to the Sponsor. The promissory note is payable upon the closing of the Business Combination or the liquidation of the Company. The holder of the promissory note, in its sole discretion, may convert any or all of the unpaid principal under the promissory note into private units of the Company, at a price of $10.00 per unit, upon consummation of the Business Combination.

On March 31, 2023, the Company held a special meeting of stockholders, at which the Company’s stockholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated March 30, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, extending the date by which the Company must consummate a Business Combination from April 4, 2023 to July 4, 2023, with the ability to further extend the deadline on a monthly basis up to five times from July 4, 2023 to December 4, 2023. In connection with the stockholders’ vote at the special meeting, an aggregate of 6,103,350 shares of the Company’s common stock were tendered for redemption.

Subject upon stockholder approval of the Extension Amendment and the Trust Amendment, the Sponsor, or any of their respective affiliates or designees, agreed to deposit into the Trust Account $360,000 for the initial three-month extension and $120,000 per month for each subsequent one-month extension. The extension payment(s) will bear no interest and will be repayable by the Company to the contributors upon consummation of the Business Combination. The loans will be forgiven by the contributors if the Company is unable to consummate the Business Combination except to the extent of any funds held outside of the Trust Account.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$2,141	$75,872
Prepaid expenses	5,280	3,667
Due from related party	—	250,000
Total current assets	7,421	329,539

Other assets
Licenses	2,190,075	2,123,750
Patents	96,160	86,160
Total other assets	2,286,235	2,209,910
Total Assets	$2,293,656	$2,539,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$176,980	$8,014
Accrued expenses	25,966	4,742
Related party payable	45,000	—
Note payable	1,347,518	1,347,518
Total current liabilities	1,595,464	1,360,274

Commitments and contingencies	—	—

Stockholders’ equity (deficiency):
Preferred stock Series B, $0.001 par value; 500,000 shares authorized; 405,250 issued and outstanding as of September 30, 2023 and December 31, 2022	405	405
Preferred stock Series C, $0.0001 par value; 5,000,000 shares authorized; 1,000,000 issued and outstanding as of September 30, 2023 and December 31, 2022	100	100
Common stock, $0.0001 par value; 1,500,000,000 shares authorized; 1,044,861,360 issued and outstanding as of September 30, 2023 and December 31, 2022	104,486	104,486
Additional paid in capital	3,539,003	3,539,003
Common stock to be issued	851,400	751,400
Accumulated deficit	(3,797,202)	(3,216,219)
Total stockholders’ equity (deficiency)	698,192	1,179,175
Total Liabilities and Stockholders’ equity	$2,293,656	$2,539,449

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating expenses:
Professional fees	$117,770	$128,193	$494,075	$417,517
General and administrative	5,968	9,831	26,514	73,500
Total operating expenses	123,738	138,024	520,589	491,017

Net operating income (loss)	(123,738)	(138,024)	(520,589)	(491,017)

Other (income) expense:
Interest expense	20,379	3,987	60,472	3,987
Other (income) expense	(5)	(109)	(78)	(296)
Total Other (income) expense	20,374	3,878	60,394	3,691

Net income (loss)	$(144,112)	$(141,902)	$(580,983)	$(494,708)

Basic and diluted income (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – basic	1,044,861,360	1,044,861,360	1,044,861,360	1,044,861,360

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (Unaudited)

	Preferred Stock – Series B		Preferred Stock – Series C		Common Stock		Additional Paid-In Capital	Stock to be Issued	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Three Months Ended September 30, 2022
Balance at June 30, 2022	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$251,400	$(2,970,432)	$924,962
Stock subscription/compensation – common stock	—	—	—	—	—	—	—	500,000	—	500,000
Net loss, period ended September 30, 2022	—	—	—	—	—	—	—	—	(141,902)	(141,902)
Balance at September 30, 2022	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$751,400	$(3,112,334)	$1,283,060

Nine Months Ended September 30, 2022
Balance at December 31, 2021	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$—	(2,617,626)	$1,026,368
Stock subscription	—	—	—	—	—	—	—	751,400	—	751,400
Net loss, period ended September 30, 2022	—	—	—	—	—	—	—	—	(494,708)	(494,708)
Balance at September 30, 2022	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$751,400	$(3,112,334)	$1,283,060

Three Months Ended September 30, 2023
Balance at June 30, 2023	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$751,400	$(3,653,091)	$742,303
Stock subscription	—	—	—	—	—	—		100,000	—	100,000
Net loss, period ended September 30, 2023	—	—	—	—	—	—	—	—	(144,111)	(144,111)
Balance at September 30, 2023	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$851,400	$(3,797,202)	$698,192

Nine Months Ended September 30, 2023
Balance at December 31, 2022	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$751,400	(3,216,219)	$1,179,175
Stock subscription – Series B preferred stock	—	—	—	—	—	—	—	100,000		100,000
Net loss, period ended September 30, 2023	—	—	—	—	—	—	—	—	(580,983)	(580,983)
Balance at September 30, 2023	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$851,400	$(3,797,202)	$698,192

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income (loss)	$(580,983)	$(494,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	—	1,400
Changes in operating assets and liabilities:
Prepaid expenses	(1,613)	(3,929)
Accounts payable	168,966	1,106
Accrued expenses	21,224	—
Related party payable	45,000	—
Net cash used in operating activities	(347,406)	(496,131)

Cash flows from investing activities:
Patent acquisition costs (See Note 4)	(10,000)	(36,400)
Acquisition of drug licenses (See Note 4)	(66,325)	(39,248)
Net cash used in investing activities	(76,325)	(75,648)

Cash flows from financing activities
Proceeds from stock subscriptions	100,000	750,000
Repayment of advance to shareholder	250,000	—
Net cash provided by financing activities	350,000	750,000

Net increase (decrease) in cash	(73,731)	178,221
Cash – beginning of the year	75,872	300,853
Cash – end of the year	$2,141	$479,074

Supplemental disclosures:
Interest paid	$39,248	$3,987
Income taxes	$—	$—

Supplemental disclosure for non-cash financing activities:
Acquisition of drugs licenses with a promissory note (See Note 5)	$—	$1,347,518

The accompanying notes are an integral part of these financial statements.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying consolidated financial statements include Strategic Asset Leasing, Inc., formerly known as Mammoth Energy Group, Inc. (‘LEAS’ or the ‘Company’), its wholly owned subsidiary and any majority controlling interests.

The Company was incorporated on February 27, 2006, under the laws of the State of Nevada with the aim of pursuing lithium mining. Prior to being domiciled in Nevada, the Company was a Canadian corporation known as Technigen Corporation. In March of 2013, management decided to change the domicile of the Company to Wyoming by filing articles of continuance on March 5, 2013, subsequently dissolving the Nevada corporation.

On December 14, 2020, the Company entered a Stock Purchase Agreement with Dr. Joseph Sinkule for 1,000,000 shares of the Company’s Series C preferred stock. The purchase price was $110,000. Jason Tucker, the Company’s CEO, resigned from the Company and Mr. Simkule became the Company’s CEO and sole director.

On November 1, 2021, the Company executed an Agreement and Plan of Merger with Anew Acquisition Corp (“ANEW”), including the wholly own subsidiary ANEW Oncology, Inc., whereby each issued and outstanding share of ANEW common stock was converted into the right to receive one-one hundredth (1/100) of a share of the Company’s Series B preferred stock, par value $.001 per share.

After November 1, 2021, the Company will pursue the development of its licensed rights in major world markets to biologic medicines and gene therapies that will be developed and commercialized by the Company and affiliates and/or corporate partners.

On November 1, 2021, the shareholders of the Company approved a name change to ANEW Medical, Inc. and approved a 1-for-2500 reverse split.

On January 4, 2022, the Company filed an Articles of Amendment with the State of Wyoming, changing its name to “ANEW Medical, Inc.” and the contemplated 1-for-2,500 reverse split. During January 2022 and in accordance with SEC Rule 10b-17 and FINRA Rule 6490, the Company submitted documents and other information to FINRA in furtherance of pursuing and obtaining approval of the subject reverse stock split and name change. The Company must submit the additional documents requested by, and necessary to obtain approval of, FINRA in connection with the subject reverse stock split and name change. As of September 30, 2023, the reverse split and name change have not been declared effective by FINRA to broker deals in the quotation system.

On May 30, 2023, the Company entered into a Business Combination Agreement with Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”), and Redwoods wholly owned subsidiary ANEW Medical Sub, Inc., a Wyoming corporation (“Merger Sub”), The Business Combination Agreement and the transactions contemplated thereby were approved by the board of directors of each of Redwoods and the Company.

The Business Combination Agreement provides, among other things, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the applicable provisions of the Wyoming Business Corporations Act (the “WBCA”), Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Redwoods, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in the Business Combination Agreement.

The Business Combination is expected to close, and the related S4 is expected to be effective, in the third calendar quarter of 2023, but in no event later than December 4, 2023, following the receipt of the required approval by the stockholders of Redwoods and the Company, approval by the Nasdaq Stock Market (“Nasdaq”) of the initial listing application of the combined company filed in connection with the Business Combination, and the fulfillment of other customary closing conditions.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Business

The Company was formed to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, and neurodegenerative disorders. The Company currently has acquired two licensed platforms a generic drug portfolio and a biosimilar biologics platform that uses biologic therapies to treat cancer, and two proprietary, patented technologies involving the melanocortin receptor-binding molecules and a gene therapy platform which uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases.

On September 12, 2022, the Company acquired five market-approved anti-cancer drugs approved for sale in Germany for $1,386,766. The Market Authorizations (MA’s) are for four of the drugs that comprise the “FOLFOX” and “FOLFIRI” multi-drug regimens used in treatment of metastatic colorectal and gastric cancer and in two of the drugs are used to treat metastatic lung cancer. The drugs are important in the treatment of many solid tumors in both childhood and adult cancers. Previously, the Company acquired two off-patent biogeneric antibodies from Reliance Life Sciences (RLS), the life science arm of Reliance Industries Pvt Ltd. of Navi Mumbai, India.

During January 2023, the Company acquired a treatment for small drug molecules that bind to the melanocortin receptors on human cells and affect skin pigmentation for $20,000.

In accordance with Accounting Standards Codification (“ASC”) 915, Development Stage Entities, the Company is considered to be in the development stage, with limited operations since incorporating in the United States.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations. In addition, certain prior year amounts from the restated amounts have been reclassified for consistency with the current period presentation.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentrations of Risk

Cash and cash equivalents deposited with financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company did not hold cash in excess of FDIC insurance coverage at a financial institution as of September 30, 2023 and December 31, 2022.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. The prepaid expenses were $5,280 and $3,667 at September 30, 2023 and December 31, 2022, consisting of the OTC Market annual fee.

Property and equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Licenses

The Company acquires medical licenses for the treatment of medical conditions to market and sell in the future. The initial asset cost is the cost to acquire the license. Once in use, the Company amortizes the license cost over the useful life using the straight-line method.

Patents

The Company records the cost to acquire a commercial license to technologies and patents as the initial asset cost. Once the patents are approved and in use, and assuming no litigations expenses, the Company amortizes the patent cost over the useful life using the straight-line method. The amortization period will not exceed the lifespan of the protection afforded by the patent. If the expected useful life of the patent is even shorter, the Company will use the useful life for amortization purposes. Thus, the shorter length of a patent’s useful life and its legal life will be used for the amortization period.

Valuation of Long-Lived and Intangible Assets

We assess the impairment of long-lived and intangible assets periodically, or at least annually, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important, which could trigger an impairment review, include the following: significant underperformance relative to historical or projected future cash flows; significant changes in the manner of use of the assets or the strategy of the overall business; and significant negative industry trends. When management determines that the carrying value of long-lived and intangible assets may not be recoverable, impairment is measured as the excess of the assets’ carrying value over the estimated fair value. Management is not aware of any other impairment changes that may currently be required; however, we cannot predict the occurrence of events that might adversely affect the reported values in the future. On an annual basis, the Company tests the long-lived and intangible assets for impairment based on the projected net present value of cash flows for each asset. Prior to the annual impairment test, if circumstances change and a long-lived or intangible asset is deemed impaired, an impairment loss will be immediately recognized in the statements of operations. At December 31, 2022, the date of the last impairment test, it was determined the estimated fair value exceeded the carry value by in excess of 50%.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

In September 2006, the FASB issued ASC 820 (previously SFAS 157) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observations of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 —

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 —

Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 —

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company did not identify any assets or liabilities that are required to be adjusted on the balance sheet to fair value as of September 30, 2023 and December 31, 2022.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and service transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The U.S. Tax Cuts and Jobs Act (TCJA) legislation reduces the U.S. federal corporate income tax rate from 35.0% to 21.0% and is effective June 22, 2018, for the Company. On January 1, 2023, the U.S. federal corporate income tax increased from 21% to 28%. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the three-months ended September 30, 2023, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. The Company is in the process of filing all unfiled tax returns. All tax returns for the Company remain open for examination.

Basic and diluted net income per share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented. On September 30, 2023 the Company’s common stock equivalents consisted of 405,250 shares of Series B preferred stock outstanding which may be converted into 40,525,000 shares of the Company’s common stock and 851,400 shares common stock to be issued for an aggregate of 41,376,400 shares of common stock.

Research and Development Cost

Research and development (R&D) costs are expensed as incurred. R&D costs are related to the Company’s internally funded development of the Company medical licenses and patents. The Company had R&D costs were $-0- for the three and nine months ended September 30, 2023 and 2022, respectively.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Stock Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718 and No. 505. The Company issues restricted stock to employees and consultants for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as an expense in the period granted. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

The Company uses the Black-Scholes-Merton valuation model for estimating the fair value of traded options and stock warrants. There were no stock warrants or stock options outstanding on September 30, 2023 and December 31, 2022.

The Company recorded stock-based compensation of $-0- and $1,400 for the three and nine months ended September 30, 2023, and 2022, respectively.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 2 — GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. The Company has not generated material revenues since inception and has generated losses totaling $3,767,202 since inception.

The consolidated financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liability that may result should the Company be unable to continue as a going concern.

NOTE 3 — SEGMENT DATA

The Company has three reportable segments, which it believes best reflect how the Company is currently managed — Generic Drugs, Gene Therapy and Pharmaceutical Programs. The Generic Drugs segment consists of a portfolio of drugs and biosimilar biologics selling hard-to-source, difficult to find generic drugs and off-patent biologic therapies and proprietary and patented technology platforms that include a library of melanocortin receptor-binding molecules, an invitro diagnostic for neurodegenerative diseases. The Generic Drug segment operations focuses on bringing various generic drugs to market primarily in the U.S. and Europe markets. The Gene Therapy segment uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging. The Pharmaceutical Programs segment consists of treatments using small drug molecules that bind to the melanocortin receptors on human cells and affect skin pigmentation and other initiatives. The assets of the segments consist of the following at September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Generic drugs:
Licenses	$2,180,075	$2,123,750
Gene therapy:
Patents	96,160	86,160
Pharmaceutical programs:
Licenses	10,000	—
Total	$2,286,235	$2,209,910

The following table presents the Company’s reportable segment results for the three and nine months ended September 30, 2023 and 2022:

	For the Three Months Ended		For the Nine months Ended
	September 30, 2023	June 30, 2022	September 30, 2023	June 30, 2022
Expenses:
Generic drugs	$65,699	$141,902	$309,861	$494,708
Gene therapy	78,413	—	258,622	—
Pharmaceutical programs	—	—	12,500	—
Total	144,112	141,902	580,983	494,708

Net loss:
Generic drugs	(65,699)	(141,902)	(309,861)	(494,708)
Gene therapy	(78,413)	—	(258,622)	—
Pharmaceutical programs	—	—	(12,500)	—
Total	$(144,112)	$(141,902)	$(580,983)	$(494,708)

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 4 — LICENCES AND PATENTS

Licenses

During 2015, the Company acquired two licenses two licensed platform technologies, a biosimilar biologics platform that uses biologic therapies to treat cancer — recombinant antibodies, and a gene therapy platform which uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases. The licenses were valued at $736,983.

On September 12, 2022, the Company acquired five market-approved anti-cancer drugs approved for sale in Germany for $1,386,766. The purchase price consisted of cash for $39,248 and a short-term promissory note for $1,347,518. The purchase price represents the fair value of the intangible asset based on the net present value of the projected gross profit to be generated by the licenses.

On January 27, 2023, the Company signed a License Agreement with Teleost Biopharmaceutic, LLC to acquire various assets for the Company’s proprietary pharmaceutical program segment. The license includes the use of patented small drug molecules that bind to the melanocortin receptors on human cells and affect skin pigmentation. The terms include a $20,000 fee for signing the agreement and a $50,000 payment on January 27, 2024. The Company will pay for all new patent costs for new discoveries and new treatments. The Company will make standard commercial development-based milestone payments for the various stages of license development and regulatory approval. In addition, the Company will make royalty payments on the net sales for commercial products. Beginning in 2025, the Company will also make patent and license maintenance fees.

On March 5, 2023, the Company signed a Non-Exclusive License Agreement with Heidelberg University to grant non-exclusive rights to various licenses owned and under development by the university. The licenses includes the use of modified AAV capsid polypeptides for treatment of muscular diseases. The terms include a €50,000 ($56,325) fee for signing the agreement and €100,000 ($112,650) payment within 60 days of the anniversary of signing the agreement. The Company will pay €1,000,000 ($1,126,500) for each assignment of a right to a license owned by the university. For new licenses, the Company will make standard commercial development-based milestone payments for the various stages of license development and regulatory approval. The Company will make 2 % royalty payments by January 31st each year during the term of the agreement for each licensed product for the proceeding calendar year. At September 30, 2023, the Company paid $56,325 under the agreement.

The total licenses were $2,190,075 and $2,123,750 at September 30, 2023 and December 31, 2022, respectively, in the accompanying consolidated balance sheet. The licenses are not in use. Once the licenses are in use, the licenses will be amortized over the useful life.

Patents

The Company is acquiring patents for Alzheimer, ALS and other items from third-party. As of September 30, 2023, the patents have not been finalized. Once the patents are declared effective, the Patents will be amortized over the shorter of a patent’s useful life and its legal useful life. The patent cost incurred as of September 30, 2023 and December 31, 2022 was $96,160 and $86,160,respectively, and reported as patents in the accompanying consolidated balance sheet.

NOTE 5 — NOTES PAYABLE

On September 12, 2022, the Company issued a $1,347,518 promissory note to acquired five market-approved anti-cancer drugs. See Note 4 — Licenses and Patents for a further discussion. The promissory note bear interest at 6% and a maturity date of September 30, 2023. The Company has agreed to make a monthly interest payment of $6,541. At September 30, 2023 and Company made interest payments of $58,872. The unpaid balance principal and interest balance was $1,373,484 and $1,347,518 at September 30, 2023 and December 31, 2022, respectively.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 6 — EQUITY TRANSACTIONS

The Company was established with three classes of stock, common stock — 1,500,000,000 shares authorized at a par value of $0.0001 Class B preferred stock 500,000 shares authorized at a par value of $0.001 and Class C preferred stock 5,000,000 shares authorized at a par value of $0.0001.

On September 30, 2023 and December 31, 2022, the Company issue and outstanding common stock was 1,044,861,360 shares, 405,250 shares of Class B preferred stock and 1,000,000 shares of Class C preferred stock.

On November 1, 2021, the shareholders of the Company approved a 1-for-2500 reverse split. As of September 30, 2023, the reverse split has not been declared effective by FINRA to broker deals in the quotation system.

On February 1, 2022, the Company entered into a Stock Purchase Agreement with an individual to sell 1,666,667 shares of the Company’s common stock for $250,000 or $0.15 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of September 30, 2023 by FINRA to broker deals in the quotation system. The shares have not been issued to the individual at September 30, 2023.

On February 22, 2022, the Company entered into a consulting agreement to provide service to the Company. Pursuant to the agreement, the consultant is compensated with 1,000,000 shares of the Company’s restricted common stock. The shares were valued at $0.0014 per share. The shares have not been issued to the consultant on September 30, 2023.

On September 12, 2022, the Company entered into a Stock Purchase Agreement with an individual to sell 2,000,000 shares of the Company’s common stock for $500,000 or $0.25 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of September 30, 2023 by FINRA to broker deals in the quotation system. The shares have not been issued to the individual at September 30, 2023.

On August 15, 2023, the Company entered into a Stock Purchase Agreement with an individual to sell 300,000 shares of the Company’s restricted common stock for $75,000 or $0.25 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of September 30, 2023 by FINRA to broker deals in the quotation system. The shares have not been issued to the individual on September 30, 2023.

On August 15, 2023, the Company entered into a Stock Purchase Agreement with an individual to sell 100,000 shares of the Company’s restricted common stock for $25,000 or $0.25 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of September 30, 2023 by FINRA to broker deals in the quotation system. The shares have not been issued to the individual on September 30, 2023.

NOTE 7 — MATERIAL CONTRACTS

On November 27, 2014, the Company signed a License Agreement and a Manufacturing and Supply Agreement for the monoclonal antibody development license and supply agreement and related manufacturing with Reliance Life Sciences (RLS), the life science arm of Reliance Industries Pvt Ltd, the largest private company in India. The contract expires on November 27, 2024 with a 10-year renewal option. The License Agreement entitles the Company to pay $100,000 per product for a total of three products with milestone payments for meeting certain criteria. In addition, the Company will pay a quarterly royalty payment of 5% on net sales of finished products. The Manufacturing and Supply Agreement contains an estimated acquisition price of active pharmaceutical ingredients (API ) of $350,000 per Kg for each product developed. As of September 30, 2023, the Company has not generated any activity under the agreement.

On October 1, 2020, the Company entered into a three-year Management Consulting Services Agreement with an individual to provide various services including raising funds for the Company. The contact terminates on September 30, 2023. The consultant is compensated with 3% of the net proceeds of the any contractual relationship

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 7 — MATERIAL CONTRACTS (cont.)

and equity compensation of up to 3% of the value of the business development contract with restricted share of the Company’s common stock. As of September 30, 2023, the Company has not generated any activity under the agreement.

On October 10, 2021, the Company signed an Employment Agreement with Dr, Joseph Sinkule to serve as the Company’s CEO for three years ending on October 9th 2024. In addition, My Sinkule will serve as a member of the board of directors for a five-year term. Mr. Sinkule’s Quarterly salary will be $240,000 per year and increase to $360,000 per year upon raising a total of five million dollars ($5,000,000) or more in equity and/or debt financing. The Company’s CEO has earned $60,000 for the three months ended September 30, 2023 and 2022, and $180,000 for the nine months ended September 30, 2023 and 2022.

On November 19, 2021, the Company sign a consulting agreement with an individual to raise capital for new medical products and commercialize such products for a 5% commission fee. As of September 30, 2023, the Company has not generated any activity under the agreement.

On January 24, 2022, the Company signed an exclusive, world-wide License Agreement with the University of Barcelona for a cell and/or gene therapy that has shown compelling activity in animal models of human Alzheimer’s disease and amyotrophic lateral sclerosis (“ALS” or “Lou Gehrig’s disease”). The gene therapy will also be applied to age-related diseases and rare (“Orphan”) diseases. Beginning on December 15, 2022, the Quarterly license fee is 10,000 Euros. In addition, the Company will pay a Royalty equal to 3% of net sales of finished products. For the three and nine months ended September 30, 2023 and 2022, the Company owes $-0- under the agreement.

On April 5, 2022, the Company entered into a Business Development and Consulting Agreement with an individual to serve as the Company’s chief business officer. Beginning on May 1, 2022, the consultant is compensated with $10,000 a month for the three months ended July 31, 2022 and $15,000 thereafter. The consultant works approximately 80 hours a month. In addition to cash considerations, the consultant was compensated with 1,000,000 shares of the Company’s common stock valued at $1,400 or $0.0014 per share. As of September 30, 2023, the shares have not been issued to the consultant. The Contract was terminated on August 15, 2022 with no amount due to the consultant. During the three and nine months ended June 30, 2022, the consultant earned $-0- under the agreement.

On October 19, 2022, the Company sign a M&A/Capital Markets Advisory Agreement with a firm to advise and assist the Company in negotiating the terms and conditions with respect to a potential sale, purchase, merger, joint venture, business combination, material change of control, or similar transaction involving the Company and a strategic acquirer and/or private or publicly listed entity or business, including a Special Purpose Acquisition Company (SPAC), and with respect to any offerings of any equity, equity-linked or debt securities of the Company or any other party to a financing transaction and perform such other financial advisory services to the Company. The Company will compensate the firm with an M&A fee, a financing fee and expenses.

Upon consummation of a transaction, the Company will pay the firm an M&A fee consisting of an aggregate of a sum equal to the greater of $2,500,000 or the sum of the following amounts:

•        four percent (4.0%) of the first $100 MM of Aggregate Value;

•        three percent (3.0%) of any amount of the Aggregate Value between $100 MM and $200 MM;

•        two percent (2.0%) of any amount of the Aggregate Value between $200 MM and $300MM;

•        one percent (1.0%) of any amount of the Aggregate Value exceeding $300 MM

In addition, the Company will pay the firm a financing fee of seven percent (7%) of the aggregate amount of proceeds received from investors in the financing of any equity or equity-linked securities and three percent (3%) of the aggregate amount of proceeds received from the Financing of any non-equity-linked debt securities and credit facilities. As of September 30, 2023, the Company owes $-0- under the agreement.

Strategic Asset Leasing, Inc.
Notes to Consolidated Financial Statements
September 30, 2023

NOTE 8 — RELATED PARTIES

During November 2022, the Company advanced a shareholder $300,000 as a short-term loan. The loan is non-interest bearing and due by the end of December 2022. The shareholder repaid $50,000 during December 2022 and $250,000 in January 2023 to fully satisfy the advance. At September 30, 2023 and December 31, 2022, the loan balance was $-0- and $250,000, respectively and is reported in due from related party in the accompanying consolidated balance sheets.

At September 30, 2023, Company executives are owed $45,000 under an employment and a consulting agreement with the Company. The amount is reported as related party payable in the accompanying consolidated balance sheets.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred through November 14, 2023. During this period, the Company did not have any other material recognizable subsequent events.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of
Strategic Asset Leasing, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Strategic Asset Leasing, Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO
July 31, 2023

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$75,872	$300,853
Prepaid expenses	3,667	3,667
Due from related party	250,000	—
Total current assets	329,539	304,520

Other assets
Licenses	2,123,750	736,983
Patents	86,160	—
Total other assets	2,209,910	736,983
Total Assets	$2,539,449	$1,041,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,014	$15,135
Accrued expenses	4,742	—
Note payable	1,347,518	—
Total current liabilities	1,360,274	15,135

Commitments and contingencies	—	—

Stockholders’ equity (deficiency):
Preferred stock Series B, $0.001 par value; 500,000 shares authorized; 405,250 issued and outstanding as of December 31, 2022 and 2021	405	405
Preferred stock Series C, $0.0001 par value; 5,000,000 shares authorized; 1,000,000 issued and outstanding as of December 31, 2022 and 2021	100	100
Common stock, $0.0001 par value; 1,500,000,000 shares authorized; 1,044,861,360 issued and outstanding as of December 31, 2022 and 2021	104,486	104,486
Additional paid in capital	3,539,003	3,539,003
Common stock to be issued	751,400	—
Accumulated deficit	(3,216,219)	(2,617,626)
Total stockholders’ equity (deficiency)	1,179,175	1,026,368

Total Liabilities and Stockholders’ equity	$2,539,449	$1,041,503

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Operating expenses:
Stock compensation expense	$1,400	$821,150
Professional fees	526,007	280,347
General and administrative	46,967	7,572
Total operating expenses	574,374	1,109,069

Net operating income (loss)	(574,374)	(1,109,069)

Other (income) expense:
Interest expense	24,366	—
Other (income) expense	(147)	(44)
Total Other (income) expense	24,219	(44)

Net income (loss)	$(598,593)	$(1,109,025)

Basic and diluted income (loss) per share	$(0.00)	$(0.01)

Weighted average number of common
shares outstanding – basic	1,044,861,360	171,758,032

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Pref. Stock – Series B		Pref. Stock – Series C		Common Stock		Additional Paid-In Capital	Common Stock to be Issued	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	—	$—	—	$—	—	$—	$2,580,458	$—	$(1,508,601)	$1,071,857
Issuance of common stock for services	—	—	—	—	—	—	821,150	—	—	821,150
Issuance of common stock for stock subscription	—	—	—	—	—	—	250,000	—	—	250,000
Shares issues with reverse capitalization	—	—	—	—	1,044,861,360	104,486	(740,820)	—	—	(636,334)
Series C preferred stock acquired in reverse capitalization	—	—	1,000,000	100	—	—	109,900	—	—	110,000
Series B preferred stock issued in reverse capitalization	405,250	405	—	—	—	—	518,315	—	—	518,720
Net loss, period ended December 31, 2021	—	—	—	—	—	—	—	—	(1,109,025)	(1,109,025)
Balance at December 31, 2021	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$—	$(2,617,626)	$1,026,368

Common stock subscription	—	—	—	—	—	—	—	751,400	—	751,400
Net loss, period ended December 31, 2022	—	—	—	—	—	—	—	—	(598,593)	(598,593)
Balance at December 31, 2022	405,250	$405	1,000,000	$100	1,044,861,360	$104,486	$3,539,003	$751,400	$(3,216,219)	$1,179,175

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income (loss)	$(598,593)	$(1,109,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,400	821,150
Changes in operating assets and liabilities:
Prepaid expenses	—	1,615
Accounts payable	(7,122)	(12,896)
Accrued expenses	4,742	—
Due to related parties	—	15,135
Net cash provided by (used in) operating activities	(599,573)	(284,021)

Cash flows from investing activities:
Patent acquisition costs (See Note 4)	(86,160)	—
Acquisition of drug licenses (See Note 4)	(39,248)	—
Net cash used in investing activities	(125,408)	—

Cash flows from financing activities
Proceeds from stock subscriptions	750,000	250,000
Advance to shareholder	(250,000)	—
Net cash provided by financing activities	500,000	250,000
Net increase (decrease) in cash	(224,981)	(34,021)
Cash – beginning of the year	300,853	334,874
Cash – end of the year	$75,872	$300,853

Supplemental disclosures:
Interest paid	$19,624	$—
Income taxes	$—	$—

Supplemental disclosure for non-cash financing activities:
Acquisition of drugs licenses with a promissory note (See Note 5)	$1,347,518	$—

The accompanying notes are an integral part of these financial statements.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying consolidated financial statements include Strategic Asset Leasing, Inc., formerly known as Mammoth Energy Group, Inc. (‘LEAS’ or the ‘Company’), its wholly owned subsidiary and any majority controlling interests.

The Company was incorporated on February 27, 2006, under the laws of the State of Nevada with the aim of pursuing lithium mining. Prior to being domiciled in Nevada, the Company was a Canadian corporation known as Technigen Corporation. In March of 2013, management decided to change the domicile of the Company to Wyoming by filing articles of continuance on March 5, 2013, subsequently dissolving the Nevada corporation.

In January 2020, due to regulatory and taxation hurdles, the Company abandoned the proposed Joint Venture to source and import hemp-based products from Southeast Asia.

During August 2020, the Company approved an increase in the number of authorized common stock from 800,000,000 shares to 1,500,000,000 shares. Thereafter, the Company filed a Certificate of Amendment, with the state of Wyoming, increasing its authorized common stock from 800,000,000 shares to 1,500,000,000 shares.

On December 14, 2020, the Company entered a Stock Purchase Agreement with Dr. Joseph Sinkule for 1,000,000 shares of the Company’s Series C preferred stock. The purchase price was $110,000. Jason Tucker, the Company’s CEO, resigned from the Company and Mr. Simkule become the Company’s CEO and sole director. The $110,000 proceeds were used to repay the Company’s promissory notes and accrued interest and compensate Mr. Tucker for his service to the Company. The 1,000,000 of Series C preferred stock were considered acquired in the November 1, 2021 Agreement and Plan of Merger. See Note 3 — Reverse Acquisition for a further discussion.

On November 1, 2021, the Company executed an Agreement and Plan of Merger with Anew Acquisition Corp (“ANEW”), including the wholly own subsidiary ANEW Oncology, Inc., whereby each issued and outstanding share of ANEW common stock was converted into the right to receive one-one hundredth (1/100) of a share of the Company’s Series B preferred stock, par value $.001 per share. See Note 3 — Reverse Acquisition for a further discussion. Mr. Sinkule, the Company’s CEO, was the CEO and sole director of ANEW.

After November 1, 2021, the Company will pursue the development of its licensed rights in major world markets to biologic medicines and gene therapies that will be developed and commercialized by the Company and affiliates and/or corporate partners.

On November 1, 2021, the shareholders of the Company approved a name change to ANEW MEDICAL, INC. and approved a 1-for-2500 reverse split.

On January 4, 2022, the Company filed an Articles of Amendment with the State of Wyoming, changing its name to “ANEW MEDICAL, INC.” and the contemplated 1-for-2,500 reverse split. During January 2022 and in accordance with SEC Rule 10b-17 and FINRA Rule 6490, the Company submitted documents and other information to FINRA in furtherance of pursuing and obtaining approval of the subject reverse stock split and name change. The Company must submit additional documents requested by, and necessary to obtain approval of, FINRA in connection with the subject reverse stock split and name change. As of December 31, 2022, the reverse split and name change have not been declared effective.

Business

The Company was formed to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, and neurodegenerative disorders. The Company currently has acquired two licensed platforms a generic drug portfolio and a biosimilar biologics platform that uses biologic therapies to treat cancer, and two proprietary,

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

patented technologies involving the melanocortin receptor-binding molecules and a gene therapy platform which uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases.

On September 12, 2022, the Company acquired five market-approved anti-cancer drugs approved for sale in Germany for $1,386,766. The Market Authorizations (MA’s) are for four of the drugs that comprise the “FOLFOX” and “FOLFIRI” multi-drug regimens used in treatment of metastatic colorectal and gastric cancer and in two of the drugs are used to treat metastatic lung cancer. The drugs are important in the treatment of many solid tumors in both childhood and adult cancers. Previously, the Company acquired two off-patent biogeneric antibodies from Reliance Life Sciences (RLS), the life science arm of Reliance Industries Pvt Ltd. of Navi Mumbai, India.

In accordance with Accounting Standards Codification (“ASC”) 915, Development Stage Entities, the Company is considered to be in the development stage, with limited operations since incorporating in the United States.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations. In addition, certain prior year amounts from the restated amounts have been reclassified for consistency with the current period presentation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentrations of Risk

Cash and cash equivalents deposited with financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company did not hold cash in excess of FDIC insurance coverage at a financial institution as of December 31, 2022 and December 31, 2021.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. The prepaid expenses were 3,667 at December 31, 2022 and December 31, 2021, consisting of the OTC Market semi-annual fee.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Property and equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Licenses

The Company acquires medical licenses for the treatment of medical conditions to market and sell in the future. The initial asset cost is the cost to acquire the license. Once in use, the Company amortizes the license cost over the useful life using the straight-line method.

Patents

The Company records the cost to acquire a commercial license to technologies and patents as the initial asset cost. Once the patents are approved and in use, and assuming no litigations expenses, the Company amortizes the patent cost over the useful life using the straight-line method. The amortization period will not exceed the lifespan of the protection afforded by the patent. If the expected useful life of the patent is even shorter, the Company will use the useful life for amortization purposes. Thus, the shorter of a patent’s useful life and its legal life will be used for the amortization period.

Valuation of Long-Lived and Intangible Assets

We assess the impairment of long-lived and intangible assets periodically, or at least annually, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important, which could trigger an impairment review, include the following: significant underperformance relative to historical or projected future cash flows; significant changes in the manner of use of the assets or the strategy of the overall business; and significant negative industry trends. When management determines that the carrying value of long-lived and intangible assets may not be recoverable, impairment is measured as the excess of the assets’ carrying value over the estimated fair value. Management is not aware of any other impairment changes that may currently be required; however, we cannot predict the occurrence of events that might adversely affect the reported values in the future. On an annual basis, the Company tests the long-lived and intangible assets for impairment based on the projected net present value of cash flows for each asset. Prior to the annual impairment test, if circumstances change and a long-lived or intangible asset is deemed impaired, an impairment loss will be immediately recognized in the statements of operations. At December 31, 2022, the date of the last impairment test, it was determined the estimated fair value exceeded the carry value by in excess of 50%.

On September 30, 2020, the Company wrote-off $30,000 of equipment as impaired.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Fair Value Measurements

In September 2006, the FASB issued ASC 820 (previously SFAS 157) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observations of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 —

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 —

Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 —

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company did not identify any assets or liabilities that are required to be adjusted on the balance sheet to fair value as of December 31, 2022 and December 31, 2021.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and service transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The U.S. Tax Cuts and Jobs Act (TCJA) legislation reduces the U.S. federal corporate income tax rate from 35.0% to 21.0% and is effective June 22, 2018, for the Company. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the three-months ended December 31, 2022, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. The Company is in the process of filing all unfiled tax returns. All tax returns for the Company remain open for examination.

Basic and diluted net income per share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. On December 31, 2022 and 2021, the Company’s common stock equivalents consisted of 405,250 shares of Series B preferred stock which may be converted into 40,525,000 shares of the Company’s common stock.

Research and Development Cost

Research and development (R&D) costs are expensed as incurred. R&D costs are related to the Company’s internally funded development of the Company’s medical licenses and patents. The Company had R&D costs of $-0- years ended December 31, 2022 and 2021.

Stock Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718 and No. 505. The Company issues restricted stock to employees and consultants for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

The Company uses the Black-Scholes-Merton valuation model for estimating the fair value of traded options and stock warrants. There were no stock warrants or stock options outstanding on December 31, 2022 and December 31, 2021.

The Company recorded stock-based compensation of $1,400 and $821,150 for the years ended December 31, 2022, and 2021, respectively.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE 2 — GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. The Company has not generated material revenues since inception and has generated losses totaling $3,216,219 since inception.

The consolidated financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liability that may result should the Company be unable to continue as a going concern.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 3 — REVERSE ACQUISITION

On November 1, 2021, the Company (the “Legal Entity”) executed an Agreement and Plan of Merger with Anew Acquisition Corp, including the wholly owned private subsidiary ANEW Oncology, Inc., (the “Accounting Entity”), whereby each issued and outstanding share of the Accounting Entity common stock was converted into the right to receive one-one hundredth (1/100) of a share of the Company’s Series B preferred stock, par value $.001 per share. On November 1, 2021, the total Accounting Entity stock issued and outstanding was an aggregate of 40,525,000 shares and 46 shareholders which was converted into an aggregate of 405,250 shares of the Company’s Series B preferred stock. As stated in the Agreement and Plan of Merger, each share of Series B preferred stock shall automatically be converted into a number of shares of Company’s common Stock equal to the number of shares of Series B preferred stock being converted, multiplied by 100 on the date of the completion a reverse common stock split for an aggregate of 40,525,000 shares of the Company’s common stock.

The Agreement and Plan of Merger between the Company and the Accounting Entity has been accounted for as an asset acquisition (reverse recapitalization transaction) rather than business combination, as the assets acquired, and the liabilities assumed from the Legal Entities do not meet the definition of a business under U.S. GAAP. The net assets acquired in connection with this transaction were recorded at their estimated acquisition date fair market value as of November 1, 2021, the date of completion of the Merger. As a result, goodwill is prohibited. Accordingly, the Accounting Entity’s liabilities and results of operations became the historical financial statements of the Company. The 1,044,861,360 outstanding shares of Legal Entity’s common stock prior to the Agreement and Plan of Merger agreement, were considered to be shares issued upon the reverse acquisition and the 1,000,000 Series C preferred stock were considered acquired during the reverse acquisition. The Company’s name will be changed to ANEW MEDICAL, INC.

As a result of the Agreement and Plan of Merger, Dr. Joseph Sinkule, the Legal Entity’s and Accounting Entity’s CEO and sole member of the Board of Directors, is the holder of 129,501 shares or 35% of the Company’s Series B preferred stock outstanding and 1,000,000 shares or 100% of the Company’s Series C preferred stock outstanding on a fully diluted basis.

The following table summarizes the fair values of assets acquired and Series C preferred stock assumed at the acquisition date of the Legal Entity.

Prepaid expenses	$5,282
Related party advances	(12,896)
Series C preferred stock	(110,000)
Equity	636,334
Total consideration	$518,720

Pro-Forma Financial Information

The following unaudited pro forma data summarizes the results of operations for the year ended December 31, 2021, as if the Merger between the Company, and Accounting Entity had been completed on January 1, 2021. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the Merger had taken place on January 1, 2021.

Year Ended December 31, 2021
Revenues	$—
New Loss	$(1,115,547)
Net loss per basic common share	$(0.00)
Weighted average common shares outstanding	1,044,861,360

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 4 — SEGMENT DATA

The Company has two reportable segments, which it believes best reflect how the Company is currently managed — Generic Drugs and Gene Therapy. The Generic Drugs segment consists of a portfolio of drugs and biosimilar biologics selling hard-to-source, difficult to find generic drugs and off-patent biologic therapies, and proprietary and patented technology platforms that include a library of melanocortin receptor-binding molecules. The Generic Drug segment operations focuses on bringing various generic drugs to market primarily in the U.S. and Europe markets. The Gene Therapy segment which uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging. The assets of the segments consist of the following at December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Generic drugs:
Licenses	$2,123,750	$736,983
Gene therapy:
Patents	86,160	—
Total	$2,209,910	$736,983

The following table presents the Company’s reportable segment results for the years ended December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Revenues:
Generic drugs	$—	$—
Gene therapy	—	—
Total	—	—

Expenses:
Generic drugs	402,544	1,109,025
Gene therapy	196,050	—
Total	598,594	1,109,025

Net loss:
Generic drugs	(402,544)	(1,109,025)
Gene therapy	(196,050)	—
Total	$(598,594)	$(1,109,025)

NOTE 5 — LICENCES AND PATENTS

Licenses

During 2020, the Company acquired two licenses two licensed platform technologies, a biosimilar biologics platform that uses biologic therapies to treat cancer — recombinant antibodies, and a gene therapy platform which uses a gene therapy approach to introduce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases. The licenses were valued at $736,983. The licenses are not in use and will be amortized over the useful life.

On September 12, 2022, the Company acquired five market-approved anti-cancer drugs approved for sale in Germany for $1,386,766. The purchase price consisted of cash for $39,248 and a short-term promissory note for $1,347,518. The purchase price represents the fair value of the intangible asset based on the net present value of the projected gross profit to be generated by the licenses. The licenses are not in use and will be amortized over the useful life.

The total licenses were $2,123,750 and 736,983 at December 31, 2022 and December 31, 2021, respectively, in the accompanying consolidated balance sheet.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 5 — LICENCES AND PATENTS (cont.)

Patents

The Company is acquiring patents for Alzheimer, ALS and other items through a third party. As of December 31, 2022, the patents have not finalized. Once the patents are declared effective, the Patents will be amortized over the shorter of a patent’s useful life and its legal useful life. The cost incurred as of December 31, 2022 was $86,160 and reported as patents in the accompanying consolidated balance sheet.

NOTE 6 — NOTES PAYABLE

On September 12, 2022, the Company issued a $1,347,518 promissory note to acquired five market-approved anti-cancer drugs. See Note 5 — Licenses and Patents for a further discussion. The promissory note bear interest at 6% and a maturity date of June 30, 2023. The Company has agreed to make monthly interest payment of $6,541. At December 31, 2022 and Company has made interest payments of $19,624. The unpaid balance principal and interest was $1,352,2608 at December 31, 2022.

NOTE 7 — EQUITY TRANSACTIONS

The Company was established with three classes of stock, common stock — 1,500,000,000 shares authorized at a par value of $0.0001 Class B preferred stock 500,000 shares authorized at a par value of $0.001 and Class C preferred stock 5,000,000 shares authorized at a par value of $0.0001.

On December 31, 2022 and December 31, 2021, the Company issue and outstanding common stock was 1,044,861,360 shares, 405,250 shares of Class B preferred stock and 1,000,000 shares of Class C preferred stock. As a result of the November 1, 2021 reverse acquisition, the Company common stock and Class C preferred stock were consider issued on November 1, 2021. See Note 3 — Reverse Acquisition for a further discussion.

Class B Preferred stock

On October 15, 2021, the Company designated 500,000 shares of Series B convertible preferred stock “Series B preferred stock”. The holders of each share of the Series B preferred stock shall be entitled to receive dividends declared by the Board of Directors and conversion to 100 shares of the Company’s common stock. In the event of a reverse common stock split, there will be no adjustment to the conversion of Series B preferred stock into shares of the Company’s common stock.

On November 1, 2021, the Company executed an Agreement and Plan of Merger with Anew Acquisition Corp, whereby each issued and outstanding share of Anew Acquisition Corp common stock was converted into the right to receive one-one hundredth (1/100) of a share of the Company’s Series B preferred stock, par value $.001 per share. See Note 3 — Reverse Acquisition for a further discussion. On November 1, 2021, the total Anew Acquisition Corp, stock issued and outstanding was an aggregate of 40,525,000 shares and 46 shareholders which was converted into an aggregate of 405,250 shares of the Company’s Series B preferred stock. As stated in the Agreement and Plan of Merger, each share of Series B preferred stock shall automatically be converted into a number of shares of Company’s common Stock equal to the number of shares of Series B preferred stock being converted, multiplied by 100 on the date of the completion a reverse common stock split for an aggregate of 40,525,000 shares of the Company’s common stock. The preferred stock was valued at $518,720 or $1.28 per share.

Common Stock

On November 1, 2021, the shareholders of Company approved a 1-for-2500 reverse split. As of December 31, 2022, the reverse split has not been declared effective.

On November 1, 2021, the Company entered into an Agreement and Plan of Merger between the Company and Anew Acquisition Corp, whereby the 1,044,861,360 outstanding shares were considered to be shares issued upon the reverse acquisition. See Note 3 — Reverse Acquisition for a further discussion.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 7 — EQUITY TRANSACTIONS (cont.)

On February 21, 2022, the Company entered into a Stock Purchase Agreement with an individual to sell 1,666,667 shares of the Company’s common stock for $250,000 or $0.15 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of December 31, 2022. The shares have not been issued to the individual at December 31, 2022.

On September 12, 2022, the Company entered into a Stock Purchase Agreement with an individual to sell 2,000,000 shares of the Company’s common stock for $500,000 or $0.25 shares. The shares issued will be calculated on a post-reverse split basis. The Company has a planned 1-for-2500 reverse stock split of its common stock was not declared effective as of December 31, 2022. The shares have not been issued to the individual at December 31, 2022.

NOTE 8 — MATERIAL CONTRACTS

On November 27, 2014, the Company signed a License Agreement and a Manufacturing and Supply Agreement for the monoclonal antibody development license and supply agreement and related manufacturing with Reliance Life Sciences (RLS), the life science arm of Reliance Industries Pvt Ltd, the largest private company in India. The contract expires on November 27, 2024 with a 10-year renewal option. The License Agreement intitles the Company to pay $100,000 per product for a total of three products with milestone payments for meeting certain criteria. In addition, the Company will pay a quarterly royalty payment of 5% on net sales of finished products. The Manufacturing and Supply Agreement contains an estimated acquisition price of active pharmaceutical ingredients (API ) of $350,000 per Kg for each product developed. As of December 31, 2022, the Company has not generated any activity under the agreement.

On October 1, 2020, the Company entered into a three-year Management Consulting Services Agreement with an individual to provide various services including raising funds for the Company. The contact terminates on September 30, 2023. The consultant is compensated with 3% of the net proceeds of the any contractual relationship and an equity compensation of up to 3% of the value of the business development contract with restricted share of the Company’s common stock. As of December 31, 2022, the Company has not generated any activity under the agreement.

On May 7, 2021, the Company sign a consulting agreement with a consultant to introduce the Company to a prospective investor/lender and includes a 5% commission fee. The contract terminates on May 7, 2022. Additionally, contemporaneously with signing the agreement, the Company paid $10,000. As of December 31, 2022, the Company has not generated any activity under the agreement.

On October 10, 2021, the Company signed an Employment Agreement with Dr, Joseph Sinkule to serve as the Company’s CEO for three years ending on October 9th 2024. In addition, My Sinkule will serve as a member of the board of directors for a five-year term. Mr. Sinkule’s annual salary will be $240,000 per year and increase to $360,000 per year upon raising a total of five million dollars ($5,000,000) or more in equity and/or debt financing.

On November 19, 2021, the Company sign a consulting agreement with an individual to raise capital for new medical products and commercialize such products for a 5% commission fee. As of December 31, 2022, the Company has not generated any activity under the agreement.

On January 24, 2022, the Company signed an exclusive, world-wide License Agreement with the University of Barcelona for a cell and/or gene therapy that has shown compelling activity in animal models of human Alzheimer’s disease and amyotrophic lateral sclerosis (“ALS” or “Lou Gehrig’s disease”). The gene therapy will also be applied to age-related diseases and rare (“Orphan”) diseases. Beginning on December 15, 2022, the annual license fee is 10,000 Euros. In addition, the Company will pay a Royalty equal to 3% of net sales of finished products.

On April 5, 2022, the Company entered into a Business Development and Consulting Agreement with an individual to serve as the Company’s chief business officer. Beginning on May 1, 2022, the consultant is compensated with $10,000 a month for the three months ended July 31, 2022 and $15,000 thereafter. The consultant with work approximately 80 hours a month. In addition to cash considerations, the consultant was compensated with

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 8 — MATERIAL CONTRACTS (cont.)

1,000,000 shares of the Company’s common stock valued at $1,400 or $0.0014 per shares. As of December 31, 2022, the shares have not been issued to the consultant. During the three months ended December 31, 2022, the consultant was paid $20,000. The Contract was terminated on August 15, 2022 with no amount due to the consultant.

On October 19, 2022, the Company sign a M&A/Capital Markets Advisory Agreement with a firm to advise and assist the Company in negotiating the terms and conditions with respect to a potential sale, purchase, merger, joint venture, business combination, material change of control, or similar transaction involving the Company and a strategic acquirer and/or private or publicly listed entity or business, including a Special Purpose Acquisition Company (SPAC), and with respect to any offerings of any equity, equity-linked or debt securities of the Company or any other party to a financing transaction and perform such other financial advisory services to the Company. The Company will compensate the firm with an M&A fee, a financing fee and expenses.

Upon consummation of a transaction, the Company will pay the firm an M&A fee consisting of an aggregate of a sum equal to the greater of $2,500,000 or the sum of the following amounts:

•        four percent (4.0%) of the first $100 MM of Aggregate Value;

•        three percent (3.0%) of any amount of the Aggregate Value between $100 MM and $200 MM;

•        two percent (2.0%) of any amount of the Aggregate Value between $200 MM and $300MM;

•        one percent (1.0%) of any amount of the Aggregate Value exceeding $300 MM

In addition, the Company will pay the firm a financing fee of seven percent (7%) of the aggregate amount of proceeds received from investors in the financing of any equity or equity-linked securities and three percent (3%) of the aggregate amount of proceeds received from the Financing of any non-equity-linked debt securities and credit facilities.

NOTE 9 — RELATED PARTIES

During November 2022, the Company advanced a shareholder $300,000 as a short-term loan. The loan is non-interest bearing and due by the end of December 2022. The shareholder repaid $50,000 during December 2022. At December 31, 2022, the loan balance of $250,000 is reported in due from related party in the accompanying consolidated balance sheets.

NOTE 10 — INCOME TAXES

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2022 or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open for examination.

STRATEGIC ASSET LEASING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 10 — INCOME TAXES (cont.)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	2022	2021
Income tax provision at the federal statutory rate	21%	21%
Effect on operating losses	(21)%	(21)%

The net deferred tax assets consist of the following:

	December 31, 2022	December 31, 2021
Deferred tax asset	$675,406	$549,701
Valuation allowance	(675,406)	(549,701)
Net deferred tax asset	$—	$—

The change in the valuation allowance for the year ended December 31, 2021 was an increase of $125,705.

NOTE 11 — SUBSEQUENT EVENTS

On January 11, 2023, a shareholder repaid a $250,000 short-term loan to the Company.

On May 30, 2023, the Company entered into a Business Combination Agreement with Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”), and Redwoods wholly owned subsidiary ANEW MEDICAL Sub, Inc., a Wyoming corporation (“Merger Sub”), The Business Combination Agreement and the transactions contemplated thereby were approved by the board of directors of each of Redwoods and the Company.

The Business Combination Agreement provides, among other things, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the applicable provisions of the Wyoming Business Corporations Act (the “WBCA”), Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Redwoods, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in the Business Combination Agreement.

The Business Combination is expected to close, and the related S4 is expected to be effective, in the third calendar quarter of 2023, but in no event later than December 4, 2023, following the receipt of the required approval by the stockholders of Redwoods and the Company, approval by the Nasdaq Stock Market (“Nasdaq”) of the initial listing application of the combined company filed in connection with the Business Combination, and the fulfillment of other customary closing conditions.

The Company’s pending name change to ANEW MEDICAL Inc. and a reverse split will no longer be necessary as the combined company will be renamed ANEW MEDICAL Inc. on the Business Combination closing date and the Company’s outstanding common stock and preferred stock will be converted into 6,000,000 shares of the combined company’s common stock.

The Company evaluated all events or transactions that occurred through March 23, 2023. During this period, the Company did not have any material recognizable subsequent events.

Annex A

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

REDWOODS ACQUISITION CORP.,

ANEW MEDICAL SUB, INC.

AND

ANEW MEDICAL, INC.

DATED AS OF MAY 30, 2023

Annex A-i

Annex A-ii

ANNEXES AND EXHIBITS

Exhibit A	Sponsor Support Agreement
Exhibit B	Form of Company Stockholder Support Agreement
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of A&R Certificate of Incorporation
Exhibit E	Form of A&R Bylaws
Exhibit F	Form of Voting Agreement
Exhibit G	Form of Lock-Up Agreement

Annex A-iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of May 30, 2023, is made by and among Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”), ANEW MEDICAL Sub, Inc., a Wyoming corporation (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (the “Company”). Redwoods, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties” (and each a “Party”). Capitalized terms used herein have the meanings set forth in Section 1.1 and Section 1.2.

WHEREAS, (a) Redwoods is a blank check company incorporated as a Delaware corporation on March 16, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of Redwoods that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of Redwoods, Redwoods is required to provide an opportunity for its stockholders to have their outstanding shares of Redwoods common stock (the “Redwoods Common Stock”) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Redwoods Stockholder Approval;

WHEREAS, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the applicable provisions of the Wyoming Business Corporations Act (the “WBCA”), Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Redwoods, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Redwoods, Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”), and the Company, among others, have entered into the sponsor support agreement attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed (a) to vote its shares of Redwoods Common Stock in favor of the Required Transaction Proposals, (b) not to transfer its shares of Redwoods Common Stock for the period set forth therein, and (c) to waive any adjustment to the conversion ratio set forth in the Governing Documents of Redwoods or any other anti-dilution or similar protection with respect to its shares of Redwoods Common Stock in connection with the transactions contemplated by this Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of the Company Stockholders will enter into stockholder support agreements in the form attached hereto as Exhibit B (the “Company Stockholder Support Agreements”), pursuant to which, among other things, such Company Stockholders will agree (a) to, as promptly as practicable following the time at which the Registration Statement/Proxy Statement shall have been declared effective and made available to such Company Stockholders, vote their Company Shares in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement/Proxy Statement, this Agreement, any Ancillary Documents to which the Company is or will be a party, the Merger and the other transactions contemplated by this Agreement and any Ancillary Documents to which the Company is or will be a party, (b) not to transfer, prior to the Closing, such Company Stockholder’s Company Shares, subject to the exceptions set forth therein, and (c) not to transfer, following the Closing, such Company Stockholder’s shares of Redwoods Common Stock constituting such Company Stockholder’s Merger Consideration for a period of six months following the Closing, subject to the exceptions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, in connection with (and conditioned upon) the Merger, Redwoods, the Sponsor and certain other parties thereto have entered into that certain Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the “A&R Registration Rights Agreement”) to be effective upon the Closing, which agreement, upon execution and delivery by such parties, will replace and supersede the Registration Rights Agreement in its entirety;

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into that certain lock-up agreement (as amended, restated, modified or supplemented from time to time, the “Lock-Up Agreement”), to be effective upon the Closing, substantially in the form of Exhibit G attached hereto, with certain existing stockholders of the Company who, in each case, will receive Redwoods Common Stock in connection with the transactions contemplated hereby;

Annex A-1

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and are advisable to, the Company and the Company Stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that the Company Stockholders adopt and approve this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of Redwoods (the “Redwoods Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which a Redwoods Party is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Redwoods and its stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which a Redwoods Party is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that its stockholders adopt this Agreement and the Ancillary Documents to which a Redwoods Party is or will be party;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) recommended that its sole stockholder adopt and approve this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger); and

WHEREAS, each of the Parties intends that, for U.S. federal and applicable state income tax purposes, (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code (clause (b) being the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affordable Care Act” means the Patient Protection and Affordable Care Act of 2010.

“Aggregate Consideration” means, collectively, the Merger Consideration and, if any, the Contingent Consideration.

“Ancillary Documents” means the Sponsor Support Agreement, the Company Stockholder Support Agreements, the A&R Registration Rights Agreement, the Voting Agreement, the Lock-up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act, (b) the UK Bribery Act 2010, and (c) any other anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering, each as applicable.

Annex A-2

“Business” means the development by the Company of disruptive new therapies to alleviate and/or reverse the progression of cancer and neurodegenerative diseases through the use of cell and gene therapy.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Change of Control Payment” means (a) any success, change of control, retention, severance, transaction bonus or other similar payment to any Person that is payable due in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Closing Equity Value” means $60,000,000.

“Closing Equity Value Per Share” means (a) the Closing Equity Value, divided by (b) the Fully Diluted Company Capitalization.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means, except as set forth on Section 1.1(a) of the Company Disclosure Schedules, (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company, or (ii) all or substantially all of the assets or businesses of the Company and its Subsidiaries (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Business Intellectual Property” means collectively, the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended, filed with the Wyoming Secretary of State on March 5, 2013.

“Company Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Redwoods by the Company on the date of this Agreement.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of the Company or any of its Subsidiaries, whether or not due and payable, and not otherwise expressly allocated to a Redwoods Party pursuant to the terms of this Agreement or any Ancillary Document, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, expenses, commissions or amounts that are expressly allocated to the Company or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Redwoods Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) (Organization and Qualification), Section 3.2(a), Section 3.2(b) and Section 3.2(d) (Capitalization), Section 3.3 (Authority) and Section 3.18 (Brokers).

“Company IT Systems” means any and all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, used, licensed, or leased by the Company or its Subsidiaries.

Annex A-3

“Company Licensed Intellectual Property” means any and all Intellectual Property Rights owned by or licensed to any Person (other than the Company or any of its Subsidiaries) (i) that are licensed or sublicensed (or purported to be licensed or sublicensed) to the Company or any of its Subsidiaries or (ii) for which the Company or any of its Subsidiaries has obtained (or purported to have obtained) a covenant not to be sued.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger; provided, however, that in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures, (v) any Effect that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, Contingent Workers, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or the Company’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of Redwoods (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.6(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement, or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by the Company and its Subsidiaries, taken as a whole, to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which the Company and its Subsidiaries operate.

“Company Owned Intellectual Property” means any and all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Product” means each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Company or any of its Subsidiaries.

“Company Registered Intellectual Property” means any and all Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including all Registered Intellectual Property filed by or filed in the name of the Company or any of its Subsidiaries.

“Company Shares” means, collectively, the Company Common Stock.

“Company Stockholders” means, collectively, the holders of Company Common Stock as of any determination time prior to the Effective Time.

Annex A-4

“Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated as of March 21, 2023, between the Company and Redwoods.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contingent Worker” means any individual independent contractor, consultant, contractor, temporary employee or leased employee currently being used by the Company and its Subsidiaries and classified by them as other than an employee, or compensated other than through Form W-2 wages paid by them, through their payroll functions.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Effect” means any state of facts, event, change, effect, occurrence, circumstance or development.

“Employee Benefit Plan” means each (A) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (B) each stock option plan, stock purchase plan, bonus or incentive plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, compensation plan, program, agreement or arrangement, change in control plan, program or arrangement, supplemental income arrangement, vacation plan and each other employee benefit plan, program, policy, agreement and arrangement not described in (A) above, and (C) each plan or arrangement providing compensation to employees and non-employee directors, in each case that the Company or any of its Subsidiaries maintain, sponsor or contribute to or has any obligation to contribute to, or under or with respect to which the Company or any of its Subsidiaries has or may have any present or future Liability, whether contingent or otherwise, to provide compensation or benefits to or for the benefit of any of its current or former employees, consultants, managers or directors, or the spouses, beneficiaries or other dependents thereof (other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA)).

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, unit, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means (a) the Closing Equity Value Per Share, divided by (b) the Redwoods Share Value.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Federal Securities Laws” means U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Fraud” with respect to any Party, means a Willful Breach by such Party of the representations and warranties set forth in Article 3 or Article 4, as applicable, or in any certificate delivered hereunder, with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of Delaware. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness.

Annex A-5

“Fully Diluted Company Capitalization” means, without duplication, the sum of the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, determined on an as-converted basis (including, for the avoidance of doubt, the number of shares of Company Common Stock issuable upon conversion of any outstanding convertible securities of the Company).

“GAAP” means United States generally accepted accounting principles.

“Good Laboratory Practices” mean the then current standards for conducting nonclinical laboratory studies, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Part 58, and such applicable standards of good laboratory practices as are required by Governmental Entities in any other countries in which the Company Products are intended to be sold.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or other organizational documents of such Person. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Healthcare Laws” means all Laws and regulations relating to patient care or human health and safety, including, as amended from time to time, any such Law pertaining to the research (including preclinical, nonclinical and clinical research or studies), development, testing, production, manufacture, transfer, storing, distribution, approval, labeling, marketing, pricing, third-party reimbursement or sale of pharmaceuticals, biological products, or medical devices including without limitation (i) the Federal Food, Drug and Cosmetic Act (FDCA) (21 U.S.C. § 201 et seq., as amended) and the Public Health Service Act (42 U.S.C. §201 et seq., as amended), (ii) the Health Insurance Portability and Accountability Act of 1996 (HIPAA), (42 U.S.C. §§1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), (iii) the applicable requirements of Medicare, Medicaid and other Governmental Entity healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous laws of any federal, state, local, or foreign jurisdiction applicable to the Company; (iv) applicable state licensing, disclosure and transparency reporting requirements; (v) all Laws relating to any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Entity, the 21st Century Cures Act (Pub. L. 114-255), and any state or federal Law the purpose of which is to protect the privacy of individually-identifiable patient information, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, TRICARE (10 U.S.C. Section 1071 et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and similar state or foreign Laws related to the reporting of manufacturer payments or transfers of value to health care professionals, in each case including the associated rules and regulations promulgated thereunder and all of their foreign equivalents, and any other requirements of Law relating to the Business; and (vi) any Laws of any other country in which the Company Products are tested, manufactured, marketed or distributed, or in which country the Company does business, which Laws are similar, analogous, or comparable to any item set forth hereinabove.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Incentive Stock Option” means an option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

Annex A-6

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates or extensions of any of the foregoing (collectively, “Patents”), (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names, social media accounts or identifiers, corporate names and other source or business identifiers, whether or not registered together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”), (c) copyrights and rights in works of authorship, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions, restorations and reversions of any of any of the foregoing (collectively, “Copyrights”), (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, methods, processes, experience, techniques and processes, whether patentable or not, (e) rights in or to Software or other technology, (f) rights in databases and compilations, including rights in data and collections of data, whether machine readable or otherwise, (g) publicity rights and privacy rights and (h) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world, and the right to assert, claim or sue and collect damages for the past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940.

“Key Employee” means any individual employed by the Company or any of its Subsidiaries who directly reports to, or is, the Chief Executive Officer.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Liability” or “liability” means any and all debts and liabilities, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, covenant not to sue granted to a third party, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Listing Exchange” means Nasdaq, or such other national securities exchange mutually acceptable to Redwoods and the Company.

“Lock-Up Agreement” has the meaning set forth in the Recitals hereto.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Merger Consideration” means with respect to each outstanding share of Company Common Stock a number of shares of Redwoods Common Stock equal to the Exchange Ratio (and with an aggregate value equal to the Closing Equity Value), allocated to the Company Stockholders as set forth on the Allocation Schedule.

Annex A-7

“Nasdaq” means the Nasdaq Stock Market LLC.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company or any of its Subsidiaries on a non-exclusive basis under standard terms and conditions.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“OTC” means the OTC Markets Group.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, Consents, authorizations, clearances, licenses, registrations, permits or certificates of or issued by a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet delinquent as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property for the operation of the Business and do not prohibit or interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (e) in the case of the Leased Real Property, any Lien granted by any lessor, developer or third-party on any fee interest underlying the Leased Real Property, (f) the Real Property Leases, (g) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (h) Liens that do not, individually or in the aggregate, materially and adversely affect or disrupt the ordinary course operation of the Business and (i) non-exclusive grants by the Company or its Subsidiaries of Intellectual Property Rights in the ordinary course of business consistent with past practice and that are not material to the Company or any of its Subsidiaries.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data in the Company’s possession, custody, or control, that identifies, or that could reasonably be used to identify, any natural person or device or household.

“Private Units” means the units sold to Redwoods Capital LLC and Chardan in a private placement that occurred concurrently with the IPO;

“Pre-Closing Redwoods Stockholders” means the holders of Redwoods Common Stock at any time prior to the Effective Time.

“Privacy Laws” means all applicable Laws that govern the Processing of Personal Data or governing privacy, data protection, data security, or data or security breach notification.

“Redwoods Acquisition Proposal” means any transaction or series of related transactions under which Redwoods or any of its Affiliates, directly or indirectly (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s), or (iii) acquires or otherwise purchases at least a majority of the voting securities of such Person(s) or all or substantially all of the assets or businesses of any other Persons(s) (in the case of each of clauses (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance

Annex A-8

of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Redwoods Acquisition Proposal.

“Redwoods Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp., effective as of March 30, 2022, as amended pursuant to that Certificate of Amendment, effective as of April 4, 2023.

“Redwoods Common Stock” means the common stock of Redwoods, par value $0.0001 per share.

“Redwoods Filing Breach” means the failure of Redwoods or Sponsor to (i) furnish, on a timely basis, such information concerning itself, its subsidiaries, officers, directors, managers, stockholders, and other equity holders, or such other information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested by the Company or its Representatives in connection with the preparation of the Registration Statement/Proxy Statement, or any amendment thereto, or (ii) promptly file the Registration Statement/Proxy Statement (or any amendment thereto) when such Registration Statement/Proxy Statement (or any amendments thereto) is ready to be filed.

“Redwoods Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Redwoods on the date of this Agreement.

“Redwoods Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of any Redwoods Party or that any Redwoods Party is obligated to pay, prior to and through the Closing Date, and whether paid or unpaid, whether or not then payable, prior to or at the Closing, in connection with (x) Redwood’s initial public offering, (y) the negotiation, preparation and execution of this Agreement and the Ancillary Documents, the performance of and compliance with the terms of this Agreement and the Ancillary Documents to be performed or complied with at or before Closing and the consummation of the all transactions contemplated hereby and thereby, and (z) any other activities of any Redwoods Party since Redwood’s initial public offering, including (i) any deferred underwriter fees, discounts and commissions in connection with Redwood’s initial public offering, (ii) the unreimbursed fees, costs, expenses and disbursements of legal counsel, accountants, advisors and consultants of Redwoods and its Subsidiaries, (iii) the fees, costs and expenses associated with the Redwoods D&O Tail, (iv) the fees, costs and expenses incurred in connection with any PIPE Investment, including any cash financing fees, costs or expenses, or any advisory fees, costs or expenses paid or payable to any third-party advisor to any Redwoods Party, in each case, incurred in connection with any PIPE Investment (but excluding any conversion discount or any other non-cash expense incurred in connection with any PIPE Investment), and (v) any fees, costs, expenses, commissions or amounts that are expressly allocated to Redwoods or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Redwoods Expenses shall not include any Company Expenses.

“Redwoods Expenses Cap” means $4,000,000 or such other amount as may be otherwise mutually agreed in writing by Redwoods and the Company.

“Redwoods Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6(a), Section 4.6(b) (Capitalization) and Section 4.17 (Redwoods Expenses).

“Redwoods Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Redwoods Parties, taken as a whole, or (b) the ability of Redwoods or Merger Sub to consummate the Merger; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Redwoods Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities

Annex A-9

markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, (v) any Effect that is generally applicable to the industries or markets in which any Redwoods Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Redwoods Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or Redwood’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of the Company (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any Redwoods Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any Effect relating to the Company or its Subsidiaries or the Company Stockholders, (x) any Redwoods Stockholder Redemption, in and of itself, or (xi) any breach of any covenants, agreements or obligations of an Investor under any PIPE Investment (including any breach of the obligations to fund any person’s commitment thereunder when required); provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Redwoods Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Redwoods Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the Redwoods Parties operate.

“Redwoods Parties” means, collectively, Redwoods and Merger Sub.

“Redwoods Rights Agreement” means that certain Rights Agreement, dated March 30, 2022, by and between Redwoods and Continental Stock Transfer & Trust Company, as the rights agent.

“Redwoods Rights” means rights to receive shares of Redwoods Common Stock (each such right to receive one-tenth (1/10) of a share of Redwoods Common Stock), including the rights included in the Private Units.

“Redwoods Securities” means the Redwoods Common Stock, Redwoods Rights, Redwoods Warrants, Redwoods Units and Redwoods UPO, collectively.

“Redwoods Share Value” means $10.00.

“Redwoods Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Redwoods Common Stock entitled to vote thereon, whether in person or by proxy at the Redwoods Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Redwoods and applicable Law.

“Redwoods Stockholder Redemption” means the right of the holders of Redwoods Common Stock to redeem all or a portion of their Redwoods Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in the Redwoods Certificate of Incorporation.

“Redwoods Units” means units of Redwoods, including the Private Units, each unit comprising one share of Redwoods Common Stock, one Redwoods Right to receive one-tenth (1/10) of a share of Redwoods Common Stock upon the consummation of an initial business combination, and one Redwoods Warrant to purchase one share of Redwoods Common Stock at a price of $11.50 per whole share.

“Redwoods UPO” means the option issued to Chardan Capital Markets, LLC and/or its designees, to purchase up to an aggregate of 345,000 Redwoods Units at a price of $11.50 per Redwoods Unit.

“Redwoods Warrants” means warrants to purchase one share of Redwoods Common Stock at a price of $11.50 per whole share, including the warrants included in the Private Units.

Annex A-10

“Redwoods Warrant Agreement” means that certain Warrant Agreement, dated March 30, 2022, by and between Redwoods and Continental Stock Transfer & Trust Company, as the warrant agent.

“Proceeding” means any lawsuit, litigation, action, audit, complaint, proceeding, suit, arbitration or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, acquisition, receipt, storage, processing, recording, distribution, transfer, sharing, organization, adaptation, alteration, import, export, protection (including security measures), de-identification, deletion, destruction, disposal, dissemination or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, as amended from time to time and pursuant to which the Company or, if applicable, any of its Subsidiaries, leases or sub-leases any real property.

“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of the Redwoods Certificate of Incorporation.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and internet domain name registrations.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 30, 2022, by and between Redwoods, the Sponsor and the other party thereto.

“Regulatory Permits” means all Permits granted by the FDA, the DEA, or any comparable Governmental Entity to the Company or any of its Subsidiaries, including Investigational New Drug Exemption applications (INDs), New Drug Applications (NDAs), Biologics License Applications, manufacturing approvals and authorizations, clinical trial authorizations and ethical reviews as issued or granted by Institutional Review Boards (IRBs), or their state, national or foreign equivalents.

“Representatives” means, with respect to a Person, such Person’s directors, officers and employees, and legal, financial, internal and independent accounting and other advisors and representatives.

“Required Governing Document Proposals” means the approval of the Amended and Restated Certificate of Incorporation and Bylaws of Redwoods in the form attached hereto as Exhibit D and Exhibit E, respectively.

“Sanctions and Export Control Laws” means any applicable Law in any part of the world related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Redwoods Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Software” means any and all (a) computer software and programs, including any and all software implementations of algorithms, models and methodologies and all databases and compilations, whether in source code or object code, (b) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (c) documentation, including user manuals and other training documentation, related to any of the foregoing.

Annex A-11

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative or add-on minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, disability, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes or other like governmental fees or assessments, in each case, in the nature of taxes, together with any interest, deficiencies, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, reports, declarations, claims for refund, estimates or other documents relating to Taxes, together with any schedules or attachment thereto or amendments thereof, filed or required to be filed with any Tax Authority.

“Transaction Expenses” means all Company Expenses and Redwoods Expenses.

“Transaction Filing Fees” means (a) the HSR Act filing fee, (b) any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC and (c) the fees and expenses payable to the Listing Exchange in connection with the listing of the Redwoods Common Stock to be issued in connection with the Merger.

“Transaction Share Consideration” means an aggregate number of shares of Redwoods Common Stock equal to (a) the Closing Equity Value, divided by (b) the Redwoods Share Value.

“Transfer Taxes” has the meaning set forth in Section 5.5.(d).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of the Closing.

“Unpaid Redwoods Expenses” means the Redwoods Expenses that are unpaid as of the Closing.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case, that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Section 1.2 Certain Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Company Financial Statements	5.7
Additional Redwoods SEC Reports	4.7
Agreement	Introduction
Allocation Schedule	2.4
A&R Registration Rights Agreement	Recitals

Annex A-12

Term	Section
CARES Act	3.17(o)
Contingent Consideration Shares	2.2(a)
Certificate of Merger	2.1(ii)
Certificates	2.1(vii)
Change of Control	2.2(d)
Closing	2.3
Closing Date	2.3
Closing Filing	5.4(b)
Closing Press Release	5.4(b)
Company	Introduction
Company Board	Recitals
Company D&O Persons	5.15(a)
Company D&O Tail Policy	5.15(c)
Company Designees	5.16(b)
Company Financial Statements	3.5
Company Related Party	3.20
Company Related Party Transactions	3.20
Company Stockholder Support Agreements	Recitals
Company Stockholder Support Agreements	Recitals
Company Stockholder Approval	5.13
Company Stockholder Approval Deadline	5.13
Confidential Intellectual Property	3.14(f)
Contingent Consideration	2.2(a)
Contingent Consideration Shares	2.2(a)
Creator	3.14(e)
Dissenting Shares	2.6
Effective Time	2.1(ii)
Enforceability Exceptions	3.3
Excess Expenses Amount	5.18
Exchange Agent	2.7(a)
Exchange Agent Agreement	2.7(a)
Exchange Fund	2.7(c)
Extension	5.22
Extension Proxy Statement	5.22
FDCA	3.24(d)
Government Funded IP	3.14(l)
Intended Tax Treatment	Recitals
Interim Period	5.1
Investors	Recitals
Leased Real Property	3.19(b)
Letter of Transmittal	2.7(b)
Licensed Patents	3.14(a)
Material Contracts	3.8(a)
Material Permits	3.7
Merger	Recitals
Merger Sub	Introduction
New Equity Incentive Plan	5.7
Non-Redemption Agreements	Recitals
Officers	5.16(b)
Parties	Introduction

Annex A-13

Term	Section
Permitted Transfer	2.2(f)
PIPE Investors	5.17
PIPE Investment	5.17
PIPE Subscription Agreements	5.17
Privacy and Data Security Policies	3.21(a)
Privacy Requirements	3.21(a)
Redwoods	Introduction
Redwoods Board	Recitals
Redwoods D&O Persons	5.14(a)
Redwoods D&O Tail Policy	5.14(c)
Redwoods Designee	5.16(c)
Redwoods Financial Statements	4.13(d)
Redwoods Related Party	4.9
Redwoods Related Party Transactions	4.9
Redwoods SEC Reports	4.7
Redwoods Stockholders Meeting	5.8
Proxy Statement/Prospectus	5.7
Public Stockholders	8.18
Qualifying License	2.2(a)(iv)
Registration Statement	5.7
Registration Statement/Proxy Statement	5.7
Required Transaction Proposals	5.8
Shortfall	2.2(c)
Signing Filing	5.4(b)
Signing Press Release	5.4(b)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Surviving Corporation	2.1(i)
Termination Date	7.1(d)
Transaction Litigation	5.19
Trust Account	8.18
Trust Agreement	4.8
Trustee	4.8
Voting Agreement	5.16(c)
WBCA	Recitals
Waived 280G Payments	5.21
Waived Amount	5.17(b)

ARTICLE 2
THE MERGER

Section 2.1 Merger. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA, on the Closing Date, Merger Sub shall merge with and into the Company at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Corporation”).

(ii) At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Redwoods (the “Certificate of Merger”), to be executed and filed with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Wyoming

Annex A-14

Secretary of State or at such later date or time as is agreed by Redwoods and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all Liabilities, obligations, restrictions, disabilities and duties of or applicable to each of the Company and Merger Sub shall become the Liabilities, obligations, restrictions, disabilities and duties of or applicable to the Surviving Corporation, in each case, in accordance with the WBCA.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall, in accordance with the terms thereof and the WBCA, be the Governing Documents of the Surviving Corporation, in each case, until thereafter changed or amended as provided therein or by the WBCA.

(v) At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001, of the Surviving Corporation.

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than Dissenting Shares and the Company Shares cancelled in accordance with clause (viii) immediately below) issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive a number of shares of Redwoods Common Stock equal to the Merger Consideration. From and after the Effective Time, the holder(s) of certificates (the “Certificates”), if any, evidencing ownership of Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2 Contingent Consideration.

(a) Following the Closing, in addition to the consideration to be received pursuant to Section 2.1(vii) and as part of the overall Aggregate Consideration, the Company Stockholders shall be issued additional shares of Redwoods Common Stock (the “Contingent Consideration” and such shares of Redwoods Common Stock, the “Contingent Consideration Shares”), as follows:

(i) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following Closing;

(ii) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following Closing; and

(iii) 1,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following Closing.

Annex A-15

(b) Except as otherwise specified pursuant to Section 2.2(c), upon the satisfaction of the conditions for the issuance of any Contingent Consideration Shares pursuant to Section 2.2(a), then within ten (10) Business Days following the achievement of the applicable conditions for the issuance of any Contingent Consideration Shares, Redwoods shall issue the applicable Contingent Consideration Shares to each Company Stockholder according to such Company Stockholder’s pro rata percentage as set forth on Section 2.2(a) of the Company Disclosure Schedules.

(c) Following the Closing, if a Change of Control of Redwoods shall occur, then the conditions for the issuance of any Contingent Consideration that remains unissued as of immediately prior to the consummation of such Change of Control shall be deemed to have been achieved and any such Contingent Consideration shall immediately become payable and the Company Stockholders shall be entitled to receive such Contingent Consideration immediately prior to the consummation of such Change of Control. Any Contingent Consideration shall be payable to the Company Stockholders as specified on the Allocation Schedule. For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to Redwoods upon:

(i) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of more than fifty percent (50%) of the assets of Redwoods and its Subsidiaries taken as a whole; or

(ii) a merger, consolidation or other business combination of Redwoods (or any Subsidiary or Subsidiaries that alone or together represent more than fifty percent (50%) of the consolidated business of Redwoods at that time) or any successor or other entity holding, directly or indirectly, fifty percent (50%) or more of all the assets of Redwoods and its Subsidiaries that results in the stockholders of Redwoods (or such Subsidiary or Subsidiaries) or any successor or other entity holding, directly or indirectly, less than fifty percent (50%) of the assets of Redwoods and its Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions.

(d) The Contingent Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Redwoods Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Redwoods Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Consideration is delivered to the Contingent Company Stockholders, if any.

(e) The right of the Company Stockholders to receive the Contingent Consideration (i) is solely a contractual right and will not be evidenced by a certificate and does not constitute a security or other instrument, (ii) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than upon written notice to Redwoods pursuant to a Permitted Transfer, and (iii) does not give the Company Stockholders any right to receive interest payments. There is no guaranty or other assurance of any kind that any Contingent Consideration will be payable hereunder (regardless of any projections, models, forecasts or any other financial data generated by, or provided to, the Company, Redwoods or their respective Affiliates or Representatives). For purposes of this Agreement, “Permitted Transfer” means (A) a transfer on death by will or intestacy, (B) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon the death of the trustee, (C) a transfer made pursuant to an order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation), (D) a transfer by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration, (E) a transfer made by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (F) a transfer by a Company Stockholder to one of its Affiliates after providing not less than ten (10) Business Days written notice to Redwoods and the Company, or (G) a transfer to any lender to a Company Stockholder, solely for purposes of creating a security interest therein or otherwise assigning as collateral security, or (G) a transfer permitted under the Lock-up Agreement or the Sponsor Support Agreement, as applicable.

Section 2.3 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date or time as Redwoods and the Company may agree in writing, or electronically by exchange of the closing deliverables by the means provided in Section 8.11.

Annex A-16

Section 2.4 Allocation Schedule. No later than forty eight (48) hours prior to the Closing Date, the Company shall deliver to Redwoods an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Equity Securities held by each Company Stockholder, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (b) the portion of the Transaction Share Consideration allocated to each Company Stockholder pursuant to Section 2.1(vii), as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (c) the portion of the Contingent Consideration allocated to each Company Stockholder, in the event that any Contingent Consideration becomes payable, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, and (d) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (a) and (b) of this Section 2.4 are, and will be as of immediately prior to the Effective Time, (i) true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company and applicable Laws. The Company will review any comments to the Allocation Schedule provided by Redwoods or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Redwoods or any of its Representatives to correct inaccuracies. Notwithstanding the foregoing or anything to the contrary herein, the aggregate number of shares of Redwoods Common Stock that each Company Stockholder will have a right to receive pursuant to Section 2.1(vii) will be rounded down to the nearest whole share.

Section 2.5 [Reserved].

Section 2.6 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Company Shares in accordance with Section 17-18-308 of the WBCA (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the WBCA with respect to such Company Shares) shall not be converted into a right to receive a portion of the Aggregate Consideration, but instead shall entitle the holder thereof only to such rights as may be granted under Section 17-18-308 of the WBCA; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 17-18-308 of the WBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 17-18-308 of the WBCA, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Aggregate Consideration, if any, to which such holder is entitled pursuant to Section 2.1 or 2.2, as applicable, without interest thereon. The Company shall provide Redwoods with prompt written notice of any demands received by the Company for appraisal of Company Shares, any written withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the WBCA that relates to such demand, and Redwoods shall be consulted with respect to all material negotiations and proceedings with respect to such demands. Except with the prior written consents of Redwoods, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.7 Closing Actions and Deliverables.

(a) At least five (5) Business Days prior to the Closing Date, Redwoods shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares, and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, for the portion of the Merger Consideration issuable in respect of such Company Share pursuant to Section 2.1(vii), and on the terms and subject to the other conditions set forth in this Agreement.

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a letter of transmittal in a customary form to be mutually agreed between the Parties (a “Letter of Transmittal”); provided that any representations and warranties made by a Company Stockholder in a Letter of Transmittal shall be limited to authority, title to the applicable Company Shares and absence of Liens on the applicable Company Shares.

(c) Prior to the Effective Time, Redwoods shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.7 through the Exchange Agent, evidence of Redwoods Common Stock in book-entry form representing the portion of the Merger

Annex A-17

Consideration issuable pursuant to Section 2.1(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Stockholder whose Company Shares have been converted into the right to receive a portion of the Merger Consideration pursuant to Section 2.1(vii) shall be entitled to receive the portion of the Merger Consideration to which he, she or it is entitled on the date provided in Section 2.7(e) upon (i) surrender of a Certificate (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent, or (ii) delivery of an “agent’s message” in the case of Company Common Stock held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with Section 2.7(d) (i) at least one (1) Business Day prior to the Closing Date, then Redwoods and the Company shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one (1) Business Day prior to or on or after the Closing Date, then Redwoods and the Company (or the Surviving Corporation) shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

(f) If any portion of the Merger Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate is, or the transferred Company Shares in book-entry form are, registered, it shall be a condition to the issuance of the applicable portion of the Merger Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, or such Company Shares in book-entry form shall be properly transferred, and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Shares in book-entry form, or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.7, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled in accordance with Section 2.1(viii)) shall solely represent the right to receive a portion of the Merger Consideration to which such Company Share is entitled pursuant to Section 2.1(vii).

(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Redwoods or as otherwise instructed by Redwoods, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Merger Consideration in accordance with this Section 2.7 prior to that time shall thereafter look only to Redwoods for the issuance of the applicable portion of the Merger Consideration, without any interest thereon. None of Redwoods, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Merger Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Redwoods free and clear of any claims or interest of any Person previously entitled thereto.

Annex A-18

(j) At the Closing:

(i) Redwoods shall deliver or cause to be delivered to the Company the written resignations of all of the directors and officers of Redwoods and Merger Sub (other than those Persons identified as directors of Redwoods immediately after the Effective Time, in accordance with the provisions of Section 5.16), effective as of the Effective Time; and

(ii) the Company shall deliver or cause to be delivered to Redwoods a duly executed certificate in accordance with the requirements of Section 1.897-2(h)(1) and Treasury Regulations Section 1.1445-2(c)(3), together with a notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

Section 2.8 Withholding. Notwithstanding anything in this Agreement to the contrary, Redwoods, Merger Sub, the Exchange Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Redwoods Parties, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Organization and Qualification.

(a) The Company and its Subsidiaries are corporations duly organized, validly existing under the Laws of their jurisdiction of incorporation. The Company and its Subsidiaries have the requisite corporate power and authority to own, lease and operate their properties and to carry on the Business as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company and its Subsidiaries have been made available to Redwoods, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and its Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in breach or violation of any provision set forth in its Governing Documents.

(c) The Company and its Subsidiaries are duly qualified or licensed to transact business and are in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by them, or the nature of the business conducted by them, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing (or the equivalent thereof) would not, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.2 Capitalization.

(a) Schedule 3.2(a) of the Company Disclosure Schedules sets forth, in each case as of the date of this Agreement, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof (which does not include any Subsidiary of the Company). All of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company Shares (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person (including under any provision of the WBCA, the Governing Documents of the Company or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound), (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights, or (y) options, restricted stock, phantom stock, warrants, purchase rights,

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subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in the case of each of clause (x) and (y), that would require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company or any of its Subsidiaries. Except as set forth on Section 3.2(a) of the Company Disclosure Schedules and in connection with the Transactions contemplated by this Agreement and the Ancillary Documents, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Shares. No Company Shares are held by a Subsidiary.

(b) Other than the Equity Securities it holds in each of its Subsidiaries, the Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Securities, and the Company is not a partner or member of any partnership, limited liability company or joint venture.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement and the debtor and creditor thereof.

(d) Section 3.2(d) of the Company Disclosure Schedules sets forth a list, as of the date hereof, of all Change of Control Payments of the Company and its Subsidiaries, identifying for each such Change of Control Payment (i) the Person eligible to receive such Change of Control Payment, (ii) the total potential amount of such Change of Control Payment, and (iii) the Contract or other arrangement pursuant to which such Change of Control Payment is payable or required to be made.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Company Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (“Enforceability Exceptions”).

Section 3.4 Subsidiaries.

(a) Set forth on Section 3.4(a) of the Company Disclosure Schedules is a list of the Company’s Subsidiaries, together with their jurisdiction of incorporation, and a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary.

(b) All of the issued share capital, stock or other voting or equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All of the ownership interests in each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. There are no outstanding (ii) subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities of any Subsidiary convertible into or exchangeable or exercisable for shares or voting or equity securities of any Subsidiary, or any other Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue or sell any shares of, other equity interests in or debt securities of, any Subsidiary, or (iii) equity equivalents, phantom stock, options, appreciation rights, stock units, profits interests or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any shares, voting or equity securities or securities convertible into or exchangeable for shares or voting or equity securities of any Subsidiary (the items in clauses (i) and (ii) being, collectively, “Subsidiary Securities”). There are no

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outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. None of the Subsidiaries owns any equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No Subsidiary is party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.

Section 3.5 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to Redwoods true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2021 and December 31, 2022 and the related audited consolidated statement of operations and comprehensive loss, statement of convertible preferred stock and deficit and statement of cash flows of the Company and its Subsidiaries for each of the years then ended (collectively, the “Audited Company Financial Statements”), and the unaudited, draft consolidated balance sheet of the Company as of March 31, 2023 and the related unaudited consolidated statement of operations of the Company and its Subsidiaries for the three months ended March 31, 2023 (the “Unaudited Company Financial Statements” and, together with the Audited Company Financial Statements, the “ Company Financial Statements”). The Company Financial Statements (including the notes thereto) and, when delivered pursuant to Section 5.7, the Additional Company Financial Statements and any pro forma financial statements, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) in the case of the Audited Company Financial Statements and the Additional Company Financial Statements, when delivered pursuant to Section 5.7 only, fairly present, as applicable, the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, (iii) in the case of the Company Financial Statements and the Additional Company Financial Statements, solely when delivered pursuant to Section 5.7, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors when filed as part of the Registration Statement/Proxy Statement, and (iv) comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date hereof (including Regulation S-X or Regulation S-K, as applicable); provided that, the Unaudited Company Financial Statements do not include all of the notes or the information contained in such notes as required by GAAP for complete financial statements and are subject to normal year-end adjustments;

(b) Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred in the ordinary course of business as of December 31, 2022 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, and (iv) for Liabilities that are not have a Company Material Adverse Effect, the Company and its Subsidiaries have no Liabilities required by GAAP to be reflected or reserved against in the consolidated balance sheet as of December 31, 2022 included in the Company Financial Statements.

(c) The Company has established and maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets.

(d) Except as set forth on Section 3.5(d) of the Company Disclosure Schedules, in the past two (2) years, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim, written or otherwise, that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (ii) a “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries, or (iii) fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company and its Subsidiaries.

Section 3.6 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will

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be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA, or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.6(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which the Company or any of its Subsidiaries is a party, or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company or any of its Subsidiaries, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.7 Permits. The Company and its Subsidiaries have all material Permits and Regulatory Permits that are required to own, lease or operate their properties and assets and to conduct the Business as currently conducted in all material respects, except where the failure to obtain the same would not result in a Company Material Adverse Effect (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, and (b) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, submitted to FDA for any reason including without limitation as the basis for or in connection with any and all requests for a Permit from the FDA or other analogous Governmental Entity, when submitted to the FDA or such other Governmental Entity, were, at the time of submission, and remain true, complete and correct as of the date of submission and any necessary and required updates, changes, corrections, or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. Each of the Company and its Subsidiaries has maintained or filed with the FDA and any other Governmental Entity all required reports, documents, forms, notices, applications, records or claims that are necessary to comply with Healthcare laws.

Section 3.8 Material Contracts.

(a) Section 3.8(a) of the Company Disclosure Schedules sets forth a list of the following Contracts, other than the Employee Benefit Plans, to which the Company or any of its Subsidiaries is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.8(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.8(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of the Company or any of its Subsidiaries or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of the Company or any of its Subsidiaries;

(ii) any Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates, in each case, any material tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $25,000;

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(iii) any Contract under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company or any of its Subsidiaries, except for any lease or agreement under which the aggregate annual rental payments do not exceed $25,000;

(iv) any Contract for any joint venture, partnership, collaboration or strategic alliance;

(v) any Contract with a licensed healthcare professional, and any entity or organization relating to the development, manufacturing, testing, clinical trials, or marketing of any Company Product;

(vi) any Contract that (A) limits or purports to limit the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit the operations of Redwoods or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or (C) contains any other provisions restricting or purporting to restrict the ability of the Company or any of its Subsidiaries to sell, manufacture, develop, commercialize, test or research the Company Products, directly or indirectly through third parties, in any material respect or that would so limit or purports to limit Redwoods or any of its Affiliates after the Closing;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of (A) $25,000 annually, or (B) $50,000 over the life of the agreement;

(viii) any Contract requiring the Company or any of its Subsidiaries to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of the Company or any of its Subsidiaries, in each case in excess of $25,000;

(ix) any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person, in each case in excess of $25,000;

(x) any Contract required to be disclosed on Section 3.20 of the Company Disclosure Schedules;

(xi) any Contract with any Person (A) pursuant to which the Company or any of its Subsidiaries (or Redwoods or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, relating to Company Products, or (B) under which the Company or any of its Subsidiaries grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Business Intellectual Property;

(xii) any Contract (A) for the employment or engagement of any Key Employee of the Company or any of its Subsidiaries, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xiii) any Contract (A) executed with any current director, manager, officer, employee, Contingent Worker or other individual service provider of the Company or any of its Subsidiaries that provides for severance benefits, or (B) entered into by the Company or any of its Subsidiaries that constitutes a collective bargaining agreement or any other agreement executed between the Company or its Subsidiary, as applicable, and a union or similar organization;

(xiv) any Contract for the disposition of any material portion of the assets or business of the Company or any of its Subsidiaries or for the acquisition by the Company or any of its Subsidiaries of the material assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company or any of its Subsidiaries has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

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(xv) any Contract pursuant to which the Company or any of its Subsidiaries (A) obtains any right to use, or covenant not to be sued under, any Intellectual Property Right (other than any license for Off-the-Shelf Software), or (B) grants any right to use, or covenant not to be sued under, any Intellectual Property Right (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice);

(xvi) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement by the Company or any of its Subsidiaries, (B) with a Governmental Entity or which relates to alleged criminal wrongdoing, (C) that imposes, at any time in the future, any material, non-monetary obligations on the Company or any of its Subsidiaries (or Redwoods or any of its Affiliates after the Closing), or (D) which requires the Company or any of its Subsidiaries to accept or concede material injunctive relief; and

(xvii) any other Contract the performance of which requires either (A) annual payments by the Company or any of its Subsidiaries in excess of $25,000, or (B) aggregate payments by the Company or any of its Subsidiaries in excess of $50,000 over the life of the agreement and, in each case, that is not terminable by the Company or its Subsidiary, as applicable, without penalty upon less than sixty (60) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the Company or its Subsidiary, as applicable, and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, and (ii) the Company and its Subsidiaries and, to the knowledge of the Company, the counterparties thereto, are not in material breach of, or default under, any Material Contract, and, to the knowledge of the Company, there are no facts or circumstances which would, or which would reasonably be expected to, lead to such breach or default.

Section 3.9 Absence of Changes. During the period beginning on March 31, 2023 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company and its Subsidiaries have conducted the Business in the ordinary course, and (ii) neither the Company nor any of its Subsidiaries has taken any action that would require the consent of Redwoods if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b) (i), (ii), (iv), (v), (vii), (ix), (x) (solely relating to the Company’s directors and officers), (xii), (xiv), (xv), (xviii) and (xxi).

Section 3.10 Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedules, there is (and for the past two (2) years there has been) (a) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors or officers, or affecting any of the Company’s or its Subsidiaries’ respective assets or properties, that if adversely decided or resolved, has had or would have a Company Material Adverse Effect, and, to the Company’s knowledge, no facts exist that would reasonably be expected to form the basis for any such Proceeding, (b) no Order to which the Company, its Subsidiaries, their respective directors and officers or any of the Company’s or its Subsidiaries’ respective properties or assets is subject that would have reasonably be expected to have a Company Material Adverse Effect, (c) no Proceeding by the Company or any of its Subsidiaries against any other Person, and no such Proceeding is or has been threatened in writing by the Company or any of its Subsidiaries, (d) no settlement or similar agreement that imposes any ongoing obligation or restriction on the Company or any of its Subsidiaries or the operation of the Business, and (e) no pending or, to the Company’s knowledge, threatened, audit, examination or investigation by any Governmental Entities in respect of the Company or any of its Subsidiaries or any of their respective properties or assets, or any of the directors or officers of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 3.11 Compliance with Applicable Law. The Company, its Subsidiaries and, to the knowledge of the Company, its officers, directors and employees (a) conduct (and for the past two (2) years have conducted) the Business in accordance with all Laws, Permits and Orders applicable to them and are not in violation of any such Law, Permit or Order, and (b) have not received any written communications from a Governmental Entity and, to the Company’s knowledge, there is no such pending communication, that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law, Permit or Order, except in each case of clauses (a) and (b), as is not and would not have a Company Material Adverse Effect.

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Section 3.12 Employee Benefit Plans.

(a) Section 3.12(a) of the Company Disclosure Schedules sets forth a true and complete list of all Employee Benefit Plans, excluding any Employee Benefit Plan that is (i) an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further Liability and (ii) an individual equity award agreement that is consistent with the form of such agreement set forth on Section 3.12(a) of the Company Disclosure Schedules.

(b) True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan required to be listed on Section 3.12(a) of the Company Disclosure Schedules, where applicable, have been delivered to Redwoods (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans, a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan, (ii) the most recent Internal Revenue Service determination or opinion letter, (iii) the most recently filed Form 5500, (iv) the most recent actuarial valuation report, (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto, (vi) the most recent non-discriminatory testing results and (vii) all non-routine correspondence to and from any Governmental Entity.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service with respect to such qualification, or may rely on an opinion letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance and, to the knowledge of the Company, no event or omission has occurred that would be reasonably likely to cause any such Employee Benefit Plan to lose such qualification or otherwise require corrective action under the Internal Revenue Service Employee Plan Compliance Resolution System to maintain such qualification. Each trust created under any such Employee Benefit Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(d) Each Employee Benefit Plan is and has been established, operated and administered in accordance with applicable Laws and with its terms, including ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past six (6) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance or similar program, or been the subject of any self-correction under any such program. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan. All payments or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e) None of the Company, its Subsidiaries or any ERISA Affiliate (or any predecessor thereof) currently maintains, or within the past six (6) years has maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to (i) any Employee Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).

(f) No Employee Benefit Plan provides health care or any other non-pension benefits to any employees after their employment is terminated (other than (i) as required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law, (ii) continuation of health or life insurance benefits provided during any severance period not in excess of two (2) years, or (iii) which lasts until the end of the month in which the termination of employment occurs).

(g) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Employee Benefit Plan is, or to the Company’s knowledge will be, subject to the penalties of Section 409A(a)(1) of the Code.

(h) Except as set forth on Section 3.12(g) of the Company Disclosure Schedules, none of the execution or delivery of this Agreement or any Ancillary Document to which the Company is or will be a party, the Company Stockholder Approval or the consummation of the transactions contemplated by this Agreement or any

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Ancillary Document to which the Company is or will be a party, would (either alone or in combination with any other event) reasonably be expected to (i) result in or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of the Company or any of its Subsidiaries or (ii) result in any excess “parachute payment” as defined in Section 280G(b)(2) of the Code.

(i) Neither the Company nor any of its Subsidiaries has any obligation to make any tax “gross-up” or similar “make whole” payments to any service provider, including, without limitation, with respect to Section 409A of the Code or Section 4999 of the Code.

(j) No Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.

Section 3.13 Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) Neither the Company nor any of its Subsidiaries has received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.

(b) There is (and for the past two (2) years there has been) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors and officers pursuant to Environmental Laws.

(c) There has not been, whether by the Company or any of its Subsidiaries, any manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

(d) The Company has made available to Redwoods copies of all environmental, health and safety reports and documents that were prepared for the Company or its Subsidiaries by third parties and are in the Company’s or its Subsidiaries’ possession relating to the operations, properties or facilities of the Company and its Subsidiaries in the past two (2) years.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, and (ii) any Patent included in the Company Licensed Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries (“Licensed Patents”), specifying as to each such item set forth in (i) and (ii), as applicable, (A) the record owner of such item, (B) the jurisdictions, registrar or platform in which such item has been issued, registered or filed, (C) the issuance, registration or application date, as applicable, for such item, (D) the issuance, registration or application number, as applicable, for such item, (E) whether such item is Government Funded IP and (F) the status and identification of any actions that must be taken in the 90 days after the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

(b) All fees and filings necessary as of the date of this Agreement to maintain any application or registration, issuance or grant of any Company Registered Intellectual Property or Licensed Patents have been timely submitted to the relevant intellectual property office or Governmental Entity and internet domain name registrars, as applicable. No item of the Company Registered Intellectual Property or the Licensed Patents is cancelled nor has any such item expired or been abandoned outside of the ordinary course of business. As of the date of this Agreement, the Company Business Intellectual Property is not the subject of any pending Proceedings, including litigation, interference, re-examination, inter parties review, reissue, opposition, nullity, cancellation or Uniform Domain-Name Dispute-Resolution Policy proceedings and, to the Company’s knowledge, no such Proceedings have been asserted or threatened by any Governmental Entity or any other Person.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedules, the Company and its Subsidiaries exclusively own all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and hold all right, title and interest in and to all of the Company’s or its applicable Subsidiary’s rights under all Company Licensed Intellectual Property free and clear of any Lien (other than

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Permitted Liens). For all Patents included in the Company Owned Intellectual Property, each inventor (i) is duly listed on each applicable Patent and (ii) has assigned his or her rights to the Company or the relevant Subsidiary.

(d) The Company Business Intellectual Property, constitutes all of the Intellectual Property Rights that are used in or necessary to enable the Company and its Subsidiaries to conduct the Business as currently conducted To the knowledge of the Company, the Company Registered Intellectual Property and Licensed Patents are currently in compliance with formal legal requirements of the applicable intellectual property office and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date, which are not listed in Section 3.14(a) of the Company Disclosure Schedules. All Company Registered Intellectual Property and, Licensed Patents are subsisting, and if registered, issued or granted, are valid and enforceable.

(e) The Company’s and its Subsidiaries’ current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Intellectual Property Rights on behalf of the Company (each such person, a “Creator”) have assigned to the Company or its relevant Subsidiary, as applicable, all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Creator in the course of such Creator’s employment or other engagement with the Company or any of its Subsidiaries.

(f) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to safeguard and maintain the confidentiality and secrecy of all Intellectual Property Rights the value of which to the Company is contingent upon maintaining the confidentiality thereof (“Confidential Intellectual Property”). Without limiting the foregoing, the Company and its Subsidiaries have not disclosed any Confidential Intellectual Property to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure or was otherwise made subject to an appropriate and enforceable duty of confidence. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of, any Confidential Intellectual Property, or of any written obligations with respect to such.

(g) None of the Company Business Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company and its Subsidiaries or affects the validity, use or enforceability of any such Company Business Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Owned Intellectual Property or the Company’s or its applicable Subsidiary’s rights under any Company Licensed Intellectual Property, or otherwise impair the right of the Company or its applicable Subsidiaries to develop, use, sell, license or bring any action for the infringement, misappropriation or other violation of any Company Business Intellectual Property.

(h) Neither the Company, nor its Subsidiaries, nor any actual or currently contemplated design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution or other exploitation of any Company Product infringes, misappropriates or otherwise violates any valid, enforceable claim of any Patents or other Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(i) In the past two (2) years, there has been no Proceeding pending against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received any written communications, (i) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property, or (iii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Right or consider the applicability of any Intellectual Property Rights, of any other Person, to any products (including Company Products) or services of the Company, or any of its Subsidiaries, or to the conduct of the Business.

(j) To the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating any Company Business Intellectual Property. Neither the Company, nor any of its Subsidiaries, has made any claim against any Person alleging any infringement, misappropriation or other violation of any Company Business Intellectual Property.

(k) The Company and its Subsidiaries own, possess and are in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that they own or lease, or that are otherwise under the control of the Company and its Subsidiaries, and used by them in connection with the

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Business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(l) Section 3.14(a) of the Company Disclosure Schedules contains a true and complete list of any and all Company Business Intellectual Property that was created, developed or reduced to practice, or is being created, developed or reduced to practice, (i) pursuant to, or in connection with, any Contract with any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution, or (ii) using any funding or facilities of any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution (collectively, “Government Funded IP”). Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have taken any and all actions necessary to obtain, secure, maintain, enforce and protect the Company’s or its applicable Subsidiary’s right, title and interest in, to and under all Government Funded IP, and the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have complied with any and all any Intellectual Property Rights disclosure and/or licensing obligations under any applicable contract referenced in clause (i) above.

Section 3.15 Labor Matters.

(a) Section 3.15(a) of the Company Disclosure Schedules contains a complete and accurate list of all employees of the Company and its Subsidiaries as of the date of this Agreement, setting forth for each employee (i) the employee’s position or title, (ii) the entity that employs the individual, (iii) whether classified as exempt or non-exempt for wage and hour purposes, (iv) whether paid on a salary, hourly or commission basis, (v) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis) or commission rate (if paid on a purely commission basis), as applicable, (vi) 2022 bonus and commission potential, (vii) date of hire, (viii) business location, (ix) status (i.e., active or inactive and if inactive, the type of leave and estimated duration), and (x) any visa or work permit status and the date of expiration, if applicable.

(b) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors and employees (including classification as exempt or non-exempt under the Fair Labor Standards Act), workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime. The Company and its Subsidiaries are not delinquent in (or have accrued) any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, or other compensation, as applicable, due with respect to any services performed for it.

(c) Currently and within the three (3) years preceding the date of this Agreement, the Company and its Subsidiaries have not been party to or, to the Company’s knowledge, the subject of, any litigation, arbitration, mediation, governmental audit, administrative agency proceeding, private dispute resolution proceeding or governmental investigation, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company and its Subsidiaries, and the Company and its Subsidiaries have not authorized a third party investigation relating to employment or labor matters and no such matters are pending or, to the knowledge of the Company, have been threatened against the Company or any of its Subsidiaries.

(d) In the past three (3) years, the Company and its Subsidiaries have not experienced a “plant closing,” “business closing,” or “mass layoff” or similar group employment loss as defined in the federal WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company or its Subsidiaries or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries. During the ninety (90) day period preceding the date of this Agreement, no employee has suffered an “employment loss” as defined in the WARN Act with respect to the Company or its Subsidiaries. In the past three (3) years, the Company and its Subsidiaries have not incurred any Liability under the WARN Act.

(e) The Company and its Subsidiaries are not a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or

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other employee collective group, nor to the knowledge of the Company is there any duty on the part of the Company or any of its Subsidiaries to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. For the past three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against the Company or any of its Subsidiaries. To the Company’s knowledge, for the past three (3) years, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(f) Except as set forth in Section 3.15(f) of the Company Disclosure Schedules, to the knowledge of the Company, no Key Employee has expressed, as of the date of this Agreement, any plans to terminate his or her employment with such entity in the next twelve months.

(g) In the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made in writing, or, to the Company’s knowledge, threatened to be made against any officer, executive or employee of the Company or any of its Subsidiaries with two or more direct reports.

Section 3.16 Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company or its Subsidiaries as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement and true and complete copies of all such policies have been made available to Redwoods. Neither the Company nor any of its Subsidiaries is in breach or otherwise in default under the terms of such policies and, to the Company’s knowledge, no facts or circumstances exist which would result in any such breach or default, in each case, which has voided, would void, or which might reasonably be expected to void, any coverages under such policies. As of the date of this Agreement, no claim by the Company or any of its Subsidiaries is pending under any such policies as to which coverage has been questioned, denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, the coverages provided by such policies are usual and customary in amount and scope for the Business as currently conducted and sufficient to comply with any insurance required to be maintained under Material Contracts.

Section 3.17 Tax Matters.

(a) The Company and its Subsidiaries have prepared and filed all Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all respects and prepared in compliance in all respects with all applicable Laws and Orders, and the Company and its Subsidiaries have paid all Taxes required to have been paid by them regardless of whether shown on a Tax Return.

(b) The Company and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.

(c) The Company and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to Taxes. Neither the Company nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to any Taxes.

(d) The Company and its Subsidiaries have not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business and no written request for any such waiver or extension is currently pending.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to the Company or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

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(f) The Company and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Company or its Subsidiaries other than Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.

(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where the Company and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that the Company or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.

(k) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) The Company and its Subsidiaries are Tax residents only in their respective jurisdiction of organization, incorporation or formation.

(m) Neither the Company nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing outside of the ordinary course of Business, (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.

(o) Neither the Company nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).

(p) The Company is not, and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q) All related party transactions involving the Company or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.

(r) Neither the Company nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

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Section 3.18 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates for which the Company or its Subsidiaries has any obligation.

Section 3.19 Real and Personal Property.

(a) Owned Real Property. The Company does not own any real property.

(b) Leased Real Property. Section 3.19(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by the Company and its Subsidiaries (the “Leased Real Property”) and all Real Property Leases pursuant to which the Company or any of its Subsidiaries is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Redwoods. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the Company or its Subsidiary (as applicable), enforceable in accordance with its terms against the Company or its Subsidiary (as applicable) and, to the Company’s knowledge, each other party thereto, subject to the Enforceability Exceptions. There is no breach or default by the Company or its Subsidiary (as applicable) or, to the Company’s knowledge, any third party under any Real Property Lease.

(c) Personal Property. As of the date hereof, the Company and its Subsidiaries have good, valid and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Company and its Subsidiaries reflected in the Company Financial Statements or thereafter acquired by the Company or any of its Subsidiaries prior to the date hereof, except for assets disposed of in the ordinary course of business.

Section 3.20 Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any officer, director, employee, equity holder or Affiliate of the Company or any of its Subsidiaries, or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with or service as a director to (including benefit plans and other ordinary course compensation from) the Company or any of its Subsidiaries entered into in the ordinary course of business, and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any asset used in the Business, (B) possesses, directly or indirectly, any financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of the Company or any of its Subsidiaries, or (C) owes any amount to, or is owed any amount by, the Company or any of its Subsidiaries (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions”.

Section 3.21 Data Privacy and Security.

(a) The Company and its Subsidiaries have at all times for the past two (2) years complied with, and are currently in compliance with, all applicable Privacy Laws, Privacy and Data Security Policies (as defined below) and contractual commitments relating to the Processing of Personal Data (collectively, the “Privacy Requirements”). The Company and its Subsidiaries have implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”).

(b) There is no pending, nor has there been for the past two (2) years, any Proceeding against the Company or any of its Subsidiaries initiated by (i) any Person, (ii)the United States Federal Trade Commission, any state attorney general or similar state official, (iii) any other Governmental Entity, foreign or domestic, or (iv) any regulatory or self-regulatory entity, alleging that any violation of any Privacy Requirement by the Company or its Subsidiaries with respect to any Processing of Personal Data by or on behalf of the Company or any of its Subsidiaries.

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(c) There has been no breach of security resulting in unauthorized access, use or disclosure of Personal Data in the possession or control of the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its contractors with regard to any Personal Data obtained from or on behalf of the Company or any of its Subsidiaries, or any unauthorized intrusions, breaches of security or other data security incidents with respect to the Company IT Systems.

(d) The Company and its Subsidiaries own or have license to use the Company IT Systems as necessary to operate the Business as currently conducted and the Company IT Systems operate and perform in a manner that permits the Company and its Subsidiaries to conduct the Business as currently conducted. To the Company’s knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine that causes the Software of any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.

(e) The Company has taken commercially reasonable organizational, physical, administrative and technical measures required by Privacy Requirements, and consistent with standards prudent in the industry in which the Company operates, designed to protect the integrity, security and operations of the Company IT Systems. The Company and its Subsidiaries have implemented commercially reasonable procedures, including implementing data backup, disaster avoidance, recovery and business continuity procedures, and have satisfied the requirements of applicable Privacy Laws designed to detect data security incidents and to protect Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse.

(f) The consummation of any of the transactions contemplated hereby or pursuant to any Ancillary Document will not violate any applicable Privacy Requirements.

(g) There have not been any Proceedings related to any unauthorized intrusions, breaches of security or other data security incidents, or any violations of any Privacy Requirements, that have been asserted against the Company or any of its Subsidiaries and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any information relating to, or notice of any Proceedings with respect to, any alleged violations by the Company or any of its Subsidiaries of any Privacy Requirements.

Section 3.22 Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, is or has been, for the past three (3) years (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity, (ii) located, organized or resident in a country or territory which is itself the subject or target of any Sanctions and Export Control Laws, (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii), or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, or the past three (3) years, been the subject or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, or (ii) otherwise violated any Anti-Corruption Laws.

Section 3.23 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective, when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Redwoods Stockholders, or at the time of the Redwoods Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided however, that notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement/Proxy Statement that were not supplied by or on behalf of the Company for use therein.

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Section 3.24 Regulatory Permits; Compliance With Healthcare Laws.

(a) The Company, its Subsidiaries and the Company Products are in compliance with all Healthcare Laws and with all Regulatory Permits, if any. To the knowledge of the Company, (i) no Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit held by the Company or any of its Subsidiaries, if any, and (ii) each third party that is a manufacturer, contractor or agent for the Company or any of its Subsidiaries is in compliance with all Regulatory Permits, if any, and all applicable Healthcare Laws insofar as they pertain to the Company Products.

(b) Neither the Company nor any of its Subsidiaries has, nor, to the Company’s knowledge, have any of their Representatives acting on their behalf, received, during the past two (2) years, any written notice that the FDA or any other Governmental Entity responsible for oversight or enforcement of any applicable Healthcare Law, or any institutional review board (or similar body responsible for oversight of human subjects research) or institutional animal care and use committee (or similar body responsible for oversight of animal research), has initiated, or threatened to initiate, any Proceeding to restrict or suspend preclinical or nonclinical research on, or clinical study of, any Company Product or in which the Governmental Entity alleges or asserts a failure to comply with applicable Healthcare Laws.

(c) Neither the Company nor any of its Subsidiaries is a business associate, as such term is defined in 45 C.F.R. § 160.103, as amended. Neither the Company nor any of its Subsidiaries is, or in the last five (5) years has been, in violation of HIPAA. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, or has been, under investigation by any Governmental Entity for a violation of HIPAA, including receiving any notices from the United States Department of Health and Human Services Office for Civil Rights relating to any such violations.

(d) There are no Proceedings pending or, to the Company’s knowledge, threatened, with respect to any alleged violation by the Company or any of its Subsidiaries or, to the Company’s knowledge, any of their Representatives acting for or on their behalf, of the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) or any other applicable Healthcare Law as it relates to the Company or a Company Product, and neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their Representatives acting on their behalf, is party to or subject to any corporate integrity agreement, monitoring agreement, consent decree, deferred prosecution agreement, settlement order or similar Contract with or imposed by any Governmental Entity related to any applicable Healthcare Law that applies to the transactions contemplated by this Agreement or any Ancillary Document.

(e) All Company Products are being, and at all times have been, developed, tested and investigated in compliance with applicable Healthcare Laws.

(f) Neither the Company nor any of its Subsidiaries has, nor as it relates to the Company or its Subsidiaries or any Company Product, to the Company’s knowledge, has any Person engaged by the Company or any of its Subsidiaries for contract research, consulting or other collaboration services with respect to any Company Product, made any untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity responsible for enforcement or oversight with respect to applicable Healthcare Laws, or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for any other Governmental Entity to invoke a similar policy.

(g) All preclinical and clinical studies conducted or being conducted with respect to all Company Products by or at the direction of the Company or any of its Subsidiaries have been and are being conducted in compliance with all applicable Law, including all applicable Healthcare Laws, including the applicable requirements of Good Laboratory Practices.

(h) None of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers, including clinical trial investigators, coordinators, or monitors, (i) have been or are currently disqualified, excluded or debarred under; (ii) to the Company’s knowledge, are currently subject to an investigation or Proceeding that would reasonably be expected to result in disqualification, exclusion or debarment, the assessment of civil monetary penalties for violation of any health care programs of any Governmental Entity under, or (iii) have been

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convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility under: applicable Healthcare Laws, including, (A) debarment under 21 U.S.C. Section 335a or any similar Law (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law, or (C) exclusion under 48 CFR Subpart Section 9.4, the System for Award Management Nonprocurement Common Rule. None of the Company, its Subsidiaries or any of their current or former directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries have been subject to any consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Entity related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances. To the Company’s knowledge, none of the Company, its Subsidiaries or any of their current or former directors, officers or employees, individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, has been (1) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to violations of any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (2) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or similar agreement imposed by any Governmental Entity. None of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, have received notice from the FDA, any other Governmental Entity or any health insurance institution with respect to debarment, disqualification or restriction.

(i) All reports, documents, claims, permits, fees, and notices required to be filed, maintained, paid, or furnished to the FDA or any similar foreign Governmental Entity by the Company or any of its Subsidiaries have been so filed, maintained, paid or furnished on a timely basis, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, all such reports, documents, claims, permits, fees and notices were complete and accurate on the date submitted (or were corrected or supplemented by a subsequent submission).

(j) In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has received written notice from the FDA, the Department of Health and Human Services’ Office of Inspector General (OIG), the Department of Justice, the Federal Trade Commission or any other Governmental Entity in connection with advertising or promotion of any Company Products.

(k) The Company, its Subsidiaries and, to the Company’s knowledge, their Representatives acting for or on their behalf, are and have been for the past three (3) years in compliance with all applicable Healthcare Laws, except as would not have or be reasonably expect to have a Company Material Adverse Effect.

Section 3.25 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Redwoods Parties, and (ii) it has been furnished with or given access to such documents and information about the Redwoods Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Redwoods Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Redwoods Parties nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

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Section 3.26 PPP Loans. Neither the Company nor any of its Subsidiaries has applied for or received any loans pursuant to the Paycheck Protection Program established by the CARES Act that has not been fully repaid or forgiven prior to the date of this Agreement.

Section 3.27 OTC Bulletin Board. The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “LEAS”, and the Company is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to the Company and to the inclusion for quotation of such securities on the OTC Bulletin Board.

Section 3.28    EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY REDWOODS PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO ANY REDWOODS PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY REDWOODS PARTY OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY REDWOODS PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY REDWOODS PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE REDWOODS PARTIES

Subject to Section 8.8, except as set forth on the Redwoods Disclosure Schedules or as set forth in any Redwoods SEC Reports filed or furnished with the SEC through the date that is one (1) Business Day prior to the date hereof (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, each Redwoods Party hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization and Qualification. Each Redwoods Party is a corporation, duly organized, incorporated or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 4.2  Authority. Each Redwoods Party has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder (subject to the Redwoods Stockholder Approval and the stockholder approval contemplated in Section 5.9) and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Redwoods Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Redwoods Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized

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by all necessary corporate action on the part of such Redwoods Party. This Agreement and each Ancillary Document to which a Redwoods Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such Redwoods Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Redwoods Party (assuming that this Agreement and the Ancillary Documents to which such Redwoods Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Redwoods Party in accordance with their terms, subject to Enforceability Exceptions.

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any Redwoods Party with respect to such Redwoods Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby and thereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of the Listing Exchange to permit Redwoods Common Stock to be issued in accordance with this Agreement to be listed on the Listing Exchange, (iv) filing of the Certificate of Merger with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA, (v) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (vi) the Redwoods Stockholder Approval, or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Redwoods Material Adverse Effect.

(b) Neither the execution, delivery or performance by any Redwoods Party of this Agreement nor the Ancillary Documents to which any Redwoods Party is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of any Redwoods Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any Redwoods Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Redwoods Party or any of its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Redwoods Party, except, in the case of any of clauses (b) through (b) above, as would not have a Redwoods Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Redwoods Disclosure Schedules (which fees shall be the sole responsibility of Redwoods, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Redwoods or any of its Affiliates for which Redwoods has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either Redwoods Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Redwoods Stockholders or at the time of the Redwoods Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 4.6 Capitalization.

(a) The authorized capital stock of Redwoods consists of (50,000,000 shares of Redwoods Common Stock, par value $0.0001 per share, 5,165,194 of which are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, none of which are issued and outstanding as of the date hereof.

(b) All shares of Redwoods Common Stock that are issued and outstanding have been duly authorized and validly issued in compliance with applicable Laws and Redwoods Governing Documents, are fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right (under any provision of the General Corporation Law of the State of Delaware, Redwoods Governing Documents or any Contract to which Redwoods is a party or by which Redwoods is bound). The Redwoods Common Stock has the rights, preferences, privileges and restrictions set forth in the Redwoods Charter.

(c) Except for (i) the Redwoods Units (ii) Redwoods Rights, (iii) Redwoods Warrants, and (iv) Redwoods UPO, there are no outstanding options, warrants or other equity appreciation, phantom equity, profit participation or similar rights for the purchase or acquisition from Redwoods of any shares of Redwoods Common Stock. Except as set forth on Section 4.6(c) of the Redwoods Disclosure Letter and the Ancillary Agreements, Redwoods is not a party to or subject to any agreement or understanding and, to Redwood’s knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any security or by a director of Redwoods.

(d) Redwoods does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(e) Other than the Redwoods Units, Redwoods Rights, Redwoods Warrants, and Redwoods UPO, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Redwoods or obligating Redwoods to issue or sell any shares of capital stock of, or other equity interests in, or debt securities of, Redwoods. Redwoods is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements, outstanding bonds, debentures, notes or other agreements with respect to the voting, conversion or transfer of Redwoods Common Stock or any of the equity interests or other securities of Redwoods. Redwoods does not, directly or indirectly, own any equity interests in any Person.

(f) Other than rights to exercise the Redwoods Share Redemption and other rights in respect of disbursements from and liquidation of the trust under the Trust Agreement, there are no outstanding contractual obligations of Redwoods to repurchase, redeem or otherwise acquire any Redwoods Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(g) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. Redwoods owns all of the issued and outstanding shares of Merger Sub Common Stock and no other shares of capital stock or other securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCA, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 4.7 SEC Filings. Except for the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Redwoods has filed or furnished all statements, forms, reports and documents, including its audited balance sheet as of December 31, 2022 and unaudited balance sheet as of March 31, 2023, required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Redwoods SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws (collectively, and together with any

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exhibits and schedules thereto and other information incorporated therein, and as they may be supplemented, modified or amended after the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional Redwoods SEC Reports”). Each of the Redwoods SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects, and each of the Additional Redwoods SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that supersedes the initial filing, will comply in all material respects, with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Redwoods SEC Reports or the Additional Redwoods SEC Reports; provided that, for purposes of the Additional Redwoods SEC Reports, the representation and warranty in this sentence is subject to the representation and warranty set forth in Section 3.23 being true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein. As of their respective dates of filing, the Redwoods SEC Reports did not (a) contain any untrue statement of a material fact, or (b) omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading in any material respect. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Redwoods SEC Reports.

Section 4.8 Trust Account. As of the date of this Agreement, the IPO proceeds received by Redwoods are held in the Trust Account and are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated March 30, 2022, between Redwoods and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate agreements, side letters or other understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Redwoods SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Redwoods Stockholders who shall have elected to redeem their Redwoods Common Stock pursuant to the Governing Documents of Redwoods, or (iii) if Redwoods fails to complete a business combination within the allotted time period set forth in the Governing Documents of Redwoods and liquidates the Trust Account, subject to the terms of the Trust Agreement, Redwoods (in limited amounts to permit Redwoods to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Redwoods) and then the Pre-Closing Redwoods Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Redwoods and the Trust Agreement. Redwoods has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Redwoods, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since March 30, 2022, Redwoods has not released any money from the Trust Account (other than as permitted by the Trust Agreement, including in connection with the extension of the time available to Redwoods to complete an initial business combination). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes, or (B) to the Pre-Closing Redwoods Stockholders who have elected to redeem their Redwoods Common Stock pursuant to the Governing Documents of Redwoods, each in accordance with the terms of and as set forth in the Trust Agreement, Redwoods shall have no further obligation under either the Trust Agreement or the Governing Documents of Redwoods to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9 Transactions with Affiliates. Section 4.9 of the Redwoods Disclosure Schedules sets forth all Contracts between (a) Redwoods, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equity holder (including the Sponsor) or Affiliate of either Redwoods or the Sponsor or any family member of the forgoing Persons, on the other hand (each Person identified in this clause Section 4.9, a “Redwoods Related Party”), other than (i) Contracts with respect to a Redwoods Related Party’s employment with, or the provision of services to, Redwoods entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No Redwoods Related Party (A) owns any interest in any material asset used in the business of Redwoods, (B) possesses, directly

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or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of Redwoods or (C) owes any material amount to, or is owed any material amount by, Redwoods. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “Redwoods Related Party Transactions.”

Section 4.10 Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Redwood’s knowledge, threatened against any Redwoods Party that, if adversely decided or resolved, would be material to the Redwoods Parties, taken as a whole. None of the Redwoods Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Redwoods Party pending against any other Person.

Section 4.11 Compliance with Applicable Law. Each Redwoods Party is (and since its incorporation has been) in compliance with all applicable Laws, except as would not be material to the Redwoods Parties, taken as a whole or that would reasonably be expected to prohibit or materially delay the ability of the Redwoods Parties to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

Section 4.12 Merger Sub Activities.

(a) Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby. Merger Sub does not have any Indebtedness.

(b) All of the equity interests in Merger Sub are owned by Redwoods, and Merger Sub is, and has been since its formation, a corporation for U.S. federal income tax purposes. Merger Sub was newly formed solely to effect the Merger and it will not conduct any business activities or other operations of any kind (other than administrative or ministerial activities) prior to the Merger.

Section 4.13 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Redwood’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Redwoods has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Redwood’s financial reporting and the preparation of Redwood’s financial statements for external purposes in accordance with GAAP, and (ii) Redwoods has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to Redwoods is made known to Redwood’s principal executive officer and principal financial officer by others within Redwoods. Such disclosure controls and procedures are effective in timely alerting Redwood’s principal executive officer and principal financial officer to material information required to be included in Redwood’s periodic reports required under the Exchange Act.

(b) Each director and executive officer of Redwoods has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Redwoods has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Redwoods has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The class of securities representing issued and outstanding Redwoods Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of Redwoods, threatened against Redwoods by Nasdaq or the SEC with respect to any intention by such entity to deregister the Redwoods Common Stock or prohibit or terminate the listing of Redwoods Common Stock on Nasdaq. Redwoods has not taken any action that is designed to terminate the registration of Redwoods Common Stock under the Exchange Act.

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(d) The Redwoods SEC Reports contain true and complete copies of the financial statements (including all related notes and schedules thereto) of Redwoods (the “Redwoods Financial Statements”). The Redwoods Financial Statements (A) fairly present in all material respects the financial position of Redwoods as at the respective dates thereof, and the results of its operations and cash flows for the respective periods then ended and fairly present, in all material respects, its stockholders’ equity, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved, and (C) comply, in all material respects, with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Redwoods has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Redwood’s and its Subsidiaries’ assets. Redwoods maintains and, for all periods covered by the Redwoods Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of Redwoods in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and Liabilities of Redwoods.

(f) There are no outstanding loans or other extensions of credit made by Redwoods to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Redwoods.

(g) Except as set forth on Section 4.13(g) of the Redwoods Disclosure Schedules, since its incorporation, neither Redwoods (including any employee thereof) nor, to the knowledge of Redwoods, Redwood’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Redwoods, (ii) a “material weakness” in the internal controls over financial reporting of Redwoods, or (iii) fraud, whether or not material, that involves management or other employees of Redwoods who have a role in the internal controls over financial reporting of Redwoods.

Section 4.14 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the Redwoods Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Redwoods Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Redwoods Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Redwoods SEC Reports in the ordinary course of business, (e) either permitted to be incurred pursuant to or incurred in accordance with Section 5.10, or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Redwoods, Redwoods does not have any Liabilities.

Section 4.15 Employee Matters. Redwoods does not have any current or former employees and Redwoods has no unsatisfied material liability with respect to any current or former employee. Redwoods does not maintain, sponsor, contribute to or have any present or future Liability with respect to (other than as a result of the transactions contemplated by this Agreement) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment becoming due to any director, officer, individual independent contractor or employee of Redwoods; or (b) result in the acceleration of the time of payment or vesting of any compensation or benefits.

Section 4.16 Tax Matters.

(a) Redwoods and its Subsidiaries have prepared and filed all Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all respects and prepared in compliance in all respects with all applicable Laws and Orders, and Redwoods and its Subsidiaries have paid all income and other Taxes required to have been paid by them regardless of whether shown on a Tax Return.

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(b) Redwoods and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.

(c) Redwoods and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to Taxes. Neither Redwoods nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to any amount of Taxes.

(d) Redwoods and its Subsidiaries have not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, and no written request for any such waiver or extension is currently pending.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to Redwoods or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

(f) Redwoods and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of Redwoods or its Subsidiaries other than Permitted Liens.

(h) Neither Redwoods nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.

(i) Neither Redwoods nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Redwoods) or (ii) has any Liability for the Taxes of any Person (other than Redwoods or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where Redwoods and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that Redwoods or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.

(k) Neither Redwoods nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither Redwoods nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) Redwoods and its Subsidiaries are Tax resident only in their respective jurisdiction of organization, incorporation or formation, as applicable.

(m) Neither Redwoods nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither Redwoods nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the

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Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing, outside of the ordinary course of Business (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.

(o) Neither Redwoods nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the CARES Act.

(p) No Redwoods Party is, or has been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q) All related party transactions involving Redwoods or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.

(r) Neither Redwoods nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.17 Redwoods Expenses. Section 4.17 of the Redwoods Disclosure Schedules sets forth Redwood’s good faith estimate, as of the date hereof (and assuming the Closing and the consummation of the Merger), of the Redwoods Transaction Expenses as of Closing and assuming the Closing and the consummation of the Merger.

Section 4.18 Absence of Changes. During the period beginning on December 31, 2022 and ending on the date of this Agreement, (a) no Redwoods Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) Redwoods has conducted its business in the ordinary course in all material respects, and (ii) Redwoods has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(a), (b), (d), (e), (p) (solely relating to Redwood’s directors and officers), (k), (i) and (m).

Section 4.19 Investigation; No Other Representations.

(a) Each Redwoods Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of, the Company and its Subsidiaries, and (ii) it has been furnished with or given access to such documents and information about the Company, its Subsidiaries and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Redwoods Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each Redwoods Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.20 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE REDWOODS PARTIES NOR ANY OTHER PERSON MAKES, AND EACH REDWOODS PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY REDWOODS PARTY THAT HAVE BEEN MADE AVAILABLE TO

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THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY REDWOODS PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH REDWOODS PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF THE COMPANY, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY REDWOODS PARTY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules or as expressly consented to in writing by Redwoods, (i) operate the Business in the ordinary course and, where applicable, consistent with past practice, and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Company and its Subsidiaries; provided that in no event shall the Company’s and its Subsidiaries’ compliance with Section 5.1(b) constitute a breach of this Section 5.1(a).

(b) Without limiting the generality of the foregoing, during the Interim Period, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as expressly consented to in writing by Redwoods (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(xxi), or Section 5.1(b)(xxiii) to the extent that it relates to those Sections, not to be unreasonably withheld, conditioned or delayed), not do, and shall cause its Subsidiaries not to do, any of the following:

(i) declare, set a record date for, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any of its issued and outstanding Equity Securities, or repurchase, cancel, redeem, facilitate a capital reduction in respect of or otherwise acquire any of its issued and outstanding Equity Securities or any securities convertible into (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable for its Equity Securities, or offer to do any of these things;

(ii) (A) merge, consolidate, combine or amalgamate with any Person, or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Securities in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, limited liability company, joint venture, association or other business entity or organization or division thereof;

(iii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of its Equity Securities or issue any other security in respect of, in lieu of or in substitution for its Equity Securities;

(iv) adopt or propose that its stockholders approve or adopt any amendments, supplements, restatements or modifications to its Governing Documents;

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(v) (A) sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire or otherwise dispose of any assets or properties (including the Leased Real Property but excluding Intellectual Property Rights), other than obsolete assets or properties or in the ordinary course of business, or (B) create, subject to or incur any Lien (other than a Permitted Lien) in respect of any assets or properties (including the Leased Real Property but excluding Intellectual Property Rights);

(vi) transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable, except for issuances of Equity Securities in connection with the exercise of any equity-based compensation award outstanding as of the date hereof or granted in accordance with this Section 5.1(b), or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating it to transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable;

(vii) incur, create, assume or otherwise become liable for (whether directly, contingently or otherwise), or guarantee for the benefit of another Person, any Indebtedness in excess of $25,000 (other than equipment financing and trade payables incurred in the ordinary course of Business), individually or in the aggregate;

(viii) enter into, amend, modify, waive any benefit or right under, novate, assign, assume or terminate or rescind any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms, or entering into additional work orders pursuant to, and in accordance with the terms of, any Material Contract);

(ix) make any loans, advances or capital contributions of money or other property to, or guarantees for the benefit of, or any investments in, any Person in excess of $25,000, individually or in the aggregate, other than (A) the reimbursement of expenses of employees in the ordinary course of business, and (B) prepayments and deposits paid to suppliers of the Company and its Subsidiaries in the ordinary course of business;

(x) except as otherwise required by Law, under the terms of any Employee Benefit Plan, or as set forth on Section 5.1(b)(x) of the Company Disclosure Schedules, (A) amend or modify in any respect, adopt, enter into, waive any benefit or right under or terminate or rescind any Employee Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase or agree to increase the base compensation, bonus payable or other benefits, or pay or agree to pay any bonus to, any current or former Key Employee or Contingent Worker, other than, in each case, individual annual and merit-based raises of up to three percent (3%) in the salary or wages of any such Key Employee or Contingent Worker and bonus payments made in the ordinary course of business and consistent with past practice, as applicable, (C) take any action to accelerate any payment, right to payment or benefit, or the vesting or funding of any payment, right to payment or benefit, payable or to become payable to any current or former Key Employee or Contingent Worker, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former Key Employee, (E) pay or agree to pay any severance or change in control pay or benefits, or otherwise increase the severance or change in control pay or benefits of, any current or former executive director, manager, officer or employee, or (F) hire or terminate (other than for cause or due to death or disability) or furlough the employment of any Key Employee (or person who would be a Key Employee, were they hired by the Company or any of its Subsidiaries), or terminate any group of employees if such group termination would trigger the WARN Act;

(xi) enter into, assume, assign, amend any term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than in the ordinary course of business consistent with past practice;

(xii) make, change or revoke any Tax election or Tax accounting method, file any Tax Return in a manner inconsistent with past practice, amend any Tax Return, enter into any agreement with a Tax Authority with respect to any amount of Taxes, settle or compromise any claim or assessment by a Tax Authority in respect of any amount of Taxes, surrender any right to claim a refund of any amount of Taxes, consent to any extension

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or waiver of the statutory period of limitation applicable to any Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);

(xiii) waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any Liability, whether by Contract or otherwise, the performance of which would, at any time (A) involve the payment of more than $25,000 in the aggregate, (B) impose any non-monetary obligations on it (or Redwoods or any of its Affiliates after the Closing), (C) require it to accept or concede any injunctive relief or (D) involve a Governmental Entity or alleged criminal wrongdoing;

(xiv) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

(xv) change the Company’s accounting principles, policies, procedures, practices or methods in any respect, or make any change which would affect the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, other than changes that are made in accordance with GAAP or PCAOB standards;

(xvi) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;

(xvii) enter into any Contract or other arrangement that restricts its or its Affiliates’ ability to engage or compete in any line of business or enter into a new line of business;

(xviii) make any capital expenditure that in the aggregate exceeds $25,000, other than any capital expenditure (or series of related capital expenditures) consistent with the capital expenditures budget set forth in Section 5.1(b)(xviii) of the Company Disclosure Schedules;

(xix) voluntarily fail to maintain in full force and effect insurance policies covering it and its Affiliates and their respective properties, assets and businesses in a form and amount consistent with past practice;

(xx) enter into any transaction or amend in any respect any existing Contract with any Company Related Party excluding, to the extent permitted under Section 5.1(b)(x), ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses;

(xxi) make any Change of Control Payment that is not set forth on Section 3.2(d) of the Company Disclosure Schedules;

(xxii) sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire, or otherwise dispose of, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Intellectual Property Rights, except granting non-exclusive licenses pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for the Company or any of its Subsidiaries, in each case, (A) that are entered into by the Company or any of its Subsidiaries in the ordinary course of business and (B) where the grant of rights to use any Intellectual Property Rights are incidental, and not material to, any performance under each such agreement; or

(xxiii) enter into any Contract to take or cause to be taken, or otherwise become obligated to take or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Redwoods, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.

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Section 5.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the Closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to solicit proxies in connection with the Redwoods Stockholder Approval, and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, Redwoods)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The costs incurred in connection with obtaining such Consents, including the HSR Act filing fee, shall be borne 50% by the Company and 50% by Redwoods; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (A) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days following the first filing of the Registration Statement/Proxy Statement with the SEC) following the date of this Agreement, and (B) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Redwoods shall promptly inform the Company of any communication between any Redwoods Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Redwoods of any communication between the Company or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Redwoods and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities, (2) terminate, amend or assign existing relationships and contractual rights or obligations, including licenses, or (3) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party, except with Redwood’s and the Company’s prior written consent.

(b) During the Interim Period, and unless prohibited by applicable Law, the Redwoods Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Redwoods Party) or Redwoods (in the case of the Company) a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Redwoods Party, the Company, or, in the case of the Company, Redwoods in advance.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, mutatis mutandis. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

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(b) During the Interim Period, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Redwoods and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company). Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to Redwoods or any of its Representatives any information (i) if, and to the extent, doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company, on the one hand, and any Redwoods Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) During the Interim Period, upon reasonable advance written notice, Redwoods shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Redwoods Parties (in a manner so as to not interfere with the normal business operations of the Redwoods Parties). Notwithstanding the foregoing, Redwoods shall not be required to provide, or cause to be provided, to the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Redwoods Party is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of any Redwoods Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Redwoods Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (c) through (c), Redwoods shall use, and shall cause the other Redwoods Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Redwoods Party, on the one hand, and the Company or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Redwoods shall, in the case of clause (c) or (c), provide prompt written notice of the withholding of access or information on any such basis.

(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(a), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives or Affiliates shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Redwoods or, after the Closing, Redwoods; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with the Company, if the disclosing party is any Redwoods Party, or with Redwoods, if the disclosing party is the Company, prior to making such announcement or other communication, to review such announcement or communication and to give such non-disclosing party the opportunity to comment thereon, in which case the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with Redwoods prior to making such announcement or other communication and to consider any comments of Redwoods thereon in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4, and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in

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this Section 5.4 or otherwise in this Agreement, the Parties agree that the Redwoods Parties, the Sponsor and their respective Representatives may provide general information about the subject matter of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Redwoods prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, Redwoods shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Redwoods shall consider such comments in good faith. The Company, on the one hand, and Redwoods, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Redwoods, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Redwoods shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release, a description of the Closing and the required pro forma financial statements and the historical financial statements prepared by the Company and its accountants, in each case, as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Redwoods shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) For U.S. federal (and, as applicable, state and local) income Tax purposes, (i) the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder and (ii) each of the Parties intend that this Agreement be, and hereby is, adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and for purposes of Sections 354, 361 and 368 of the Code. Each Party shall, and shall cause its respective Affiliates to, prepare and file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment except as otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code) that is final. Each of the Parties agrees to promptly notify all other Parties of any challenge to such treatment by any Tax Authority. The Parties shall not knowingly take any action that would reasonably be expected to prevent or impede the Intended Tax Treatment.

(b) Redwoods and the Company shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by each of them, in connection with the filing or amendment of any Tax Returns or any audit or other proceeding with respect to Taxes of the Surviving Corporation, and with each other and their respective counsel to document and support the Tax treatment of the Merger in a manner consistent with the Intended Tax Treatment, including by providing factual support letters. Such cooperation shall include the reasonable retention and (upon the other’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Returns or audit or other proceeding and within such Party’s possession or obtainable without material cost or expense, and the use of commercially reasonable efforts to make employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) To the extent any opinion relating to the Intended Tax Treatment is requested by the SEC in connection with the Registration Statement/Proxy Statement, the Parties hereby acknowledge and agree that legal counsel to the Company, Cyruli Shanks & Zizmor, LLP, shall deliver any such opinion. In furtherance of the foregoing, each Party shall, and shall cause its respective Affiliates, to deliver to each other and to their legal counsel, a duly executed certificate satisfactory to such counsel, containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable Cyruli Shanks & Zizmor, LLP, in delivering its opinion. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party in connection with the Registration Statement/Proxy Statement.

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(d) Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid 50% by Redwoods and 50% by the Company. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 5.6 Exclusive Dealing.

(a) During the Interim Period, the Company shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal, (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(b) The Company shall (i) notify Redwoods promptly upon receipt of any Company Acquisition Proposal by the Company, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Person(s) making such Company Acquisition Proposal, unless the Company is bound by any confidentiality obligation entered into prior to the date hereof prohibiting the disclosure of such identity), and (ii) keep Redwoods fully informed on a current basis of any modifications to such offer or information.

(c) During the Interim Period, the Redwoods Parties shall not, and each of them shall direct their Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Redwoods Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Redwoods Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Redwoods Acquisition Proposal, (iv) other than in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, prepare or take any steps in connection with an offering of any securities of any Redwoods Party (or any Affiliate or successor of any Redwoods Party), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Redwoods agrees to (A) notify the Company promptly upon any Redwoods Party obtaining any Redwoods Acquisition Proposal, and to describe the terms and conditions of any such Redwoods Acquisition Proposal in reasonable detail (including the identity of any Person making such Redwoods Acquisition Proposal), and (B) keep the Company reasonably informed on a reasonably current basis of any modifications to such offer or information.

Section 5.7 Preparation of Registration Statement/Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, Redwoods and the Company shall jointly prepare and Redwoods shall file with the SEC, a registration statement on Form S-4 or such other applicable form, in which the proxy statement/prospectus to be sent to the Pre-Closing Redwoods Stockholders soliciting proxies from such stockholders to obtain the Redwoods Stockholders Approval at the Redwoods Stockholders Meeting will be included as a prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of, to the extent permitted by the rules and regulations promulgated by the SEC, the Redwoods Common Stock issuable in connection with the Merger (together with the Proxy Statement/Prospectus, the “Registration Statement/Proxy Statement”). Any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC shall be borne 50% by the Company and 50% by Redwoods. Each of Redwoods and the Company shall use its reasonable best efforts to (i) cause the Registration Statement/Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company and its Subsidiaries, by the provision of audited financial statements (in accordance with PCAOB

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standards) of, and any other information with respect to, the Company and its Subsidiaries for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC) and using reasonable best efforts to cause the Company’s auditors to deliver the required audit opinions and consents, and (ii) promptly notify the other Party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; and Redwoods shall use its reasonable best efforts to (A) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC, and (B) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Redwoods, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of Redwoods to the SEC or the Listing Exchange in connection with the transactions contemplated by this Agreement and the Ancillary Documents, including, for the avoidance of doubt, the Company providing for the Registration Statement/Proxy Statement the Company Financial Statements and its (x) audited consolidated balance sheets as of December 31, 2022 and its related consolidated statements of income (loss), changes in shareholders’ equity and cash flows for the fiscal years then ended, audited in accordance with applicable PCAOB auditing standards, and (y) any unaudited, draft consolidated balance sheets of the Company as of any quarter ended thereafter, and the related unaudited consolidated statements of operations of the Company and its Subsidiaries for the period then ended, in each case of clause (x) and (y), to the extent required to be included in the Registration Statement/Proxy Statement pursuant to applicable Law (the “Additional Company Financial Statements”), and necessary pro forma financial statements. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (1) such Party shall promptly inform, in the case of any Redwoods Party, the Company, or, in the case of the Company, Redwoods thereof, (2) the Parties shall prepare an amendment or supplement to the Registration Statement/Proxy Statement, (3) Redwoods shall promptly file such amendment or supplement with the SEC, and (4) the Parties shall reasonably cooperate, if appropriate, in promptly mailing such amendment or supplement to the Pre-Closing Redwoods Stockholders. The Proxy Statement/Prospectus shall include materials for the approval by the Pre-Closing Redwoods Stockholders of a new equity incentive plan (the “New Equity Incentive Plan”), which will initially reserve a number of shares of Redwoods Common Stock equal to the amount set forth on Section 5.7 of the Company Disclosure Schedules. The Company shall provide a proposed form of the New Equity Incentive Plan within 30 days after the date of this Agreement. Redwoods shall have a right to review and approve the New Equity Incentive Plan in advance, such approval not to be unreasonably withheld, conditioned or delayed. Redwoods shall promptly advise the Company of the time of effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Redwoods Common Stock for offering or sale in any jurisdiction, and Redwoods and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to it or any of its Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, at the time the Registration Statement/Proxy Statement is filed with the SEC, at each time at which it is amended, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 Redwoods Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, Redwoods shall (a) duly give notice of, and (b) in any case within thirty (30) days of such effectiveness, duly convene and hold a meeting of its stockholders (the “Redwoods Stockholders Meeting”) in accordance with the Governing Documents of Redwoods, for the purposes of obtaining the Redwoods Stockholder Approval and, if applicable, any approvals related thereto, and providing its stockholders with the opportunity to elect to effect a Redwoods Stockholder Redemption. Except as required by applicable Law, Redwoods shall, through its board of directors, recommend to its stockholders (i) the adoption and approval of this Agreement and each Ancillary Document to which Redwoods is a party and the transactions contemplated hereby and thereby (including the Merger), (ii) the adoption and approval of the issuance of Redwoods Common Stock in connection with the transactions contemplated by this Agreement, as required by Nasdaq listing requirements, (iii) the adoption and approval of the Required Governing Document Proposals, (iv) the approval of the New Equity Incentive Plan, (v) the election of directors to be nominated in accordance with Section 5.16, (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective

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staff members thereof) indicates is necessary in its comments to the Registration Statement/Proxy Statement or in correspondence related thereto, (vii) the adoption and approval of each other proposal reasonably agreed by Redwoods and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, and (viii) the adoption and approval of a proposal for the adjournment of the Redwoods Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses Section 5.8 through Section 5.8 together, the “Required Transaction Proposals”); provided that Redwoods may postpone or adjourn the Redwoods Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Redwoods Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Redwoods has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Redwoods Stockholders prior to the Redwoods Stockholders Meeting, or (D) if the holders of Redwoods Common Stock have elected to redeem a number of shares of Redwoods Common Stock as of such time that would reasonably be expected to result in the conditions set forth in Section 6.1(h) or Section 6.3(c) not being satisfied; provided that, without the consent of the Company, (i) Redwoods may only adjourn the Redwoods Stockholders Meeting two (2) times, and (ii) in no event shall Redwoods adjourn the Redwoods Stockholders Meeting for more than thirty (30) calendar days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. Except as required by applicable Law, the recommendation of the board of directors of Redwoods contemplated by the preceding sentence shall be included in the Registration Statement/Proxy Statement.

Section 5.9 Merger Sub Stockholder Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Redwoods, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of Redwoods. During the Interim Period, Redwoods shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with any transaction financing), as required by applicable Law, as set forth on Section 5.10 of the Redwoods Disclosure Schedules, or as expressly consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed if such matter is in furtherance of the transactions contemplated by this Agreement or any Ancillary Document), do any of the following:

(a) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any issued and outstanding Equity Securities of Redwoods or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any issued and outstanding Equity Securities of Redwoods or any of its Subsidiaries, as applicable;

(b) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(c) incur, create, guarantee or assume (whether directly, contingently or otherwise) any Indebtedness, except for Indebtedness for borrowed money in an amount not to exceed $25,000 in the aggregate;

(d) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Redwoods or any of its Subsidiaries;

(e) issue any Equity Securities of Redwoods or any of its Subsidiaries or grant any options, warrants or stock appreciation rights with respect to Equity Securities of Redwoods or any of its Subsidiaries, except in connection with any PIPE Investment;

(f) enter into, renew, modify or revise any Redwoods Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Redwoods Related Party Transaction), other than the entry into any Contract with a Redwoods Related Party with respect to the incurrence of Indebtedness permitted by Section 5.10(d);

(g) engage in any activities or business, or incur any material Liabilities, other than with respect to any activities, business or Liabilities that are (i) either otherwise permitted under this Section 5.10 (including, for the avoidance of doubt, any activities, business or Liabilities contemplated by, or Liabilities incurred in connection

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with, or that are otherwise incidental or attendant to, this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with or consented to by the Company pursuant to this Section 5.10, (ii) in connection with or incidental or related to its continuing corporate (or similar) existence or it being (or continuing to be) a public company listed on Nasdaq, or (iii) which are administrative or ministerial in nature and, in the case of this clause (iii), which are not material;

(h) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Redwoods or its Subsidiaries;

(i) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;

(j) make, change or revoke any material Tax election or material Tax accounting method, file any material Tax Return in a manner inconsistent with past practice, amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, surrender any right to claim a refund of a material amount of Taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);

(k) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Proceeding);

(l) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices except changes that are made (i) in accordance with PCAOB standards, or (ii) as required by any Securities Law or any Order, directive, guideline, recommendation, statement, comment or guidance issued, passed, approved, published, promulgated or released by, the SEC, following reasonable prior consultation with the Company;

(m) make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement);

(n) create any new Subsidiary (other than Merger Sub);

(o) grant or establish any form of compensation or benefits to any current or former employee, officer, director, individual independent contractor or other individual service provider of Redwoods;

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10;

(q) change, modify or amend the Redwoods Rights Agreement; or

(r) change, modify or amend the Redwoods Warrant Agreement.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Redwoods, and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, Redwoods from using the funds held by Redwoods outside the Trust Account to pay any Redwoods Expenses or any Liabilities of Redwoods from otherwise distributing or paying over any funds held by Redwoods outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing; provided, that prior to any distribution or payment of any funds to the Sponsor or any of its Affiliates pursuant to the foregoing sentence, Redwoods shall cause any Indebtedness of Redwoods payable or owing to the Sponsor or any of its Affiliates to be paid in full and discharged with no further Liability or obligation of Redwoods.

Section 5.11 Listing. From the date hereof through the Effective Time, Redwoods shall ensure Redwoods remains listed as a public company on Nasdaq. Redwoods shall use its reasonable best efforts to, as promptly as reasonably practicable after the date of this Agreement (and in any event, as of immediately prior to or at the Effective

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Time), (a) cause the Redwoods Common Stock issuable in accordance with this Agreement to be approved for listing on the Listing Exchange (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance prior to the Effective Time, (b) satisfy any applicable initial and continuing listing requirements of the Listing Exchange, (c) cause the name of Redwoods to be changed to “ANEW MEDICAL, INC.” with effect from the Closing Date, and (d) cause the ticker under which the Redwoods Common Stock is listed for trading on the Listing Exchange to be changed to “ANEW MEDICAL, INC.” and have the Redwoods Common Stock listed for trading with such trading ticker.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Redwoods shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders pursuant to the Redwoods Stockholder Redemption, (B) pay the amounts due to the underwriters of Redwood’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Redwoods in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Stockholder Approval. As promptly as reasonably practicable (and in any event within forty eight (48) hours) following the date that the Registration Statement becomes effective (the “Company Stockholder Approval Deadline”), the Company shall obtain and deliver to Redwoods a true and correct copy of documents (in form and substance reasonably satisfactory to Redwoods) evidencing the approval by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the WBCA and the Company’s Governing Documents (the “Company Stockholder Approval”) of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger). The Company shall recommend to the Company Stockholders the approval and adoption of this Agreement and the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.14 Redwoods Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each Redwoods Party, as provided in the applicable Redwoods Party’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Redwoods will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Redwoods shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Redwoods Party’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Redwoods Parties’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of any Redwoods Party (the “Redwoods D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Redwoods D&O Person was a director or officer of any Redwoods Party prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) Redwoods shall not have any obligation under this Section 5.14 to any Redwoods D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Redwoods D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) Redwoods shall purchase at or prior to Closing and maintain in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies

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of the Redwoods Parties as of the date of this Agreement with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Redwoods D&O Tail Policy”). Such “tail” policy or policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Redwood’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If, following the Closing, Redwoods (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Redwoods shall assume all of the obligations set forth in this Section 5.14.

(e) The Redwoods D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Redwoods.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of the Company and its Subsidiaries, as provided in the Company’s and its Subsidiaries’ Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Redwoods will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Redwoods shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the Company’s and its Subsidiaries’ Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Company’s and its Subsidiaries’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of the Company or any of its Subsidiaries (the “Company D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Company D&O Person was a director or officer of the Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of Redwoods, the Company or any of its Subsidiaries shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Effective Time, and Redwoods shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company or its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such Company D&O Tail Policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies in effect immediately prior to the Effective Time; provided that the Company shall not pay a premium for such “tail” policy or policies in excess of three hundred fifty percent (300%) of the most recent premium paid by the Company or its Subsidiary prior to the Effective Time and, if the requisite cover is not available for such a premium, the Company shall purchase the maximum coverage available for three hundred fifty percent (300%) of the most recent premium paid by the Company prior to the Effective Time. Notwithstanding the foregoing in this Section 5.15(c), the Company in its sole discretion, in lieu of purchasing the Company D&O Tail Policy, may choose to maintain (and if so chosen, Redwoods

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shall maintain or cause to be maintained) for a period of six (6) years after the Closing, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company and its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies immediately prior to the Effective Time.

(d) If, following the Closing, Redwoods (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Redwoods shall assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Redwoods.

Section 5.16 Post-Closing Directors and Officers.

(a) Redwoods and the Company shall take, or cause to be taken, all actions as may be necessary or appropriate such that effective immediately after the Effective Time, the Redwoods Board shall consist of five (5) directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, the composition of which shall be determined by mutual agreement between Redwoods and the Company following the date of this Agreement. The members of the Redwoods Board are the Persons determined in accordance with Section 5.16(b), Section 5.16(c) and Section 5.16(d). The members of the compensation committee, audit committee and nominating committee of the Redwoods Board are the Persons determined in accordance with Section 5.16(d). The Officers are the Persons determined in accordance with Section 5.16(e).

(b) Four (4) individuals, who shall be nominated by the Company, in good-faith after consultation with Redwoods, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be directors on the Redwoods Board immediately after the Effective Time, with such individuals being in the class of directors determined by mutual agreement between Redwoods and the Company following the date of this Agreement and at least one of such individuals being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Company Designees”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace the Company Designees with any individuals subject to the mutual agreement of Redwoods and the Company. Redwoods shall take all such action within its power as may be necessary or appropriate to give effect to the Company’s director designations (and its own designations, pursuant to Section 5.16(c)) as of immediately after the Effective Time and for the officers of Redwoods (the “Officers”) as of immediately after the Effective Time to be the individuals determined in accordance with Section 5.16(e).

(c) Notwithstanding the Company’s designation rights under Section 5.16(b), one (1) individual, who shall be nominated by the Sponsor, in good-faith after consultation with the Company, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be a director on the Redwoods Board immediately after the Effective Time, with such individual being in the class of directors determined by mutual agreement between Redwoods and the Company following the date of this Agreement and such individual being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Redwoods Designee”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, Redwoods may, subject to applicable listing rules of Listing Exchange and applicable Law, replace the Redwoods Designee with any individual subject to the mutual agreement of Sponsor and the Company. At the closing of the transactions contemplated by this Agreement, the Company and certain shareholders of the Company identified on Section 5.16(c) of the Company Disclosure Schedules will enter into a voting agreement in the form attached hereto as Exhibit F relating to the Sponsor’s right to have a nominee on the Redwoods Board (the “Voting Agreement”).

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(d) Following the date of this Agreement, and no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company and Redwoods (on behalf of the Sponsor) shall, subject to applicable listing rules of the Listing Exchange and applicable Law, (i) designate three (3) Persons designated by the Company who shall be directors on the Redwoods Board immediately after the Effective Time, with such individuals being in the class of directors as determined by the Company and Redwoods and considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (and, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law and in consultation with Redwoods, agree to replace such Person with any individual), and (ii) mutually agree on the members of the Redwoods Board, as constituted immediately after the Effective Time, who shall be the members of the compensation committee, audit committee and nominating committee of the Redwoods Board immediately after the Effective Time.

(e) The Persons identified on Section 5.16(e) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on Section 5.16(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an Officer, then, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace such individual with another individual to serve as such Officer by amending Section 5.16(e) of the Company Disclosure Schedules to include such replacement individual as such Officer.

(f) At or prior to the Closing, the Company will (i) purchase a policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of the Redwoods Designee with respect to any acts, errors or omissions occurring on or following the Effective Time that shall provide coverage on terms (with respect to coverage and amount) that are no less advantageous, in the aggregate, than the coverage and terms provided by a policy held by a similarly situated Person, and (ii) provide the Sponsor (on behalf of the Redwoods Designee) with and, subject to the entry into the same by the Redwoods Designee, will enter into a director indemnification agreement with the Redwoods Designee, in a form and substance approved by the Redwoods Board and reasonably acceptable to the Sponsor; provided, however, that in no event shall the terms and conditions of any such director indemnification agreement entered into by such Redwoods Designee be less favorable to the underlying director than those (if any) entered into by Redwoods with any other members of the Redwoods Board.

Section 5.17 Transaction Financing.

(a) As soon as practicable after the execution and delivery of this Agreement, the Company shall enter into definitive agreements on terms and conditions satisfactory to the Redwoods (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase shares of Redwoods Common Stock at a purchase price of ten dollars ($10.00) per share (the “PIPE Investment”); provided that the proceeds of the PIPE Investment shall be equal to an aggregate of at least five million dollars ($5,000,000) immediately prior to the Closing. Five million dollars ($5,000,000) is the minimum required cash commitment to complete the merger. There is no firm commitment for a PIPE financing.

(b) The Company shall use its reasonable best efforts to satisfy the conditions of the Investors’ closing obligations contained in the PIPE Subscription Agreements and consummate the PIPE Investment. The Company shall not terminate, or amend or waive in any manner materially adverse to Redwoods, any PIPE Subscription Agreement without Redwood’s prior written consent (not to be unreasonably withheld, delayed or conditioned), other than (i) as expressly provided for by the terms of the PIPE Subscription Agreements or (ii) to reflect any permitted assignments or transfers of the PIPE Subscription Agreements by the applicable Investors pursuant to the PIPE Subscription Agreements. Each of the Company and, as applicable, Redwoods, shall, and shall cause its Affiliates to, use commercially reasonable efforts to avoid being in breach or default under the PIPE Subscription Agreements. Additionally, during the Interim Period, the Company may, but shall not be required to, enter into and consummate additional PIPE Subscription Agreements with additional Investors, including in the event that there is an actual or threatened material breach or default by an Investor under a PIPE Subscription Agreement, or the Company reasonably believes in good faith that such Investor otherwise is not willing or able to consummate the transactions contemplated thereby upon the satisfaction of the conditions of such Investor’s closing obligations thereunder; provided, that the terms of such additional PIPE Subscription Agreements shall not, without the Redwood’s prior written consent (not to be unreasonably withheld, delayed or conditioned), be materially worse

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to the Company or Redwoods than those set forth in existing PIPE Subscription Agreements. If the Company elects to seek such additional PIPE Subscription Agreements (with, solely with respect to any additional PIPE Subscription Agreements containing terms that are substantially different from the terms of PIPE Subscription Agreements then in effect, Redwood’s prior written consent, not to be unreasonably withheld, delayed or conditioned), the Company and Redwoods shall, and shall cause their respective representatives to, cooperate with each other and their respective representatives in connection with such additional PIPE Subscription Agreements and use their respective reasonable efforts to cause such additional PIPE Subscription Agreements to be executed and the transactions contemplated thereby to occur (including having the Company’s senior management participate in any investor meetings and roadshows). The Company will deliver to Redwoods true, correct and complete copies of each PIPE Subscription Agreement entered into by the Company and any other Contracts between the Company and Investors that could affect the obligation of such Investors to contribute their applicable portion of the aggregate gross proceeds of the PIPE Investment as set forth in the PIPE Subscription Agreement of such Investor. Redwoods shall not enter into any Contract with an Investor during the Interim Period without the prior written consent of the Company, not to be unreasonably withheld, delayed or conditioned.

(c) No fees, consideration or other discounts shall be payable or agreed to by the Company to any Investor in respect of the PIPE Investment.

Section 5.18 Expenses.

(a) At least three (3) Business Days prior to the contemplated Closing Date, Redwoods and the Company shall each deliver to the other a certificate, duly executed by such Party’s Chief Financial Officer, certifying to and setting forth a complete and accurate schedule of its good faith estimate of, in respect of Redwoods, each Unpaid Redwoods Expense, and in respect of the Company, each Unpaid Company Expense, as of immediately prior to the Closing. Redwoods shall use reasonable best efforts to incur an aggregate amount of Unpaid Redwoods Expenses that is less-than the Redwoods Expenses Cap. Redwoods shall (a) notify the Company as promptly as practicable after it obtains actual knowledge of any expenditure or commitment incurred by Redwoods that would reasonably be expected to result in Redwoods incurring Unpaid Redwoods Expenses in excess of the Redwoods Expenses Cap, and shall keep the Company fully informed of such events, and (b) to the extent Unpaid Redwoods Expenses exceed the Redwoods Expenses Cap (such excess, the “Excess Expenses Amount”), Redwoods shall provide, at the Closing, an amount of additional financing, including by causing the payee of any such Redwoods Expenses to accept equity or equity-linked securities of Redwoods in lieu of a cash payment (and in either event, such financing on terms reasonably acceptable to the Company), equal to, in the aggregate, the Excess Expenses Amount.

(b) In the event that the funds remaining in the Trust Account following the payment by the Trustee to Public Stockholders pursuant to the Redwoods Stockholder Redemption are expected to be less than the amount of Redwoods Expenses, Redwoods shall (i) raise additional funds in a private placement in which certain investors will, pursuant to definitive agreements on terms and conditions satisfactory to the Company, purchase at the Closing shares of Redwoods Common Stock at a purchase price of ten dollars ($10.00) per share, and/or (ii) enter into definitive agreements with certain “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Redwoods Common Stock (the “Non-Redeeming Stockholders”) pursuant to which such Non-Redeeming Stockholders shall agree, upon terms and subject to conditions satisfactory to the Company, (x) not to redeem their shares of Redwoods Common Stock in connection with the Merger or (y) to reverse any such redemptions and to waive their redemption rights under the Redwoods Governing Documents; provided that the combination of proceeds under (i) and (ii) shall be equal to the additional funds required to equal the amount of Redwoods Expenses.

Section 5.19 Transaction Litigation. During the Interim Period, Redwoods, on the one hand, and the Company, on the other hand, shall each notify the other promptly after learning of any stockholder demand (or threat thereof) or other stockholder Proceeding, claim, investigation, examination or inquiry, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement, or any of the transactions contemplated hereby (collectively, “Transaction Litigation”) commenced or, to the knowledge of Redwoods or to the knowledge of the Company, as applicable, threatened in writing against (a) in the case of Redwoods, Redwoods, any of Redwood’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such), or (b) in the case of the Company, the Company, any of the Company’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such). Redwoods and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense,

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participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other with respect to any Transaction Litigation; provided, however, that in no event shall (x) the Company, any of the Company’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Redwoods (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Redwoods, any of Redwood’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.20 De-quotation and De-registration. The Company shall take all actions necessary to permit the shares of Company Common Stock and any other security issued by the Company or one of its Subsidiaries and quoted on the OTC to cease to be quoted on the OTC and deregistered under the Exchange Act as soon as possible following the Effective Time.

Section 5.21 Delivery of Disclosure Schedules. On or before May 31, 2023 (the “Disclosure Schedule Deadline”), each party hereto shall deliver to the other party its completed Schedules required under this Agreement, supplying the information required or permitted to be disclosed therein. The Schedules so delivered shall be acceptable in all respects to the recipient party. If either Company Disclosure Schedules or the Redwoods Disclosure Schedules are not timely delivered to and accepted by the recipient party by the Disclosure Schedule Deadline, the parties to this Agreement agree that there shall be no exceptions to the representations and warranties set forth in Article III and Article IV, as applicable.

Section 5.22 Extension Proxy Statement. If the Company or Redwoods reasonably believes that the Closing may not occur on or before December 4, 2023, then Redwoods may, and at the request of the Company, Redwoods shall, take all actions necessary (including obtaining the approval of Redwoods Stockholders and taking any and all other actions required pursuant to and in accordance with the provisions of the Redwoods Governing Documents) to extend the date by which Redwoods must complete its initial business combination to a date after December 4, 2023 (the “Extension”). Redwoods shall use its reasonable best efforts to (a) cause the proxy statement relating to the Extension (together with any amendments or supplements thereto, the “Extension Proxy Statement”) to comply with the rules and regulations promulgated by the SEC, and (ii) have the Extension Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Redwoods shall, as promptly as practicable after the Extension Proxy Statement has been cleared by the SEC, cause the Extension Proxy Statement to be disseminated to Redwoods Stockholders in accordance with applicable Law and the Redwoods Governing Documents, give notice of, convene and hold a special meeting of Redwoods Stockholders for purposes of approving the Extension, and solicit proxies from Redwoods Stockholders to vote in favor thereof. Redwoods shall provide the Company a reasonable opportunity to review the Extension Proxy Statement prior to its filing with the SEC and will consider in good faith the incorporation of any comments from the Company on the Extension Proxy Statement. Redwoods will provide Redwoods Stockholders with the opportunity to exercise their Redemption Rights in connection with the vote on the Extension Proxy Statement and Redwoods, through the Redwoods Board, shall recommend to Redwoods Stockholders the approval of the Extension and shall include such recommendation (which shall not be modified or withdrawn) in the Extension Proxy Statement.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate, or cause to be consummated, the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists, of the following conditions:

(a) each applicable waiting period (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) or Consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

Annex A-58

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement (including the Closing) shall be in effect;

(c) the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Stockholder Approval shall have been obtained;

(e) the approval of the sole stockholder of Merger Sub, as contemplated in Section 5.9;

(f) the Redwoods Stockholder Approval shall have been obtained; and

(g) Redwood’s initial listing application with the Listing Exchange in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, Redwoods shall be able to satisfy any applicable initial and continuing listing requirements of the Listing Exchange, and Redwoods shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Redwoods Common Stock (including the Redwoods Common Stock to be issued hereunder) shall have been approved for listing on the Listing Exchange, subject only to official notice of issuance thereof.

Section 6.2 Other Conditions to the Obligations of the Redwoods Parties. The obligations of the Redwoods Parties to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by Redwoods (on behalf of itself and the other Redwoods Parties), of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.9(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date, and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties set forth in Section 3.2(a) and Section 3.9(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iv), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred and is continuing; and

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Redwoods a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the

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effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Redwoods.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company, of the following further conditions:

(a) (i) the Redwoods Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Redwoods Parties (other than the Redwoods Fundamental Representations and the representations and warranties set forth in Section 4.6(a)) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Redwoods Material Adverse Effect;

(b) the Redwoods Parties shall have performed and complied with the covenants and agreements required to be performed or complied with by the Redwoods Parties under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Redwoods Material Adverse Effect has occurred and is continuing;

(d) as of immediately following the Closing, the Redwoods Board shall consist of the number of directors, and be otherwise constituted in accordance with Section 5.16 (assuming for purposes of testing this condition that each such director then satisfies applicable Listing Exchange requirements and is willing to serve); and

(e) at or prior to the Closing, Redwoods shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of Redwoods, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or any one of its Subsidiaries’ failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of any of its other obligations under this Agreement. None of the Redwoods Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by any Redwoods Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a material breach of any of its other obligations under this Agreement.

ARTICLE 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Redwoods and the Company;

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(b) by Redwoods, if any of the representations or warranties set forth in Article 3 shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to the Company by Redwoods, and (ii) the Termination Date; provided, however, that none of the Redwoods Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct, or if any Redwoods Party has failed to perform any covenant or agreement on the part of such applicable Redwoods Party set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to Redwoods by the Company, and (ii) the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either Redwoods or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to November 4,, 2023 (the “Termination Date”); provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Redwoods if any Redwoods Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Redwoods or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either Redwoods or the Company, if the Redwoods Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Redwood’s stockholders have duly voted and the Redwoods Stockholder Approval was not obtained;

(g) by Redwoods, if the Company does not deliver or cause to be delivered to Redwoods the Company Stockholder Approval in accordance with Section 5.13 on or prior to the Company Stockholder Approval Deadline; or

(h) by Redwoods, by giving notice to the Company within fourteen (14) days of the date hereof, in its sole discretion and without prejudice to any rights or obligations Redwoods may have, in the event that Redwoods is not satisfied, acting reasonably, with the results of the due diligence review and investigation of the Company conducted by Redwoods.

Section 7.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (i) Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, (ii) the Confidentiality Agreement and (iii) the obligation to pay a Break-up Fee under the circumstances specified in Section 7.2(b) hereof, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for the Willful Breach of this Agreement by, or any Fraud of, such Party (or in the case of Redwoods, Redwoods or Merger Sub).

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(b) A break-up fee equal to $500,000 (the “Break-up Fee”) shall be payable (i) by the Company to Redwoods in the event that the Company elects not close the transactions contemplated hereby for any reason other than as specified in Section 7,1 hereof, and (ii) by Redwoods to the Company in the event that Redwoods does not close the transactions contemplated hereby for any reason other than as specified in Section 7,1 hereof.

(c) The Company and Redwoods acknowledge and agree that the Break-up Fee in Section 7.2(b) is (i) a fair and reasonable estimate of the actual damages suffered by Redwoods in the circumstances in which such Break-Up Fee is payable, as applicable, which amount would otherwise be impossible to calculate with precision, (ii) constitute liquidated damages hereunder and are not intended to be a penalty, and (iii) shall be the sole and exclusive remedy available to Redwoods against the Company in the circumstances in which such Break-Up Fee is payable; provided, however, that the limitations set forth in this Section 7.2(c) shall not apply to the liabilities arising from any fraud claims or to any willful and material breach of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement, or in any instrument, document or certificate delivered pursuant to this Agreement, shall terminate at the Effective Time, except for (a) those covenants and agreements that, by their terms, contemplate performance after the Effective Time, and (b) those representations and warranties set forth in Section 3.25, Section 3.27, Section 4.19 and Section 4.19.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, undertakings, representations and other arrangements, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) prior to the Closing, Redwoods and the Company, and (b) from and after the Closing, Redwoods and the Sponsor. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only (a) prior to the Closing, by a written agreement executed and delivered by Redwoods, Merger Sub and the Company, and (b) after the Closing, by a written agreement executed and delivered by Redwoods and the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, e-mail (having obtained electronic delivery confirmation thereof) or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)     If to any Redwoods Party, to:

c/o Redwoods Acquisition Corp.
1115 Broadway 12th Floor
New York, NY 10010
Attention: Jiande Chen
Email:jiande.chen@redwoodsac.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Giovanni Caruso
Email:gcaruso@loeb.com

(b)    If to the Company, to:

ANEW MEDICAL, INC.

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13576 Walnut Street, Suite A
Omaha, NE 68144
Attention: Dr. Joseph Sinkule
Email: jasinkule@gmail.com

with a copy (which shall not constitute notice) to:

Cyruli Shanks & Zizmor, LLP
The Graybar Building
420 Lexington Avenue, Suite 2320
New York, New York 10170
Attention: Paul Goodman
E-mail: pgoodman@CSHZLAW.COM

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. All such notices, requests, claims, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, any such notice, request, claim, demand or other communication shall be deemed not to have been received until the next succeeding Business Day.

Section 8.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware; provided, however, that the Merger shall be governed by, construed and enforced in accordance with the Laws of the State of Wyoming (including the WBCA).

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement and subject to Section 5.18, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Redwoods shall pay, or cause to be paid, all Unpaid Redwoods Expenses, and (b) if the Closing occurs, then Redwoods shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Redwoods Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement, (b) masculine gender shall also include the feminine and neutral genders, and vice versa, (c) words importing the singular shall also include the plural, and vice versa, (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (e) references to “$” or “dollar” or “US$” shall be references to United States dollars, (f) the word “or” is disjunctive but not necessarily exclusive, (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (h) the word “day” means calendar day unless Business Day is expressly specified, (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to any Redwoods Party, any documents or other materials posted to the Donnelley Financial Solutions Venue electronic data room maintained by the Company as of 11:59 p.m., Pacific Time, on the day prior to the date of this Agreement, (l) all references to any Law will be to such Law as amended, supplemented, restated or otherwise modified or re-enacted

Annex A-63

from time to time, and (m) all references to any Contract are to such Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Redwoods Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Redwoods Disclosure Schedules) shall be deemed to have been disclosed with respect to every other Section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Redwoods Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the Sections or subsections of Article 3 or 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15 and the last sentence of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of 0, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14.

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures; Effectiveness. This Agreement and each Ancillary Document (including any of the Closing deliverables contemplated hereby) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the Closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document or Closing deliverable.

Section 8.12 Knowledge of Company; Knowledge of Redwoods. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Redwood’s knowledge” and “to the knowledge of Redwoods” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Redwoods Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or the Redwoods Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement or related to the transactions contemplated hereby, may only be made against, the Parties (and then only with respect to the specific obligations of such Parties, as set forth herein), and none of the Representatives of any Redwoods Party (including the Sponsor) or the Company (and including the Parties’ stockholders) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

Annex A-64

Section 8.14 Extension; Waiver. The Company (prior to the Closing) or the Sponsor (after the Closing) may (a) extend the time for the performance of any of the obligations or other acts of the Redwoods Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Redwoods Parties set forth herein or (c) waive compliance by the Redwoods Parties with any of the agreements or conditions set forth herein. Redwoods may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights, powers or privileges hereunder shall not constitute a waiver of such rights, powers or privileges, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Any Proceeding (a) arising under this Agreement or under any Ancillary Document, or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document, or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or any Ancillary Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding.

Annex A-65

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (a) the other Parties have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of Redwoods, filed with the SEC in connection with the initial public offering of Redwoods (the “Prospectus”). The Company acknowledges, agrees and understands that Redwoods has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Redwood’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO), and Redwoods may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Redwoods entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives and Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Representatives or Affiliates does now nor shall at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make or bring any action, suit, claim or other proceeding against the Trust Account (including in respect of any distributions therefrom), regardless of whether such action, suit, claim or other proceeding arises as a result of, in connection with or relates in any way to, this Agreement, the transactions contemplated hereby or any proposed or actual business relationship between Redwoods or any of its Representatives of Affiliates, on the one hand, and the Company or any of its Representatives or Affiliates, on the other hand, or any other matter, and regardless of whether such action, suit, claim or other proceeding arises based on contract, tort, equity or any other theory of legal liability (any and all such actions, suits, claims or other proceedings are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives and Affiliates, hereby irrevocably and unconditionally waives any Trust Account Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including in respect of any distributions therefrom) now or in the future as a result of, or arising out of, any discussions, negotiations, agreements or Contracts with Redwoods or its Representatives or Affiliates, and will not seek recourse against the Trust Account (including in respect of any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Redwoods or its Affiliates).

* * * * *

Annex A-66

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer
ANEW MEDICAL SUB, INC.
By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer
ANEW MEDICAL, INC.
By:	/s/ Joseph Sinkule
	Name:	Dr. Joseph Sinkule
	Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

Annex A-67

Annex AA

First Amendment to BUSINESS COMBINATION AGREEMENT

This FIRST Amendment to THE BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of November 4, 2023, is entered into by and among Redwoods Acquisition Corp., a Delaware corporation (“Buyer”), ANEW MEDICAL SUB, INC., a Wyoming corporation (“Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (the “Company”). Buyer, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement dated as of May 30, 2023 (the “Business Combination Agreement”);

WHEREAS, pursuant to Section 8.3 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified prior to the Closing (as defined in the Business Combination Agreement), by a written agreement executed and delivered by the Parties; and

WHEREAS, the Parties hereto wish to amend the Business Combination Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination. Section 7.1 (d) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“by either Redwoods or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to March 4, 2024 (the “Termination Date”); provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Redwoods if any Redwoods Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”

3. No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Business Combination Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and the Parties shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties.

4. Governing Law; Waiver of Jury Trial; Jurisdiction. Section 8.5, Section 8.15 and 8.16 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Amendment.

5. Further Assurance. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Amendment.

[The remainder of this page intentionally left blank; signature pages follow]

Annex AA-1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Signature Page to Amendment to Business Combination Agreement

Annex AA-2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

ANEW MEDICAL SUB, INC.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer
ANEW MEDICAL, INC.
By:	/s/ Joseph Sinkule
Name:	Joseph Sinkule
Title:	Chief Executive Officer

Signature Page to Amendment to Business Combination Agreement

Annex AA-3

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ANEW MEDICAL, INC.

ANEW MEDICAL, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is ANEW MEDICAL, INC. The Corporation was incorporated under the name Redwoods Acquisition Corp by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 16, 2021 (the “Original Certificate”) which was amended by that certain certificate of amendment, filed with the Secretary of State of the State of Delaware on February 17, 2022, which increased the number of shares that the Corporation was authorized to issue (as amended, the “Original Certificate”).

2. An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on March 30, 2022 (as amended from time to time, the “Existing Certificate”) and was further amended by that certain certificate of amendment, filed with the Secretary of State of the State of Delaware on March 30, 2023

3. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

4. The text of the Existing Certificate is hereby amended and restated by this Second Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

5. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

Annex B-1

IN WITNESS WHEREOF, ANEW MEDICAL, INC. has caused this Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on             , 2023.

ANEW MEDICAL, INC.
By:
Name:
Title:

Annex B-2

EXHIBIT A

ARTICLE I
NAME

The name of the corporation is ANEW MEDICAL, INC. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 651 N. Broad St., Suite 206, Middletown DE 19709. The county of the registered office is NEW CASTLE. The registered agent in charge thereof is LEGALINC CORPORATE SERVICES INC.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV
CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 1,100,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 1,000,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.

The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK.

1. General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting.

              a.           Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

              b.           Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter.

    c.           Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Annex B-3

    d.           Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL or this Second Amended and Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Annex B-4

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

D. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

E. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Second Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

F. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI
STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.

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C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII
LIABILITY

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Second Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII
INDEMNIFICATION

A. To the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VIII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

B. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

C. Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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D. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Second Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE X
AMENDMENTS

A. Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and this Article X.

B. If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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Annex C

Amended and Restated Bylaws of
ANEW MEDICAL, INC.

_________________________________

Article I — Corporate Offices

1.1 Registered Office.

The address of the registered office of ANEW MEDICAL, INC. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business and affairs of the Corporation may require.

Article II — Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office, whether within or outside of the State of Delaware.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting in accordance with Section 2.4. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

2.4 Notice of Business to be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person

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calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5.

(b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding

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in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Notice of Nominations for Election to the Board.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (ii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

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(iv) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(b)(ii) or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(f).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

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(e) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(f) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(h) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(i) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

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(j) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5.

2.6 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.8 until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.9 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting,

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whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.11 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

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2.13 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

2.14 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

2.15 Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

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Article III — Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders or residents of the State of Delaware. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

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Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV — Committees

4.1 Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

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4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V— Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Chief Operating Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

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5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6 Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII — General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

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7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

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7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock.

Shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Lock-Up.

(i) Subject to Section 7.13(ii), the holders (the “Lock-up Holders”) of common stock of the Corporation issued (a) as consideration pursuant to the merger of ANEW MEDICAL Sub, Inc a Wyoming corporation (“Merger Sub”), with and into ANEW MEDICAL, INC., a Wyoming corporation (“ANEW”) (the “ANEW Transaction”) or (b) to directors, officers and employees of the Corporation upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the ANEW Transaction in respect of awards of ANEW outstanding immediately prior to the closing of the ANEW Transaction (such shares referred to in Section 7.13(i)(b), the “ANEW Equity Award Shares”), may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

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(ii) Notwithstanding the provisions set forth in Section 7.13(i), the Lock-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (f) to the Corporation; or (g) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the closing date of the ANEW Transaction.

(iii) Notwithstanding the other provisions set forth in this Section 7.13, the Board may, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligations set forth herein; provided, that, any such waiver, amendment or repeal shall require, in addition to any other vote of the members of the Board required to take such action pursuant to these bylaws or applicable law, the affirmative vote of the director that has been designated by ANEW (as defined by the Business Combination Agreement).

(iv) For purposes of this Section 7.13:

a) the term “Lock-up Period” means the period beginning on the closing date of the ANEW Transaction and ending on the six-month anniversary of the closing date of the ANEW Transaction;

b) the term “Lock-up Shares” means the shares of common stock held by the Lock-up Holders immediately following the closing of the ANEW Transaction (other than from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of common stock occurs on or after the closing of the ANEW Transaction) and the ANEW Equity Award Shares;

c) the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 7.13(ii); and

d) the term “Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.14 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII — Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed

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to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)   if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee, or agent, or in any other capacity while serving as director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with any such Proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such indemnitee only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by

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reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses.

In addition to the obligation to indemnify conferred in Section 9.1, the Corporation shall to the fullest extent not prohibited by the DGCL or any other applicable law pay the expenses (including attorneys’ fees) incurred by any indemnitee, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within twenty (20) days, after a written claim therefor has been received by the Corporation the indemnitee may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or office Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary of the Corporation, or other officer of the Corporation appointed by (x) the Board pursuant to Article V or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X — Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI — Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative Proceeding brought on behalf of the Corporation, (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any Proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Article XII — Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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ANEW MEDICAL, INC.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that [he][she] is the duly elected, qualified, and acting Secretary of ANEW MEDICAL, INC., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on             , 2023, effective as of             , 2023, by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set [his][her] hand this              day of             , 2023.

[Name]
[Full Title of Secretary]

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Annex D

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of May 30, 2023, by and between the undersigned holders of ANEW MEDICAL, INC., a Wyoming corporation (the “Holders”) and Redwoods Acquisition Corp., a Wyoming corporation (“RWOD”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. RWOD, ANEW Merger Sub, Inc., a Wyoming corporation and wholly-owned subsidiary of RWOD (the “Merger Sub”), and ANEW MEDICAL, INC., a Wyoming corporation (the “Company”), entered into a Business Combination Agreement dated as of May 30, 2023 (the “Business Combination Agreement”).

B. Pursuant to the Business Combination Agreement, the RWOD will become the 100% stockholder of the Company (the “Transaction”).

C. The Holders are the record and/or beneficial owner of shares of common stock of the Company, constituting a majority-in-interest and which will be exchanged for shares of common stock of RWOD pursuant to the Business Combination Agreement.

D. As a condition of, and as a material inducement for RWOD and the Company to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holders have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), Holders irrevocably agree that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of RWOD.

(b) In furtherance of the foregoing, RWOD will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify RWOD’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct RWOD’ transfer agent not to process any attempts by a Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date and ending on the date that is six (6) months thereafter.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of

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which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of RWOD and RWOD subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the RWOD being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of RWOD with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of RWOD, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, “Lock-up Shares” shall mean, with respect to each Holder, (i) the shares of common stock of RWOD beneficially owned by such Holder as specified on the signature hereto, (ii) any shares of RWOD common stock issuable upon the exercise of options or warrants to purchase RWOD common stock held by such Holder immediately after the Effective Time (along with such options or warrants themselves), (iii) any shares of common stock of RWOD acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for RWOD common stock held by such Holder immediately after the Effective Time (along with such securities themselves) and (iv) any Contingent Consideration Shares to the extent issued pursuant to the Business Combination Agreement.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to a Holder in connection with this Agreement.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the mail in the United States mail having been sent registered or certified mail receipt requested, postage pre-paid, (iii) when delivered by FedEx or other nationally recognized overnight courier or delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day) to the Company and RWOD in accordance with Section 8.4 of the Business Combination Agreement and to each Holder at its address set forth set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

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8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by RWOD and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 8.5, Section 8.15, and Section 8.16 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Controlling Agreement. To the extent the terms of this Agreement (as amended, supple- mented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex D-3

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer
HOLDER
By:	/s/ Jon McGarity
Name:	Jon McGarity
HOLDER
By:	/s/ Shalom Hirschman
Name:	Shalom Hirschman
HOLDER
By:	/s/ Sam Zentman
Name:	Sam Zentman
HOLDER
By:	/s/ Joseph Sinkule
Name:	Joseph Sinkule

Annex D-4

Annex E

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT, dated as of December 30, 2023 (this “Agreement”), is entered into by and among the persons listed on the signature page hereto (each, a “Supporter”), ANEW Medical, Inc., a Wyoming corporation (the “Company”), Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Sponsor Support Agreement, dated as of May 30, 2023 (the “Original Agreement”) and, pursuant to Section 9 thereof, desire to amend and restate the Original Agreement in its entirety in the manner set forth herein;

WHEREAS, Redwoods and the Company are parties to that certain Business Combination Agreement, dated May 30, 2023, as amended by Amendment No.1 thereto, dated November 4, 2023 (the “Merger Agreement”), by and among Redwoods, Company, and ANEW Medical Sub, Inc., a Wyoming corporation and wholly-owned subsidiary of Redwoods (the “Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with the Company’s stockholders receiving shares of Redwoods Common Stock;

WHEREAS, Redwoods issued to the Supporters (i) 2,875,000 shares of common stock, par value $0.0001,of Redwoods (the “Founder Shares”) prior to the consummation of its initial public offering (the “IPO”) and (ii) 530,000 private units, each consisting of one share of common stock (each such share, together with the Founder Shares, the “Supporter Shares”), one warrant and one right, in a private placement that occurred concurrently with the IPO; and

WHEREAS, as an inducement to Redwoods and the Company to consummate the transactions contemplated under the Merger Agreement, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Original Agreement is hereby amended and restated in its entirety as follows:

1. Voting Agreements. Each Supporter, in such Supporter’s capacity as a stockholder of Redwoods, agrees that, during the term of this Agreement, at the special meeting of Redwoods’s stockholders (the “Redwoods Special Meeting”) to be called and held in connection with the transactions contemplated by the Merger Agreement (the “Transactions”), or at any other meeting of Redwoods’s stockholders called and held for such purpose (whether regular or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of Redwoods’s stockholders related to the transactions contemplated by the Merger Agreement (Redwoods Special Meeting and all other meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Supporter shall:

(a)     when the Meeting is held, appear at the Meeting or otherwise cause the Supporter Shares owned by such Supporter to be counted as present thereat for the purpose of establishing a quorum;

(b)    vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter in favor of each Required Transaction Proposal; and

(c)     vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Redwoods or Merger Sub under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Supporter contained in this Agreement.

Annex E-1

2. Restrictions on Transfer. Each Supporter agrees that, during the term of this Agreement, such Supporter shall not sell, assign or otherwise transfer any of the Supporter Shares owned by such Supporter; provided, however, that the foregoing shall not prohibit transfers between such Supporter and any Affiliate of such Supporter, so long as, prior to and as a condition to the effectiveness of any such transfer, such Affiliate executes a joinder agreement to this Agreement in a form reasonably acceptable to the Company. Redwoods shall not register any sale, assignment or transfer of the Supporter Shares on Redwoods’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. Waiver of Anti-Dilution Protection. Each Supporter hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the Organizational Documents of Redwoods in connection with the Transactions. Each Supporter acknowledges and agrees that (i) this Section 3 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Organizational Documents of Redwoods in connection with the Transactions; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

4. Lock-Up. Subject to the consummation of the Merger, each Supporter shall be restricted from selling, transferring or otherwise disposing of, directly or indirectly, any Redwoods Common Stock converted into or received by such Supporter as a result of the Merger (the “Lock-up Shares”) in the same way as set forth in the lock-up provisions of Redwoods’s final prospectus filed with the U.S. Securities and Exchange Commission on April 1, 2022 (the “Final Prospectus”). Each Supporter hereby authorizes and requests Redwoods to notify Redwoods’s transfer agent that there is a stop transfer order with respect to all of the Lock-up Shares. Such stop-transfer order shall be removed upon expiration of the applicable lock-up period.

5. Fees; Loan Repayments. Except as provided in the Final Prospectus and the Insider Letter, dated March 30, 2022, by and among Redwoods and its officers, directors and stockholders, none of the Supporters nor any affiliate of any Supporter, nor any director or officer of Redwoods, shall receive from Redwoods any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to the Merger.

6. Supporter Representations. Each Supporter represents and warrants to Redwoods and the Company, as of the date hereof, that:

(a)     such Supporter has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b)    such Supporter has full right and power, without violating any agreement to which such Supporter is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c)     (i) if such Supporter is not an individual, then such Supporter is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporter’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Supporter and (ii) if such Supporter is an individual, then the signature on this Agreement is genuine, and such Supporter has legal competence and capacity to execute the same;

(d)    this Agreement has been duly executed and delivered by such Supporter and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Supporter, enforceable against such Supporter in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

Annex E-2

(e)     the execution and delivery of this Agreement by such Supporter does not, and the performance by such Supporter of such Supporter’s obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Supporter, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Agreement;

(f)     there are no Actions pending against such Supporter or, to the knowledge of such Supporter, threatened against such Supporter, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Agreement;

(g)    no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Supporter or, to the knowledge of such Supporter, by Redwoods;

(h)    such Supporter has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with such Supporter’s tax and legal advisors;

(i)     such Supporter has not entered into, and shall not enter into, any agreement that would prevent such Supporter from performing any of such Supporter’s obligations hereunder;

(j)     such Supporter has good title to the Supporter Shares beneficially owned by such Supporter, free and clear of any Liens other than Permitted Liens, and such Supporter has the sole power to vote or cause to be voted such Supporter Shares; and

(k)    the Supporter Shares set forth in the records of Redwoods’s transfer agent are the only Supporter Shares owned of record or beneficially owned by such Supporter as of the date hereof, and none of such Supporter Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Supporter Shares that is inconsistent with such Supporter’s obligations pursuant to this Agreement.

7. Damages; Remedies. Each Supporter hereby agrees and acknowledges that (a) Redwoods and the Company would be irreparably injured in the event of a breach by such Supporter of such Supporter’s obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9. Assignment. No party hereto may, except in accordance with Section 2, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Supporter, Redwoods and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

10. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Annex E-3

11. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12. Governing Law; Jurisdiction; Jury Trial Waiver. Section 8.5, Section 8.15, and Section 8.16 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

13. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 8.4 of the Merger Agreement to the applicable party, with respect to the Company and Redwoods, at the respective addresses set forth in Section 8.4 of the Merger Agreement, and, with respect to each Supporter, at the address set forth in Redwoods’s records.

14. Termination. This Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve each Supporter, Redwoods or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

15. Adjustment for Stock Split. If, and as often as, there are any changes in Redwoods or the Supporter Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Supporter, Redwoods, the Company, the Supporter Shares as so changed.

16. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

Annex E-4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ANEW MEDICAL, INC.
By:	/s/ Joseph Sinkule
Name:	Dr. Joseph Sinkule
Title:	Chief Executive Officer
REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer
SUPPORTERS
REDWOODS CAPITAL LLC
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Managing Member
/s/ Jiande Chen
Name:	Jiande Chen
/s/ Edward Cong Wang
Name:	Edward Cong Wang
/s/ Raymond J. Gibbs
Name:	Raymond J. Gibbs
/s/ Wei Kwang Ng
Name:	Wei Kwang Ng
/s/ Hong Li
Name:	Hong Li

Annex E-5

Annex F

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of May 30, 2023 (this “Voting Agreement”), is entered into by and among ANEW MEDICAL, INC., a Wyoming corporation (the “Company”), certain stockholders of the Company listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”), and Redwoods Acquisition Corp., a Delaware corporation (“RWOD”). Capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, RWOD and the Company are parties to that certain Business Combination Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), with the Company becoming a wholly-owned subsidiary of RWOD;

WHEREAS, the Stockholders constitute a majority-in-interest of the Company and, as of the date hereof, each Stockholder owns the number of shares of Company Stock set forth after its name on Exhibit A (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by each Stockholder prior to the termination of this Voting Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce RWOD to enter into the Business Combination Agreement, each Stockholder is executing and delivering this Voting Agreement to RWOD.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance its terms (whichever earlier, the “Expiration Time”), each Stockholder, in its capacity as a Stockholder of the Company, irrevocably agrees that, at any meeting of the Company’s stockholders related to the transactions contemplated by the Business Combination Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) (the “Transactions”) and/or in connection with any written consent of the Company’s stockholders related to the Transactions (all meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

(a)         when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)         vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of the Business Combination Agreement and the transactions contemplated thereby;

(c)         authorize and approve any amendment to the Company’s Governing Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

(b)       vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Voting Agreement.

Annex F-1

2. Restrictions on Transfer. Until the Expiration Time, each Stockholder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Voting Agreement in a form reasonably acceptable to RWOD. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Company Stock or other equity securities of Company are issued to any Stockholder after the date of this Voting Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by such Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any Company Stock or other equity securities of Company after the date of this Voting Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any Company Stock or other equity securities of Company after the date of this Voting Agreement (such Company Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by each such Stockholder shall be subject to the terms of this Voting Agreement to the same extent as if they constituted Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against RWOD, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Voting Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

5. Waiver. Each Stockholder hereby irrevocably and unconditionally (i) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law, and (ii) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s Organizational Documents.

6. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by RWOD or the Company to any Governmental Entity or to securityholders of RWOD) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Voting Agreement and, if deemed appropriate by RWOD or the Company, a copy of this Voting Agreement. Each Stockholder will promptly provide any information reasonably requested by RWOD or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Stockholder Representations: Each Stockholder represents and warrants to RWOD and the Company, as of the date hereof, that:

(a)         such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and the execution, delivery and performance of this Voting Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder;

(b)         this Voting Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Voting Agreement, this Voting Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(c)         the execution and delivery of this Voting Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not

Annex F-2

been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Voting Agreement;

(d)         there are no proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Voting Agreement;

(e)         no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Voting Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Stockholder or, to the knowledge of such Stockholder, by the Company;

(f)          such Stockholder has not entered into, and shall not enter into, any agreement that would prevent it from performing any of its obligations under this Voting Agreement;

(g)         such Stockholder has good title to its Shares, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted its Shares; and

(h)         the Shares listed opposite such Stockholder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by such Stockholder as of the date hereof, and none of its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Stockholder’s obligations pursuant to this Voting Agreement.

8. Entire Agreement; Amendment. This Voting Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Voting Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9. Assignment. No party hereto may, except as set forth herein, assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Voting Agreement shall be binding on each Stockholder, RWOD and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

10. Counterparts. This Voting Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11. Severability. This Voting Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Voting Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Voting Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12. Governing Law; Jurisdiction; Jury Trial Waiver; Remedies. Section 8.5, Section 8.15, Section 8.16 and Section 8.17 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Voting Agreement.

13. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Voting Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 8.4 of the Business Combination Agreement to the applicable party, with respect to the Company and RWOD, at the address set forth in Section 8.4 of the Business Combination Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

Annex F-3

14. Termination. This Voting Agreement shall terminate on the earlier of the Closing or the termination of the Business Combination Agreement. No such termination shall relieve any Stockholder, RWOD or the Company from any liability resulting from a breach of this Voting Agreement occurring prior to such termination.

15. Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Voting Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, RWOD and the Company and the Shares as so changed.

16. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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Annex F-4

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Annex F-5

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

ANEW MEDICAL, INC.
By:	/s/ Joseph Sinkule
Name:	Dr. Joseph Sinkule
Title:	Chief Executive Officer
Signature:	/s/ Joseph Sinkule
Name:	Joseph Sinkule
Signature:	/s/ Jon McGarity
Name:	Jon McGarity
Signature:	/s/ Shalom Hirschman
Name:	Shalom Hirschman
Signature:	/s/ Samuel Zentman
Name:	Samuel Zentman
Annex F-6

Annex G

ANEW MEDICAL, INC.
2023 Incentive Plan

____________________________

1.      PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.      SHARES SUBJECT TO THE PLAN.

2.1.   Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is [•] shares of common stock of the Company (the “Plan Shares”).

2.2.   Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 22.2 hereof.

2.3.   Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.   Automatic Plan Shares Increase. The number of Shares available for grant and issuance under the Plan will be increased on January 1 of each of the first ten (10) calendar years during the term of the Plan by the lesser of (a) five percent (5%) of the number of shares of all classes of the Company’s common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5.   ISO Limitation. No more than Shares will be issued pursuant to the exercise of ISOs granted under the Plan.

2.6.   Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

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3.      ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors, and Non-Employee Directors, provided that such Consultants, Directors, and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.      ADMINISTRATION.

4.1.   Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms, and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)     construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c)     select persons to receive Awards;

(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)     determine the number of Shares or other consideration subject to Awards;

(f)     determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;

(h)    grant waivers of Plan or Award conditions;

(i)     determine the vesting, exercisability, and payment of Awards;

(j)     correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)    determine whether an Award has been vested and/or earned;

(l)     determine the terms and conditions of any, and to institute any Exchange Program;

(m)   reduce or modify any criteria with respect to Performance Factors;

(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;

(o)    adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)     exercise discretion with respect to Performance Awards;

(q)    make all other determinations necessary or advisable for the administration of this Plan; and

(r)     delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

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4.2.    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.   Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.4.   Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.5 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.      OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.   Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.   Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.   Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

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5.4.   Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.    Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)     Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)      Cause. Unless as otherwise determined by the Committee, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

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5.7.   Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.   Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.   Modification, Extension or Renewal. The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed, or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.      RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.   Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.   Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.   Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.   Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

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7.      STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.   Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.   Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.   Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.      STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1.   Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR, (b) the Exercise Price and the time or times during which the SAR may be settled, (c) the consideration to be distributed on settlement of the SAR, and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.   Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date, provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

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8.4.   Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.       RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.1.   Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.   Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.    PERFORMANCE AWARDS.

10.1. Types of Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary, or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement.

(a)     Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

(b)    Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)     Cash-Settled Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

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10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.    CASH AWARDS. A Cash Award (“Cash Award”) is an award that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Factors.

12.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)     by cancellation of indebtedness of the Company to the Participant;

(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)     by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)     by any combination of the foregoing; or

(f)     by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

13.     GRANTS TO NON-EMPLOYEE DIRECTORS.

13.1. General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed Five Hundred Thousand Dollars ($500,000) in value (as described below) in any calendar year, increased to Seven Hundred and Fifty Thousand Dollars ($750,000) in value (as described below) in the calendar year of his or her initial services as a Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 13.1.

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13.2. Eligibility. Awards pursuant to this Section 13 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.3.  Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.4. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 13.4 will be filed with the Company on the form prescribed by the Company.

14.    WITHHOLDING TAXES.

14.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

14.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

15.    TRANSFERABILITY.

15.1. Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

16.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an

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applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16.2  Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19.    EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling

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of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21.     NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s employment or other relationship at any time.

22.    CORPORATE TRANSACTIONS.

22.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed, converted, replaced, or substituted by the successor corporation, which assumption, conversion, replacement or substitution will be binding on all Participants. In the event of a substitution, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all Shares or cash subject to such Awards (and any applicable right of repurchase shall fully lapse) immediately prior to the Corporate Transaction and all such Awards shall expire on such Corporate Transaction at such time and on such conditions as the Board will determine. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Participant’s Award will, if exercisable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not all be treated in the same manner in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant.

22.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

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25.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval, provided further that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

26.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.    INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

28.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

29.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

29.1. “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

29.2. “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.

29.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

29.4. “Board” means the Board of Directors of the Company.

29.5. “Cash Award” means an award as defined in Section 11 and granted under the Plan.

29.6. “Cause” means a determination by the Company that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (ii) unauthorized disclosure or use of the Company’s confidential or proprietary information, (iii) misappropriation of a business opportunity of the Company, (iv) materially aiding Company competitor, (v) a felony conviction, (vi) failure or refusal to attend to the duties or obligations of the Participant’s position (vii) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (viii) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant. This definition does not in any way limit the

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Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 21 above. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 29.6.

29.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

29.8. “Committee” means the Compensation Committee of the Board, or the Board if there is no Compensation Committee or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

29.9. “Common Stock” means the common stock of the Company.

29.10. “Company” means Ultimax Digital, Inc., a Delaware corporation, or any successor corporation.

29.11. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

29.12. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

29.13. “Director” means a member of the Board.

29.14. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

29.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends in amounts equal equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

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29.16. “Effective Date” means the day the Plan is approved by the Company’s stockholders.

29.17. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

29.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

29.19. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

29.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

29.21. “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(a)      if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c)     by the Board or the Committee in good faith.

29.22. “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

29.24. “IRS” means the United States Internal Revenue Service.

29.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

29.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

29.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.28. “Participant” means a person who holds an Award under this Plan.

29.29. “Performance Award” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (a) profit before tax; (b) revenue; (c) net revenue; (d) earnings; (e) operating income (f) operating margin; (g) operating profit; (h) controllable operating profit or net operating profit; (i) net profit; (j) gross margin; (k) operating expenses or operating expenses as a percentage of revenue; (l) net income; (m) earnings per share; (n) total stockholder return; (o) market share; (p) return on assets or net assets; (q) the Company’s stock price; (r) growth in market capitalization or enterprise value; (s) return on equity; (t) cash flow (including free cash flow or operating cash flows); (u) individual confidential business objectives; (v) contract awards or backlog; (w) strategic plan development and implementation; (x) improvement in workforce diversity; (y) new product invention or innovation; (z) attainment of research and development milestones; (aa) completion of a stock or debt offering; (bb) completion of an identified

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special project; (cc) completion of a joint venture or other corporate transaction; and (dd) any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

29.31. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

29.32. “Performance Share” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.33. “Performance Unit” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.34. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

29.35. “Plan” means this Ultimax Digital, Inc., 2020 Equity Incentive Plan.

29.36. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

29.37. “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.

29.38. “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

29.39. “SEC” means the United States Securities and Exchange Commission.

29.40. “Securities Act” means the United States Securities Act of 1933, as amended.

29.41. “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary, or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to

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a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

29.42. “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

29.43. “Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.

29.44. “Stock Bonus” means an Award defined in Section 7 and granted under the Plan.

29.45. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.46. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

29.47. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Annex G-16

Annex H

FORM OF PROXY CARD

REDWOODS ACQUISITION CORP.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [__________], 2023: The Proxy Statement is available at [____________________]

The undersigned hereby appoints Jiande Chen as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Redwoods Acquisition Corp. (the “Company”), to be held via virtual meeting as described in the Proxy Statement on [__________], 2023 at [_] a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [__________], 2023 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.      PROPOSAL 1. BUSINESS COMBINATION PROPOSAL — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus.

For ☐ Against ☐ Abstain ☐

2.      PROPOSAL 2. CHARTER PROPOSAL — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Redwoods in the form attached to the accompanying proxy statement/prospectus as Annex B.

For ☐ Against ☐ Abstain ☐

3.      PROPOSAL 3. GOVERNANCE PROPOSAL — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission requirements.

For ☐ Against ☐ Abstain ☐

4.      PROPOSAL 4. INCENTIVE PLAN PROPOSAL — To approve and adopt the ANEW MEDICAL, INC. 2023 Stock Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder.

For ☐ Against ☐ Abstain ☐

5.      PROPOSAL 5. DIRECTOR ELECTION PROPOSAL — To consider and vote upon a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Business Combination Agreement.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
1) [_] 2) [_] 3) [_] 4) [_] 5) [_]

Annex H-1

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below:

––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

6.      PROPOSAL 6. NASDAQ PROPOSAL — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Redwood Common Stock and the resulting change in control in connection with the Transactions.

For ☐ Against ☐ Abstain ☐

7.      PROPOSAL 7. ADJOURNMENT — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:___________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

Annex H-2

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Officers and Directors

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Current Company Certificate. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 21.     Exhibits and Financial Statement Schedules

(a)     Exhibits.

See the accompanying Exhibit Index for the list of Exhibits beginning on page II-4 of this registration statement, which list of Exhibits is incorporated herein by reference.

Item 22.     Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, Each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchasers, Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, Each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, Each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1)    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, Each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Business Combination Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. (included as Annex A to this proxy statement/ prospectus).±
2.2

Amendment No.1 to Business Combination Agreement, dated November 4, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. (included as Annex AA to this proxy statement/ prospectus)

3.1	Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).
3.2	Bylaws of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.4 filed with Redwoods’ registration statement on Form S-1 filed by the Registrant on March 10, 2022).
3.3	Form of Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (included as Annex B to this proxy statement/prospectus).
3.4	Form of Amended and Restated Bylaws of Redwoods Acquisition Corp. (included as Annex C to this proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).
4.2	Specimen Class A Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).
4.4

Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

5.1	Form of legal opinion of Loeb & Loeb LLP.
8.1	Tax Opinion of Cyruli Shanks & Zizmor, LLP.*
10.1	Lock-Up Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp. and the other parties named therein (included as Annex D to this proxy statement/prospectus).
10.2

Sponsor Support Agreement, dated as of December 29, 2023, by and among Redwoods Acquisition Corp., Redwoods Capital LLC, and other parties thereto (included as Annex E to this proxy statement/prospectus).

10.3

Voting and Support Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL, INC. and the other parties named therein (included as Annex F to this proxy statement/prospectus).

10.4	ANEW MEDICAL, INC. 2023 Stock Incentive Plan (included as Annex G to this proxy statement/prospectus).
10.5

Registration Rights Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., certain stockholders of ANEW MEDICAL, INC. and the Founder Holders (incorporated by reference to Exhibit 10.3 to Redwoods’ Current Report on Form 8-K filed with the SEC on June 5, 2023).

10.6

Letter Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.7

Investment Management Trust Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.8

Registration Rights Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and certain security holders named therein (incorporated by reference to Exhibit 10.4 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.9

Administrative Support Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and the Sponsor (incorporated by reference to Exhibit 10.8 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.10

Indemnity Agreements, Each dated as of March 30, 2022, by and between the Registrant and Each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.7 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

Exhibit No.	Description
10.11

Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.12

Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.13	Sponsored Research Agreement with Universitat Autònoma de Barcelona.
10.14

Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the cognition and Alzheimer’s related inventions covered by USPTO Application No.: 15/777,456.

10.15	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the neuromuscular related inventions covered by USPTO Application No.: 18/299,989.
10.16	Non-exclusive license with University of Heidelberg, Germany for the myotropic AAV capsids related inventions covered by USPTO Application No. 17/051,123.
10.17	Exclusive license agreement and exclusive license and manufacturing agreement in licensed territories with Reliance Life Science Private Limited.
10.18

Exclusive sublicense license agreement with Teleost Biopharmaceuticals, LLC (AZ) for the melanocortins related technologies covered by US Patent 9,441,013, US Patent 10,329,326, US Patent 9,290,539, US Patent 9,539,301 and European Patent 3,177,737.

14	Code of Ethics of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 14 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.2	Consent of Marcum LLP.
23.3	Consent of Friedman LLP.
23.4	Consent of BF Borgers CPA PC, independent registered public accounting firm to ANEW.
23.5	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 8.1).*
24.1	Power of Attorney (previously filed).
99.1	Consent of Edward Cong Wang to be named as a director nominee.
99.2	Consent of Shalom Hirschman to be named as a director nominee.
99.3	Consent of Jon McGarity to be named as a director nominee.
99.4	Consent of Samuel Zentman to be named as a director nominee.
99.5	Consent of Joseph Sinkule to be named as a director nominee.
107	Filing Fee Calculation Table.**
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

*        To be filed by amendment

**      Previously filed.

±        Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2024.

REDWOODS ACQUISITION CORP.
By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jiande Chen	Chief Executive Officer and Chairman of the Board	February 1, 2024
Jiande Chen
/s/ Edward Cong Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2024
Edward Cong Wang
/s/ Raymond J. Gibbs*	Director	February 1, 2024
Raymond J. Gibbs
/s/ Wei Kwang Ng*	Director	February 1, 2024
Wei Kwang Ng
/s/ Hong Li*	Director	February 1, 2024
Hong Li
*By:	/s/ Edward Cong Wang
Edward Cong Wang, attorney in fact